Exhibit 10.1

CREDIT AGREEMENT

dated as of September 21, 2007,

among

SPX CORPORATION,

The Foreign Subsidiary Borrowers Party Hereto,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent,

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

as Foreign Trade Facility Agent,

JPMORGAN CHASE BANK, N.A,

as Syndication Agent

and

CITIBANK, N.A.

and

THE BANK OF NOVA SCOTIA,

as Co-Documentation Agents

BANC OF AMERICA SECURITIES LLC,

and

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

as Joint Lead Arrangers

BANC OF AMERICA SECURITIES LLC,

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

and

J.P. MORGAN SECURITIES INC.,

as Joint Book Managers

i

SCHEDULES:

1.1A	Commitments
1.1B	Material Subsidiaries
1.1C	Foreign Credit Instrument Requirements
1.1D	Additional Currencies
2.5	Existing Letters of Credit
2.6(a)	Existing Foreign Credit Instruments
2.6(g)	Obligations of Foreign Issuing Lenders
2.6(k)	Procedures for Release of Foreign Credit Instruments
2.6(m)	Form of Agreement for Joint Signature Foreign Credit Instruments
2.6(r)	Reports
2.23	Foreign Subsidiary Borrowers
3.4	Disclosed Matters
3.12	Subsidiaries
3.16	UCC Filing Jurisdictions
6.2	Existing Indebtedness
6.3	Existing Liens
6.5	Existing Investments
6.11	Existing Restrictions

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Closing Certificate
C	Form of Assignment and Assumption
D	Form of Exemption Certificate
E	Form of Borrowing Subsidiary Agreement
F	Form of Borrowing Subsidiary Termination
G	Form of Incremental Facility Activation Notice
H	Form of New Lender Supplement
I	Form of Utilization Request
J	Form of Domestic Revolving Note
K	Form of Global Revolving Note
L	Form of Swingline Note
M	Form of Term Note
N	Form of Compliance Certificate
O	Form of Foreign Issuing Lender Joinder Agreement

v

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of September 21, 2007, among SPX CORPORATION, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers (as hereinafter defined) party hereto, the Lenders party hereto, DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent, and BANK OF AMERICA, N.A., as Administrative Agent.

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.            Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act”:  as defined in Section 9.15.

“Additional Commitment Lender”:  as defined in Section 2.6(b)(iii).

“Additional Foreign Issuing Lender”:  as defined in Section 2.6(b)(iv).

“Adjusted LIBO Rate”:  with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the LIBO Reserve Percentage.

“Administrative Agent”:  Bank of America, in its capacity as administrative agent for the Lenders hereunder; it being understood that matters concerning Foreign Credit Instruments will be administered by Deutsche Bank (the “Foreign Trade Facility Agent”) and therefore all notices concerning such Foreign Credit Instruments will be required to be given at the Foreign Trade Administrative Office.

“Administrative Agent’s Office”:  with respect to any currency, the Administrative Agent’s address as set forth in Section 9.1(b) with respect to such currency or such other address with respect to such currency as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.

“Administrative Questionnaire”:  an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Payment Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of customers of the Parent Borrower or any of its Subsidiaries for the purpose of securing the obligation to refund advance payments made by such customers in the case contractual obligations vis-à-vis such customers are not fulfilled.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Parties”:  as defined in Section 9.1.

“Agents”:  the Administrative Agent and the Foreign Trade Facility Agent, and “Agent” means any one of them.

“Agreement”:  this Credit Agreement.

“Alternate Base Rate”:  for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 0.50% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Alternative Currency”:  each of Euro, Sterling, each of the currencies of the countries specified on Schedule 1.1D and any currency that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market; provided that such currency is reasonably acceptable to the Administrative Agent and the applicable Issuing Lender.

“Alternative Currency LC Exposure”:  at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of obligations under all Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time.

“Alternative Currency Letter of Credit”:  a Letter of Credit denominated in an Alternative Currency.

“Applicable Percentage”:  with respect to any Lender, (a) with respect to such Lender’s Domestic Revolving Commitment at any time, the percentage of the total Domestic Revolving Commitments represented by such Lender’s Domestic Revolving Commitment, (b) with respect to such Lender’s Global Revolving Commitment at any time, the percentage of the total Global Revolving Commitments represented by such Lender’s Global Revolving Commitment and (c) with respect to such Lender’s Foreign Credit Commitment at any time, the percentage of the total Foreign Credit Commitments represented by such Lender’s Foreign Credit Commitment.  If (x) the Domestic Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Domestic Revolving Commitments most recently in effect, giving effect to any assignments, (y) the Global Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Global Revolving Commitments most recently in effect, giving effect to any assignments or (z) the Foreign Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Foreign Credit Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate”:  (a) with respect to any Loans (other than Incremental Term Loans), Domestic Revolving Commitment Fees, Global Revolving Commitment Fees, Letter of Credit Fees, Foreign Credit

Instrument Fees and Foreign Credit Commitment Fees for any day, the applicable rate per annum set forth below in the applicable grid, based upon the Consolidated Leverage Ratio as of the most recent Determination Date:

Pricing Tier	Consolidated Leverage Ratio	Domestic Revolving Commitment Fee	Global Revolving Commitment Fee	Letter of Credit Fee	Foreign Credit Commitment Fee	Foreign Credit Instrument Fee	LIBO Rate Loans	ABR Loans
1	< 1.0 to 1.0	0.175%	0.175%	0.875%	0.175%	0.65625%	0.875%	0.00%
2	> 1.0 to 1.0 but < 1.5 to 1.0	0.20%	0.20%	1.00%	0.20%	0.75%	1.00%	0.00%
3	> 1.5 to 1.0 but < 2.0 to 1.0	0.25%	0.25%	1.25%	0.25%	0.9375%	1.25%	0.25%
4	> 2.0 to 1.0 but < 3.0 to 1.0	0.30%	0.30%	1.50%	0.30%	1.125%	1.50%	0.50%
5	> 3.0 to 1.0	0.35%	0.35%	1.75%	0.35%	1.3125%	1.75%	0.75%

and (b) for Incremental Term Loans, such per annum rates as shall be agreed to by the Parent Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Facility Activation Notice; provided that, at the time of the making of any Incremental Term Loans, the Applicable Rate for the other Term Loans shall automatically be increased if and to the extent required by Section 2.1(b).

For purposes of the foregoing, (a) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower’s fiscal year based upon the Parent Borrower’s consolidated financial statements delivered pursuant to Section 5.1(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (i) Pricing Tier 5 shall apply at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders, if a Compliance Certificate is not delivered when due in accordance with Section 5.1(a) or (b), Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.1(a) or (b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate in effect from the Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 5.1(b) for the fiscal quarter ending September 30, 2007 shall be determined based upon Pricing Tier 2.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.15(f).

“Applicable Time”:  with respect to any borrowings and payments in any Qualified Global Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”:  any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Swap”:  the exchange by the Parent Borrower or a Subsidiary of any portion of its assets for other assets which, or Capital Stock of a Person all or substantially all of the assets of which, are of a type used in the business of the Parent Borrower or in a related business, or a combination of any such assets or Capital Stock of such a Person and cash or Permitted Investments; provided that in the case of any such exchange involving the exchange of assets having an aggregate fair market value in excess of $100,000,000, either (a) the board of directors of the Parent Borrower or (b) the chief financial officer of the Parent Borrower shall have determined in good faith that the aggregate fair market value of the assets and other consideration received in connection therewith shall at least equal the aggregate fair market value of the assets so exchanged.

“Assignee Group”:  two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.4(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Attributable Debt”:  in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the Parent Borrower or the relevant Subsidiary, as lessee, for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bank of America”:  Bank of America, N.A. and its successors.

“BAS”:  Banc of America Securities LLC, in its capacity as joint lead arranger and joint book manager.

“Board”:  the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials”: as defined in Section 5.1.

“Borrowers”:  the collective reference to the Parent Borrower and the Foreign Subsidiary Borrowers.

“Borrowing”:  (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request”:  a request by the relevant Borrower for a Borrowing in accordance with Section 2.3.

“Borrowing Subsidiary Agreement”:  a Borrowing Subsidiary Agreement, substantially in the form of Exhibit E.

“Borrowing Subsidiary Termination”:  a Borrowing Subsidiary Termination, substantially in the form of Exhibit F.

“Business Day”:  any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or (except in the case of Dollar-denominated Loans) London are authorized or required by law to remain closed; provided that (a) with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurocurrency Loans, such day is also a day on which banks are open for general business in the principal financial center of the country of the relevant currency, (b) with respect to notices and determinations in connection with, and payments of principal and interest on, Loans denominated in Euros, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is open for settlement of payment in Euros, (c) with respect to the issuance of any Foreign Credit Instrument by a Foreign Issuing Lender, such day is also a day on which banks are open for general business at the Foreign Trade Administrative Office and the Lending Office of such Foreign Issuing Lender, (d) with respect to any Utilization Reduction Notice given by a Foreign Issuing Lender, such day is also a day on which banks are open for general business at the Lending Office of such Foreign Issuing Lender, (e) with respect to any calculation of the Dollar Equivalent pursuant to Section 2.6(n), the distribution of reports pursuant to Section 2.6(r) and the determination of a Rebasing Date, such day is also a day on which banks are open for general business at the Foreign Trade Administrative Office and (f) in all other cases with respect to the Foreign Trade Facility, such day is also a day on which banks are open for general business in Düsseldorf.

“Calculation Date”:  two Business Days prior to the last Business Day of each calendar quarter; provided that each date that is on or about the date of any borrowing request or rollover request with respect to any Qualified Global Currency Loan or of any issuance or maturity extension of a Letter of Credit denominated in an Alternative Currency shall also be a “Calculation Date” with respect to the relevant Qualified Global Currency or Alternative Currency, as the case may be.

“Capital Lease Obligations”:  with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock”:  shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Cash Cover”:  as defined in Section 2.6(o)(iv).

“Change in Law”:  (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender, Issuing Lender or Foreign Issuing Lender (or, for purposes of Section 2.17(b), by any lending office of such Lender, Issuing Lender or Foreign Issuing Lender or by such Person’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Change of Control”:  (a) the acquisition of ownership, directly or indirectly, beneficially, by any “person” or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Parent Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (i) nominated by the board of directors of the Parent Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a “Change of Control” (or any comparable concept) as defined in any Subordinated Debt Documents or any Other Permitted Debt Documents.

“Chinese Loan Facility”:  a working capital facility provided to certain Chinese Subsidiaries of the Parent Borrower by one or more lenders.

“Class”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans, Global Revolving Loans, Initial Term Loans, Incremental Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment, a Global Revolving Commitment, a Foreign Credit Instrument Issuing Commitment, Foreign Credit Commitment or a Term Loan Commitment.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Date”:  each date on which, pursuant to Section 5.1, the Parent Borrower delivers annual financial statements in respect of its fiscal year or quarterly financial statements in respect of the second quarter of its fiscal year.

“Commercial Lifetime”:  with respect to any Foreign Credit Instrument that does not provide for a specific expiration date, the period from the date of issuance thereof until the expected maturity of such Foreign Credit Instrument as indicated by the relevant Borrower in its reasonable discretion in the relevant Utilization Request determined on the basis of the lifetime of the underlying obligations.

“Commitment”:  a Domestic Revolving Commitment, a Global Revolving Commitment, a Term Loan Commitment, a Foreign Credit Instrument Issuing Commitment, a Foreign Credit Commitment or any combination thereof (as the context requires).

“Compliance Certificate”:  as defined in Section 5.1(c).

“Consideration”:  in connection with any acquisition or Investment, the consideration paid by the Parent Borrower or any of its Subsidiaries in connection therewith (including consideration in the form of issuance of Capital Stock of the Parent Borrower or any Subsidiary and assumption of Indebtedness but excluding, for the purposes of any calculation made pursuant to Section 6.5, consideration in the form of issuance of Capital Stock of the Parent Borrower).

“Consolidated EBITDA”:  for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other premiums, fees and charges associated with Indebtedness or any Qualified Receivables Transaction, whether in connection with the Incurrence, prepayment, redemption, termination or wind-down thereof or otherwise associated with Indebtedness or any Qualified Receivables Transaction (including the Loans, Foreign Credit Instruments, letters of credit, bankers’ acceptances and net costs under Hedging Agreements), (c) depreciation and amortization expense, (d) amortization or write-off of intangibles (including goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or non-cash losses; provided that in the event that the Parent Borrower or any Subsidiary makes any cash payment in respect of any such extraordinary or non-recurring non-cash expense, such cash payment shall be deducted from Consolidated EBITDA in the period in which such cash payment is made, (f) losses on Dispositions of assets outside of the ordinary course of business, (g) extraordinary or non-recurring cash charges resulting from restructuring, severance, plant-closings, integration and other non-recurring events; provided that the amounts referred to in this clause (g) reported in any fiscal period ending after the Effective Date shall not, in the aggregate during the term of this Agreement, exceed $60,000,000 on an after-tax basis, and (h) non-cash compensation expenses, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), and minus, to the extent included in the statement of such Consolidated Net Income for such period, (a) any extraordinary or non-recurring non-cash income or non-cash gains and (b) gains on Dispositions of assets outside of the ordinary course of business, all as determined on a consolidated basis; provided that in determining Consolidated EBITDA for such period, the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio or the Consolidated Interest Coverage Ratio, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Parent Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available), without giving effect (unless permitted for pro forma financial statements prepared in accordance with Regulation S-X) to cost savings.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person and (b) involves Consideration in excess of $25,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (a) involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary and (b) yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $25,000,000.

“Consolidated Interest Coverage Ratio”:  for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense”:  for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Parent Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to Foreign Credit Instruments, letters of credit and bankers’ acceptance financing and net cash costs or net cash income under Hedging Agreements in respect of such Indebtedness to the extent such net cash costs or net cash income, as the case may be, are allocable to such period in accordance with GAAP), (b) total dividend payments made by the Parent Borrower or any of its Subsidiaries to any Person (other than the Parent Borrower or any Wholly Owned Subsidiary Guarantor) during such period in respect of preferred Capital Stock and (c) to the extent not otherwise included in “interest expense” (or any like caption) on a consolidated income statement of the Parent Borrower and its Subsidiaries for such period, any other discounts, fees and expenses comparable to or in the nature of interest under any Qualified Receivables Transaction; provided that, notwithstanding the foregoing, in no event shall any of the following constitute “Consolidated Interest Expense”:  (i) premiums or fees paid by the Parent Borrower or its Subsidiaries in connection with the prepayment or redemption of Indebtedness or (ii) any net cash costs or any net cash income, as the case may be, of the Parent Borrower or its Subsidiaries in connection with termination or wind-down of any Hedging Agreement.

“Consolidated Leverage Ratio”:  as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Parent Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of the Parent Borrower) in which the Parent Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent Borrower or such Subsidiary in the form of dividends or similar distributions; provided further that, solely for purposes of calculating Consolidated Net Income pursuant to clause (e)(i)(B)(II) of Section 6.8, there shall be excluded (i) (A) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Parent Borrower or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise Disposed of in the ordinary course of business, (B) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss) and (C) any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (ii) any extraordinary gain or loss, (iii) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application), (iv) any restructuring or special charges appearing on the face of the statement of operations of the Parent Borrower, (v) any non-cash compensation charges, or other non-cash expenses or charges, arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards and (vi) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions net of taxes.

“Consolidated Total Debt”:  at any date, the sum of (a) the aggregate principal amount of all Indebtedness of the Parent Borrower and its Subsidiaries at such date (excluding the face amount of undrawn letters of credit, whether or not issued under this Agreement, and other Foreign Credit Instruments), determined on a consolidated basis in accordance with GAAP, calculated net of the amount of cash and cash equivalents, in excess of $50,000,000, that would (in conformity with GAAP) be set forth on a consolidated balance sheet of the Parent Borrower and its Subsidiaries for such date, provided that, for purposes of Section 6.8(e), “Consolidated Total Debt” shall be calculated without netting such cash and cash equivalents, plus (b) without duplication of amounts included in clause (a) above, an amount equal to the aggregate amount of Receivables Transaction Attributed Indebtedness associated with any Qualified Receivables Transaction which is outstanding at such date.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Counter-Guarantee”:  (a) a customary standby letter of credit, bank guarantee or surety (each in compliance with the Mandatory Requirements) issued by a Foreign Issuing Lender as credit support for an Indirect Foreign Credit Instrument issued by an Indirect Foreign Issuing Lender or (b) a customary standby letter of credit, bank guarantee or surety (each in compliance with the Mandatory Requirements)  issued by a Foreign Issuing Lender as credit support for a standby letter of credit, bank guarantee or surety issued by another financial institution.

“Daily Report”:  as defined in Section 2.6(r).

“DB Direct Internet Agreement”:  the db direct internet agreement, dated November 15, 2005, between the Parent Borrower and the Foreign Trade Facility Agent regarding the use of the db-direct internet communication facility, as such agreement may be amended, modified or otherwise supplemented from time to time.

“Default”:  any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default (including, in any event, a “Default” under and as defined in the Senior Note Indenture, any Subordinated Debt Documents or any Other Permitted Debt Documents).

“Determination Date”:  each date that is two Business Days after any Calculation Date.

“Deutsche Bank”:  Deutsche Bank AG Deutschlandgeschäft Branch and its successors.

“Deutsche Bank Fee Letter”:  the letter agreement, dated as of August 28, 2007 among the Parent Borrower, Deutsche Bank and Deutsche Bank AG New York Branch, as amended.

“Disclosed Matters”:  the matters disclosed in Schedule 3.4.

“Dispensable Requirements”:  the requirements under Part B of Schedule 1.1C.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  “Dispose” and “Disposed of” have meanings correlative thereto.

“Dollar Equivalent”:  on any date of determination, (a) for the purposes of determining compliance with Article VI or the existence of an Event of Default under Article VII (other than for the purpose of determining amounts outstanding hereunder, in which case clause (b) below shall govern), with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined in good faith by the Parent Borrower in a manner consistent with the way such amount is or would be reflected on the Parent Borrower’s audited consolidated financial statements for the fiscal year in which such determination is made, (b) with respect to any amount hereunder denominated in an Alternative Currency or a Qualified Global Currency, the amount of Dollars that may be purchased with such amount of such currency at the Exchange Rate (determined as of the most recent Calculation Date by the Administrative Agent) with respect to such currency, (c) with respect to the amount of any Foreign Credit Disbursement denominated in a Permitted Currency or in another currency permitted under Section 2.6(g)(vii), the amount of Dollars that are required to purchase such amount of such currency at the Exchange Rate (determined by the applicable Foreign Issuing Lender) with respect to such currency, and (d) with respect to any calculation hereunder by the Foreign Trade Facility Agent of the amount of Dollars equivalent to any amount denominated in another currency, the amount of Dollars calculated by the Foreign Trade Facility Agent in accordance with the applicable exchange rate provided in Section 2.6(n).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Revolving Availability Period”:  the period from and including the Effective Date to but excluding the earlier of the Domestic Revolving Maturity Date and the date of termination of the Domestic Revolving Commitments.

“Domestic Revolving Commitment”:  with respect to each Lender, the commitment, if any, of such Lender to make Domestic Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Lender’s Domestic Revolving Commitment as of the Effective Date is set forth on Schedule 1.1A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Domestic Revolving Commitment, as applicable.  The aggregate amount of the Domestic Revolving Commitments is FOUR HUNDRED MILLION DOLLARS ($400,000,000) as of the Effective Date.

“Domestic Revolving Commitment Fee”:  as defined in Section 2.14(a).

“Domestic Revolving Exposure”:  with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Domestic Revolving Loans, LC Exposure and Swingline Exposure at such time.

“Domestic Revolving Facility”:  as defined in the definition of Facility.

“Domestic Revolving Lender”:  a Lender with a Domestic Revolving Commitment or with Domestic Revolving Exposure.

“Domestic Revolving Loan”:  a Loan made pursuant to Section 2.1(a)(ii).

“Domestic Revolving Maturity Date”:  September 21, 2012.

“Domestic Revolving Note”: as defined in Section 2.10(d).

“Domestic Subsidiary”:  any Subsidiary other than a Foreign Subsidiary.

“Effective Date”:  the date on which the conditions precedent set forth in Section 4.1 shall be satisfied, which date is September 21, 2007.

“Eligible Assignee”:   any Person that meets the requirements to be an assignee under Section 9.4(b)(iv) and (v) (subject to such consents, if any, as may be required under Section 9.4(b)).

“Emerson JV”:  EGS LLC.

“EMU”:  Economic and Monetary Union as contemplated in the Treaty.

“Environmental Laws”:  all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability”:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”:  any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”:  (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro”:  the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty.

“Eurocurrency”:  when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default”:  as defined in Article VII.

“Excess Amount”:  as defined in Section 2.6(o)(i).

“Exchange Rate”:  on any day, (a) with respect to any Alternative Currency or Qualified Global Currency, the rate at which such Alternative Currency or Qualified Global Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the applicable Reuters World Spot Page, as determined by the Administrative Agent or (b) with respect to any Permitted Currency or other currency for a Foreign Credit Instrument permitted under Section 2.6(g)(vii), the rate at which such Permitted Currency or other currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. Düsseldorf, Germany time, on such day on the applicable Reuters World Spot Page, as determined by the applicable Foreign Issuing Lender.  In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent or the applicable Foreign Issuing Lender, in consultation with the Parent Borrower for such purpose or, at the discretion of the Administrative Agent or the applicable Foreign Issuing Lender, in consultation with the Parent Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent or the applicable Foreign Issuing Lender, in the market where its foreign currency exchange operations in respect of such Alternative Currency, Qualified Global Currency or Permitted Currency or other currency are then being conducted, at or about 11:00 a.m., local time, on such day for the purchase of the applicable Alternative Currency, Qualified Global Currency or Permitted Currency or other currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or the applicable Foreign Issuing Lender may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Taxes”:  with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of any Borrowing by the Parent Borrower or any Foreign Subsidiary Borrower (other than SPX Process Equipment Pty. Ltd., DBT Technologies (Proprietary) Limited and any Foreign Subsidiary Borrower that becomes a Borrower hereunder after the Effective Date), with respect to any Lender (other than an assignee pursuant to a request by a Borrower under Section 2.21(b)), any withholding tax imposed by the jurisdiction in which such Borrower is located that is (i) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (ii) attributable to such Lender’s failure to comply with Section 2.19(e) or 2.19(i), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.19(a) and (d) withholding taxes imposed other than (i) any withholding taxes with respect to SPX Process Equipment Pty. Ltd. and DBT Technologies (Proprietary) Limited excluded from clause (c) above, (ii) as a result of an addition of a Foreign Subsidiary Borrower after the Effective Date or (iii) as a result of a Change in Law (it being understood that for this purpose the term Change in Law shall not include final Treasury regulations under Section 1441 of the Code becoming effective).

“Existing Credit Agreement”:  the Credit Agreement dated as of November 18, 2005, as amended through the date hereof, among the Parent Borrower, the Foreign Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Foreign Credit Instruments”:  any outstanding standby letter of credit, bank guarantee, surety or other foreign credit instrument which is issued by a Foreign Issuing Lender and listed on Schedule 2.6(a).

“Existing Letters of Credit”:  as defined in Section 2.5(a).

“Extended Foreign Trade Maturity Date”:  as defined in Section 2.6(b)(i).

“Extension Acceptance Notice”:  as defined in Section 2.6(b)(i).

“Extension Date”:  as defined in Section 2.6(b)(i).

“Extension Notice”:  as defined in Section 2.6(b)(i).

“Face Amount”:  with respect to any Foreign Credit Instrument or Letter of Credit, the principal face amount of such Foreign Credit Instrument or Letter of Credit in Dollars or, as the case may be, any other currency in which such Foreign Credit Instrument or Letter of Credit has been issued, such amount representing the maximum liability of the applicable Foreign Issuing Lender under such Foreign Credit Instrument or the applicable Issuing Lender under such Letter of Credit which may only be increased by fees and interest payable with respect to the secured obligation if, and to the extent, so provided for under the terms of such Foreign Credit Instrument or such Letter of Credit.

“Facility”:  each of (a) the Term Loan Commitments and the Initial Term Loans made hereunder (the “Term Loan Facility”), (b) the Domestic Revolving Commitments and the Domestic Revolving Loans made hereunder (the “Domestic Revolving Facility”), (c) the Global Revolving Commitments and the Global Revolving Loans made hereunder (the “Global Revolving Facility”), (d) the Foreign Credit Instrument Issuing Commitments, the Foreign Credit Commitments, the Foreign Credit Instruments issued hereunder and the Existing Foreign Credit Instruments governed hereby (the “Foreign Trade Facility”) and (e) the Incremental Term Loans (the “Incremental Term Loan Facility”).

“Federal Funds Effective Rate”:  for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

“Fee Letter”:  the letter agreement, dated as of August 7, 2007 among the Parent Borrower, Bank of America and BAS.

“Financial Officer”:  the chief financial officer, principal accounting officer, treasurer or controller of the Parent Borrower.

“Foreign Credit Commitment”:  with respect to each Lender, the obligation of such Lender to purchase participations in each Foreign Credit Instrument hereunder, as such obligation may be changed from time to time pursuant to this Agreement.  The amount of each Lender’s Foreign Credit Commitment as of the Effective Date is set forth on Schedule 1.1A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Foreign Credit Commitment, as applicable.  The aggregate amount of the Foreign Credit Commitments is NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000) as of the Effective Date.

“Foreign Credit Commitment Fee”:  as defined in Section 2.6(p)(i).

“Foreign Credit Disbursement”:  as defined in Section 2.6(h)(i).

“Foreign Credit Fronting Fee”:  as defined in Section 2.6(p)(iii).

“Foreign Credit Handling Fee”:  as defined in Section 2.6(p)(iv).

“Foreign Credit Instrument”:  a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a General Purpose Guarantee, a Counter-Guarantee or an Existing Foreign Credit Instrument.

“Foreign Credit Instrument Fee”:  as defined in Section 2.6(p)(ii).

“Foreign Credit Instrument Issuing Commitment”:  with respect to each Foreign Issuing Lender, the commitment of such Foreign Issuing Lender to issue Foreign Credit Instruments, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Foreign Issuing Lender’s Foreign Credit Instrument Issuing Commitment as of the Effective Date is set forth on Schedule 1.1A.  The aggregate principal amount of the Foreign Credit Instrument Issuing Commitments as of the Effective Date is NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000).

“Foreign Credit Instrument Requirements”:  the Dispensable Requirements and the Mandatory Requirements.

“Foreign Credit Instrument Termination Date”:  as defined in Section 2.6(k)(i).

“Foreign Credit Reimbursement Obligation”:  the obligation of each relevant Borrower to reimburse the relevant Foreign Issuing Lender pursuant to Section 2.6(h) for Foreign Credit Disbursements.

“Foreign Issuing Lender”:  (a) a Lender with a Foreign Credit Instrument Issuing Commitment or with Foreign Trade Exposure, (b) a Person that has had its Foreign Credit Instrument Issuing Commitment terminated at the election of the Parent Borrower pursuant to the terms of Section 2.6(b)(i) but that has issued prior to such termination Foreign Credit Instruments and/or Joint Signature Foreign Credit Instruments pursuant to Section 2.6 that continue to remain outstanding following such termination (for which it has not received a Counter Guarantee at the election of the Parent Borrower in its sole discretion as credit support for such Foreign Credit Instruments and/or Joint Signature Foreign Credit Instruments) and (c) with respect to those Existing Foreign Credit Instruments set forth in Part B of Schedule 2.6(a), the Lender designated as the issuer of any such Existing Foreign Credit Instrument on such Schedule 2.6(a).

“Foreign Issuing Lender Joinder Agreement”:  a joinder agreement, substantially in the form of Exhibit O, executed and delivered in accordance with the provisions of Section 2.6(t).

“Foreign Subsidiary”:  any Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Borrower”:  (a) with respect to the Global Revolving Facility, any Foreign Subsidiary of the Parent Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.23(a) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section and (b) with respect to the Foreign Trade Facility, any Foreign Subsidiary of the Parent Borrower designated as a Foreign Subsidiary Borrower by the Parent Borrower pursuant to Section 2.23(b) that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.  Part A of Schedule 2.23 sets forth a list of the Foreign Subsidiary Borrowers under the Global Revolving Facility as of the Effective Date, and Part B of Schedule 2.23 sets forth a list of the Foreign Subsidiary Borrowers under the Foreign Trade Facility as of the Effective Date.

“Foreign Subsidiary Holdco”:  any Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.

“Foreign Subsidiary Opinion”:  with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent) and the Lenders in form and substance reasonably satisfactory to the Administrative Agent (and, with respect to any Foreign Subsidiary Borrower under the Foreign Trade Facility, the Foreign Trade Facility Agent).

“Foreign Trade Administrative Office”:  the office of the Foreign Trade Facility Agent located at Trade Center, Königsalle 45 – 47, 40212 Düsseldorf, Germany, or such other office as may be designated by the Foreign Trade Facility Agent by written notice to the Parent Borrower, the Administrative Agent and the Lenders.

“Foreign Trade Exposure”:  with respect to any Foreign Issuing Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of such Foreign Issuing Lender’s obligations in respect of all Foreign Credit Instruments issued by it at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Foreign Credit Disbursements made by such Foreign Issuing Lender that have not yet been reimbursed by or on behalf of the relevant Borrower at such time.

“Foreign Trade Facility”:  as defined in the definition of Facility.

“Foreign Trade Facility Agent”:  as defined in the definition of Administrative Agent.

“Foreign Trade Maturity Date”:  September 21, 2012, as such date may be extended pursuant to Section 2.6(b).

“Fund”:  any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP”:  generally accepted accounting principles in the United States of America.

“General Purpose Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender for the purpose of supporting any obligations of the Parent Borrower or any of its Subsidiaries, other than (a) Advance Payment Guarantees, (b) Warranty Guarantees, (c) Performance Guarantees, (d) Tender Guarantees and (e) any other customary standby letter of credit, bank guarantee or surety issued to secure obligations which are recognized as Indebtedness, save customs guarantees, guarantees for rental payments and for the benefit of tax authorities and guarantees used as collateral in connection with court proceedings.

“Global Revolving Availability Period”:  the period from and including the Effective Date to but excluding the earlier of the Global Revolving Maturity Date and the date of termination of the Global Revolving Commitments.

“Global Revolving Commitment”:  with respect to each Lender, the commitment, if any, of such Lender to make Global Revolving Loans hereunder, as such commitment may be changed from time to time pursuant to this Agreement.  The amount of each Lender’s Global Revolving Commitment as of the Effective Date is set forth on Schedule 1.1A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Global Revolving Commitment, as applicable.  The aggregate amount of the Global Revolving Commitments is TWO HUNDRED MILLION DOLLARS ($200,000,000) as of the Effective Date.

“Global Revolving Commitment Fee”:  as defined in Section 2.14(a).

“Global Revolving Exposure”:  with respect to any Lender at any time, the sum of (a) the aggregate outstanding principal amount of such Lender’s Global Revolving Loans at such time that are denominated in Dollars plus (b) the Dollar Equivalent at such time of the aggregate outstanding principal amount of such Lender’s Global Revolving Loans at such time that are denominated in Qualified Global Currencies.

“Global Revolving Facility”:  as defined in the definition of Facility.

“Global Revolving Lender”:  a Lender with a Global Revolving Commitment or with Global Revolving Exposure.

“Global Revolving Loan”:  a Loan made pursuant to Section 2.1(a)(iii).

“Global Revolving Maturity Date”:  September 21, 2012.

“Global Revolving Note”: as defined in Section 2.10(d).

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any European central bank or other similar agency, authority or regulatory body), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee:  with respect to any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, supplier, purchaser or customer arrangements in the ordinary course of business, Standard Receivables Undertakings or “comfort” letters delivered to auditors in connection with statutory audits.

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement to be executed and delivered by the Parent Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, in substantially the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

“Hazardous Materials”:  all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic” pursuant to any Environmental Law.

“Hedging Agreement”:  any interest rate agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap or hedging arrangement or option.

“Incremental Facility Activation Notice”:  a notice substantially in the form of Exhibit G.

“Incremental Term Lenders”:  each Lender with an outstanding Incremental Term Loan.

“Incremental Term Loan Facility”:  as defined in the definition of Facility.

“Incremental Term Loan Maturity Date”:  with respect to the Incremental Term Loans to be made pursuant to any Incremental Facility Activation Notice, the maturity date specified in such Incremental Facility Activation Notice, which date shall be a date no earlier than the final maturity of the other Term Loans entered into prior to the delivery of such Incremental Facility Activation Notice.

“Incremental Term Loans”:  as defined in Section 2.1(b).

“Incur”:  as defined in Section 6.2.  “Incurrence” and “Incurred” shall have correlative meanings.

“Indebtedness”:  with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices), (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than (i) current trade payables or liabilities for deferred payment for services to employees and former employees, in each case Incurred in the ordinary course of business and payable in accordance with customary practices and (ii) unsecured Payables Programs in respect of current trade payables Incurred in the ordinary course of business, so long as the aggregate amount at any time outstanding that is owed in respect of such Payables Programs does not exceed an amount equal to the current trade payables so financed plus interest (or equivalent), yield, indemnities, fees and expenses in connection therewith), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all preferred and/or redeemable Capital Stock of any Subsidiary of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the latest maturity date for Loans hereunder, (k) Receivables Transaction Attributed Indebtedness and (l) solely for the purposes of Section 6.2, all obligations of such Person in respect of Hedging Agreements.  The Indebtedness of any Person (i) shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude customer deposits in the ordinary course of business.

“Indemnified Taxes”:  Taxes other than Excluded Taxes.

“Indemnitees”:  as defined in Section 9.3(b).

“Indirect Foreign Credit Instrument”:  as defined in Section 2.6(g)(iv).

“Indirect Foreign Issuing Lender”:  as defined in Section 2.6(g)(iv).

“Information”:  as defined in Section 9.11.

“Information Memorandum”:  the Confidential Information Memorandum, dated August 14, 2007, relating to the Parent Borrower and the Facilities.

“Initial Term Loan”:  a Loan made pursuant to Section 2.1(a)(i).

“Initial Term Loan Lender”:  a Lender with a Term Loan Commitment or with an outstanding Initial Term Loan.

“Interest Election Request”:  a request by the relevant Borrower to convert or continue Borrowing of Domestic Revolving Loans or Global Revolving Loans or Term Loan Borrowing in accordance with Section 2.8.

“Interest Payment Date”:  (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Domestic Revolving Maturity Date, the Global Revolving Maturity Date or the Term Loan Maturity Date, as applicable; and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and the Domestic Revolving Maturity Date, the Global Revolving Maturity Date or the Term Loan Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period”:  with respect to any LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Parent Borrower in its Borrowing Request, or nine or twelve months thereafter, as requested by the Parent Borrower and consented to by all of the Lenders, provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing;

(c)           no Interest Period with respect to any Global Revolving Loan shall extend beyond the Global Revolving Maturity Date;

(d)           no Interest Period with respect to any Domestic Revolving Loan shall extend beyond the Domestic Revolving Maturity Date;

(e)           no Interest Period with respect to the Initial Term Loan shall extend beyond the Term Loan Maturity Date; and

(f)            no Interest Period with respect to the Incremental Term Loan shall extend beyond the Incremental Term Loan Maturity Date.

“Investments”:  as defined in Section 6.5.

“Issuing Lender”:  as the context may require, (a) Bank of America, with respect to Letters of Credit issued by it, (b) any other Domestic Revolving Lender that becomes an Issuing Lender pursuant to Section 2.5(1), with respect to Letters of Credit issued by it, and (c) any Domestic Revolving Lender that has issued an Existing Letter of Credit, with respect to such Existing Letter of Credit and, in each case its successors in such capacity as provided in Section 2.5(i).  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Foreign Issuing Lenders”:  as defined in Section 2.6(m)(i).

“Joint Foreign Trade Facility Agent”:  as defined in Section 2.6(m)(ii).

“Joint Signature Foreign Credit Instrument”:  a Foreign Credit Instrument issued by two or more Foreign Issuing Lenders acting as several debtors in accordance with Section 2.6(m).

“Judgment Currency”:  as defined in Section 9.14(a).

“Judgment Currency Conversion Rate”:  as defined in Section 9.14(a).

“Latest Notification Day”:  as defined in Section 2.6(g)(i).

“LC Disbursement”:  a payment made by the applicable Issuing Lender pursuant to a Letter of Credit.

“LC Exposure”:  at any time, the sum of (a) the aggregate outstanding amount of all Letters of Credit that are denominated in Dollars at such time plus (b) the aggregate principal amount of all LC Disbursements that are denominated in Dollars that have not yet been reimbursed by or on behalf of the relevant Borrower at such time plus (c) the Alternative Currency LC Exposure at such time.  The LC Exposure of any Domestic Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders”:  the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes each Domestic Revolving Lender, each Global Revolving Lender, each Incremental

Term Lender, the Swingline Lender, each Issuing Lender, each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender.

“Lending Office”:  with respect to any Foreign Issuing Lender, the office designated by such Foreign Issuing Lender by written notice to the Foreign Trade Facility Agent, the Administrative Agent and the relevant Borrower.

“Letter of Credit”:  any standby letter of credit (other than a Foreign Credit Instrument) issued pursuant to this Agreement, including the Existing Letters of Credit.

“LIBO Rate”:  for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum reasonably determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Reserve Percentage”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The LIBO Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the LIBO Reserve Percentage.

“Lien”:  with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan”:  any loan made by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents, each Note, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Fee Letter and the Deutsche Bank Fee Letter.

“Loan Parties”:  the Borrowers and the Subsidiary Guarantors.

“Mandatory Requirements”:  the requirements under Part A of Schedule 1.1C.

“Material Adverse Effect”:  a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness”:  Indebtedness (other than the Loans, Letters of Credit and Foreign Credit Instruments), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary”:  (a) any Subsidiary listed on Schedule 1.1B as a Material Subsidiary and (b) any other Subsidiary of the Parent Borrower created or acquired after the Effective Date that, together with its Subsidiaries, has aggregate assets (excluding assets that would be eliminated upon consolidation in accordance with GAAP), at the time of determination, in excess of $50,000,000.

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds”:  with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a casualty or a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) or to pay any other Contractual Obligation secured by such asset or otherwise subject to mandatory prepayment or repayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Borrower and the Subsidiaries (including all taxes paid in connection with the repatriation of the Net Proceeds of a Disposition), and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower).

“New Lender Supplement”:  a supplement substantially in the form of Exhibit H.

“Non-U.S. Lender”:  as defined in Section 2.19(e).

“Note” or “Notes”:   the Domestic Revolving Notes, the Global Revolving Notes, the Swingline Note and/or the Term Notes, individually or collectively, as appropriate.

“Notice Date”:  as defined in Section 2.6(b)(i).

“Obligation Currency”:  as defined in Section 9.14(a).

“Obligations”:  the collective reference to the unpaid principal of and interest (and premium, if any) on the Loans, Reimbursement Obligations and Foreign Credit Reimbursement Obligations and all other obligations and liabilities of the Borrowers (including interest accruing at the then applicable rate provided herein after the maturity of the Loans, Reimbursement Obligations and Foreign Credit

Reimbursement Obligations and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Agent or any Lender (or, in the case of any Hedging Agreement or Specified Cash Management Agreement, any Lender or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents, any Hedging Agreement or Specified Cash Management Agreement with any Lender or any Affiliate of any Lender or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Agent or to any Lender that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

“Other Permitted Debt”:  any unsecured Indebtedness Incurred by the Parent Borrower as permitted by Section 6.2(1).

“Other Permitted Debt Documents”:  all indentures, instruments, agreements and other documents evidencing or governing Other Permitted Debt or providing for any Guarantee or other right in respect thereof.

“Other Taxes”:  any and all present or future stamp or documentary taxes or any other excise charges or similar levies arising from the execution, delivery or enforcement of any Loan Document.

“Parent Borrower”:  as defined in the preamble.

“Participant”:  as defined in Section 9.4(e).

“Participating Member State”:  each state so described in any EMU legislation.

“Payables Programs”:  payables programs established to enable the Parent Borrower or any Subsidiary to purchase goods and services from vendors.

“PBGC”:  the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of customers of the Parent Borrower or any of its Subsidiaries for the purpose of supporting the fulfillment of such parties’ performance obligations under any construction, service or similar agreement.

“Permitted Acquisition”:  any acquisition by the Parent Borrower or any Subsidiary of all or substantially all of the Capital Stock of, or all or substantially all of the assets of, or of a business, unit or division of, any Person (including any related Investment in any Subsidiary in order to provide all or any portion of the Consideration for such acquisition); provided that (a) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any acquisition for which the aggregate Consideration is greater than or equal to $100,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent prior to the consummation of such acquisition), (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) substantially all of the property so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired) is useful in the business of the general type conducted by the Parent Borrower and its Subsidiaries on the Effective Date or businesses reasonably related thereto, (d) the Capital Stock so acquired (other than any Capital Stock that is not required by Section 5.11 to become Collateral) shall constitute and become Collateral, (e) if the Ratings Event shall have occurred, substantially all of the property other than Capital Stock so acquired (including substantially all of the property of any Person whose Capital Stock is directly or indirectly acquired when such Person becomes a direct or indirect Wholly Owned Subsidiary of the Parent Borrower in accordance with clause (f), below, but excluding any assets to the extent such assets are not required by Section 5.11 to become Collateral) shall constitute and become Collateral, (f) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, (i) with respect to any such Person that is a Domestic Subsidiary, within six (6) months of such acquisition, a direct or indirect Wholly Owned Subsidiary of the Parent Borrower, and (ii) with respect to any such Person that is a Foreign Subsidiary, within eighteen (18) months of such acquisition at least 80% of the Capital Stock of such Foreign Subsidiary shall be owned directly or indirectly by the Parent Borrower, and (g) any such acquisition shall have been approved by the board of directors or comparable governing body of the relevant Person (unless such relevant Person is a majority owned Subsidiary prior to such acquisition).

“Permitted Currencies”:  Dollars, Sterling and Euros.

“Permitted Encumbrances”:  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.5; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity, release and appeal bonds, performance or warranty bonds and other obligations of a like nature, and guarantees  or reimbursement or related obligations thereof, in each case in the ordinary course of business; (e) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements; (f) judgment (including pre-judgment attachment) Liens not giving rise to an Event of Default; (g) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the Board or other applicable Governmental Authority and (ii) such deposit account is not intended by the Parent Borrower or any Subsidiary to provide collateral to the depositary institution; (h) Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent Borrower and any Subsidiary in the ordinary course of business; (i) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; (j) easements, leases, subleases, ground leases, zoning restrictions, building codes, rights-of-way, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary; and (k) customary unperfected Liens Incurred in the ordinary course of business that secure current trade payables Incurred in the ordinary course of business and payable in accordance with customary practices; provided that such Liens encumber only the assets related to such current trade payables.  Notwithstanding the foregoing, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments”:  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, credit ratings from S&P or from Moody’s of at least “A-2” or “P-2”, respectively; (c) investments in certificates of deposit, banker’s acceptances, overnight bank deposits, eurodollar time deposits and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 or, in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the laws of the relevant local jurisdiction or any OECD country or any political subdivision thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and cash pooling arrangements among Foreign Subsidiaries (sometimes intermediated by a commercial bank); (d) marketable general obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either S&P or Moody’s; (e) repurchase agreements with a term of not more than 30 days for securities described in clause (a), (c) or (d) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (f) interests in any investment company or money market fund which invests substantially all of its assets in instruments of the type specified in clauses (a) through (e) above; and (g) in the case of Foreign Subsidiaries (other than any Foreign Subsidiary Holdco), substantially similar Investments to those set forth in clauses (a) through (f) above denominated in foreign currencies; provided that references to the United States of America (or any agency, instrumentality or State thereof) shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.

“Permitted Maturity”:  with respect to any Foreign Credit Instrument, a maximum tenor of 60 months following the respective issuance date; provided that (a) not more than 33 1/3% of the total Foreign Credit Instrument Issuing Commitments may be used for Foreign Credit Instruments with a tenor of 48 months or more and (b) no Foreign Credit Instrument may have a maximum tenor that is more than 24 months after the then effective Foreign Trade Maturity Date.  For purposes of this definition, “tenor” shall mean the period remaining from time to time until the maturity of the relevant Foreign Credit Instrument determined on the basis of the expiration date specified in the relevant Foreign Credit Instrument in accordance with Section 2.6(c)(iv), or, in the absence of such specific expiration date, the remaining Commercial Lifetime.

“Person”:  any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”:  any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.1.

“Prepayment Event”:

(a)           any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by paragraph (a), (b), (c) or (e) of Section 6.6) that yields aggregate gross proceeds to the Parent Borrower or any of the Subsidiary Guarantors (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000; or

(b)           any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of the Parent Borrower or any Subsidiary Guarantor that yields Net Proceeds in excess of $10,000,000; or

(c)           the Incurrence by the Parent Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.2.

“Public Lender”:  as defined in Section 5.1.

“Qualified Foreign Global Currency”:  any Qualified Global Currency other than Dollars borrowed in the United States of America.

“Qualified Global Currency”:  (a) Sterling, Euros, Dollars and each of the currencies of the countries specified on Schedule 1.1D and (b) any other eurocurrency designated by the Parent Borrower with the consent of the Administrative Agent and each Global Revolving Lender.

“Qualified Global Currency Borrowing”:  any Borrowing comprised of Qualified Global Currency Loans.

“Qualified Global Currency Loan”:  any Loan denominated in a Qualified Global Currency.

“Qualified Receivables Transaction”:  any transaction or series of transactions that may be entered into by the Parent Borrower or any Subsidiary pursuant to which the Parent Borrower or any Subsidiary may sell, convey or otherwise transfer to a Receivables Entity or any other Person, or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Parent Borrower or any Subsidiary, and any assets related thereto including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.

“Ratings Event”:  as defined in Section 5.11(b).

“Rebasing Date”:  as defined in Section 2.6(o)(i).

“Receivable”:  a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account”, “chattel paper”, a “payment intangible” or an “instrument” under the UCC as in effect in the State of New York and any “supporting obligations” (as so defined) of such items.

“Receivables Entity”:  either (a) any Subsidiary or (b) another Person to which the Parent Borrower or any Subsidiary transfers Receivables and related assets, in either case which engages in no activities other than in connection with the financing of Receivables:

(i)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(A)          is guaranteed by the Parent Borrower or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings);

(B)           is recourse to or obligates the Parent Borrower or any Subsidiary in any way other than pursuant to Standard Receivables Undertakings; or

(C)           subjects any property or asset of the Parent Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivables Undertakings;

(ii)           with which neither the Parent Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a purchase money note or Qualified Receivables Transaction permitted by Section 6.6(c)) other than (A) on terms, taken as a whole, no less favorable to the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower or (B) for the payment of fees in the ordinary course of business in connection with servicing Receivables; and

(iii)          to which neither the Parent Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction Attributed Indebtedness”:  (a) in the case of any Receivables securitization (including any Qualified Receivables Transaction, but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Parent Borrower (provided that if such method of calculation is not applicable to such sale or factoring of Receivables, the amount of Receivables Transaction Attributed Indebtedness associated therewith shall be determined in a manner mutually acceptable to the Parent Borrower and the Administrative Agent).

“Reference Period”:  as defined in the definition of Consolidated EBITDA.

“Refinanced Term Loans”:  as defined in Section 9.2(c)(i).

“Register”:  as defined in Section 9.4(c).

“Reimbursement Obligation”:  the obligation of each relevant Borrower to reimburse the applicable Issuing Lender pursuant to Section 2.5 for amounts drawn under Letters of Credit.

“Related Parties”:  with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release Date”:  as defined in Section 9.13(a).

“Replacement Term Loans”:  as defined in Section 9.2(c)(i).

“Required Lenders”:  at any time, Lenders holding in the aggregate more than 50% of the sum (without duplication) of unfunded Revolving Commitments, unfunded Foreign Credit Commitments, outstanding Loans, participations in outstanding Letters of Credit, participations in outstanding Foreign Credit Instruments, participations in Reimbursement Obligations and participations in Foreign Credit Reimbursement Obligations.

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date”:  as defined in Section 1.5(a).

“Restricted Payment”:  any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Capital Stock of the Parent Borrower or any Subsidiary.

“Revolving Commitments”:  the aggregate of the Domestic Revolving Commitments and the Global Revolving Commitments.

“S&P”:  Standard & Poor’s.

“Sale/Leaseback Transaction”:  as defined in Section 6.7.

“Security Documents”:  the Guarantee and Collateral Agreement and any other security documents granting a Lien on any property of any Person to secure the obligations of any Loan Party under any Loan Document.

“Senior Note Indenture”:  the Indenture entered into by the Parent Borrower in connection with the issuance of the Senior Notes, together with all supplemental indentures, instruments and other agreements entered into by the Parent Borrower in connection therewith so long as the foregoing do not increase the aggregate principal amount of Senior Notes outstanding thereunder.

“Senior Notes”:  the collective reference to (a) the 7.5% senior notes due 2013 of the Parent Borrower having an aggregate initial principal amount of $500,000,000 issued on or about December 27, 2002 and (b) the 6.25% senior notes due 2011 of the Parent Borrower having an aggregate initial principal amount of $300,000,000 issued on or about June 15, 2003; provided that the aggregate outstanding principal amount of Senior Notes shall not exceed $50,000,000.

“Specified Cash Management Agreement”:  (a) any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof, existing on the Effective Date and (b) any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof, which has been designated by the Parent Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery of such agreement by the Parent Borrower or such Subsidiary Guarantor, as a “Specified Cash Management Agreement”.

“Specified Indebtedness”:  (a) any Indebtedness Incurred as permitted by Section 6.2(f), (g), (h) or (k), and (b) any secured Indebtedness Incurred as permitted by Section 6.2(j) or (p).

“Standard Receivables Undertakings”:  representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Subsidiary which are reasonably customary in sale, factoring or securitization of Receivables transactions.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Debt”:  any Indebtedness Incurred by the Parent Borrower as permitted by Section 6.2(b).

“Subordinated Debt Documents”:  all indentures, instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

“Subsidiary”:  with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guarantor”:  any Subsidiary that has guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement.  For the avoidance of doubt, no Foreign Subsidiary, Subsidiary of a Foreign Subsidiary, or Receivables Entity shall be, or shall be required to become, a Subsidiary Guarantor.

“Swingline Exposure”:  at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender”:  Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan”:  a Loan made pursuant to Section 2.4.

“Swingline Note”: as defined in Section 2.10(d).

“Taxes”:  any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of (actual or prospective) counterparties of the Parent Borrower or any of its Subsidiaries for the purpose of securing the obligations assumed under any tender, for construction work or other services.

“Term Loan Commitment”:  with respect to each Lender, its obligation to make its portion of the Initial Term Loan to the Parent Borrower in the principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1.1A hereto.  The aggregate principal amount of the Lenders’ Term Loan Commitments is $750,000,000 as of the Effective Date.

“Term Loan Facility”:  as defined in the definition of Facility.

“Term Loan Maturity Date”:  September 21, 2012.

“Term Loans”:  Initial Term Loans and Incremental Term Loans.

“Term Note”: as defined in Section 2.10(d).

“Total Consolidated Assets”:  as at any date of determination, the total assets of the Parent Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as of the last day of the fiscal quarter ended immediately prior to the date of such determination for which financial statements have been (or are required pursuant to Section 5.1(a) or (b) to have been) delivered to the Administrative Agent pursuant to Section 5.1(a) or (b).

“Total Domestic Exposure”:  at any time, the sum of the total Domestic Revolving Exposures.

“Total Foreign Trade Exposure”:  at any time, the sum of the total Foreign Trade Exposures.

“Total Global Exposure”:  at any time, the sum of the total Global Revolving Exposures.

“Transactions”:  the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit and Foreign Credit Instruments hereunder.

“Treaty”:  the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.

“Type”:  when used in reference to any Loan or Borrowing, refers to the rate by reference to which interest on such Loan, or on the Loans comprising such Borrowing, is determined and the currency in which such Loan, or the Loans comprising such Borrowing, are denominated.  For purposes hereof, “rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate, and “currency” shall include Dollars and any Qualified Global Currency permitted hereunder.

“UCC”:  for any jurisdiction, the Uniform Commercial Code applicable in such jurisdiction.

“Utilization Date”:  as defined in Section 2.6(g)(i).

“Utilization Reduction Notice”:  as defined in Section 2.6(k)(i).

“Utilization Request”:  as defined in Section 2.6(c).

“Warranty Guarantee”:  a customary standby letter of credit or bank guarantee or surety issued by a Foreign Issuing Lender in favor of customers of the Parent Borrower or any of its Subsidiaries for the purpose of securing any warranty obligations of the Parent Borrower or such Subsidiary.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’, foreign nationals’ and analogous qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Parent Borrower.

“Withdrawal Liability”:  liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2.            Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

Section 1.3.            Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and

Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) where applicable, any amount (including minimum borrowing, prepayment or repayment amounts) expressed in Dollars shall, when referring to any currency other than Dollars, be deemed to mean an amount of such currency having a Dollar Equivalent approximately equal to such amount.

Section 1.4.            Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if at any time after June 30, 2007 there shall occur any change in respect of GAAP from that used in the preparation of audited financial statements referred to in Section 5.1 in a manner that would have a material effect on any matter under Article VI, the Parent Borrower and the Administrative Agent will, within five Business Days of notice from the Administrative Agent or the Parent Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Required Lenders, to reflect as nearly as possible the effect of Article VI as in effect on the date hereof; provided further that, until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Article VI shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

Section 1.5.            Exchange Rates.

(a)           Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date to be used for calculating the Dollar Equivalent amounts of each currency in which a Global Revolving Loan, Alternative Currency Letter of Credit or unreimbursed LC Disbursement is denominated and (ii) give notice thereof to the Parent Borrower.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than for the purpose of converting into Dollars, under Sections 2.5(d), (e), (h), (j) and (k) and 2.14(b), the obligations of the Borrowers and the Domestic Revolving Lenders in respect of LC Disbursements that have not been reimbursed when due) be the Exchange Rates employed in converting any amounts between the applicable currencies.

(b)           Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the Global Revolving Exposure or the Alternative Currency LC Exposure, as the case may be, on such date (after giving effect to any Global Revolving Loans to be made or any Alternative Currency Letters of Credit to be issued, renewed, extended or terminated in connection with such determination) and (ii) notify the Parent Borrower and, if applicable, each Issuing Lender of the results of such determination.

Section 1.6.            Currency Conversion.

(a)           If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent or the Foreign Trade Facility Agent, as applicable, as it deems appropriate.

(b)           If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent specifies to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

Section 1.7.            Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.8.            Face Amount.

Unless otherwise specified herein, the Face Amount of a Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument at any time shall be deemed to be the stated amount of such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument in effect at such time; provided, however, that with respect to any Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument that, by its terms or the terms of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender or Foreign Issuing Lender, as applicable, relating to such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument shall be deemed to be the maximum stated amount of such Letter of Credit, Foreign Credit Instrument or Joint Signature Foreign Credit Instrument after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE CREDITS

Section 2.1.            Commitments; Incremental Facilities.

(a)           Subject to the terms and conditions set forth herein, each relevant Lender agrees (i) to severally make Initial Term Loans in Dollars to the Parent Borrower on the Effective Date in an aggregate principal amount not exceeding the Term Loan Commitment of such Lender, (ii) to severally make Domestic Revolving Loans in Dollars to the Parent Borrower from time to time during the Domestic Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Domestic Revolving Exposure exceeding such Lender’s Domestic Revolving Commitment and (iii) to severally make Global Revolving Loans in Dollars or one or more Qualified Global Currencies (as specified in the Borrowing Requests with respect thereto) to any Borrower from time to time during the Global Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Global Revolving Exposure exceeding such Lender’s Global Revolving Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Domestic Revolving Loans, and any Borrower may borrow, prepay and reborrow Global Revolving Loans.  Amounts repaid in respect of Term Loans may not be reborrowed.

(b)           So long as no Default or Event of Default (including, on a pro forma basis, pursuant to Section 6.1) shall be in existence or would be caused thereby, the Parent Borrower and any one or more Lenders may from time to time agree that such Lenders (or any other additional bank, financial institution or other entity which becomes a Lender pursuant to this Section 2.1(b)) shall add an additional term loan facility (the loans thereunder, the “Incremental Term Loans”) and/or increase the Commitments in respect of any of the Facilities by executing and delivering to the Administrative Agent and, in the case of any increase in the Foreign Credit Commitments, the Foreign Trade Facility Agent an Incremental Facility Activation Notice specifying (i) the amount of such Incremental Term Loans and/or Commitment increase, and (ii) in the case of any Incremental Term Loans, (A) the applicable Incremental Term Loan Maturity Date, (B) the amortization schedule for such Incremental Term Loans, which shall comply with Section 2.11(b) and (C) the Applicable Rate for such Incremental Term Loans; provided that the aggregate principal amount of borrowings of Incremental Term Loans and Commitment increases shall not exceed $400,000,000.  If the Applicable Rate for such Incremental Term Loans (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Loans, with such fees or discount being equated to the interest rates in a manner reasonably determined by the Administrative Agent in consultation with the Parent Borrower based on an assumed four-year life to maturity) exceeds the Applicable Rate for the other Term Loans by more than 0.50%, the Applicable Rate relating to such other Term Loans shall be adjusted to be equal to the Applicable Rate for such Incremental Term Loans (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Loans, calculated in the manner provided above) minus 0.50%.  Except for pricing, amortization and maturity, the terms of the Incremental Term Loans will be the same as the terms of the Initial Term Loans.  In the case of any increase in the Commitments under any Facility (other than any Incremental Term Loan Facility), the terms applicable to such increased Commitments and the Loans thereunder shall be the same as the terms applicable to the Facility being so increased.  In the case of any increase of the Domestic Revolving Facility or the Global Revolving Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent.  In the case of any increase of the Foreign Trade Facility, any new Lender added in connection with such increase must be reasonably acceptable to the Administrative Agent and the Foreign Trade Facility Agent.  No Lender shall have any obligation to participate in any Incremental Term Loan or other increase described in this paragraph unless it agrees to do so in its sole discretion.  Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent, and, if applicable, the Foreign Trade Facility Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with the making of any Incremental Term Loan or the making of any additional Commitment shall execute a New Lender Supplement, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

Section 2.2.            Loans and Borrowings.

(a)           Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)           Subject to Section 2.16, (i) each Revolving Borrowing denominated in Dollars and each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith and (ii) each Qualified Global Currency Borrowing shall be comprised entirely of Eurocurrency Loans.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that (i) a Borrowing of ABR Domestic Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Domestic Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) and (ii) a Borrowing of ABR Global Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the total Global Revolving Commitments.  Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000.  No more than 10 Eurocurrency Borrowings may be outstanding at any one time under each Facility.

(d)           Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Domestic Revolving Maturity Date,  Global Revolving Maturity Date, Term Loan Maturity Date or Incremental Term Loan Maturity Date, as applicable.

Section 2.3.            Requests for Borrowings.

To request a Borrowing of Domestic Revolving Loans or Global Revolving Loans or a Term Loan Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a Qualified Global Currency, not later than 11:00 a.m., New York City time four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Borrowing of ABR Domestic Revolving Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.5(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and (x) signed by the Parent Borrower and, in the case of Borrowings by a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower or (y) in the case of Borrowings by a Foreign Subsidiary Borrower, signed by the Parent Borrower or such Foreign Subsidiary Borrower, as specified by the Parent Borrower by prior written notice to the Administrative Agent.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:  (i) the Borrower requesting such Borrowing (and be signed on behalf of such Borrower); (ii) the Class and Type of the requested Borrowing; (iii) the aggregate amount of such Borrowing; (iv) the date of such Borrowing, which shall be a Business Day; (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto; (vi) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.7; and (vii) the currency of such Borrowing (which shall be in Dollars in the case of Term Loans, Domestic Revolving Loans and Swingline Loans, and otherwise shall be in Dollars or a Qualified Global Currency).  If no election as to the currency of a Borrowing of Global Revolving Loans is specified in any such notice, then the requested Borrowing shall be denominated in Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in a Qualified Global Currency.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4.            Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower from time to time during the Domestic Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Domestic Revolving Exposures exceeding the total Domestic Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.

(b)           To request a Swingline Loan, notwithstanding anything herein to the contrary, the Parent Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy promptly thereafter), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower.  The Swingline Lender shall make each Swingline Loan available to the Parent Borrower by wiring the amount to the account designated by the Parent Borrower in the request for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the applicable Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)           The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Domestic Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Domestic Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Domestic Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans.  Each Domestic Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loans.  Each Domestic Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Domestic Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Domestic Revolving Lenders.  The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Parent Borrower (or other party on behalf of the Parent Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the

Administrative Agent shall be promptly remitted by the Administrative Agent to the Domestic Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower of its obligation to repay such Swingline Loan.

Section 2.5.            Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Domestic Revolving Availability Period.  Notwithstanding the foregoing, the account party for each Letter of Credit shall be the Parent Borrower or the relevant Foreign Subsidiary Borrower, as specified by the Administrative Agent and the applicable Issuing Lender in consultation with the Parent Borrower.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The letters of credit described on Schedule 2.5 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” for all purposes of this Agreement and the other Loan Documents.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice specifying the name of the relevant Borrower and requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be Dollars or, subject to Section 2.22, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Lender, the relevant Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  Following receipt of such notice and prior to the issuance of the requested Letter of Credit, the Administrative Agent shall calculate the Dollar Equivalent of such Letter of Credit and shall notify the Parent Borrower, the relevant Borrower and the applicable Issuing Lender of the amount of the Total Domestic Exposure after giving effect to (i) the issuance of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Domestic Revolving Loans or Swingline Loans that (based upon notices delivered to the Administrative Agent by the Parent Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent Borrower and the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the aggregate outstanding principal amount of all Domestic Revolving Loans plus the amount of all LC Exposure shall not exceed $400,000,000 and (B) the Total Domestic Exposure shall not exceed the total Domestic Revolving Commitments.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five

Business Days prior to the Domestic Revolving Maturity Date; provided that notwithstanding the foregoing, Letters of Credit having an aggregate face amount not in excess of $150,000,000 may provide for an expiration date that is more than one year after the date of issuance, renewal or extension, so long as such expiration date does not extend beyond the date referred to in clause (ii) above.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Lender or the Lenders, the applicable Issuing Lender hereby grants to each Domestic Revolving Lender, and each Domestic Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Domestic Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in Dollars, for the account of such Issuing Lender, such Lender’s Applicable Percentage of (i) each LC Disbursement made by such Issuing Lender in Dollars and (ii) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each LC Disbursement made by such Issuing Lender in an Alternative Currency and, in each case, not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund).  Each Domestic Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Domestic Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If the applicable Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement plus any interim interest incurred pursuant to paragraph (h) of this Section for (x) LC Disbursements made in Dollars, in Dollars, or (y) LC Disbursements made in an Alternative Currency, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement, in each case, not later than 12:00 noon, New York City time or the relevant local time, as applicable, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time or the relevant local time, as applicable, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time or the relevant local time, as applicable, on the Business Day immediately following the day that such Borrower receives such notice; provided that, in the case of any LC Disbursement made in Dollars, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed in Dollars with a Borrowing of ABR Domestic Revolving Loans or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of ABR Domestic Revolving Loans or Swingline Loan.  If the relevant Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, such Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such LC Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Lender and each other Domestic Revolving Lender of the applicable LC Disbursement, the Dollar Equivalent thereof (if such LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Domestic Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the payment then due from the relevant Borrower (determined as provided in clause (i) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.7 with respect to Loans made by such Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender in Dollars the amounts so received by it from the Domestic Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that Domestic Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear.  Any payment made by a Domestic Revolving Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement (other than the funding of ABR Domestic Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  A Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Issuing Lender from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender’s gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Lender shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy promptly thereafter) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Lender and the Domestic Revolving Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If an Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Domestic Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement (including any interim interest incurred in connection with such LC Disbursement pursuant to this paragraph) when due pursuant to paragraph (e) of this Section, then Section 2.15(c) shall apply; provided further that, in the case of an LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such LC Disbursement, (A) be payable in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement and (B) if not reimbursed on the date of such LC Disbursement, bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Lender to be the cost to such Issuing Lender of funding such LC Disbursement plus the Applicable Rate applicable to Eurocurrency Revolving Loans at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement (A) be payable in Dollars, (B) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such LC Disbursement was made, of such LC Disbursement and (C) bear interest at the rate per annum then applicable to ABR Revolving Loans, subject to Section 2.15(c).  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Domestic Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(i)            Replacement of any Issuing Lender.  Any Issuing Lender may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Lender.  At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.14(b).  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of such Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that a Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Domestic Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the

Administrative Agent and for the benefit of the Domestic Revolving Lenders, an amount in Dollars and in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Borrowers are not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in paragraph (h) or (i) of Article VII.  For the purposes of this paragraph, the Alternative Currency LC Exposure shall be calculated using the Exchange Rates on the date notice demanding cash collateralization is delivered to a Borrower.  Each Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.12(c).  Each such deposit pursuant to this paragraph or pursuant to Section 2.12(c) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of each Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the relevant Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the relevant Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Domestic Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement.  If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.  If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with Section 2.12(c), and no Event of Default shall have occurred and be continuing.  Furthermore, if any Letter of Credit is outstanding on the date that the Parent Borrower terminates the Domestic Revolving Commitments pursuant to Section 2.9(b), the Parent Borrower shall, on the date of such termination, either (A) cause any such Letter of Credit to be surrendered for cancellation to the applicable Issuing Lender or (B) provide cash collateral pursuant to the terms of this paragraph (or other credit support reasonably satisfactory) to the Administrative Agent for the benefit of such Issuing Lender in an amount equal to at least 103% of the Face Amount of such Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.  The Parent Borrower hereby grants to the Administrative Agent a security interest in all such cash collateral and all proceeds thereof.  Such cash collateral shall be maintained in a blocked interest-bearing deposit account at Bank of America.  Upon notice to the Administrative Agent of the termination, reduction or expiration (without a pending drawing) of any such Letter of Credit, the Administrative Agent shall release the relevant cash collateral within three Business Days of the relevant date of termination, reduction or expiration, and the Administrative Agent shall use such cash collateral to promptly reimburse any Issuing Lender honoring any drawing under any such Letter of Credit.

(k)           Conversion.  In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that a Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which such Borrower has deposited cash collateral pursuant to Section 2.5(j), if such cash collateral was deposited in the applicable

Alternative Currency to the extent so deposited or applied), (ii) that the Domestic Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Lender pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Domestic Revolving Lender’s participation in any Alternative Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts.  On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Lender or any Lender in respect of the Obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)            Additional Issuing Lenders.  The Parent Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Domestic Revolving Lender, designate one or more additional Domestic Revolving Lenders to act as an Issuing Lender under the terms of this Agreement; provided that the total number of Domestic Revolving Lenders so designated at any time plus the total number of Issuing Lenders pursuant to clause (c) of the definition of the term “Issuing Lenders” at such time shall not exceed five.  Any Domestic Revolving Lender designated as Issuing Lender pursuant to this paragraph (1) shall be deemed to be an “Issuing Lender” for the purposes of this Agreement (in addition to being a Domestic Revolving Lender) with respect to Letters of Credit issued by such Domestic Revolving Lender.

(m)          Reporting.  Each Issuing Lender will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such Issuing Lender shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement and (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the relevant Borrower and amount of such LC Disbursement.

Section 2.6.            Foreign Credit Instruments.

(a)           Foreign Credit Instrument Issuing Commitments.  Subject to the terms and conditions set forth herein, each Foreign Issuing Lender severally agrees to issue Foreign Credit Instruments and Joint Signature Foreign Credit Instruments in an aggregate principal amount the Dollar Equivalent of which does not exceed the Foreign Credit Instrument Issuing Commitment of such Foreign Issuing Lender at any time and from time to time from the Effective Date until the Foreign Trade Maturity Date; provided that after giving effect to any issuance of any Foreign Credit Instrument or Joint Signature Foreign Credit Instrument, the Dollar Equivalent of the aggregate outstanding amount of the Foreign Credit Reimbursement Obligations, the Foreign Credit Instruments and Joint Signature Foreign Credit Instruments shall not exceed the lesser of (i) the aggregate principal amount of the Foreign Credit Instrument Issuing Commitments at such time and (ii) the aggregate principal amount of the Foreign Credit Commitments at such time.  Each Existing Foreign Credit Instrument issued by a Foreign Issuing Lender shall be deemed for all purposes of this Agreement to constitute a Foreign Credit Instrument issued by such Foreign Issuing Lender pursuant hereto and the Foreign Credit Instrument Issuing

Commitment of such Lender shall be deemed utilized in an amount equal to the Dollar Equivalent of all Existing Foreign Credit Instruments issued by it and determined as of the Effective Date, subject to subsequent determinations of such Dollar Equivalent pursuant to Section 2.6(n).  Each Foreign Issuing Lender at its option (after consultation with the Parent Borrower) may issue any Foreign Credit Instrument and/or Joint Signature Foreign Credit Instrument by causing any domestic or foreign branch or Affiliate of such Foreign Issuing Lender to issue such Foreign Credit Instrument and/or Joint Signature Foreign Credit Instrument if in the judgment of such Lender such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that any exercise of such option shall not affect the obligations of the relevant Borrower or such Foreign Issuing Lender under this Section 2.6.  Each Foreign Issuing Lender hereby confirms that the Existing Foreign Credit Instruments issued by it conform to the Mandatory Requirements.

(b)           Extension Option.

(i)            The Parent Borrower may, not more than twice during the term of this Agreement, by written notice to the Administrative Agent and the Foreign Trade Facility Agent (such notice being an “Extension Notice”) delivered no later than 90 and not more than 180 days prior to the second anniversary of the Effective Date (or, in the case of the second such notice, no later than 90 and not more than 180 days prior to the date that is two years after such second anniversary) (the date of such notice, the “Notice Date”), request the Lenders with a Foreign Credit Commitment and the Foreign Issuing Lenders to extend the then applicable Foreign Trade Maturity Date for an additional two years (the “Extended Foreign Trade Maturity Date”).  The Foreign Trade Facility Agent shall promptly transmit any Extension Notice to each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender.  Each Foreign Issuing Lender and each Lender with a Foreign Credit Commitment shall notify the Foreign Trade Facility Agent whether it wishes to extend the then applicable Foreign Trade Maturity Date at least 60 days prior to such anniversary of the Effective Date, and any such notice given by a Foreign Issuing Lender or a Lender with a Foreign Credit Commitment to the Foreign Trade Facility Agent, once given, shall be irrevocable as to such Lender.  The Foreign Trade Facility Agent shall promptly notify the Administrative Agent and the Parent Borrower of the notice of each Foreign Issuing Lender and each Lender with a Foreign Credit Commitment that it wishes to extend (each, an “Extension Acceptance Notice”).  Any Foreign Issuing Lender and any Lender with a Foreign Credit Commitment which does not expressly notify the Foreign Trade Facility Agent on or before the date that is 60 days prior to the then applicable anniversary of the Effective Date that it wishes to so extend the then applicable Foreign Trade Maturity Date shall be deemed to have rejected the Parent Borrower’s request for extension of such Foreign Trade Maturity Date.  If all the Lenders with a Foreign Credit Commitment and all the Foreign Issuing Lenders have elected (in their sole and absolute discretion) to so extend the then applicable Foreign Trade Maturity Date, the Foreign Trade Facility Agent shall notify the Administrative Agent and the Parent Borrower of such election by the Lenders with a Foreign Credit Commitment and the Foreign Issuing Lenders no later than five Business Days after the date when Extension Acceptance Notices are due, and effective on the date of such notice by the Foreign Trade Facility Agent to the Administrative Agent and the Parent Borrower (the “Extension Date”), the Foreign Trade Maturity Date shall be automatically and immediately so extended to the Extended Foreign Trade Maturity Date.  No extension will be permitted hereunder without the consent of all the Lenders with a Foreign Credit Commitment and all the Foreign Issuing Lenders (after giving effect to the replacement of any non-extending Lender or non-extending Foreign Issuing Lender pursuant to paragraph (iii) or (iv) below, as applicable) unless, at the election of the Parent Borrower, in writing to the Administrative Agent and the Foreign Trade Facility Agent, the Parent Borrower removes from the Foreign Trade Facility each Lender with a Foreign Credit Commitment and each Foreign

Issuing Lender that has not so consented to the Extended Foreign Trade Maturity Date, in which case the Foreign Credit Commitments and Foreign Credit Instrument Issuing Commitments of each such removed Lenders and Foreign Issuing Lenders, as applicable, will be automatically terminated, and the aggregate Foreign Credit Commitments and Foreign Credit Instrument Issuing Commitments hereunder shall be reduced by the amounts of the Foreign Credit Commitments and Foreign Credit Instrument Issuing Commitments of such removed Lenders and removed Foreign Issuing Lenders, as applicable; provided, that, (x) after giving effect to any such removal by the Parent Borrower and resulting termination of the Foreign Credit Commitment or Foreign Credit Instrument Issuing Commitment of any such removed Lender or Foreign Issuing Lender, (A) the total Foreign Trade Exposures of all the Foreign Issuing Lenders (including those non-extending Foreign Issuing Lenders that have not, at the election of the Parent Borrower in its sole discretion, received a Counter Guarantee to support the outstanding Foreign Credit Instruments and/or Joint Signature Foreign Credit Instruments issued by such non-extending Foreign Issuing Lender) does not exceed the total Foreign Credit Commitments of all the extending Lenders with Foreign Credit Commitments, (B) each outstanding Foreign Credit Instrument and/or Joint Signature Foreign Credit Instrument issued by a Foreign Issuing Lender removed in accordance with this Section shall continue to be considered an issued Foreign Credit Instrument and/or Joint Signature Foreign Credit Commitment hereunder and part of the Foreign Trade Exposure hereunder unless the Parent Borrower elects in its sole discretion to have a Counter Guarantee issued hereunder in favor of such removed Foreign Issuing Lender to support such Foreign Credit Instruments and/or Joint Signature Foreign Credit Commitments, in which case such Foreign Credit Instruments and/or Joint Signature Foreign Credit Instruments shall no longer be considered to be Foreign Credit Instruments or Joint Signature Foreign Credit Instruments issued pursuant to this Agreement except that for purposes of Section 2.6(p)(iii), (iv) and (v) and Section 2.6(h) such Foreign Credit Instruments and/or Joint Signature Foreign Credit Instruments shall continue to be considered as issued pursuant to this Agreement and the Borrowers’ obligations under such Sections with respect to fees, costs, expenses, reimbursement and indemnification obligations shall continue to apply with respect to such Foreign Credit Instruments and Joint Signature Foreign Credit Instruments and (C) the Borrowers, the Administrative Agent and the Foreign Trade Facility Agent shall have entered into such agreements, if any, as any of them shall have reasonably requested to reflect such extension of the Foreign Trade Facility with reduced Foreign Credit Commitments and Foreign Credit Instrument Issuing Commitments, as the case may be, reflecting the removal of such Lenders with Foreign Credit Commitments and Foreign Issuing Lenders, as the case may be (and any participations purchased under this Agreement shall be automatically appropriately adjusted in amount to reflect the such changed Commitments) and (y) any such removed Lender or removed Foreign Issuing Lender, as applicable, shall have received payment of all amounts owing to such removed Lender or Foreign Issuing Lender with respect to its Foreign Credit Commitment and/or Foreign Credit Instrument Issuing Commitment, as applicable, including the repayment of an amount equal to the outstanding funded participations of all Foreign Credit Disbursements made by such removed Lender or funded Foreign Credit Disbursements made by such removed Foreign Issuing Lender, as applicable, any accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents in connection with such respective Commitments.  Upon the delivery of an Extension Notice and upon the extension of the Foreign Trade Maturity Date pursuant to this Section 2.6(b)(i), the Parent Borrower shall be deemed to have represented and warranted on and as of the Notice Date and the Extension Date, as the case may be, that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender with a Foreign Credit Commitment or Foreign Issuing Lender shall have any obligation to extend the Foreign Trade Maturity Date, and each Lender with a Foreign Credit Commitment and each Foreign Issuing Lender may (with respect to its respective Foreign Credit Commitment and/or Foreign Credit

Instrument Issuing Commitment) at its option, unconditionally and without cause, decline to extend the Foreign Trade Maturity Date.

(ii)           If the Foreign Trade Maturity Date shall have been extended in accordance with Section 2.6(b)(i), all references herein to the “Foreign Trade Maturity Date” shall refer to the Extended Foreign Trade Maturity Date.

(iii)          The Parent Borrower shall have the right on or before the applicable Foreign Trade Maturity Date to replace each non-extending Lender with a Foreign Credit Commitment with one or more Persons (A) reasonably satisfactory to the Parent Borrower, the Administrative Agent and the Foreign Trade Facility Agent and (B) satisfactory to the Foreign Issuing Lenders in their sole discretion (the “Additional Commitment Lender”), as provided in Section 2.21(b), each of which such Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the applicable Foreign Trade Maturity Date, undertake a Foreign Credit Commitment (and if any such Additional Commitment Lender is already a Lender, its new Commitment shall be in addition to any other Commitment of such Lender on such date).

(iv)          The Parent Borrower shall have the right on or before the applicable Foreign Trade Maturity Date to replace each non-extending Foreign Issuing Lender with one or more Persons reasonably satisfactory to the Parent Borrower, the Administrative Agent and the Foreign Trade Facility Agent (the “Additional Foreign Issuing Lender”), as provided in Section 2.21(b), each of which such Additional Foreign Issuing Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Foreign Issuing Lender shall, effective as of the applicable Foreign Trade Maturity Date, undertake a Foreign Credit Instrument Issuing Commitment (and if any such Additional Foreign Issuing Lender is already a Foreign Issuing Lender, its new Commitment shall be in addition to any other Commitment of such Foreign Issuing Lender on such date).

(c)           Procedure for Issuance and Reversals.  Each Borrower may, at any time and from time to time during the period from the Effective Date until the Foreign Trade Maturity Date, request the issuance of Foreign Credit Instruments or an extension or other amendment of any outstanding Foreign Credit Instrument by sending to the Foreign Trade Facility Agent a duly completed request for issuance (each, a “Utilization Request”) by electronic transfer using the db direct internet in accordance with the terms of the DB Direct Internet Agreement.  If for technical reasons it should not be possible to make a request for issuance through db direct internet, such request may be made (to be pre-advised by the relevant Borrower) via fax or by letter, in substantially the form of Exhibit I, in each case to a fax number or address agreed with the Foreign Trade Facility Agent for this purpose, receipt of such fax or letter to be promptly confirmed by the Foreign Trade Facility Agent to the relevant Borrower for this purpose; provided that in such case explicit reference has to be made to this Agreement and the Foreign Trade Facility Agent shall in such case not be held responsible for a delayed processing of such Utilization Request unless such delayed processing is caused by gross negligence or willful misconduct on the part of the Foreign Trade Facility Agent following the confirmation of the receipt of the relevant fax or letter.  As the Foreign Trade Facility Agent will not, in the event a Utilization Request is submitted by telefax, be in a position to verify whether such Utilization Request has been duly authorized and sent by the relevant Borrower, each Borrower hereby agrees that the Foreign Trade Facility Agent shall be entitled to execute all Utilization Requests received by telefax if on their face such telefax letters seem to be duly authorized and executed by persons acting on behalf of such Borrower who have been identified as authorized signatories in annex 1.3.1 to the DB Direct Internet Agreement or in the officer’s certificate furnished pursuant to Section 4.1(h).  Neither the Foreign Trade Facility Agent nor any of the Lenders shall be held liable for the execution of any forged Utilization Request received by telefax except where the forgery is evident on the face of the forged Utilization Request furnished to such Person or the Foreign Trade Facility Agent or the respective Foreign Issuing Lender acted with gross negligence or willful misconduct with respect to such Utilization Request.  No Utilization Request will be regarded as having been duly completed unless:

(i)            the requested undertaking would constitute a Warranty Guarantee, a Performance Guarantee, an Advance Payment Guarantee, a Tender Guarantee, a Counter-Guarantee or a General Purpose Guarantee;

(ii)           the terms and conditions for the requested Foreign Credit Instrument are in accordance with the Mandatory Requirements;

(iii)          the requested Foreign Credit Instrument is denominated in a Permitted Currency or any other currency agreed by the applicable Foreign Issuing Lender and the Foreign Trade Facility Agent;

(iv)          the specific expiry date of the requested Foreign Credit Instrument, which must not be stated by reference to any events in the underlying contract and which is not subject to any interpretation, or, if the requested Foreign Credit Instrument does not provide for such determination of a specific expiry date, the Commercial Lifetime, shall fall within the Permitted Maturity;

(v)           the obligor of the obligations to be supported by the requested Foreign Credit Instrument is named;

(vi)          upon issuance of the requested Foreign Credit Instrument (for this purpose such Foreign Credit Instrument is deemed to be issued at the time of receipt of the Utilization Request therefor by the Foreign Trade Facility Agent), the thresholds for the different types of Foreign Credit Instruments set forth under Section 2.6(d) would not be exceeded;

(vii)         a Foreign Issuing Lender is determined pursuant to the terms hereof; and

(viii)        the Utilization Request is in compliance with Section 2.6(d).

Only one Foreign Credit Instrument may be requested in each Utilization Request.  A Utilization Request may only be revoked by the relevant Borrower (x) until the Foreign Trade Facility Agent has forwarded the Utilization Request to the relevant Foreign Issuing Lender in accordance with Section 2.6(g), by giving notice to the Foreign Trade Facility Agent or (y) thereafter, by giving notice to the relevant Foreign Issuing Lender which has to be received by such Foreign Issuing Lender at a time when such Foreign Issuing Lender will, with reasonable efforts, still be in a position to stop the delivery of the relevant Foreign Credit Instrument to the relevant beneficiary or any other Person as instructed by such Borrower.  In such case, the relevant Foreign Issuing Lender shall promptly inform the Foreign Trade Facility Agent and the relevant Borrower that the requested Foreign Credit Instrument has not been issued.  No Foreign Issuing Lender shall be required to issue a Foreign Credit Instrument in any jurisdiction that would impose withholding taxes on any payments in respect of such Foreign Credit Instrument.

(d)           Limitations on Use.  The Borrowers may only request the issuance of Foreign Credit Instruments if:

(i)            the Dollar Equivalent of the requested Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Foreign Credit Instruments and unreimbursed Foreign Credit Disbursements as of the time of receipt of the relevant Utilization Request, does not exceed the total Foreign Credit Instrument Issuing Commitments or the total Foreign Credit Commitments;

(ii)           if the requested Foreign Credit Instrument constitutes a Warranty Guarantee, the Dollar Equivalent of such Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Warranty Guarantees and unreimbursed Foreign Credit Disbursements in respect of Warranty Guarantees as of the time of receipt of the relevant Utilization Request, does not exceed 30% of the total Foreign Credit Commitments;

(iii)          if the requested Foreign Credit Instrument constitutes a Performance Guarantee, the Dollar Equivalent of such Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Performance Guarantees and unreimbursed Foreign Credit Disbursements in respect of Performance Guarantees as of the time of receipt of the relevant Utilization Request, does not exceed 60% of the total Foreign Credit Commitments;

(iv)          if the requested Foreign Credit Instrument constitutes an Advance Payment Guarantee, the Dollar Equivalent of such Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Advance Payment Guarantees and unreimbursed Foreign Credit Disbursements in respect of Advance Payment Guarantees as of the time of receipt of the relevant Utilization Request, does not exceed 45% of the total Foreign Credit Commitments;

(v)           if the requested Foreign Credit Instrument constitutes a Tender Guarantee, the Dollar Equivalent of such Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding Tender Guarantees and unreimbursed Foreign Credit Disbursements in respect of Tender Guarantees as of the time of receipt of the relevant Utilization Request, does not exceed 10% of the total Foreign Credit Commitments; and

(vi)          if the requested Foreign Credit Instrument constitutes a General Purpose Guarantee, the Dollar Equivalent of such Foreign Credit Instrument, when aggregated with the Dollar Equivalent of all other outstanding General Purpose Guarantees and unreimbursed Foreign Credit Disbursements in respect of General Purpose Guarantees as of the time of receipt of the relevant Utilization Request, does not exceed 10% of the total Foreign Credit Commitments.

If the Foreign Trade Facility Agent is of the opinion that a requested Foreign Credit Instrument is not of the type as specified in the Utilization Request by a Borrower or if the type of Foreign Credit Instrument is not clearly specified in the relevant Utilization Request, the Foreign Trade Facility Agent shall reasonably determine the type of the requested Foreign Credit Instrument based on the purpose (or, if such Foreign Credit Instrument is intended to serve more than one purpose, the primary purpose) assumed by the Foreign Trade Facility Agent on the basis of the wording of the relevant requested Foreign Credit Instrument and the facts and circumstances known to it at the time of the receipt of such Utilization  Request, and the Foreign Trade Facility Agent shall inform such Borrower accordingly of such determination.  If the Foreign Trade Facility Agent and the relevant Borrower mutually determine at a later stage that a Foreign Credit Instrument shall fall into another category, such re-qualification shall be taken into account for the purpose of this Section 2.6(d).  No Borrower shall make a Utilization Request for Foreign Credit Instruments to serve as security for obligations of any Person other than a Borrower or a Subsidiary.

(e)           Deviations from Foreign Credit Instrument Requirements.  No Foreign Credit Instrument shall be issued by any Foreign Issuing Lender if the Mandatory Requirements are not fulfilled.  No Foreign Issuing Lender shall be obliged to issue a Foreign Credit Instrument (i) which does not fulfill the Dispensable Requirements, (ii) which shall be issued in a currency other than a Permitted Currency, or (iii) if the issuance of the relevant Foreign Credit Instrument is not permitted pursuant to its internal rules and guidelines.  In order to avoid a rejection of any issuance of a Foreign Credit Instrument requested by a Borrower due to non-compliance of its terms with the Dispensable Requirements, each Borrower hereby undertakes that, with respect to any Foreign Credit Instrument to be issued where the Borrower considers it reasonably likely that it will not be in a position to negotiate with the relevant future beneficiary terms for the relevant Foreign Credit Instrument which will meet the Dispensable Requirements, such Borrower will as soon as possible approach the Foreign Trade Facility Agent and designate a Foreign Issuing Lender to issue such Foreign Credit Instrument pursuant to the terms of Section 2.6(f).  Each Borrower shall seek advice from the Foreign Issuing Lender designated by such Borrower as the relevant Foreign Issuing Lender with respect to all Foreign Credit Instrument related issues during its negotiations of the underlying contract with the potential beneficiary of such Foreign Credit Instrument.  In cases where, in spite of such Borrower’s commercially reasonable efforts, fulfillment of the Dispensable Requirements appears unachievable, the relevant Foreign Issuing Lender and such Borrower shall try to reach an agreement on an indemnity in favor of such Foreign Issuing Lender which allows such Foreign Issuing Lender to issue the relevant Foreign Credit Instrument in its contractual relationship with such Borrower; provided that the right of the relevant Foreign Issuing Lender to reject the issuance of the requested Foreign Credit Instrument shall remain unaffected.

(f)            Receipt of Utilization Request.

(i)            Following the receipt of a Utilization Request, the Foreign Trade Facility Agent shall determine whether in its opinion the Utilization Request is duly completed.  If the Foreign Trade Facility Agent is of the opinion that the Utilization Request is not duly completed, it shall promptly inform the relevant Borrower and shall liaise with such Borrower with a view to agree on a modification of such Utilization Request.  If no such agreement can be reached, the Foreign Trade Facility Agent shall reject the Utilization Request.  If the Foreign Trade Facility Agent is of the opinion (as the case may be, following a modification of such Utilization Request) that the Utilization Request is duly completed, it shall forward such Utilization Request to the determined Foreign Issuing Lender(s).

(ii)           If the Foreign Trade Facility Agent determines that, due to the amount of the requested Foreign Credit Instrument, the requested Foreign Credit Instrument cannot be issued by a single Foreign Issuing Lender, it shall promptly inform the relevant Borrower and such Borrower shall then either withdraw the relevant Utilization Request or instruct the Foreign Trade Facility Agent that the relevant Foreign Credit Instrument shall be split into two or, if necessary due to the amount of the Foreign Credit Instrument, more Foreign Credit Instruments issued by several Foreign Issuing Lenders.

(iii)          In no event shall the aggregate amount (without duplication) of the sum of the Dollar Equivalent of all Foreign Credit Instruments and Joint Signature Foreign Credit Instruments issued by all Foreign Issuing Lenders plus the Dollar Equivalent of all unreimbursed Foreign Credit Disbursements of all such Foreign Issuing Lenders exceed the aggregate amount of the Foreign Credit Instrument Issuing Commitments or the Foreign Credit Commitments.

(g)           Issuance of Foreign Credit Instruments.

(i)            The Foreign Trade Facility Agent shall promptly forward each Utilization Request to the relevant Foreign Issuing Lender no later than 3:00 p.m., Düsseldorf time, on the Business Day following the day it has received such Utilization Request (or, if such day is not a Business Day, on the Business Day following the first Business Day after the day the Foreign Trade Facility Agent has received the Utilization Request) (the “Latest Notification Day”).  The Foreign Trade Facility Agent shall determine in its notice to the relevant Foreign Issuing Lender the day on which the requested Foreign Credit Instrument shall be issued (such day being the “Utilization Date”) which shall be the second Business Day of such Foreign Issuing Lender immediately following its receipt of the Utilization Request.  Such Foreign Issuing Lender(s) shall issue the respective Foreign Credit Instrument(s) on the Utilization Date unless such Foreign Issuing Lender informs the Foreign Trade Facility Agent and the relevant Borrower on or prior to 5:00 p.m., Düsseldorf time, on the Utilization Date that (and specifying the reasons) (x) it will not be able to issue the relevant Foreign Credit Instrument on the Utilization Date (in which case the Foreign Issuing Lender shall inform the Foreign Trade Facility Agent and such Borrower when it will be able to issue the relevant Foreign Credit Instrument) or (y) it will not be able to issue the Foreign Credit Instrument at all (1) due to its internal rules and guidelines, (2) due to any applicable law or regulation with which it has to comply, (3) due to the currency (other than any Permitted Currency) in which the Foreign Credit Instrument shall be issued, (4) because it is of the opinion that the Mandatory Requirements are not fulfilled, or (5) because it is of the opinion that the Dispensable Requirements are not fulfilled.

(ii)           If a Foreign Credit Instrument shall be issued on the same day the Utilization Request is delivered to the Foreign Trade Facility Agent (or if such day is not a Business Day, the following Business Day), the relevant Borrower shall inform the Foreign Trade Facility Agent in advance that the requested Foreign Credit Instrument shall be issued on the same day (or if such day is not a Business Day, the following Business Day).  The Foreign Trade Facility Agent shall promptly inform the relevant Foreign Issuing Lender accordingly which shall be obliged to use commercially reasonable efforts to issue the Foreign Credit Instrument on the same day as it receives the Utilization Request.

(iii)          (A) In the cases referred to in clause (x) or clause (y)(3) of Section 2.6(g)(i) above, the Foreign Trade Facility Agent shall obtain, and follow, instructions from the relevant Borrower, (B) in the cases referred to in clause (y)(1), (2), (4) and (5) of Section 2.6(g)(i) above, the relevant Borrower shall agree with the relevant Foreign Issuing Lender any amendments necessary to the respective Foreign Credit Instrument to enable the relevant Foreign Issuing Lender to issue the relevant Foreign Credit Instrument and, in the case of sub-paragraph (y)(5), Section 2.6(e) shall apply mutatis mutandis, (C) if, in the cases referred to under (A) or (B) above, no agreement can be reached between the relevant Foreign Issuing Lender and the relevant Borrower, such Foreign Issuing Lender shall reject the request to issue the requested Foreign Credit Instrument and the relevant Borrower shall promptly advise the Foreign Trade Facility Agent and shall designate another Foreign Issuing Lender and the time for issuance of the Foreign Credit Instrument shall be postponed to the extent necessary for practical reasons.  Such Foreign Issuing Lender shall promptly inform the Foreign Trade Facility Agent about all changes agreed with such Borrower with respect to a Utilization Request in accordance with this clause (iii).

(iv)          The relevant Foreign Issuing Lender may either issue the Foreign Credit Instrument directly or, if requested by and agreed with the relevant Borrower, arrange that the Foreign Credit Instrument (an “Indirect Foreign Credit Instrument”) be issued by a second bank (including one of its affiliates) or financial institution (the “Indirect Foreign Issuing Lender”) against its corresponding Counter-Guarantee in the form satisfactory to the Indirect Foreign

Issuing Lender.  In case of an Indirect Foreign Credit Instrument, such Foreign Issuing Lender is entitled to receive, for payment to the Indirect Foreign Issuing Lender, separate fees and expenses in respect of such Indirect Foreign Credit Instrument in addition to the fees and expenses pursuant to Section 2.6(p).  In line with international practices, the validity of a Counter-Guarantee in favor of the Indirect Foreign Issuing Lender will exceed the validity of the Indirect Foreign Credit Instrument by at least ten calendar days.

(v)           If a Utilization Request is made to request an amendment (including an extension) of any outstanding Foreign Credit Instrument, the Foreign Trade Facility Agent shall forward the Utilization Request to the relevant Foreign Issuing Lender if the requirements of Section 2.6(d) are fulfilled.  Clauses (i) through (iii) of this Section 2.6(g) shall apply mutatis mutandis.

(vi)          Each Foreign Issuing Lender shall comply at all times with the obligations set forth on Schedule 2.6(g).

(vii)         If the relevant Foreign Issuing Lender has not rejected the request to issue a Foreign Credit Instrument, the requested currency of which is not a Permitted Currency, the relevant Borrower assumes all risks related thereto and shall reimburse all costs reasonably incurred in connection with the procurement of such currency for honoring such Foreign Credit Instrument in such specific currency.

(h)           Borrower Liabilities.

(i)            If a Foreign Issuing Lender receives a request for payment under any Foreign Credit Instrument (including from an Indirect Foreign Issuing Lender under a Counter-Guarantee) issued by it, it shall promptly (and before any payment is made in respect thereof) inform the relevant Borrower, the Foreign Trade Facility Agent and the Administrative Agent accordingly.  A Borrower’s obligation to reimburse any payment made by a Foreign Issuing Lender under a Foreign Credit Instrument (each, a “Foreign Credit Disbursement”) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Foreign Credit Instrument, any request for the issuance thereof or this Agreement, or any term or provision therein, or (if any) underlying agreement (ii) any draft or other document presented under a Foreign Credit Instrument proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Foreign Issuing Lender under a Foreign Credit Instrument against presentation of a draft or other document that does not comply with the terms of such Foreign Credit Instrument, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.  Neither the Foreign Trade Facility Agent, the Lenders nor any Foreign Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Foreign Credit Instrument or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Foreign Credit Instrument (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in the finding of true facts or law or any consequence arising from causes beyond the control of the applicable Foreign Issuing Lender; provided that neither of the foregoing sentences shall be construed to excuse such Foreign Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Foreign Issuing Lender’s gross negligence, willful misconduct or failure to exercise care when determining whether drafts and other documents presented under a Foreign Credit Instrument comply with the terms thereof, or if the obligation to honor a request for payment under a Foreign Credit Instrument depends upon non-documentary conditions, whether questions of facts or law at issue in the underlying transaction justify the payment by the Foreign Issuing Lender.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, (i) with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Foreign Credit Instrument, a Foreign Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Foreign Credit Instrument; or (ii) if the obligation to honor a request for payment under a Foreign Credit Instrument depends upon non-documentary conditions, a Foreign Issuing Lender may, in its sole discretion, either accept and make payment upon such facts presented in connection with the request for payment, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, however, that the applicable Borrower does not promptly provide irrefutable evidence that facts presented in connection with the request for payment are not true, or refuse to accept and make payment upon such facts.  Without limiting any rights that the applicable Foreign Issuing Lender may have under applicable law, (i) the applicable Borrower’s aggregate remedies against the applicable Foreign Issuing Lender for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by such Borrower to such Foreign Issuing Lender with respect to the honored presentation, plus interest at the rate equal to the Adjusted LIBO Rate for Interest Periods of one month, (ii) may accept as a draft any written or electronic demand or request for payment under a Foreign Credit Instrument, even if non-negotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Foreign Credit Instrument, and (iii) may purchase or discount an accepted draft or deferred payment obligation incurred under a Foreign Credit Instrument without affecting the amount or timing of the reimbursement due from the applicable Borrower.

(ii)           The relevant Borrower shall, upon demand from the relevant Foreign Issuing Lender, reimburse such Foreign Issuing Lender for, and irrevocably and unconditionally indemnify such Foreign Issuing Lender against any sum paid or payable in accordance with clause (i) above under a Foreign Credit Instrument issued by such Foreign Issuing Lender at the request of such Borrower and against all other liabilities, reasonable costs (including any costs incurred in funding any amount paid by such Foreign Issuing Lender under or in connection with such Foreign Credit Instrument), claims, losses and expenses which such Foreign Issuing Lender may at any time (whether before, on or after the Foreign Trade Maturity Date) reasonably incur or sustain in connection with or arising out of any such Foreign Credit Instrument.  Each such reimbursement shall be made in Dollars in the amount of the Dollar Equivalent of the currency in which the applicable Foreign Credit Disbursement was made.  If a Foreign Issuing Lender shall make any Foreign Credit Disbursement, then, unless the relevant Borrower shall reimburse such Foreign Credit Disbursement in full on the date such Foreign Credit Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Foreign Credit Disbursement is made to but excluding the date that such Borrower reimburses such Foreign Credit Disbursement, at the rate per annum then applicable to ABR Domestic Revolving Loans; provided that if such Borrower fails to reimburse such Foreign Credit Disbursement upon demand (including any interim interest incurred in connection with such Foreign Credit

Disbursement pursuant to this sentence), then Section 2.15(c)(ii) shall apply in respect of the overdue amounts.

(i)            Participations.  (i) By the issuance of a Foreign Credit Instrument or Joint Signature Foreign Credit Instrument (or an amendment to a Foreign Credit Instrument or Joint Signature Foreign Credit Instrument increasing the amount thereof) and without any further action on the part of the applicable Foreign Issuing Lender or the Lenders with Foreign Credit Commitments, the applicable Foreign Issuing Lender hereby grants to each Lender with a Foreign Credit Commitment, and each Lender with a Foreign Credit Commitment hereby acquires from such Foreign Issuing Lender, a participation in such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument.  In consideration and in furtherance of the foregoing, each Lender with a Foreign Credit Commitment hereby absolutely and unconditionally agrees to pay to the Foreign Trade Facility Agent in Dollars, for the account of such Foreign Issuing Lender, such Lender’s Applicable Percentage of (i) each Foreign Credit Disbursement made by such Foreign Issuing Lender in Dollars and (ii) the Dollar Equivalent of each Foreign Credit Disbursement made by such Foreign Issuing Lender in a Permitted Currency or in another currency permitted under Section 2.6(g)(vii) and, in each case, not reimbursed or indemnified by the relevant Borrower on the date due as provided in paragraph (h) of this Section, or of any such reimbursement or indemnity payment required to be refunded to such Borrower for any reason.  Each Lender with a Foreign Credit Commitment acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Foreign Credit Instruments and Joint Signature Foreign Credit Instruments is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Foreign Credit Instrument and continuance of a Default or Event of Default or reduction or termination of the Foreign Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(j)            Reimbursement.  If the applicable Foreign Issuing Lender shall make any payment in respect of a Foreign Credit Instrument or Joint Signature Foreign Credit Instrument in accordance with Section 2.6(h), and if the relevant Borrower fails to reimburse or to indemnify such Foreign Issuing Lender for such payment in accordance with Section 2.6(h), the Foreign Trade Facility Agent shall promptly notify the applicable Foreign Issuing Lender and each other Lender with a Foreign Credit Commitment of the applicable unreimbursed amount, the Dollar Equivalent thereof, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender with a Foreign Credit Commitment shall pay to the Foreign Trade Facility Agent in Dollars its Applicable Percentage of the payment then due from the relevant Borrower, and the Foreign Trade Facility Agent shall promptly pay to the applicable Foreign Issuing Lender in Dollars the amounts so received by it from each such Lender.  Each Lender with a Foreign Credit Commitment at its option (after consultation with the Parent Borrower) may perform any reimbursement obligation pursuant to this Section 2.6(j) by causing any domestic or foreign branch or Affiliate of such Lender to perform such reimbursement obligation if in the judgment of such Lender such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that any exercise of such option shall not affect the obligations of the relevant Borrower or such Lender under this Section 2.6.  Promptly following receipt by the Foreign Trade Facility Agent of any payment from any Borrower pursuant to Section 2.6(h), the Foreign Trade Facility Agent shall distribute such payment to the Lenders that have made payments pursuant to this paragraph to reimburse such Foreign Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse any Foreign Issuing Lender for any payment or indemnity made by the applicable Foreign Issuing Lender pursuant to Section 2.6(h)

shall not relieve any Borrower of its obligation to make any reimbursement or indemnity pursuant to Section 2.6(h).

(k)                                  Reversal of Foreign Credit Instruments.

(i) Each Foreign Issuing Lender will notify the Foreign Trade Facility Agent on each Business Day about any expiration or reduction of the Face Amount of any Foreign Credit Instrument or Counter-Guarantee issued by it which became effective the preceding Business Day (the “Foreign Credit Instrument Termination Date”) (a “Utilization Reduction Notice”).  With respect to:

(A)                              a Foreign Credit Instrument (other than a Counter-Guarantee or an Indirect Foreign Credit Instrument) which under its terms expires without any doubt if no demand has been received by such Foreign Issuing Lender on or before a specified expiry date, such Foreign Issuing Lender will, on the next Business Day following the expiry date, give a Utilization Reduction Notice, unless the terms of such Foreign Credit Instrument provide that it shall be governed in accordance with the laws of any country other than a country which has been a member state of the European Union as of December 2002 (in which case clause (B) below shall apply mutatis mutandis);

(B)                                a Foreign Credit Instrument (other than a Counter Guarantee or an Indirect Foreign Credit Instrument) which, under its terms either does not provide for a specific expiry date or does not otherwise expire without any doubt if no demand for payment has been received by such Foreign Issuing Lender on or before a definite expiry date or in the case of a release of a Foreign Credit Instrument before the expiry date specified therein, such Foreign Issuing Lender will give a Utilization Reduction Notice (1) as and when the original of the Foreign Credit Instrument including all amendments, if any, is being received by it from the beneficiary or the relevant Borrower, or (2) after having received any explicit notice of release from the beneficiary in form and substance substantially in accordance with the form provided in Schedule 2.6(k);

(C)                                a Counter-Guarantee, such Foreign Issuing Lender will give a Utilization Reduction Notice only upon being unconditionally discharged in writing from any respective liability by the Indirect Foreign Issuing Lender, or upon such Foreign Issuing Lender having paid the amount available under the Counter-Guarantee to the Indirect Foreign Issuing Lender; provided that if the Foreign Issuing Lender has been prevented from effecting such payment without delay, the Utilization Reduction Notice is subject to any assertion of damages on account of delay by the Indirect Foreign Issuing Lender;

(D)                               a Foreign Credit Instrument (other than a Counter-Guarantee) issued in connection with legal proceedings in Germany, such Foreign Issuing Lender will give a Utilization Reduction Notice only upon receipt of the original of the Foreign Credit Instrument for discharge from the beneficiary or upon the beneficiary’s consent to the discharge or upon establishment of the expiry of the Foreign Credit Instrument by an executory order according to §109(2) of the German Code of Civil Procedure;

(E)                                 a Foreign Credit Instrument (including a Counter-Guarantee where the related Indirect Foreign Credit Instrument is), expressly subject to the Uniform Rules for Demand Guarantees of the International Chamber of Commerce in Paris, such Foreign Issuing Lender will give a Utilization Reduction Notice if under said rules a reversal of a letter of credit or guarantee would have to be made;

(F)                                 reductions of a Foreign Credit Instrument or an Indirect Foreign Credit Instrument/Counter-Guarantee, such Foreign Issuing Lender will give a Utilization Reduction Notice only if (1) the terms and conditions of any reduction clause of the terms of the Foreign Credit Instrument are, without any doubt, complied with or if the beneficiary or, in the case of an Indirect Foreign Credit Instrument, the Indirect Foreign Issuing Lender has certified in writing and unconditionally the reduction of the Foreign Credit Instrument or Counter-Guarantee respectively or (2) the Foreign Issuing Lender has effected partial payment pursuant to a demand; and

(G)                                any Foreign Credit Instrument in relation to which such Foreign Issuing Lender has effected full payment pursuant to a demand so that the beneficiary would not be entitled to claim any further payment, such Foreign Issuing Lender will give a Utilization Reduction Notice.

(ii)                                  If a claim under a Foreign Credit Instrument is lodged with the relevant Foreign Issuing Lender after such Foreign Issuing Lender has given a Utilization Reduction Notice with respect to such Foreign Credit Instrument:

(A)                              such Foreign Issuing Lender shall effect payment only if such payment is expressly authorized by the relevant Borrower or ordered by a court decision, enforceable in the country where it was rendered; and

(B)                                the relevant Borrower shall (1) indemnify such Foreign Issuing Lender in accordance with Section 2.6(h) and (2) pay to such Foreign Issuing Lender an amount (without duplication) equal to the Foreign Credit Commitment Fee such Foreign Issuing Lender would have received if the relevant Foreign Credit Instrument or Joint Signature Foreign Credit Instrument had been outstanding from the date the relevant Utilization Reduction Notice was given until the date payment is made by such Borrower to the Foreign Issuing Lender in accordance with Section 2.6(h).

(iii)                               From and including the day the Utilization Reduction Notice is made, the Foreign Trade Facility Agent and the relevant Foreign Issuing Lender shall treat each Foreign Credit Instrument subject to such Utilization Reduction Notice for any calculations under this Agreement, as non-existing or, as the case may be, as reduced as specified in the Utilization Reduction Notice; provided  that, for the purpose of calculating the fees in respect of the Foreign Trade Facility pursuant to Section 2.6(p), such Foreign Credit Instrument shall in any case be treated as non-existing, or, as the case may be, as reduced from the day following the Foreign Credit Instrument Termination Date.

(l)                                     Permitted Maturity.  Each Foreign Credit Instrument shall have an expiry date that complies with the definition of Permitted Maturity, unless any such Foreign Credit Instrument does not provide for a specific expiry date, in which case the Commercial Lifetime of such Foreign Credit Instrument shall fall within the Permitted Maturity.

(m)                               Joint Signature Foreign Credit Instruments.

(i)                                     If a Utilization Request has been made for a Foreign Credit Instrument to be issued as a Joint Signature Foreign Credit Instrument, then the relevant Borrower will approach the relevant beneficiary to ascertain whether such beneficiary is prepared to accept a Joint Signature Foreign Credit Instrument.  In case of the beneficiary’s acceptance, the Foreign Trade

Facility Agent will, in close coordination with such Borrower, select the relevant Foreign Issuing Lenders (the “Joint Foreign Issuing Lenders”) prepared to issue the Joint Signature Foreign Credit Instrument and acceptable to the beneficiary.

(ii)                                  The Joint Foreign Issuing Lenders so selected will then appoint one of the Joint Foreign Issuing Lenders to act as their agent (the “Joint Foreign Trade Facility Agent”) in connection with the Joint Signature Foreign Credit Instrument acting on terms to be agreed between the Joint Foreign Issuing Lenders and the Joint Foreign Trade Facility Agent pursuant to an agreement substantially in the form of Schedule 2.6(m).  The Joint Foreign Trade Facility Agent shall be responsible for coordinating the Joint Foreign Issuing Lenders and shall represent the Joint Foreign Issuing Lenders vis-à-vis the beneficiary, and the Joint Foreign Trade Facility Agent shall be responsible for processing the Joint Signature Foreign Credit Instrument.  In such capacity, the Joint Foreign Trade Facility Agent shall give to the Foreign Trade Facility Agent the notices otherwise to be given by each Foreign Issuing Lender hereunder, in particular under Sections 2.6(i), 2.6(o) and 2.6(p)(i).

(iii)                               Any liability of the Joint Foreign Issuing Lenders under a Joint Signature Foreign Credit Instrument, and the rights resulting from honoring a demand made thereunder, shall be several.  Each Joint Foreign Issuing Lender shall be responsible for the proportionate amount demanded by the beneficiary under a Joint Signature Foreign Credit Instrument in the proportion the amount of the Joint Signature Foreign Credit Instrument allocated to it bears to the total Dollar Equivalent of such Joint Signature Foreign Credit Instrument.  The Foreign Trade Facility Agent shall, with respect to the determination of the utilization of the individual Foreign Credit Instrument Issuing Commitment of each Joint Foreign Issuing Lender and with respect to the calculation of any Excess Amount, treat each Joint Foreign Issuing Lender in the Joint Signature Foreign Credit Instrument as if each Joint Foreign Issuing Lender had issued a Foreign Credit Instrument in the amount equal to the amount of its proportionate amount in the Joint Signature Foreign Credit Instrument.

(n)                                 Determination of Dollar Equivalent.  On each Business Day on which any Foreign Credit Instrument is outstanding under this Agreement, or there is any other Foreign Trade Exposure, the Foreign Trade Facility Agent shall determine the amount of the Dollar Equivalent of all outstanding Foreign Credit Instruments and unreimbursed Foreign Credit Disbursements (in each case adjusted to reflect any repayment, prepayment or reversal of any relevant Foreign Credit Instrument) on the basis of the foreign exchange rates for the previous Business Day which shall be determined as follows:

(i)                                     if the conversion rate of the respective currency into Dollars is published on the internet page
“www.db-markets.com” (on the sub-page “Markets”, sub-page “FX Rates”, sub-page “FX Historic Rates”, link “DB Fixings (Frankfurt)” or on any other internet page replacing such internet page, the calculation shall be based on the rates displayed on such internet page; and

(ii)                                  if the conversion rate of the respective currency into Dollars is not published on the internet page “www.db-markets.com” (on the sub-page “Markets”, sub-page “FX Rates”, sub-page “FX Historic Rates”, link “DB Fixings (Frankfurt)”  or on any other internet page replacing such internet page, the calculation shall be based on the previous month’s foreign exchange rates published on the same internet page on the sub-page “FX Historic Rates”, further sub-page “End-of-Month prices”.

If the relevant exchange rate cannot be determined in accordance with clauses (i) or (ii) above, the Foreign Trade Facility Agent shall determine the appropriate exchange rate in its reasonable discretion.

(o)                                 Cash Cover.

(i)                                     If, pursuant to a Daily Report issued on the last Business Day of any calendar month (each a “Rebasing Date”), (A) the aggregate Dollar Equivalent of the Foreign Trade Exposure of the Foreign Issuing Lenders exceeds the aggregate amount of the Foreign Credit Instrument Issuing Commitments of the Foreign Issuing Lenders or the aggregate amount of the Foreign Credit Commitments of the Lenders or (B) the aggregate Dollar Equivalent of the Foreign Credit Instruments and Joint Signature Foreign Credit Instruments outstanding plus the aggregate Dollar Equivalent of the outstanding unreimbursed Foreign Credit Disbursements  exceeds the amount of the Foreign Credit Commitments of the Lenders, in either case, by more than $500,000 (any such exceeding amount being the “Excess Amount”), the Foreign Trade Facility Agent shall request in writing from the Parent Borrower, within a period of five Business Days following receipt of the respective Daily Report, Cash Cover with respect to such Excess Amount, and the Parent Borrower shall, within a period of four Business Days following receipt of the demand from the Foreign Trade Facility Agent, provide for Cash Cover in accordance with clause (iv) below.

(ii)                                  Clause (i) above shall be applicable mutatis mutandis if, in respect of any Rebasing Date subsequent to a Rebasing Date in respect of which Cash Cover had been provided, the Excess Amount has increased by an amount equal to $500,000 of the aggregate Foreign Credit Instrument Issuing Commitments or Foreign Credit Commitments due to fluctuation of currency exchange rates.

(iii)                               If in respect of any Rebasing Date subsequent to a Rebasing Date in respect of which Cash Cover had been provided pursuant to clause (i) above to the Foreign Trade Facility Agent, the Excess Amount (as shown in the relevant Daily Report) has been reduced to zero (either through fluctuation of currency exchange rates or through the reduction or expiration of any Foreign Credit Instruments), the Foreign Trade Facility Agent shall release the whole or relevant part of the Cash Cover within three Business Days of the relevant Rebasing Date.

(iv)                              If a Borrower is obliged to provide for Cash Cover under this Agreement, such Borrower shall pay the relevant amount for which it shall provide Cash Cover in Dollars or in the Dollar Equivalent of the currency of the respective Foreign Credit Instrument for which Cash Cover has to be provided to an account of the Foreign Trade Facility Agent, in the name of the Parent Borrower, to be maintained for the benefit of the Foreign Issuing Lenders and Lenders with a Foreign Credit Commitment (such deposited amount, the “Cash Cover”).  Such account shall be an interest bearing account (subject to Section 2.6(b)(v), with the amount of interest to be determined by the Foreign Trade Facility Agent in accordance with its standard business practice) in the name of the Parent Borrower and such account shall be pledged to the Administrative Agent on the basis of a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.

(v)                                 If the term on any Foreign Credit Instrument or Joint Signature Foreign Credit Instrument extends beyond the Foreign Trade Maturity Date or other termination of this Agreement, the applicable Borrower shall, on the earlier of the Foreign Trade Maturity Date or the date of such other termination of this Agreement, either (A) cause such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument to be surrendered for cancellation to the applicable Foreign Issuing Lender or (B) provide Cash Cover (or other credit support reasonably satisfactory) to the Foreign Trade Facility Agent in an amount equal to at least 103% of the Dollar Equivalent of the Face Amount of such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument.  Upon notice to the Foreign Trade Facility Agent of the termination, reduction or expiration (without any pending drawing) of such Foreign Credit Instrument or Joint Signature Foreign Credit Instrument issued by such Foreign Issuing Lender, the Foreign Trade Facility Agent shall release the whole or relevant part of the Cash Cover within three Business Days of the relevant date of termination, reduction or expiration, and the Foreign Trade Facility Agent shall use Cash Cover to promptly reimburse any Foreign Issuing Lender honoring any Foreign Credit Instrument.

(p)                                 Fees; Termination.

(i)                                     Foreign Credit Commitment Fee.  The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to the Foreign Trade Facility Agent, for the account of each Lender with a Foreign Credit Commitment, a commitment  fee (the “Foreign Credit Commitment Fee”) which shall accrue at the Applicable Rate on the average daily unused amount of each Foreign Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Foreign Credit Commitments terminate.  Accrued Foreign Credit Commitment Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Foreign Credit Commitments terminate, commencing on the first such date to occur after the date hereof.  Foreign Credit Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(ii)                                  Foreign Credit Instrument Fee.  The Parent Borrower agrees to pay (or to cause a Foreign Subsidiary Borrower to pay) to the Foreign Trade Facility Agent, for the account of each Lender with a Foreign Credit Commitment, a participation fee (the “Foreign Credit Instrument Fee”) with respect to its participation in Foreign Credit Instruments and Joint Signature Foreign Credit Instrument which shall accrue at the Applicable Rate on the average daily Face Amount of each such Foreign Credit Instrument and Joint Signature Foreign Credit Instrument outstanding (i.e. unexpired and not terminated) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Foreign Credit Commitment terminates and the date on which such Lender ceases to have any participation risk with respect to Foreign Credit Instruments and Joint Signature Foreign Credit Instruments issued hereunder.  Accrued Foreign Credit Instrument Fees shall be paid quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Foreign Credit Commitments terminate, commencing on the first such date to occur after the date hereof.  Foreign Credit Instrument Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(iii)                               Foreign Credit Fronting Fee.  With respect to each issuance of a Foreign Credit Instrument requested by a Borrower, such Borrower shall pay, in arrears for each calendar quarter in accordance with clause (vi) below, a fronting fee in the amount of 0.125% per annum on the Dollar Equivalent of such Foreign Credit Instrument (the “Foreign Credit Fronting Fee”).  With respect to any such calculation, clause (i) above shall apply mutatis mutandis.

(iv)                              Foreign Credit Handling Fee.  Each Borrower shall, with respect to the issuance or amendment of any Foreign Credit Instrument by a Foreign Issuing Lender, pay to such Foreign Issuing Lender, quarterly in arrears in accordance with clause (vi) below, a handling fee of $150 with respect to each Foreign Credit Instrument so issued, and $100 with respect to each Foreign Credit Instrument so amended, by such Foreign Issuing Lender during the previous calendar quarter (the “Foreign Credit Handling Fee”).

(v)                                 Other Fees and Expenses.  Each Borrower shall, within three Business Days following written demand from a Foreign Issuing Lender that has issued a Foreign Credit Instrument for such Borrower, reimburse such Foreign Issuing Lender for all reasonable costs (including internal costs) and expenses (including legal fees) incurred by such Lender and evidenced to such Borrower in connection with the handling of any claims made against such Lender under any Foreign Credit Instrument issued by it.

(vi)                              Payment of Foreign Credit Fees.  Each Foreign Issuing Lender shall notify the Foreign Trade Facility Agent in writing about the amount of all Foreign Credit Handling Fees payable by any Borrower with respect to each previous calendar quarter not later than on the fifth Business Day of each calendar quarter.  In the case of each Foreign Issuing Lender, the notification needs to include only the sum of all such fees payable to such Lender and the respective amounts owing from each Borrower.  The Foreign Trade Facility Agent shall calculate the Foreign Credit Commitment Fee, the Foreign Credit Instrument Fee and the Foreign Credit Fronting Fee payable by the Borrowers with respect to the previous calendar quarter.  The Foreign Trade Facility Agent shall, not later than the seventh Business Day of each calendar quarter, inform the Parent Borrower in writing about the amount of the Foreign Credit Commitment Fee, Foreign Credit Instrument Fee and the Foreign Credit Fronting Fee payable with respect to the previous quarter and the aggregate amount of the Foreign Credit Handling Fee, as notified to it by the Foreign Issuing Lenders pursuant to the first sentence of this clause (vii), and the Parent Borrower shall pay (or shall cause the relevant Borrower to pay) such amounts to the Foreign Trade Facility Agent for distribution to the Foreign Issuing Lenders and the applicable Lenders not later than the fifth Business Day following the receipt by the Parent Borrower of the notification from the Foreign Trade Facility Agent.

(vii)                           Termination.  (A) With respect to each Foreign Credit Instrument issued and which is or under which claims are still outstanding on the earlier of (I) the Foreign Trade Maturity Date or (II) the date of termination or cancellation of the Foreign Credit Instrument Issuing Commitments and Foreign Credit Commitments or (B) if an Event of Default has occurred and is continuing, upon the request of the Required Lenders to the Administrative Agent, the Parent Borrower or other relevant Borrower, will on such applicable date provide Cash Cover to (or other credit support reasonably satisfactory to) the Foreign Trade Facility Agent in an amount equal to at least 103% of the Face Amount of all such Foreign Credit Instruments.  Section 2.6(o)(v) shall apply mutatis mutandis.

(q)                                 Cancellation.

(i)                                     The Parent Borrower may, by giving to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, not less than 15 days’ prior written notice, cancel the whole or any part (being a minimum of $10,000,000) of the then unused Foreign Credit Instrument Issuing Commitments and/or the Foreign Credit Commitments without premium or penalty (it being understood and agreed that any cancellation or termination of the Foreign Credit Instrument Issuing Commitments and/or Foreign Credit Commitments pursuant to this Section 2.6(q) shall be done on a pro rata basis); provided that a notice of termination of the unused Foreign Credit Instrument Issuing Commitments and/or the Foreign Credit Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent and the Foreign Trade Facility Agent on or prior to the specified effective date) if such condition is not satisfied.

(ii)                                  If any Foreign Issuing Lender claims a payment or indemnification from any Borrower under Section 2.17, the Parent Borrower may, within 30 days thereafter and by not less than 15 days’ prior written notice to the Administrative Agent, with a copy to the Foreign Trade Facility Agent, cancel such Foreign Issuing Lender’s unused Foreign Credit Instrument Issuing Commitment whereupon such Foreign Issuing Lender shall cease to be obliged to issue further Foreign Credit Instruments and its unused Foreign Credit Instrument Issuing Commitment shall be reduced to zero.  The remaining amount of such Foreign Issuing Lender’s Commitment shall be cancelled automatically in whole, or, as the case may be, in part with the receipt by the Foreign Trade Facility Agent of the Utilization Reduction Notice(s) with respect to the Foreign Credit Instruments issued by such Foreign Issuing Lender and still outstanding.

(iii)                               Any notice of cancellation given by the Parent Borrower pursuant to clause (i) or (ii) above shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation; provided, however, that any such notice of cancellation delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent and the Foreign Trade Facility Agent on or prior to the specified effective date) if such condition is not satisfied.

(iv)                              Cancelled Foreign Credit Instrument Issuing Commitments cannot be reinstated and cancelled Foreign Credit Commitments cannot be reinstated.

(r)                                    Reports.  The Foreign Trade Facility Agent shall send to the Foreign Issuing Lenders, Lenders with Foreign Credit Commitments, the Parent Borrower and the Administrative Agent, via e-mail to the addresses and persons notified for this purpose by such Persons to the Foreign Trade Facility Agent, (i) on each Business Day, a report (the “Daily Report”) (A) stating the Dollar Equivalent for all outstanding Foreign Credit Instruments as determined for such Business Day, (B) listing, for each Foreign Issuing Lender, as of such Business Day, the Dollar Equivalent of the outstanding Foreign Credit Instruments issued by such Foreign Issuing Lender and the percentage of each such Foreign Issuing Lender’s utilized Foreign Credit Instrument Issuing Commitment, and (C) containing the further information about the utilization of the Foreign Trade Facility as specified on Schedule 2.6(r), (ii) on each Business Day, a daily activity report of the previous Business Day, in a form as substantially set out in Schedule 2.6(r) and (iii) not later than the fifth Business Day of each calendar month, a report stating all overdue Foreign Credit Instruments and all Foreign Credit Instruments falling due within such month and the following calendar month.  The Parent Borrower and each Foreign Issuing Lender shall inform the Foreign Trade Facility Agent by 5:00 p.m., Düsseldorf time, on the fifth Business Day following receipt of any such report if it does not agree with any information contained in such report.

(s)                                  Unreimbursed Foreign Credit Disbursements.  Each Foreign Issuing Lender shall promptly notify the Foreign Trade Facility Agent and the Administrative Agent of any Foreign Credit Disbursement of such Foreign Issuing Lender that has not been reimbursed by or on behalf of the relevant Borrower and shall include in such notice (i) the date of the Foreign Credit Disbursement, (ii) the name of the relevant Borrower and (iii) the amount (including the currency) of such Foreign Credit Disbursement and the Dollar Equivalent thereof as calculated by such Foreign Issuing Lender in accordance with this Agreement.

(t)                                    Additional Foreign Issuing Lenders.  Upon notice to the Administrative Agent and the Foreign Trade Facility Agent (which shall promptly notify the Lenders with Foreign Credit Commitments), the Parent Borrower may, designate additional Foreign Issuing Lenders to provide additional Foreign Credit Instrument Issuing Commitments hereunder and/or designate existing Foreign Issuing Lenders to provide an increase to its existing Foreign Credit Instrument Issuing Commitment hereunder.  No Person shall have any obligation hereunder to become a Foreign Issuing Lender or to provide any such additional or increased Foreign Credit Instrument Issuing Commitment.  The Foreign Issuing Lender or other Person that in its sole discretion agrees to provide any such increased or additional Foreign Credit Instrument Issuing Commitment shall enter into a Foreign Issuing Lender Joinder Agreement with completions reasonably acceptable to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower.  No such designation shall be made to (i) the Parent Borrower or the Parent Borrower’s Affiliates or Subsidiaries or (ii) a natural person.  Upon consummation of any such Foreign Issuing Lender Joinder Agreement, Schedule 1.1A shall be deemed revised to reflect the applicable Foreign Credit Instrument Issuing Commitment added pursuant to such Foreign Issuing Lender Joinder Agreement.

Section 2.7.                                   Funding of Borrowings.

(a)                                  Each Lender shall make each Loan (other than any Incremental Term Loan) to be made by it hereunder on the proposed date thereof by wire transfer to the Administrative Agent in same day funds at the Administrative Agent’s Office for the applicable currency most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, not later than 12:00 noon, New York City time, in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in a Qualified Global Currency; provided that Swingline Loans shall be made as provided in Section 2.4.  The Administrative Agent will make such Loans available to the relevant Borrower by wiring the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request; provided that ABR Domestic Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e) shall be remitted by the Administrative Agent to the applicable Issuing Lender.  Any funding of Incremental Term Loans shall be made pursuant to such procedures as shall be agreed to by the Parent Borrower, the relevant Incremental Term Lenders and the Administrative Agent.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount in the required currency.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon in such currency, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of a Borrower, the interest rate applicable to such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.8.                                   Interest Elections.

(a)                                  Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a

Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding the foregoing, a Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect to convert Qualified Global Currency Loans from Eurocurrency Loans to ABR Loans, (iii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.2(d), (iv) elect to convert any ABR Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.2(c), (v) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans (including any Eurocurrency Loans made to such Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.2(c) or (vi) elect to convert or continue any Swingline Borrowings.

(b)                                 To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if such Borrower were requesting a Borrowing of Domestic Revolving Loans or Global Revolving Loans of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2 and paragraph (a) of this Section:  (i) the Borrowing to which such Interest Election Request applies; (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election.  If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in a Qualified Foreign Global Currency prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically continue as a Eurocurrency Loan having an Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) no Borrowing denominated in a Qualified Global Currency having an Interest Period in excess of one month may be made or continued.

Section 2.9.                                   Termination and Reduction of Commitments.

(a)                                  (i) The Term Loan Commitments shall terminate on the Effective Date after the funding of the Initial Term Loans on the Effective Date, (ii) the Domestic Revolving Commitments shall terminate on the Domestic Revolving Maturity Date, (iii) the Global Revolving Commitments shall terminate on the Global Revolving Maturity Date and (iv) the Foreign Credit Instrument Issuing Commitments and the Foreign Credit Commitments shall terminate on the Foreign Trade Maturity Date.

(b)                                 The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments (other than Foreign Credit Instrument Issuing Commitments) of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (ii) the Parent Borrower shall not terminate or reduce (A) the Domestic Revolving Commitments if, after giving effect to any concurrent prepayment of the Domestic Revolving Loans in accordance with Section 2.12, the Domestic Revolving Exposure would exceed the total Domestic Revolving Commitments, (B) the Global Revolving Commitments if, after giving effect to any concurrent prepayment of the Global Revolving Loans in accordance with Section 2.12, the Global Revolving Exposure would exceed the total Global Revolving Commitments, or (C) the Foreign Credit Instrument Issuing Commitments or the Foreign Credit Commitments if the Total Foreign Trade Exposure would exceed (1) the total Foreign Credit Instrument Issuing Commitments or (2) the total Foreign Credit Commitments and (iii) each reduction of Foreign Credit Instrument Issuing Commitments and the Foreign Credit Commitments shall be made in accordance with Section 2.6(q).

(c)                                  The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities, debt financings or Dispositions, in which case such notice may be revoked or the date specified therein extended by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.10.                             Evidence of Debt.

(a)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made, and each Foreign Credit Instrument issued, by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.4(c) and a subaccount for each Lender in which it shall record (i) the amount of each Loan made hereunder (whether or not evidenced by a promissory note), the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal and/or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  The Foreign Trade Facility Agent shall maintain records in which it shall record all relevant details about each Foreign Credit Instrument issued hereunder and, upon the request of the

Administrative Agent, the Foreign Trade Facility Agent shall make such records (or copies thereof) available to the Administrative Agent.

(c)           The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)           Upon the request of any Lender made through the Administrative Agent, the Parent Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall (i) in the case of Domestic Revolving Loans, be in the form of Exhibit J (a “Domestic Revolving Note”), (ii) in the case of Global Revolving Loans, be in the form of Exhibit K (a “Global Revolving Note”), (iii) in the case of Swingline Loans, be in the form of Exhibit L (a “Swingline Note”), and (iv) in the case of Term Loans, be in the form of Exhibit M (a “Term Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

Section 2.11.          Repayment of Loans.

(a)           The Parent Borrower shall repay the outstanding principal amount of the Initial Term Loan on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.12, unless accelerated sooner pursuant to Article VII):

Payment Dates	Principal Amortization Payment

March 31, 2008	$18,750,000
June 30, 2008	$18,750,000
September 30, 2008	$18,750,000
December 31, 2008	$18,750,000
March 31, 2009	$18,750,000
June 30, 2009	$18,750,000
September 30, 2009	$18,750,000
December 31, 2009	$18,750,000
March 31, 2010	$18,750,000
June 30, 2010	$18,750,000
September 30, 2010	$18,750,000
December 31, 2010	$18,750,000
March 31, 2011	$18,750,000
June 30, 2011	$18,750,000
September 30, 2011	$18,750,000
December 31, 2011	$112,500,000
March 31, 2012	$112,500,000
June 30, 2012	$112,500,000
Term Loan Maturity Date	Outstanding Principal Balance of Term Loan

(b)           The Parent Borrower shall repay Incremental Term Loans in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Facility Activation Notice pursuant to which such Incremental Term Loans were made; provided that the weighted average life of each Incremental Term Loan shall be no shorter than the remaining weighted average life of the other previously existing Term Loans.

(c)           The Parent Borrower shall repay (i) the then unpaid principal amount of the Domestic Revolving Loans on the Domestic Revolving Maturity Date and (ii) the then unpaid principal amount of each Swingline Loan on the earlier of the Domestic Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last Business Day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Borrowing of Domestic Revolving Loans is made, the Parent Borrower shall repay all Swingline Loans then outstanding.

(d)           Each Borrower shall repay the then unpaid principal amount of the Global Revolving Loans on the Global Revolving Maturity Date.

Section 2.12.          Prepayment of Loans.

(a)           Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b)           If on any date any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Parent Borrower shall, within ten Business Days after such Net Proceeds are received, apply an amount equal to the aggregate amount of such Net Proceeds, first, to prepay Term Loans and, second, (after the Term Loans have been paid in full) to the Domestic Revolving Loans and the Global Revolving Loans on a pro rata basis (without a corresponding permanent reduction in the aggregate Domestic Revolving Commitments or the aggregate Global Revolving Commitments); provided that, in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (“Reinvestment Net Proceeds”), within 360 days after receipt of such Net Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment or Commitment reduction shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.  Notwithstanding the foregoing, from and after the date during any fiscal year of the Parent Borrower on which the aggregate gross proceeds (inclusive of amounts of the type described in the first parenthetical of Section 6.6(d)) from Dispositions pursuant to Section 6.6(d) received during such fiscal year exceed 15% of Total Consolidated Assets, the Net Proceeds from each subsequent Prepayment Event occurring during such fiscal year resulting from Dispositions pursuant to Section 6.6(d) (and a ratable amount of Net Proceeds from any Prepayment Event that first causes the aforementioned 15% threshold to be exceeded, which ratable amount shall be determined by reference to a fraction, the numerator of which shall be the portion of the gross proceeds from such Prepayment Event representing the excess above such 15% threshold and the denominator of which shall be the aggregate gross proceeds from such Prepayment Event) may not be treated as Reinvestment Net Proceeds.

(c)           If on any Determination Date relating to the Global Revolving Facility, the Total Global Exposure exceeds the total Global Revolving Commitments by more than $500,000, the Parent Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) the Borrowings of Global Revolving Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.5(j)) in an aggregate amount such that, after giving effect thereto, the Total Global Exposure does not exceed the total Global Revolving Commitments.  If on any Determination Date relating to the Domestic Revolving Facility, the Total Domestic Exposure exceeds the total Domestic Revolving Commitments, the Parent Borrower shall, without notice or demand, within three Business Days after such Determination Date, prepay (or cause the relevant Foreign Subsidiary Borrower to prepay) the Borrowings of Domestic Revolving Loans or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.5(j)) in an aggregate amount such that, after giving effect thereto, the Total Domestic Exposure does not exceed the total Domestic Revolving Commitments.

(d)           A Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy promptly thereafter) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or 11:00 a.m., London time, as applicable), three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Domestic Revolving Commitments or the Global Revolving Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked (or the date specified therein extended) if such notice of termination is revoked (or the date specified therein extended) in accordance with Section 2.9.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2, except as necessary to apply fully the required amount of a mandatory prepayment.

Section 2.13.          Certain Payment Application Matters.

(a)           Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  It is understood that, in the case of Global Revolving Loans, the relevant Borrower may select the particular currency of Loans to be prepaid, and such prepayment shall then be applied ratably to such Loans.  Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

(b)           Any mandatory prepayment of Term Loans shall be allocated pro rata among the Initial Term Loans and any Incremental Term Loans based on the aggregate principal amount of outstanding Borrowings of each such Class.  Any optional prepayment of Term Loans shall be allocated as directed by the Parent Borrower to the Initial Term Loans and/or the Incremental Term Loans.  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)           Each mandatory prepayment of the Term Loans shall be applied to the installments, first to any remaining scheduled installments due prior to the second anniversary of the date of such prepayment (applied pro rata to such remaining installments) and, second, to the remaining scheduled installments due on or after the second anniversary of the date of such prepayment (applied pro rata to such remaining installments).  Any optional prepayment of the Term Loans shall be applied to the installments of the Term Loans as directed by the Parent Borrower.

Section 2.14.          Fees.

(a)           The Parent Borrower agrees to pay to the Administrative Agent for the account of each relevant Lender (i) a commitment fee (the “Domestic Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Domestic Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Domestic Revolving Maturity Date and (ii) a commitment fee (the “Global Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Global Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the Global Revolving Maturity Date.  Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Domestic Revolving Maturity Date and the Global Revolving Maturity Date, as applicable, commencing on the first such date to occur after the date hereof.  Domestic Revolving Commitment Fees and Global Revolving Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees (x) in respect of the Domestic Revolving Commitments, the Domestic Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Domestic Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (y) in respect of the Global Revolving Commitments, the Global Revolving Commitments of a Lender shall be deemed to be used to the extent of the outstanding Global Revolving Loans of such Lender.  For the avoidance of doubt, the Foreign Credit Commitment Fee is set forth in Section 2.6(p)(i).

(b)           Each Borrower agrees to pay:

(i)            to the Administrative Agent for the account of each Domestic Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Domestic Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure;

(ii)           to the applicable Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Domestic Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; and

(iii)          to the applicable Foreign Issuing Lender and the other Lenders, the fees set forth in Section 2.6(p).

Participation fees and fronting fees pursuant to clauses (i) and (ii) above accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date;

provided that all such fees shall be payable on the date on which the Domestic Revolving Commitments terminate and any such fees accruing after the date on which the Domestic Revolving Commitments terminate shall be payable on demand.  Except as otherwise provided in Section 2.6(p), any other fees payable to the applicable Issuing Lender or Foreign Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For the purposes of calculating the average daily amount of the LC Exposure for any period under this Section 2.14(b), the average daily amount of the Alternative Currency LC Exposure for such period shall be calculated by multiplying (x) the average daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit is denominated) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

(c)           The Parent Borrower agrees to pay to the Administrative Agent and BAS, for their own respective accounts, fees payable in the amounts and at the times specified in the Fee Letter.

(d)           The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Fee Letter.

(e)           The Parent Borrower agrees to pay to the Foreign Trade Facility Agent, for its own account, fees payable in the amounts and at the times specified in the Deutsche Bank Fee Letter.

(f)            All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, Foreign Issuing Lender or the Foreign Trade Facility Agent, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Except as otherwise provided in Section 2.6(p), fees paid shall not be refundable under any circumstances.

Section 2.15.          Interest.

(a)           ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           Eurocurrency Loans shall bear interest at the Adjusted LIBO Rate for the applicable Interest Period plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest (or premium, if any) on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section (or, in the case of amounts denominated in a Qualified Foreign Global Currency due under the Global Revolving Facility, the rate that would apply to Loans in such currency pursuant to clause (i) above), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Domestic Revolving Commitments or the Global Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Domestic Revolving Availability Period or Global Revolving Availability Period, as applicable), accrued interest (and premium, if any) on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on Bank of America’s “prime rate”, and interest in respect of Sterling-denominated Loans, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)            If, as a result of any restatement of or other adjustment to the financial statements of the Parent Borrower or for any other reason, the Parent Borrower or the Administrative Agent at the direction of the Required Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Parent Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Person), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lenders, as the case may be, under Section 2.5(c), 2.14(b) or 2.15(c) or under Article VII.  The Parent Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.

Section 2.16.          Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

(b)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

(c)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, then, in the case of the relevant Facility, any request by a Borrower for a Eurocurrency Borrowing of the affected Type or in the affected currency, or a conversion to or continuation of a Eurocurrency Borrowing of the affected Type or in the affected currency, pursuant to Section 2.3 or 2.8, shall be deemed rescinded; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.17.          Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)           impose on any Lender, Issuing Lender or Foreign Issuing Lender or the London (or other relevant) interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit, Foreign Credit Instrument or participation therein;

and the result of any of the foregoing shall be to increase the net cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Lender or Foreign Issuing Lender of participating in, issuing or maintaining any Letter of Credit or Foreign Credit Instrument or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or Foreign Issuing Lender hereunder (whether of principal, interest, premium or otherwise), then each relevant Borrower will pay to such Lender, Issuing Lender or Foreign Issuing Lender such additional amount or amounts as will compensate such Lender, Issuing Lender or Foreign Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender, Issuing Lender or Foreign Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Person’s capital or on the capital of such Person’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Foreign Credit Instruments held by, such Lender, or the Letters of Credit issued by such Issuing Lender, or the Foreign Credit Instruments issued by such Foreign Issuing Lender, to a level below that which such Lender, Issuing Lender or Foreign Issuing Lender or such Lender’s, Issuing Lender’s or Foreign Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Person’s policies and the policies of such Person’s holding company with respect to capital adequacy), then from time to time the relevant Borrower will pay to such Lender, Issuing Lender or Foreign Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Person or such Person’s holding company for any such reduction suffered.

(c)           A certificate of a Lender, Issuing Lender or Foreign Issuing Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Person or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error.  Such Borrower shall pay such Lender, Issuing Lender or Foreign Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  All amounts payable by any Borrower pursuant to paragraph (a) or (b) of this Section shall be deemed to constitute interest expense in respect of the Loans.

(d)           Failure or delay on the part of any Lender, Issuing Lender or Foreign Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Person’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender, Issuing Lender or Foreign Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Person notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor;

provided that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.18.          Break Funding Payments.

In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Domestic Revolving Loan, Global Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.12(d) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.21, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the relevant market.  A certificate of any Lender setting forth in reasonable detail the basis for and computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender obtains actual knowledge of such amount.  Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.19.          Taxes.

(a)           Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law and indemnify the Lender from and against any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.

(c)           Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of a Borrower hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis for and computation of the amount of such payment or liability delivered to a Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, and shall be so delivered as promptly as reasonably practicable after such Lender or the Administrative Agent, as the case may be, obtains actual knowledge of such amount.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Parent Borrower and the Administrative Agent, on or before the date on which it becomes a party to this Agreement either:

(A)          two duly completed and signed original copies of either Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8ECI (relating to such Non-U.S. Lender and entitling it to a complete exemption from or reduction of withholding of United States federal income taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other credit documents), or successor and related applicable forms, as the case may be (including, where applicable any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender’s beneficial owners).

(B)           in the case of a Non-U.S. Lender that is not a “Bank” within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit D (and any similar statements required to certify to the exemption of its beneficial owners) or such other form of statement as shall be reasonably requested by the Parent Borrower from time to time to the effect that such Non-U.S. Lender (and, where applicable, its beneficial owners) is eligible for a complete exemption from withholding of United States federal income taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed original copies of Internal Revenue Service Form W-8BEN or successor and related applicable forms (including, where applicable, copies of such forms with respect to such entity’s beneficial owners).

Further, each Non-U.S. Lender agrees (i) to deliver to the Parent Borrower and the Administrative Agent, and if applicable, the assigning Lender two further duly completed and signed original copies of such Forms W-8BEN or W-8ECI, as the case may be (and, where applicable, any such forms on behalf of its beneficial owners) or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Parent Borrower in accordance with applicable U.S. laws and regulations, (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit D (or such other form of statement as shall have been requested by the Parent Borrower), to deliver to the Parent Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement (and where applicable, any such statements from its beneficial owners) on the two year anniversary of the date on which such Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Parent Borrower and the Administrative Agent, such additional statements and forms as shall be reasonably requested by the Parent Borrower from time to time, and (iii) to notify promptly the Parent Borrower and the Administrative Agent if it (or, as applicable, its beneficial owners) is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this Section 2.19(e).  Notwithstanding anything herein to the contrary, no Non-U.S. Lender shall be required to provide any forms, certification or documentation which it is not legally entitled or able to deliver.

(f)            Each Lender which is not a Non-U.S. Lender shall deliver to Parent Borrower and the Administrative Agent (and if applicable the assigning or participating Lender) two copies of a statement which shall contain the address of such Lender’s office or place of business in the United States, which shall be signed by an authorized officer of such Lender, together with two duly completed copies of Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the satisfaction of the Parent Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax.  Each such Lender shall deliver to the Parent Borrower and Administrative Agent two further duly completed and signed forms and statements (or successor form) at or before the time any such form or statement becomes obsolete.

(g)           Each Non-U.S. Lender agrees to indemnify and hold harmless each Borrower from and against any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof, penalties, additions to tax, fines, interest or other liabilities, costs or losses (including, without limitation, reasonable attorney’s fees and expenses) incurred or payable by such Borrower as a result of the failure of such Borrower to comply with its obligations to deduct or withhold any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof (including penalties, additions to tax, fines or interest on such Taxes) from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from (i) such Borrower’s reliance on Exhibit F pursuant to Section 2.19(e) or (ii) such Lender being a “conduit entity” within the meaning of Treasury Reg. Section 1.881-3 or any successor provision thereto; and, provided additionally, that, without limitation, no amounts shall be due and owing to such Lender pursuant to Section 2.19 if either provisions (i) or (ii) are applicable.

(h)           If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund in respect of Indemnified Taxes or Other Taxes paid by a Borrower, it shall promptly pay such refund, together with any other amounts paid by such Borrower in connection with such refunded Indemnified Taxes or Other Taxes, to such Borrower, net of all out-of-pocket expenses incurred in obtaining such refund; provided, however, that each Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to the Borrower or any Person.

(i)            If the Administrative Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which a Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document, then the Administrative Agent or such Lender (as the case may be) shall deliver to such Foreign Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Foreign Subsidiary Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Foreign Subsidiary Borrower as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced  rate; provided that the Administrative Agent or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.

Section 2.20.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, premium, fees or reimbursement of LC Disbursements or Foreign Credit Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, local time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except as otherwise expressly provided herein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period ending on such Business Day.  Except as otherwise specified in this Agreement, each such payment (other than (i) principal of and interest on Qualified Global Currency Loans and LC Disbursements denominated in an Alternative Currency, which shall be made in the applicable Qualified Global Currency or, except as otherwise specified in Section 2.5(e), Alternative Currency, as the case may be and (ii) payments in respect of the Foreign Credit Instruments and Foreign Credit Disbursements thereunder, which shall be made in the currency applicable to such Foreign Credit Instrument) shall be made in Dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements and Foreign Credit Disbursements, interest, premium and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and Foreign Credit Disbursements then due hereunder, and any premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and Foreign Credit Disbursements, and any premium, then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest (or premium, if any) on any of its Domestic Revolving Loans, Global Revolving Loans, Term Loans, participations in LC Disbursements, participations in Swingline Loans or participations in Foreign Credit Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Domestic Revolving Loans, Global Revolving Loans, Term Loans, participations in LC Disbursements, participations in Swingline Loans and participations in Foreign Credit Disbursements and accrued interest (and premium, if any) thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Domestic Revolving Loans, the Global Revolving Loans, the Term Loans, participations in LC Disbursements, participations in Swingline Loans and participations in Foreign Credit Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest (and premium, if any) on their respective Domestic Revolving Loans, Global Revolving Loans, Term Loans, participations in LC Disbursements, participations in Swingline Loans and participations in Foreign Credit Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or participations in Foreign Credit Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders (or any of them) hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due.  In such event, if such Borrower has not in fact made such payment, then each relevant Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error).

(e)           If any Lender shall fail to make any payment required to be made by it to the Administrative Agent, the Swingline Lender or any Issuing Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.21.          Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (i) any Lender (other than a Foreign Issuing Lender) requests compensation under Section 2.17, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, (iii) any Lender defaults in its obligation to fund Loans hereunder or (iv) any Lender becomes a “Non-Consenting Lender” (as defined below), then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender (other than a Foreign Issuing Lender) and the Administrative Agent, require such Lender (other than a Foreign Issuing Lender) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Parent Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and the Foreign Trade Facility Agent in the case of an assignment of a Foreign Credit Commitment, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in Foreign Credit Disbursements, participations in LC Disbursements and participations Swingline Loans, accrued interest (and premium, if any) thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (C) in the event of a replacement of a Non-Consenting Lender, in order for the Parent Borrower to be entitled to replace such a Lender, such replacement must take place no later than 120 days after the date the Non-Consenting Lender shall have notified the Parent Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply.  In the event that (x) the Parent Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 2.6(b) or Section 9.2 and (z) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

Section 2.22.          Change in Law.

Notwithstanding any other provision of this Agreement, if, after the date hereof, (a) any Change in Law shall make it unlawful for any Issuing Lender to issue Letters of Credit denominated in an Alternative Currency, or any Global Revolving Lender to make Global Revolving Loans denominated in a Qualified Global Currency, or any Foreign Issuing Lender to issue any Foreign Credit Instruments, or (b) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Lender to issue Letters of Credit denominated in such Alternative Currency for the account of a Borrower, or any Global Revolving Lender to make Global Revolving Loans denominated in a Qualified Global Currency, or any Foreign Issuing Lender to issue any Foreign Credit Instruments, then by prompt written notice thereof to the Parent Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (i) such Issuing Lender may declare that Letters of Credit will not thereafter be issued by it in the affected

Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Lender, (ii) such Global Revolving Lender may declare that Global Revolving Loans will not thereafter be made by it in the affected Qualified Global Currency or Qualified Global Currencies, whereupon the affected Qualified Global Currency or Qualified Global Currencies shall be deemed (for the duration of such declaration) not to constitute an a Qualified Global Currency for purposes of the making of Global Revolving Loans by such Global Revolving Lender, and (iii) such Foreign Issuing Lender may declare that such affected Foreign Credit Instruments will not thereafter be issued by it and the commitment of such Foreign Issuing Lender to issue such affected Foreign Credit Instruments shall forthwith be cancelled (for the duration of such declaration).

Section 2.23.          Foreign Subsidiary Borrowers.

(a)           Subject to the consent of the Administrative Agent and the Global Revolving Lenders (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Global Revolving Facility by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary, the Parent Borrower and the Administrative Agent and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Global Revolving Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Global Revolving Facility.  Notwithstanding the preceding sentence, no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Global Revolving Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any Letters of Credit issued for the account of Such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized in a manner consistent with the terms of Section 2.5(j)); provided that such Borrowing Subsidiary Termination shall be effective to terminate such Foreign Subsidiary Borrower’s right to make further borrowings under the Global Revolving Facility.  The Global Revolving Lenders agree that each Foreign Subsidiary Borrower identified in Part A of Schedule 2.23 is an acceptable Foreign Subsidiary Borrower under the Global Revolving Facility.

(b)           Subject to the consent of the Foreign Trade Facility Agent, the Administrative Agent, the Foreign Issuing Lenders and all of the Lenders with a Foreign Credit Commitment (such consent not to be unreasonably withheld, delayed or conditioned), the Parent Borrower may designate any Foreign Subsidiary of the Parent Borrower as a Foreign Subsidiary Borrower under the Foreign Trade Facility by delivery to the Foreign Trade Facility Agent and the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary, the Parent Borrower, the Foreign Trade Facility Agent and the Administrative Agent and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower under the Foreign Trade Facility and a party to this Agreement until the Parent Borrower shall have executed and delivered to the Foreign Trade Facility Agent and the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower under the Foreign Trade Facility.  Notwithstanding the preceding sentence, no such Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower under the Foreign Trade Facility at a time when any Obligations of such Foreign Subsidiary Borrower shall be outstanding thereunder or any Foreign Credit Instruments issued for the account of such Foreign Subsidiary Borrower shall be outstanding (which shall not have been cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.6(o)(iv)), provided that such Borrowing Subsidiary Termination shall be effective to terminate such

Foreign Subsidiary Borrower’s right to request further Foreign Credit Instruments or other extensions of credit under the Foreign Trade Facility.

(c)           For the avoidance of doubt, no Foreign Subsidiary Borrower shall be liable for the Obligations of any other Loan Party.

(d)           The Administrative Agent shall promptly notify the Global Revolving Lenders of any Foreign Subsidiary Borrower added pursuant to Section 2.23(a), and the Foreign Trade Facility Agent shall promptly notify each Foreign Issuing Lender and Lenders with Foreign Credit Commitments of any Foreign Subsidiary Borrower added pursuant to Section 2.23(b).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Parent Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.1.            Organization; Powers.

Each of the Parent Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of Subsidiaries, where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to carry on its business as now conducted in all material respects and (c) except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.2.            Authorization; Enforceability.

The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable against such Borrower or such other Loan Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3.            Governmental Approvals; No Conflicts.

The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Parent Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Parent Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its

Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

Section 3.4.            Financial Condition; No Material Adverse Change.

(a)           The Parent Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2006, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended March 31, 2007 and June 30, 2007, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, based on the facts and circumstances in existence on the Effective Date and taking into consideration the likelihood of any realization with respect to contingent liabilities, after giving effect to the Transactions, none of the Parent Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(c)           Since December 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.5.            Properties.

(a)           Each of the Parent Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person.

Section 3.6.            Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, in the aggregate, to have a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b)           Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Parent Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.7.            Compliance with Laws and Agreements.

Each of the Parent Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 3.8.            Investment Company Status.

Neither the Parent Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.9.            Taxes.

Each of the Parent Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.10.          ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.  Except to the extent such excess could not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 3.11.          Disclosure.

As of the Effective Date, the Parent Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information, taken as a whole, furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12.          Subsidiaries.

Schedule 3.12 sets forth the name of, and the direct and indirect ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Effective Date after giving effect to the Transactions.

Section 3.13.          Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes, lockouts, slowdowns or other labor disputes against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened; (b) the hours worked by and payments made to employees of the Parent Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

Section 3.14.          Solvency.

Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Parent Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Parent Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Parent Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.15.          Senior Indebtedness.

At all times after the issuance of any Subordinated Debt, (a) the Obligations will constitute “Senior Indebtedness” (or any comparable concept) under and as defined in the Subordinated Debt Documents and (b) in the event that any Subsidiary Guarantees the Subordinated Debt, the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement will constitute “Guarantor Senior Indebtedness” (or any comparable concept) of such Subsidiary Guarantor under and as defined in the Subordinated Debt Documents.

Section 3.16.          Security Documents.

The Guarantee and Collateral Agreement, and, after the occurrence of the Ratings Event, each other Security Document, is effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral to the extent described therein and available under the UCC.  As of the Effective Date, Schedule 3.16 lists all of the filing jurisdictions in which UCC-1 Financing Statements are required to be filed pursuant to the Guarantee and Collateral Agreement.  Upon filing of such UCC-1 Financing Statements, the Guarantee and Collateral Agreement creates a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent available under the UCC, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case, subject to Permitted Encumbrances or as otherwise permitted by Section 6.3, prior and superior in right to any other Person.

ARTICLE IV

CONDITIONS

Section 4.1.            Effective Date.

The obligations of the Lenders to make Loans hereunder, of the Issuing Lenders to issue Letters of Credit hereunder and of the Foreign Issuing Lenders to issue Foreign Credit Instruments hereunder shall not become effective until the date on which each of the following conditions is satisfied:

(a)           Credit Agreement; Guarantee and Collateral Agreement.  The Administrative Agent shall have received (i) this Agreement executed and delivered by the Administrative Agent, the Foreign Trade Facility Agent, the Parent Borrower and the Lenders, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Parent Borrower and each Subsidiary Guarantor and (iii) an Acknowledgement and Consent, substantially in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein) that is not a party to the Guarantee and Collateral Agreement and that is organized under the laws of Germany or any state or territory thereof.

(b)           Existing Credit Agreement.  The Administrative Agent shall have received satisfactory evidence that (i) the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith.

(c)           Financial Statements.  The Lenders shall have received (i) audited consolidated financial statements of the Parent Borrower for the 2005 and 2006 fiscal years and (ii) unaudited interim consolidated financial statements of the Parent Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Parent Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

(d)           Projections.  The Lenders shall have received satisfactory projections (including written assumptions) for the Parent Borrower and its Subsidiaries.

(e)           Pledged Stock.  The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(f)            Filings, Registrations and Recordings.  Each document (including any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the

Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

(g)           Legal Opinions.  The Administrative Agent shall have received legal opinions (addressed to the Agents and the Lenders and dated the Effective Date) (i) from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Parent Borrower, and (ii) from Kevin Lilly, General Counsel of the Parent Borrower.  The Parent Borrower hereby requests each such counsel to deliver such opinions.

(h)           Closing Certificates.  The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

(i)            Fees.  The Administrative Agent, the Foreign Trade Facility Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(j)            Consents.  All consents and approvals, if any, required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions, except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect.

Without limiting the generality of the provisions of the last paragraph of Section 9.5, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.2.            Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lenders and Foreign Issuing Lenders to issue, amend, renew or extend any Letter of Credit or any Foreign Credit Instrument, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)           The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit or Foreign Credit Instrument, as applicable.

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit or Foreign Credit Instrument, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)           Subject to Section 5.13, in the case of any initial extension of credit made under the Global Revolving Facility or the Foreign Trade Facility to a Foreign Subsidiary Borrower, the

Administrative Agent shall have received a Foreign Subsidiary Opinion and such other documents and information with respect to such Foreign Subsidiary Borrower as the Administrative Agent may reasonably request.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit or a Foreign Credit Instrument shall be deemed to constitute a representation and warranty by the Parent Borrower and the relevant Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit and Foreign Credit Instruments shall have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable) and all LC Disbursements and Foreign Credit Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 5.1.            Financial Statements and Other Information.

The Parent Borrower will furnish to the Administrative Agent, for distribution to the Lenders, and to the Foreign Trade Facility Agent:

(a)           within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein); provided that delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(a);

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, its consolidated balance sheet and related statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year, and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except as disclosed therein), subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Parent Borrower filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1(b);

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate (a “Compliance Certificate”) of a Financial Officer of the Parent Borrower, substantially in the form of Exhibit M, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower’s audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) with respect to any Permitted Acquisition for which the aggregate Consideration is greater than or equal to $100,000,000 and for which a certificate has not been previously delivered to the Administrative Agent as required by the definition of Permitted Acquisition, certifying as to the matters specified in clause (a) of the proviso in such definition;

(d)           concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)           not later than 60 days after the commencement of each fiscal year of the Parent Borrower, a consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)            [reserved];

(g)           promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Borrower to its shareholders generally, as the case may be; and

(h)           promptly following any request therefor, such other information regarding the operations, business affairs, financial condition and identity of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request, including any request made by a Lender as contemplated by Section 9.15.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or BAS will make available on a confidential basis to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the Foreign Issuing Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, the “Borrower Materials”) by posting the Parent Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.  The Parent Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent and BAS to treat such Borrower Materials as not containing any material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent and BAS shall be entitled to (and agree to) treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”  Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

Section 5.2.            Notices of Material Events.

The Parent Borrower will furnish to the Administrative Agent, for distribution to the Lenders, and to the Foreign Trade Facility Agent prompt written notice, upon any Financial Officer having knowledge of the following:

(a)           the occurrence of any Default or Event of Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $50,000,000;

(d)           after the occurrence of the Ratings Event, any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding that could reasonably be expected to reduce the value of the Collateral by an aggregate amount in excess of $50,000,000; and

(e)           any development that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3.            Information Regarding Collateral.

(a)           The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number.  Unless the Parent Borrower shall have provided to the Administrative Agent at least 15 days’ prior written notice of any such change, the Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence until such time as all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral to the same extent as before such change.

(b)           On each Collateral Date, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth (i) the information required by Section 5.11 and (ii) a summary of any change referred to in the first sentence of paragraph (a) above that has occurred since the immediately preceding Collateral Date (or, in the case of the first Collateral Date, since the Effective Date).

Section 5.4.            Existence; Conduct of Business.

The Parent Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.4.

Section 5.5.            Payment of Obligations.

The Parent Borrower will, and will cause each of its Subsidiaries to, pay its material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

Section 5.6.            Maintenance of Properties.

The Parent Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good condition, ordinary obsolescence, wear and tear excepted and except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.7.            Insurance.

The Parent Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents.  The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.8.            Books and Records; Inspection and Audit Rights.

The Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.9.            Compliance with Laws and Contractual Obligations.

The Parent Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) and all Contractual Obligations applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.10.          Use of Proceeds and Letters of Credit and Foreign Credit Instruments.

The proceeds of the Term Loans, the Domestic Revolving Loans and the Global Revolving Loans will be used (a) to refinance indebtedness under the Existing Credit Agreement and (b) for working capital, capital expenditures and other lawful corporate purposes of the Parent Borrower and its Subsidiaries, including Permitted Acquisitions, Investments and Restricted Payments permitted hereby.  The Letters of Credit will be used to issue financial and performance letters of credit requested by any Borrower on behalf of itself or any of its Subsidiaries.  The Foreign Credit Instruments will be used only for the operational business of the Parent Borrower and its Subsidiaries; provided that no Foreign Credit Instrument may be issued for the benefit of financial creditors.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.11.          Additional Collateral.

(a)           On each Collateral Date, the Parent Borrower will notify the Administrative Agent of the identity of any Wholly Owned Subsidiary that is not already a Subsidiary Guarantor and promptly after such Collateral Date will (i) in the case of each such Subsidiary that is a Material Subsidiary, cause such Subsidiary (unless it is a Foreign Subsidiary (or a Subsidiary thereof) or a Receivables Entity) to become a “Subsidiary Guarantor” and a “Grantor” under the Guarantee and Collateral Agreement and, after the occurrence of the Ratings Event, each other relevant Security Document, (ii) cause the Capital Stock of such Wholly Owned Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement (except that, (A) if such Subsidiary is a Foreign Subsidiary (or a Subsidiary thereof), no Capital Stock of such Subsidiary shall be pledged unless such Subsidiary is a Material Subsidiary that is directly owned by the Parent Borrower or a Domestic Subsidiary, and then the amount of voting stock of such Subsidiary to be pledged pursuant to the Guarantee and Collateral Agreement shall be limited to 65% of the outstanding shares of voting stock of such Subsidiary, (B) if such Subsidiary is a Receivables Entity, no shares of Capital Stock of such Subsidiary shall be pledged if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such pledge and (C) if the pledge of the Capital Stock of any such Wholly Owned Subsidiary would result in a violation of any laws, regulations or orders of any Governmental Authority, no shares of the Capital Stock of such Subsidiary shall be pledged) and (iii) except in the case of a Foreign Subsidiary (or a Subsidiary thereof) or a Receivables Entity, take all steps required pursuant to this Section 5.11, Section 5.12 and the relevant Security Documents to create and perfect Liens in the relevant property of such Subsidiary; provided that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(a) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(b)          Promptly, and in any event within 30 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date on which the corporate family rating of the Parent Borrower from Moody’s is “Ba2” or less and the corporate credit rating of the Parent Borrower from S&P is “BB” or less (such date, the “Ratings Event”), the Parent Borrower shall (i) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Parent Borrower and each Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all property of such Person (including any parcel of owned domestic real property having a fair market value in excess of $10,000,000 but excluding (A) all other real property, (B) Capital Stock not required to be pledged pursuant to Section 5.11(a), (C) assets that cannot be pledged as collateral because the pledge thereof would result in a default, breach or other violation of then existing Contractual Obligations or laws, regulations or orders of any Governmental Authority and (D) those assets that are, in the reasonable judgment of the Administrative Agent, customarily excluded from security documents) that is not already subject to a perfected first priority Lien (except as permitted by Section 6.3) in favor of the Administrative Agent and (ii) take, and cause the relevant Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(b) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(c)           If, as of any Collateral Date following the Ratings Event, any property of the Parent Borrower, any Subsidiary Guarantor that is a “Grantor” under any Security Document or any Subsidiary that is required to become a “Grantor” pursuant to Section 5.11(a) is not already subject to a perfected first priority Lien (except to the same extent as not required pursuant to Section 5.11(b) or as permitted by Section 6.3) in favor of the Administrative Agent, the Parent Borrower will notify the Administrative Agent thereof, and, promptly after such Collateral Date, will cause such assets to become subject to a Lien under the relevant Security Documents and will take, and cause the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties; provided that the Parent Borrower and its Subsidiaries shall not be required to comply with the requirements of this Section 5.11(c) if the Administrative Agent, in its sole discretion, determines that the cost of such compliance is excessive in relation to the value of the collateral security to be afforded thereby.

(d)          Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, prior to the occurrence of the Ratings Event, no property other than Capital Stock (subject to the exceptions specified in Section 5.11(a)) shall be required to become Collateral.

(e)           Promptly, and in any event within 30 days (or such longer period as is reasonably acceptable to the Administrative Agent), following the first date after the Release Date on which the corporate family rating of the Parent Borrower from Moody’s is “Ba2” or less and the corporate credit rating of the Parent Borrower from S&P is “BB” or less, the Parent Borrower shall (i) execute and deliver, and cause each Subsidiary Guarantor to execute and deliver, to the Administrative Agent security documents, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Parent Borrower and each Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all property (and types of property) of such Person that constituted Collateral under the Guarantee and Collateral Agreement as in effect immediately prior to the Release Date (and, for the avoidance of doubt, shall not include Capital Stock not required to be pledged pursuant to Section 5.11(a)) and (ii) take, and cause the relevant Subsidiaries to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties.

(f)           Notwithstanding anything to the contrary in this Section 5.11 or any other Loan Document, the Administrative Agent and the Lenders shall not have Liens on (and shall, at the request and expense of the Parent Borrower, timely release any purported Liens on): (i) the assets transferred to a Receivables Entity and assets of such Receivables Entity, (ii) the Receivables and related assets (of the type specified in the definition of “Qualified Receivables Transaction”) transferred, or in respect of which security interests are granted, pursuant to a Qualified Receivables Transaction, (iii) if the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party expressly prohibits such a Lien, the Capital Stock or debt (whether or not represented by promissory notes) of or issued by a Receivables Entity to the Parent Borrower or any of its Subsidiaries, in each case in connection with a Qualified Receivables Transaction permitted by Section 6.6(c) and (iv) Capital Stock not required to be pledged pursuant to Section 5.11(a), (b) or (c).

Section 5.12.          Further Assurances.

The Parent Borrower will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Parent Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 5.13.          Post-Closing Obligations.

Within 60 days of the Effective Date (or such later date as determined by the Agents), the Parent Borrower will, for each Foreign Subsidiary Borrower listed on Schedule 2.23 as of the Effective Date, deliver or cause to be delivered to each Agent a Foreign Subsidiary Opinion with respect to each such Foreign Subsidiary Borrower in form and substance reasonably satisfactory to each Agent.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest (and premium, if any) on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit and Foreign Credit Instruments have expired (without any pending drawing) or terminated (or been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable) and all LC Disbursements and Foreign Credit Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

Section 6.1.            Financial Condition Covenants.

(a)  Consolidated Leverage Ratio.  The Parent Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Parent Borrower to exceed 3.25 to 1.00.

(b)           Consolidated Interest Coverage Ratio.  The Parent Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Borrower to be less than 3.50 to 1.00.

Section 6.2.            Indebtedness.

The Parent Borrower will not, and will not permit any Subsidiary to, create, incur, assume (collectively, “Incur”) or permit to exist (except as provided below) any Indebtedness, except:

(a)           Indebtedness created under the Loan Documents;

(b)           subordinated debt of the Parent Borrower (including any subordinated debt which extends, renews, replaces or is in exchange for existing subordinated debt of the Parent Borrower), so long as (i) such Indebtedness has no scheduled principal payments prior to the date that is six months after the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the Subordinated Debt Documents are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, and (iii) the Subordinated Debt Documents contain subordination terms that are no less favorable in any material respect to the Lenders than those applicable to offerings of “high-yield” subordinated debt by similar issuers of similar debt at or about the same time, as agreed to by the Administrative Agent acting reasonably;

(c)           Indebtedness existing on the Effective Date and set forth in Schedule 6.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(d)           Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that Indebtedness pursuant to this paragraph (d) of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5;

(e)           Indebtedness relating to reimbursement and related obligations in connection with surety, indemnity, performance, warranty, release and appeal bonds or instruments, bank guarantees, letters of credit, and guarantees of any of the foregoing in each case supporting obligations not constituting Indebtedness for borrowed money and obtained in the ordinary course of business;

(f)            Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) Guarantees pursuant to this paragraph (f) of Indebtedness of any Subsidiary that is not a Wholly Owned Subsidiary Guarantor shall be subject to Section 6.5, (ii) a Subsidiary shall not Guarantee the Indebtedness of any Loan Party unless such Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement and (iii) Guarantees pursuant to this paragraph (f) of Subordinated Debt shall be subordinated to the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt;

(g)           (i)            Indebtedness of the Parent Borrower or any Subsidiary Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness (other than any such extension, renewal or replacement) is Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) Attributable Debt in connection with Sale/Leaseback Transactions involving fixed or capital assets, in the case of either clause (i) or (ii) if at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(h)           Indebtedness of any Person that becomes a Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness (other than any such extension, renewal or replacement) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(i)            Indebtedness to finance the general working capital needs of the Parent Borrower and its Subsidiaries, Incurred after the Domestic Revolving Maturity Date and the Global Revolving Maturity Date, in an aggregate principal amount not to exceed the amount of the total Revolving Commitments as in effect immediately prior to such date; provided that (i) the Revolving Commitments shall have been or shall concurrently be terminated, the Domestic Revolving Loans, Global Revolving Loans and Swingline Loans shall have been or shall concurrently be repaid in full, all LC Disbursements shall have been repaid in full and all Letters of Credit shall have been or shall concurrently be cancelled or replaced or cash collateralized or other arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Lenders shall have been made and (ii) the terms and conditions of such replacement working capital facility (including any arrangements for sharing of collateral) shall be reasonably satisfactory to the Required Lenders (determined after giving effect to the termination of the Revolving Commitments);

(j)            Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or surety instruments obtained in the ordinary course of business, and guarantees of the foregoing, in an aggregate face amount not exceeding $150,000,000 at any time outstanding (which may be secured); provided that, in the case of any such Indebtedness that is secured, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets;

(k)           Indebtedness of Foreign Subsidiaries and any other Subsidiary that is not a Loan Party; provided that, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets (with the amount of Indebtedness under overdraft lines or cash management facilities being determined net of cash held for the benefit of the relevant Subsidiary by the institution creating such overdraft or cash management facility);

(l)            unsecured Indebtedness of the Parent Borrower (and any unsecured Guarantees of such Indebtedness by Subsidiary Guarantors to the extent permitted by Section 6.2(f)) and any extensions, renewals and replacements of any such Indebtedness that are Incurred by the Parent Borrower, that are unsecured and that do not increase the outstanding principal amount of such

Indebtedness (and any unsecured Guarantees of such Indebtedness by Subsidiary Guarantors to the extent permitted by Section 6.2(f)); provided that, with respect to all Indebtedness permitted by this paragraph (1) (including any extension, renewal or replacement thereof), (i) such Indebtedness has no scheduled principal payments prior to the latest maturity date then in effect for Loans hereunder, (ii) the covenants and defaults, taken as a whole, contained in the documentation for such Indebtedness are not materially more restrictive than those contained in this Agreement, as agreed to by the Administrative Agent acting reasonably, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to the Incurrence of such Indebtedness, and (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to the Incurrence of such Indebtedness, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such Incurrence had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent not more than two Business Days prior to such Incurrence);

(m)          Receivables Transaction Attributed Indebtedness and all yield, interest, fees, indemnities and other amounts related thereto; provided that the related Qualified Receivables Transaction shall be subject to Section 6.6(c);

(n)           Hedging Agreements, so long as such agreements are not entered into for speculative purposes;

(o)           Indebtedness, and any extensions, renewals and replacements of any such Indebtedness, incurred in connection with the Chinese Loan Facility in an aggregate principal amount not exceeding $50,000,000 at any time outstanding;

(p)           other Indebtedness of any Loan Party in an aggregate principal amount not exceeding $200,000,000 at any time outstanding; provided that, in the case of any such Indebtedness that is secured, at the time of Incurrence thereof, after giving effect thereto, the aggregate principal amount of all Specified Indebtedness shall not exceed an amount equal to 15% of the Total Consolidated Assets; and

(q)           Indebtedness relating to reimbursement and related obligations in connection with letters of credit, bank guarantees or other credit instruments issued for the account of SPX Corporation (China) Co., Ltd. or any other Chinese Subsidiary pursuant to a facility or facilities (a “Chinese Credit Instrument Facility”) provided by one or more financial institutions; provided, that the aggregate face amount of outstanding letters of credit, bank guarantees or other credit instruments under Chinese Credit Instrument Facility or Facilities, together with the aggregate face amount of outstanding Foreign Credit Instruments and Joint Signature Foreign Credit Instruments issued pursuant to Section 2.6 (but without duplication of outstanding Foreign Credit Instruments and Joint Signature Foreign Credit Instruments issued to support such Chinese Credit Instrument Facility or Facilities) shall not exceed $950,000,000.

Section 6.3.            Liens.

The Parent Borrower will not, and will not permit any Subsidiary to, Incur or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Receivables) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.3; provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)           any Lien existing on any property prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property of the Parent Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e)           Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(g), (ii) such Liens and the Indebtedness secured thereby (other than extensions, renewals and replacements) are Incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Parent Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto);

(f)            Liens on the property or assets of a Person that becomes a Subsidiary after the Effective Date securing Indebtedness permitted by Section 6.2(h);  provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in contemplation t thereof, (ii) any such Lien is not expanded to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(g)           Liens securing Indebtedness permitted by Section 6.2(i); provided that, if any such Liens are on property that is not Collateral, then, contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Obligations equally and ratably with the Indebtedness secured by such Liens for so long as such Indebtedness is so secured;

(h)           Liens securing Indebtedness permitted by Section 6.2(j).

(i)            Liens on property of any Foreign Subsidiary or any other Subsidiary that is not a Loan Party securing Indebtedness of such Subsidiary permitted by Section 6.2(k);

(j)            Liens on assets transferred to a Receivables Entity or other Person in connection with a Qualified Receivables Transaction or on assets of a Receivables Entity, in each case Incurred in connection with a Qualified Receivables Transaction securing Indebtedness permitted by Section 6.2(m);

(k)           Liens securing Indebtedness expressly permitted to be secured by Section 6.2(p); provided that the aggregate book value (determined as of the date such Loan is incurred) of the assets subject thereto does not exceed (as to the Parent Borrower and all Subsidiaries) $200,000,000 at any one time; and

(l)            Liens securing obligations or liabilities (other than Indebtedness) in an amount not to exceed $50,000,000.

It is understood that Liens pursuant to Sections 6.3(d), (e), (f), (g), (h), (i), (j) and (k) may be Incurred only to the extent the corresponding Indebtedness is expressly permitted to be Incurred pursuant to Section 6.2.

Section 6.4.            Fundamental Changes.

The Parent Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(a)           any Person may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation;

(b)           any Person may merge or consolidate with any Wholly Owned Subsidiary Guarantor so long as the surviving entity is or becomes a Wholly Owned Subsidiary Guarantor;

(c)           any Subsidiary may Dispose of its assets to the Parent Borrower or any Wholly Owned Subsidiary Guarantor pursuant to a transaction of liquidation or dissolution;

(d)           the Parent Borrower or any Subsidiary may Dispose of any Subsidiary pursuant to a merger of such Subsidiary in a Disposition permitted by Section 6.6;

(e)           any Foreign Subsidiary or other Subsidiary that is not a Subsidiary Guarantor (x) may merge or consolidate with any other Person so long as the surviving entity is a Subsidiary; provided that in the case of a merger or consolidation involving a Foreign Subsidiary Borrower, the surviving entity is a Borrower) or (y) Dispose of its assets to any other Subsidiary pursuant to a transaction of liquidation or dissolution; and

(f)            the Parent Borrower may merge or consolidate into any other Person so long as (i) the surviving entity assumes all the Obligations of the Parent Borrower hereunder and under the other Loan Documents pursuant to a written agreement satisfactory to the Administrative Agent, (ii) the surviving entity is organized under the laws of a jurisdiction within the United States of America, (iii) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such merger, (iv) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such merger or consolidation, as applicable, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such merger or consolidation had occurred on the first day of each relevant period for testing such compliance (as demonstrated in a certificate of a Financial Officer delivered to the Administrative Agent at least ten Business Days prior to such merger or consolidation) and (v) all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such merger or consolidation to have a valid, legal and perfected security interest in all the Collateral to the same extent as prior to such merger or consolidation.

It is understood that no transaction pursuant to this Section 6.4 shall be permitted unless any Investment or Disposition made in connection therewith is also expressly permitted by Section 6.5 or Section 6.6, as applicable.

Section 6.5.            Investments, Loans, Advances, Guarantees and Acquisitions.

The Parent Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock of or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, “Investments”), except:

(a)           Permitted Investments;

(b)           Investments existing on the Effective Date and set forth on Schedule 6.5;

(c)           intercompany Investments made by the Parent Borrower and its Subsidiaries in any Subsidiary (other than any Receivables Entity) that, prior to such Investment, is a Subsidiary; provided that, after giving effect to any such Investment made on a particular date, the aggregate amount of outstanding Investments made pursuant to this proviso to this subsection (c) by Loan Parties after the Effective Date in or with respect to Subsidiaries (other than any Receivables Entity) that are not Wholly Owned Subsidiary Guarantors shall not exceed an amount equal to 15% of the Total Consolidated Assets (it being understood that the amount of any intercompany Investment made pursuant to this paragraph (c) in exchange for the forgiveness of any Indebtedness owing to the Person in which such Investment is made shall be determined net of the amount of such Indebtedness forgiven);

(d)           loans and advances to employees of the Parent Borrower or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Parent Borrower and its Subsidiaries not to exceed $20,000,000 at any one time outstanding;

(e)           Guarantees constituting Indebtedness permitted by Section 6.2; provided that (i) a Subsidiary shall not Guarantee the Senior Notes, any Subordinated Debt or any Other Permitted Debt unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement, (B) in the case of any Guarantee of Subordinated Debt, such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee provides for the release and termination thereof, without action by any party, upon Disposition of the relevant Subsidiary, (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Wholly Owned Subsidiary Guarantors that is Guaranteed by any Loan

Party shall be subject to the limitation set forth in paragraph (c) above and (iii) a Subsidiary shall not Guarantee the Indebtedness of any Loan Party unless such Subsidiary has also Guaranteed the Obligations pursuant to the Guarantee and Collateral Agreement;

(f)            Permitted Acquisitions (including any related Investment in any Subsidiary in order to provide all or any portion of (but not more than) the Consideration for such Permitted Acquisition);

(g)           Guarantees by the Parent Borrower and any of its Subsidiaries of any Contractual Obligations (not constituting Indebtedness) of the Parent Borrower or any Subsidiary;

(h)           intercompany Investments in any Wholly Owned Subsidiary created by the Parent Borrower or any of its Subsidiaries in connection with any corporate restructuring; provided that (i) such newly-created Subsidiary is, or contemporaneously with the consummation of such restructuring becomes, a Wholly Owned Subsidiary Guarantor, (ii) all property transferred to such newly-created Subsidiary that constituted Collateral shall continue to constitute Collateral as to which the Administrative Agent has a first priority perfected security interest, subject to Permitted Encumbrances, and (iii) contemporaneously with the consummation of such restructuring (A) the Capital Stock (and, after the occurrence of the Ratings Event, the assets) of such newly-created Subsidiary are pledged under the relevant Security Documents (except to the extent that any of the foregoing would not otherwise be required pursuant to Section 5.11 to be so pledged on the next succeeding Collateral Date) and (B) the Parent Borrower takes, and causes the relevant Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.12, all at the expense of the Loan Parties;

(i)            Investments in the Emerson JV as at the Effective Date and additional Investments in the Emerson JV in an aggregate amount from the Effective Date through and including the date of such Investment not to exceed $75,000,000;

(j)            Investments financed with Capital Stock of the Parent Borrower (or the net proceeds of the issuance of Capital Stock of the Parent Borrower); provided that (i) the Parent Borrower shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenants contained in Section 6.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which the relevant information is available as if such Investment had occurred on the first day of each relevant period for testing such compliance (as demonstrated, in the case of any Investment for which the aggregate cost is greater than or equal to $100,000,000, in a certificate of a Financial Officer delivered to the Administrative Agent prior to the consummation of such Investment) and (ii) no Default or Event of Default shall occur after giving effect to such Investment;

(k)           Investments comprised of capital contributions (whether in the form of cash, a note or other assets) to a Receivables Entity or otherwise resulting from transfers of assets permitted by Section 6.6(c);

(l)            Investments comprised of non-cash consideration received by the Parent Borrower or any Subsidiary in connection with any Disposition permitted by Section 6.6(d) or (e); provided that such non-cash consideration received in connection with any Disposition permitted by Section 6.6(d) or (e) either (i) constitutes not more than 25% of the aggregate consideration received in connection with such Disposition or (ii) is comprised of securities, notes or other obligations that are converted, sold or exchanged within 90 days of receipt thereof by the Parent Borrower or such Subsidiary into cash;

(m)          (i) Guarantees by the Parent Borrower and any of its Subsidiaries of the Chinese Loan Facility permitted by Section 6.2(o) and (ii) Guarantees in the form of Foreign Credit Instruments or Joint Signature Foreign Credit Instruments caused to be issued by the Parent Borrower or any Foreign Subsidiary Borrower pursuant to Section 2.6 to support the Indebtedness of SPX Corporation (China) Co., Ltd. or any other Chinese Subsidiary permitted by Section 6.2(q); and

(n)            other Investments, so long as, after giving effect to any such Investment, the aggregate amount of Investments made pursuant to this paragraph (n) at any one time outstanding shall not exceed $500,000,000.

The outstanding amount of any Investment shall be equal to the sum of (x) the original cost of such Investment, plus (y) the cost of all additions thereto, minus (z) any cash proceeds from the disposition of or other cash distributions on such Investment, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment; provided that the amount of any Investment shall not be less than zero.

Section 6.6.            Disposition of Assets.

The Parent Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any asset, including any Capital Stock owned by it (other than Capital Stock of the Parent Borrower held in treasury by the Parent Borrower), nor will the Parent Borrower permit any of it Subsidiaries to issue any additional Capital Stock of such Subsidiary, except:

(a)           (i) sales of inventory, obsolete or worn out equipment and Permitted Investments and (ii) leases or licenses of real or personal property, in each case in the ordinary course of business;

(b)           Dispositions to the Parent Borrower or a Subsidiary; provided that any such Dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.5;

(c)           sales of Receivables and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” pursuant to a Qualified Receivables Transaction; provided that (i) each such transaction shall be a Qualified Receivables Transaction, as agreed by the Administrative Agent acting reasonably, and (ii) the aggregate amount of Receivables Transaction Attributed Indebtedness at any time outstanding in respect of all such Qualified Receivables Transactions shall not exceed $300,000,000;

(d)           Dispositions of assets that are not permitted by any other paragraph of this Section; provided that (i) the aggregate gross proceeds (including any non-cash proceeds, determined on the basis of face amount in the case of notes or similar consideration and on the basis of fair market value in the case of other non-cash proceeds) of all assets Disposed of in reliance upon this paragraph (d) shall not exceed, 15% of the Total Consolidated Assets in any fiscal year of the Parent Borrower and (ii) all Dispositions permitted by this paragraph (d) shall be made for fair value and for at least 75% cash consideration; and

(e)           Dispositions by the Parent Borrower of all or any portion of its interest in the Emerson JV.

For purposes of paragraph (d) of this Section 6.6,

(i)            the following will be deemed to be cash:

(A)          the assumption by the transferee of Indebtedness (other than subordinated Indebtedness or preferred stock) of the Parent Borrower or of any Subsidiary (in which case, the Parent or such Subsidiary will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (b)(ii) of the definition of “Net Proceeds”; provided that the amount of assumed Indebtedness that is deemed to be cash shall not exceed $200,000,000 in the aggregate from and after the Effective Date;

(B)           securities, notes or other obligations received by the Parent Borrower or any Subsidiary from the transferee that are converted, sold or exchanged within 90 days of receipt thereof by the Parent Borrower or such Subsidiary into cash (to the extent of the cash received in such conversion, sale or exchange); and

(C)           in the case of any particular Disposition, promissory notes received by the Parent Borrower or any Subsidiary from the transferee having an aggregate principal amount not to exceed $10,000,000; and

(ii)           in the case of a Disposition consisting of an Asset Swap, the Parent Borrower or such Subsidiary shall only be required to receive cash in an amount equal to at least 75% of the proceeds of such Disposition which are not part of the Asset Swap, provided that at the time of such Asset Swap, after giving effect thereto, the aggregate fair value (as determined at the time of such related Asset Swap and not subject to later revaluation) of the assets of the Parent Borrower and its Subsidiaries that are the subject of all such Asset Swaps from and after the Effective Date shall not exceed an amount equal to 15% of the Total Consolidated Assets.

Section 6.7.            Sale and Leaseback Transactions.

The Parent Borrower will not, and will not permit any Subsidiary to, enter into any arrangement (each, a “Sale/Leaseback Transaction”) providing for the leasing to the Parent Borrower or any Subsidiary of real or personal property that has been or is to be (a) sold or transferred by the Parent Borrower or any Subsidiary or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Parent Borrower or any Subsidiary, in each case unless the Attributable Debt resulting therefrom is permitted by Section 6.2(d) or Section 6.2(g).

Section 6.8.            Restricted Payments.

The Parent Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or Incur any obligation (contingent or otherwise) to do so, except:

(a)           the Parent Borrower may (i) declare and pay dividends with respect to its Capital Stock payable solely in shares of its Capital Stock or (ii) make other distributions or payments payable solely in shares of its Capital Stock;

(b)           any Wholly Owned Subsidiary may declare and pay Restricted Payments to its immediate parent;

(c)           any non-Wholly Owned Subsidiary may declare and pay Restricted Payments ratably with respect to its Capital Stock;

(d)           the Parent Borrower may make Restricted Payments, not exceeding $10,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or contracts for management or employees of the Parent Borrower and its Subsidiaries;

(e)           the Parent Borrower may repurchase its Capital Stock and may declare and pay cash dividends to the holders of its Capital Stock; provided that if the Consolidated Leverage Ratio, on a pro forma basis immediately after giving effect to such repurchase or dividend declaration (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information has been delivered pursuant to Section 5.1(a) or (b) and with Consolidated Total Debt being calculated without netting cash and cash equivalents), as applicable, is

(i)            greater than or equal to 2.50 to 1.00, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(i) shall not exceed (A) $100,000,000 in any fiscal year plus (B) an additional amount for all such repurchases and dividend declarations made after the Effective Date that is equal to the sum of (I) $300,000,000 and (II) a positive amount equal to 50% of cumulative Consolidated Net Income during the period from July 1, 2007 to the end of the most recent fiscal quarter for which financial information is available preceding the date of such repurchase or dividend declaration (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit), and

(ii)           less than 2.50 to 1.00, the aggregate amount of such repurchases and dividend declarations pursuant to this Section 6.8(e)(ii) shall be unlimited; and

provided further that any such cash dividends shall be paid within 60 days after the date of declaration thereof; and

(f)            the Parent Borrower or any Subsidiary may make Restricted Payments to the extent required by the terms of its joint venture or similar agreements relating to non-Wholly Owned Subsidiaries; provided that no such Restricted Payment shall be permitted by this clause (f) unless any Investment made in connection therewith is also expressly permitted by Section 6.5.

Section 6.9.            Payments of Certain Indebtedness; Certain Derivative Transactions.

The Parent Borrower will not, nor will it permit any Subsidiary to:

(a)           make or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt, except (i) extensions, renewals, replacements or exchanges of any Subordinated Debt permitted by Section 6.2(b), (ii) the payment of regularly scheduled interest and principal payments as and when due in respect of any Subordinated Debt and (iii) any purchase or other acquisition of any Subordinated Debt (A) made in consideration for (or with the proceeds of) the issuance of common stock of the Parent Borrower or (B) if the Consolidated Leverage Ratio for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1(a) or (b) is less than 2.50 to 1.00, other than, in each of clauses (ii) and (iii), any such payments, purchases or other acquisitions of the Subordinated Debt prohibited by the subordination provisions thereof; or

(b)           enter into any derivative transaction or similar transaction obligating the Parent Borrower or any of its Subsidiaries to make payments to any other Person as a result of a change in market value of any Subordinated Debt.

Section 6.10.          Transactions with Affiliates.

The Parent Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)           transactions that are at prices and on terms and conditions, taken as a whole, not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)           transactions between or among the Parent Borrower and the Subsidiaries (other than a Receivables Entity) not involving any other Affiliate;

(c)           any Restricted Payment permitted by Section 6.8;

(d)           any Qualified Receivables Transaction expressly permitted by Section 6.6(c); and

(e)           any other transaction expressly permitted by Section 6.5.

Section 6.11.          Restrictive Agreements.

The Parent Borrower will not, and will not permit any Foreign Subsidiary Borrower or any Wholly Owned Subsidiary Guarantor to enter into, Incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Subsidiary to create, Incur or permit to exist any Lien upon any of its property, (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary or (c) the ability of any Subsidiary to transfer any of its assets to the Parent Borrower or any other Subsidiary; provided that:

(i)            the foregoing shall not apply to restrictions and conditions imposed by law, Permitted Encumbrances, any Loan Document, the Senior Note Indenture, any Subordinated Debt Document or any Other Permitted Debt Document; provided that such restrictions and conditions shall not restrict any Loan Party from complying with the requirements of Section 5.11(b) (without giving effect to clause (i)(C) thereof);

(ii)           the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.11 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition);

(iii)          the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is (or the assets that are) to be sold and such sale is permitted hereunder;

(iv)          the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to a Qualified Receivables Transaction permitted by this Agreement if such restrictions or conditions apply only to the relevant Receivables Entity;

(v)           clauses (a) and (c) above shall not apply to restrictions and conditions contained in documentation relating to a Subsidiary acquired in a Permitted Acquisition; provided that such restriction or condition (x) existed at the time such Person became a Subsidiary, (y) was not created in contemplation of or in connection with such Person becoming a Subsidiary and (z) applies only to such Subsidiary;

(vi)          the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (A) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) Indebtedness of a Foreign Subsidiary that is not a Loan Party permitted by this Agreement if such restrictions or conditions apply only to such Foreign Subsidiary and its Subsidiaries that are not Loan Parties;

(vii)         clauses (a) and (c) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and

(viii)        the foregoing shall not apply to customary provisions in purchase money obligations for property acquired in the ordinary course of business, Capital Leases Obligations, industrial revenue bonds or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, restrictions on cash or other deposits or net worth required by customers under contracts entered into in the ordinary course of business and joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the equity interests in such Person) that is the subject thereof.

Section 6.12.          Amendment of Material Documents, etc.

The Parent Borrower will not, and will not permit any Subsidiary to, (a) amend, modify, supplement or waive in any respect that is material and adverse to the Lenders any of its rights under any Subordinated Debt Document (it being understood, however, that any amendment to provide Guarantees in respect of any Subordinated Debt, which Guarantees are permitted by this Agreement, would not constitute such an amendment) or (b) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” (or any comparable concept) that controls payment blockages for the purposes of any Subordinated Debt Documents.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)           any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or Foreign Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           any Borrower shall fail to pay any interest (or premium, if any) on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)           any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)           the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.4 (with respect to the existence of any Borrower) or 5.10 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof to the Parent Borrower from the Administrative Agent or the Required Lenders;

(f)            the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, after the passage of any cure period provided in such Indebtedness;

(g)           (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with the giving of notice, if required) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (including, in any event, an “Event of Default” under and as defined in the Senior Note Indenture, any Subordinated Debt Documents or any Other Permitted Debt Documents) but excluding, in any event, after the Term Loans have been paid in full, any mandatory repurchases of the Senior Notes (and any other Indebtedness that ranks pari passu in right of payment to the Obligations) made in accordance with the Senior Note Indenture or any Other Permitted Debt Document with “Excess Proceeds” from any “Asset Disposition” pursuant to a required “Asset Disposition Offer” (as each such term was defined in the Senior Note Indenture when the Senior Notes were initially issued) (or any comparable concept in any Other Permitted Debt Document), or (ii) any event or condition occurs that results in (A) an automatic termination, wind-down or comparable event with respect to any Qualified Receivables Transaction or (B) permits a notice of termination, a notice of wind-down, a notice of acceleration or any comparable notice to be given under any such Qualified Receivables Transaction prior to the scheduled termination, wind-down, maturity or comparable event; provided that an event or condition described in clause (ii) of this paragraph (g) shall not at any time constitute an Event of Default unless, at such time, one or more events or conditions of the type described in clauses (i) and (ii) of this paragraph (g) shall have occurred and be continuing with respect to Indebtedness, obligations in respect of Hedging Agreements and/or Qualified Receivables Transactions in an aggregate outstanding amount exceeding $75,000,000;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                     the Parent Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                  one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

(l)                                     an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(m)                               the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

(n)                                 any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Affiliate of any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial Collateral), with the priority required by the applicable Security Document;

(o)                                 the Subordinated Debt or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Debt or the holders of at least 25% in aggregate principal amount of the Subordinated Debt shall so assert; or

(p)                                 a Change of Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest (and premium, if any) thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

THE AGENTS

Section 8.1.                                   Appointment and Authority.

(a)                                  Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 Each of the Lenders and the Foreign Issuing Lenders hereby irrevocably appoints Deutsche Bank to act on its behalf as the Foreign Trade Facility Agent hereunder and under the other Loan Documents and authorizes the Foreign Trade Facility Agent to take such actions on its behalf and to exercise such powers as are delegated to Foreign Trade Facility Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(c)                                  The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Lenders, and neither the Parent Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.2.                                   Rights as a Lender.

(a)                                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)                                 The Person serving as the Foreign Trade Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Foreign Trade Facility Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Foreign Trade Facility Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Foreign Trade Facility Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3.                                   Exculpatory Provisions.

Neither the Administrative Agent nor the Foreign Trade Facility Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, neither the Administrative Agent nor the Foreign Trade Facility Agent:

(a)                                  shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Foreign Trade Facility Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Foreign Trade Facility Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the applicable Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the applicable Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor the Foreign Trade Facility Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Parent Borrower or a Lender.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Section 8.4.                                   Reliance by the Agents.

(a)                                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or any Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)                                 The Foreign Trade Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Foreign Trade Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the issuance, amendment, renewal or extension of any Foreign Credit Instrument, that by its terms must be fulfilled to the satisfaction of a Lender or any Foreign Issuing Lender, the Foreign Trade Facility Agent may presume that such condition is satisfactory to such Lender or any Foreign Issuing Lender unless the Foreign Trade Facility Agent shall have received notice to the contrary from such Lender or such Foreign Issuing Lender prior to the issuance of such Foreign Credit Instrument.  The Foreign Trade Facility Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5.                                   Delegation of Duties.

(a)                                  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.

The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(b)                                 The Foreign Trade Facility Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Foreign Trade Facility Agent.  The Foreign Trade Facility Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Foreign Trade Facility Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Foreign Trade Facility Agent.

Section 8.6.                                   Resignation of Agents.

(a)                                  Resignation of Administrative Agent.  (i) The Administrative Agent may at any time give notice of its resignation to the Foreign Trade Facility Agent, the Lenders, the Issuing Lenders and the Parent Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lenders directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(ii)                                  Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (B) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (C) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

(b)                                 Resignation of Foreign Trade Facility Agent.  The Foreign Trade Facility Agent may at any time give notice of its resignation to the Administrative Agent, the Foreign Issuing Lenders, the Lenders with Foreign Credit Commitments and the Parent Borrower.  Upon receipt of any such notice of resignation, the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments shall have the right, subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld), to appoint a successor.  If no such successor shall have been so appointed by the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments and shall have accepted such appointment within 30 days after the retiring Foreign Trade Facility Agent gives notice of its resignation, then the retiring Foreign Trade Facility Agent may on behalf of the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments, appoint a successor Foreign Trade Facility Agent meeting the qualifications set forth above; provided that if the Foreign Trade Facility Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Foreign Trade Facility Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Foreign Trade Facility Agent shall instead be made by or to each Foreign Issuing Lender and each Lender with a Foreign Credit Commitment and the Issuing Lenders directly, until such time as the Foreign Issuing Lenders and the Lenders with Foreign Credit Commitments appoint a successor Foreign Trade Facility Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Foreign Trade Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Foreign Trade Facility Agent, and the retiring Foreign Trade Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Parent Borrower to a successor Foreign Trade Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the retiring Foreign Trade Facility Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Foreign Trade Facility Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Foreign Trade Facility Agent was acting as Foreign Trade Facility Agent.

Section 8.7.                                   Non-Reliance on Agents and Other Lenders.

Each Lender, each Foreign Issuing Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender, each Foreign Issuing Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8.                                   No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this

Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Foreign Trade Facility Agent, a Lender, an Issuing Lender or a Foreign Issuing Lender hereunder.

Section 8.9.                                   Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under the Bankruptcy Code of the United States or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, Foreign Trade Exposure or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Foreign Trade Exposure, LC Exposure and all other Obligations (other than obligations under Hedging Agreements or Specified Cash Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Foreign Issuing Lenders, the Issuing Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Foreign Issuing Lenders, the Issuing Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.4(i) and (j), 2.10 and 9.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Agent, each Foreign Issuing Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Foreign Issuing Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of the Foreign Trade Facility Agent, any Lender, any Issuing Lender or any Foreign Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10.                             Collateral and Guaranty Matters.

The Lenders, the Issuing Lenders, the Foreign Issuing Lenders and the Foreign Trade Facility Agent irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                  to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Domestic Revolving Commitments, the Global Revolving Commitments, the Foreign Credit Commitments and the Foreign Credit Instrument Issuing Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration (without any pending drawing) or termination (or cash collateralization or provision of other credit support as contemplated by this Agreement) of all Letters of Credit, Foreign Credit Instruments and Joint Signature Foreign Credit Instruments, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 9.2;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.3(d), (e), (f), (j), (k) and (l); and

(c)                                  to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement, pursuant to this Section 8.10.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                                   Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                                  if to the Parent Borrower, to it at 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, attention of Treasurer and Chief Financial Officer (Telecopy No. 704-752-7487), and if to any Foreign Subsidiary Borrower, to it at its address (or telecopy number) specified in the relevant Borrowing Subsidiary Agreement with a copy to the Parent Borrower at its address (or telecopy number) specified above;

(b)                                 if to the Administrative Agent, to Bank of America, N.A., Mail Code: NC1-001-04-39, One Independence Center, 101 N. Tryon Street, Charlotte, North Carolina 28255-0001, attention of Charlotte A. Conn (Telecopy No. 214-290-9653, E-mail charlotte.a.conn@bankofamerica.com);

(c)                                  if to the Foreign Trade Facility Agent, to Deutsche Bank AG, Trade Advisory, Königsallee 45-47, 40212 Düsseldorf, Germany, attention of Roland Stephan or Irmgard Kleinsteinberg (Telecopy No. 49-211-883-9386; E-mail: spx-ftf.agent@db.com); and

(d)                                 if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any such liability to the Parent Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Section 9.2.                                   Waivers; Amendments.

(a)                                  No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit or a Foreign Credit Instrument shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Required Lenders and each Loan Party party to the relevant Loan Document, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document; provided that no such agreement shall:

(i)                                     increase the Commitment of any Lender without the written consent of such Lender;

(ii)                                  reduce the principal amount of or subordinate the principal of any Loan, LC Disbursement or Foreign Credit Disbursement, or reduce the rate of interest thereon, or reduce any premium or fees payable hereunder, without the written consent of each Lender directly affected thereby;

(iii)                               extend the final scheduled date of maturity of any Loan, or postpone the scheduled date of payment of the principal amount of any Loan, LC Disbursement or Foreign Credit Disbursement, or any interest (or premium, if any) thereon, or any fees payable hereunder, or reduce the amount of, waive, excuse or subordinate any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)                              require any Lender to make Loans having an Interest Period of one year or longer, without the written consent of such Lender;

(v)                                 amend, modify or waive any provision of this Agreement in any manner that would change the application of mandatory prepayments hereunder disproportionately as among the Facilities without the written consent of the Required Lenders in respect of each Facility adversely affected thereby;

(vi)                              amend, modify or waive the first sentence of Section 2.13(a) without the written consent of each Lender directly affected thereby;

(vii)                           change any of the provisions of this Section or the definition of “Required Lenders” or “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(viii)                        release or subordinate the Guarantee from the Parent Borrower or all or substantially all of the Guarantees from the Subsidiary Guarantors under the Guarantee and Collateral Agreement (except as expressly provided in the Loan Documents), without the written consent of each Lender;

(ix)                                release or subordinate all or substantially all of the Liens of the Security Documents on the Collateral (except as expressly provided in the Loan Documents), without the written consent of each Lender; or

(x)                                   amend, modify or waive the rights or duties of any Agent under this Agreement or any other Loan Document in its capacity as Agent unless also signed by such Agent; or amend, modify or waive the rights or duties of any Issuing Lender or Foreign Issuing Lender under this Agreement or any other Loan Document in its capacity as Issuing Lender or Foreign Issuing Lender, as applicable, unless also signed by such Issuing Lender or Foreign Issuing Lender, as applicable.

(c)                                  In addition, notwithstanding the foregoing:

(i)                                     this Agreement may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Initial Term Loans or all outstanding Incremental Term Loans (“Refinanced Term Loans”) with a replacement “A” or `B” term loan tranche, as applicable, hereunder (“Replacement Term Loans”); provided that (A) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (B) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (C) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (D) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing;

(ii)                                  this Agreement may be amended to provide for the increases in the Commitments and/or Incremental Term Loans contemplated by Section 2.1(b), and matters related thereto, upon (A) execution and delivery by the Parent Borrower, the Administrative Agent and each Lender increasing its Commitment and/or providing Incremental Term Loans of an Incremental Facility Activation Notice and (B) such other documents with respect thereto as the Administrative Agent shall reasonably request;

(iii)                               (A) this Agreement may be amended to remove any Subsidiary as a Foreign Subsidiary Borrower under the Global Revolving Facility upon (I) written notice by the Parent Borrower and such Subsidiary to the Administrative Agent to such effect and (II) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Global Revolving Facility and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Global Revolving Facility in accordance with the terms of Section 2.23(a) with the consent of the Administrative Agent and the Global Revolving Lenders;

(iv)                              (A) this Agreement may be amended to remove any Subsidiary as a Foreign Subsidiary Borrower under the Foreign Trade Facility upon (I) written notice by the Parent Borrower and such Subsidiary to the Foreign Trade Facility Agent and the Administrative Agent to such effect, (y) repayment in full of all outstanding Obligations of such Foreign Subsidiary Borrower under the Foreign Trade Facility and (II) the expiration or termination (or full cash collateralization or provision of other credit support in a manner consistent with the terms of Section 2.6(o)(iv)) of all Foreign Credit Instruments issued for the account of such Foreign Subsidiary Borrower and (B) a Foreign Subsidiary may become a Foreign Subsidiary Borrower under the Foreign Trade Facility in accordance with Section 2.23(b) with the consent of the Foreign Trade Facility Agent and the Administrative Agent;

(v)                                 this Agreement may be amended (A) to change any of the mechanics applicable to Foreign Credit Instruments set forth in Section 2.6, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, the Foreign Issuing Lenders, the Parent Borrower and a majority of the Lenders with Foreign Credit Commitments, and (B) to change any of the mechanics applicable to Foreign Credit Instruments set forth in Section 2.6 solely to the extent necessary to permit a Foreign Credit Instrument to be issued in a particular country in accordance with applicable local Requirements of Law, with the written consent of the Administrative Agent, the Foreign Trade Facility Agent, each Foreign Issuing Lender directly affected thereby, a majority of the Lenders with Foreign Credit Commitments and the Parent

Borrower; provided that (x) no amendment pursuant to this clause (v) shall have the effect of making any change described in the proviso to Section 9.2(b) and (y) no amendment pursuant to clause (B) above shall have the effect of making any change to Section 2.6 in respect of Foreign Credit Instruments (and any related Foreign Trade Exposure) issued or to be issued outside of such country; and

(vi)                              each of the Fee Letter and the Deutsche Bank Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 9.3.                                   Expenses; Indemnity; Damage Waiver.

(a)                                  The Parent Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees and disbursements of counsel to the Agents, with statements with respect to the foregoing to be submitted to the Parent Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Agents shall deem appropriate, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender or Foreign Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Foreign Credit Instrument or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit or Foreign Credit Instruments issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, Letters of Credit or Foreign Credit Instruments.

(b)                                 The Parent Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Losses”), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery, enforcement, performance and administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit or Foreign Credit Instrument or the use of the proceeds therefrom (including any refusal by an Issuing Lender or Foreign Issuing Lender to honor a demand for payment under a Letter of Credit or Foreign Credit Instrument if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Foreign Credit Instrument, as applicable), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

(c)                                  To the extent that the Parent Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Lender, any Foreign Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the applicable Agent, such Issuing Lender, Foreign Issuing Lender or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Lender, such Foreign Issuing Lender or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time; provided that (i) in the case of amounts owing to any Issuing Lender or the Swingline Lender, in each case in its capacity as such, a Lender’s “pro rata share” shall be determined based solely upon its share of the sum of Domestic Revolving Exposures, unused Domestic Revolving Commitments, Global Revolving Exposures and unused Global Revolving Commitments at the time and (ii) in the case of amounts owing to any Foreign Issuing Lender, in its capacity as such, a Lender’s “pro rata share” shall be determined based solely upon its share of the sum of the unused Foreign Credit Commitments at the time.

(d)                                 To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, Letter of Credit or Foreign Credit Instrument or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable not later than 15 days after written demand therefor.  Statements payable by the Parent Borrower pursuant to this Section shall be sent to Attention of Treasurer and Chief Financial Officer (Telephone No. 704-752-4400) (Telecopy No. 704-752-7487), at the address of the Parent Borrower set forth in Section 9.1, or to such other Person or address as may be hereafter designated by the Parent Borrower in a written notice to the Administrative Agent.

Section 9.4.                                   Successors and Assigns; Participations and Assignments.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of each Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letters of Credit, Foreign Credit Instruments and Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                                in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (1) $5,000,000 in the case of an assignment of Revolving Loans, (2) $5,000,000 in the case of an assignment of Term Loans and Incremental Term Loans and (3) $5,000,000 in the case of an assignment in respect of the Foreign Trade Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                              the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)                                the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Domestic Revolving Commitment or Global Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)                                the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment (other than any assignment to the Administrative Agent) after the Effective Date that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(D)                               the consent of the Foreign Issuing Lenders (other than those Foreign Issuing Lenders who are Foreign Issuing Lenders only with respect to those Existing Foreign Credit Instruments set forth in Part B of Schedule 2.6(a)) in their sole discretion shall be required for any assignment (other than any assignment to the Foreign Trade Facility Agent) after the Effective Date that increases the obligation of the assignee to participate in exposure under one or more Foreign Credit Instruments or Joint Signature Foreign Credit Instruments (whether or not then outstanding);

(E)                                 the consent of the Swingline Lender (such consent not to unreasonably withheld or delayed) shall be required for any assignment in respect of the Domestic Revolving Commitment if such assignment is to a Person that is not a Lender with a Domestic Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(F)                                 the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed) shall be required for all assignments in respect of any Foreign Credit Instrument Issuing Commitments or Foreign Credit Commitment.

(iii)                               Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iv)                              No Assignment to Borrower.  No such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.

(v)                                 No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Parent Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Parent Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans, Foreign Trade Exposure and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Parent Borrower, the Administrative Agent and the Lenders may

treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Parent Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Notes.  If after giving effect to any Assignment and Assumption, the relevant assignor no longer has any Commitments with respect to the Commitments being assigned, such assignor shall, upon the request of the Parent Borrower, return each Note (if any) with respect to each such Commitment to the Parent Borrower marked “cancelled”.

(e)                                  Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower or any Agent, sell participations to any Person (other than a natural person or the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Foreign Trade Exposure, LC Exposure and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the Administrative Agent, the Foreign Trade Facility Agent, the other Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.2(c) that affects such Participant.  Subject to subsection (e) of this Section, the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.20(c) as though it were a Lender.

(f)                                    Limitation on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 2.17 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.19 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower, to comply with Section 2.19(e) as though it were a Lender.

(g)                                 Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

(i)                                     Resignation as Issuing Lender or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Parent Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon thirty days’ notice to the Parent Borrower, resign as Swingline Lender.  In the event of any such resignation as Issuing Lender or Swingline Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be.  If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LC Exposure with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.5(d)).  If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Alternate Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4(c).  Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(j)                                     Assignments by Foreign Issuing Lenders.  Any Foreign Issuing Lender may at any time assign to one or more assignees all or a portion of its Foreign Credit Instrument Issuing Commitment to issue future Foreign Credit Instruments (and related rights and obligations with respect to such Foreign Credit Instrument Issuing Commitment); provided that any such assignment shall be subject to the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing at the time of such assignment and to the consent of the Foreign Trade Facility Agent (such consent not to be unreasonably withheld or delayed).  The parties to each assignment shall execute and deliver to the Administrative Agent and the Foreign Trade Facility Agent an assignment agreement, together with a processing and recordation fee in the aggregate amount of $3,500 payable to the Administrative Agent; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any such assignment.  The assignee, if it is not already a Foreign Issuing Lender, shall deliver to the Administrative Agent and the Foreign Trade Facility Agent an Administrative Questionnaire.  No such assignment by a Foreign Issuing Lender shall be made to (i) the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries or (ii) a natural person.  Upon consummation of any such assignment, Schedule 1.1A shall be deemed revised to reflect the Foreign Credit Instrument Issuing Commitments after giving effect to such assignment.  From and after the effective date specified in each such assignment, the assignee Foreign Issuing Lender thereunder shall be a party to this Agreement and, to the extent of the Foreign Credit Instrument Issuing Commitment assigned by such assignment, have the rights and obligations of a Foreign Issuing Lender under this Agreement, and the assigning Foreign Issuing Lender thereunder shall, to the extent of the Foreign Credit Instrument Issuing Commitment assigned by such assignment, be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to have the rights and obligations of a Foreign Issuing Lender with respect to any Foreign Credit Instruments issued by it prior to the time of such assignment.

Section 9.5.                                   Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit and Foreign Credit Instruments, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest (or premium, if any) on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit or Foreign Credit Instrument is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.17, 2.18, 2.19 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the Foreign Credit Instruments or the Commitments or the termination of this Agreement or any provision hereof.

Section 9.6.                                   Counterparts; Integration.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the Lenders) and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.7.                                   Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.8.                                   Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of a Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.9.                                   Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                  This Agreement shall be construed in accordance with and governed by the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)                                 Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(c)                                  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section, (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iii) any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages (as opposed to direct or actual damages).

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1.  In addition, each Foreign Subsidiary Borrower agrees that service of process may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent Borrower at its address for notices in Section 9.1.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.                             Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.11.                             Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or rating agency, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to this Agreement or such counterparty’s professional advisor, (h) with the consent of the Parent Borrower, and (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than a Borrower.  For the purposes of this Section, “Information” means all information received from any Borrower relating to a Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.12.                             WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.13.                             Release of Collateral.

(a)                                  On the first date (the “Release Date”) on which the corporate family rating of the Parent Borrower from Moody’s is “Baa3” or better and the corporate credit rating of the Parent Borrower from S&P is “BBB-” or better, so long as no Event of Default exists on such date, all Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties.  At the request and sole expense of any Loan Party following any such release, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

(b)                                 If any of the Collateral shall be Disposed of by any Loan Party in a transaction permitted by this Agreement, then the Administrative Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the Guarantee and Collateral Agreement and any other Security Document on such Collateral.  At the request and sole expense of the Parent Borrower, a Subsidiary Guarantor shall be released from its obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that such Subsidiary Guarantor ceases to be a Wholly Owned Subsidiary pursuant to a transaction expressly permitted by this Agreement and if, as a result of such transaction, the Parent Borrower and its Subsidiaries own less than 75% of the outstanding voting Capital Stock of such Subsidiary Guarantor.  In addition, at the request and sole expense of the Parent Borrower, not more than twice during the term of this Agreement, a Subsidiary Guarantor and the

Subsidiaries of such Subsidiary Guarantor shall be released from their respective obligations under the Guarantee and Collateral Agreement and any other Security Document in the event that a portion of the Capital Stock of such Subsidiary Guarantor is Disposed of in a transaction expressly permitted by Section 6.6(d) (but which does not satisfy the requirements of the preceding sentence); provided that the aggregate Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1 (in each case determined at the time of such transaction) that is attributable to the Subsidiaries released from their obligations hereunder pursuant to this sentence shall not exceed $40,000,000.  Notwithstanding the foregoing, in no event shall any Subsidiary be released from its obligations under the Guarantee and Collateral Agreement or any other Security Document, in the event that such Subsidiary is a guarantor of any other Indebtedness of any Loan Party.

(c)                                  At such time as the Loans, the Reimbursement Obligations, the Foreign Credit Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit or Foreign Credit Instruments shall be outstanding (or shall have been fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or Section 2.6(o)(iv), as applicable), the Collateral shall be released from the Liens created by the Guarantee and Collateral Agreement and any other Security Document, and each Security Document and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties.  At the request and sole expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under any Security Document, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

Section 9.14.                             Judgment Currency.

(a)                                  The Borrowers’ obligations hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)                                 If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)                                  For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 9.15.                             USA Patriot Act Notice.

Each Lender hereby notifies each Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and other applicable foreign Requirements of Law, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act or such other Requirements of Law, as applicable.

Section 9.16.                             No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Foreign Trade Facility Agent and BAS, are arm’s-length commercial transactions between the Parent Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Foreign Trade Facility Agent and BAS, on the other hand, (ii) the Parent Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Parent Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Foreign Trade Facility Agent and BAS each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Parent Borrower or any of Subsidiaries or any other Person and (ii) neither the Administrative Agent, the Foreign Trade Facility Agent nor BAS has any obligation to the Parent Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Foreign Trade Facility Agent and BAS and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Borrower and its Subsidiaries, and neither the Administrative Agent, the Foreign Trade Facility Agent nor BAS has any obligation to disclose any of such interests to the Parent Borrower or its Subsidiaries.  To the fullest extent permitted by law, the Parent Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, the Foreign Trade Facility Agent or BAS with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17.                             Waiver of Notice of Termination.

Each party hereto that is also a party (in any capacity) to the Existing Credit Agreement hereby waives (in each of its capacities under the Existing Credit Agreement) compliance with the 15-day notice requirement contained in Section 2.6(p) of the Existing Credit Agreement, such waiver to be deemed to be effective when all of the conditions set forth in Section 4.1 are satisfied or waived.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BORROWER:	SPX CORPORATION,
A Delaware corporation

	By:	/s/ Kevin Lilly
	Name:	Kevin Lilly
	Title:	Senior Vice President, Secretary & General Counsel

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
As Administrative Agent

	By:	/s/ W. Thomas Barnett
	Name:	W. Thomas Barnett
	Title:	Senior Vice President

FOREIGN TRADE
FACILITY AGENT:	DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent

	By:	/s/ Christiane Roth
	Name:	Christiane Roth
	Title:	Vice President

	By:	/s/ Jürgen Maiwald
	Name:	Jürgen Maiwald
	Title:	Director

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ W. Thomas Barnett
	Name:	W. Thomas Barnett
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Randolph Cates
	Name:	Randolph Cates
	Title:	Executive Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Paul O’Leary
Name:	Paul O’Leary
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as a Lender

By:	/s/ Christiane Roth
Name:	Christiane Roth
Title:	Vice President

By:	/s/ Jürgen Maiwald
Name:	Jürgen Maiwald
Title:	Director

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Randolph Cates
Name:	Randolph Cates
Title:	Executive Director

CITIBANK NA
as a Lender

By:	/s/ Jeffrey A. Neikirth
Name:	Jeffrey A. Neikirth

SCOTIABANK INC.
as a Lender

By:	/s/J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ Todd Meller
Name:	Todd Meller
Title:	Managing Director

DRESDNER BANK AG NEW YORK BRANCH and
GRAND CAYMAN BANK
as a Lender

By:	/s/ Enrique Bustamante
Name:	Enrique Bustamante
Title:	Managing Director

By:	/s/ Joseph Mormak
Name:	Joseph Mormak
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
NEW YORK BRANCH
as a Lender

By:	/s/ Joanne Nasuti
Name:	Joanne Nasuti
Title:	Authorized Signatory

CALYON NEW YORK BRANCH
as a Lender

By:	/s/ Rod Hurst
Name:	Rod Hurst
Title:	Managing Director

By:	/s/ Michael Madnick
Name:	Michael Madnick
Title:	Managing Director

COMMERZBANK AG,
NEW YORK AND GRAND CAYMAN BRANCHES
as a Lender for Revolving Credit Facility and Term Loan

By:	/s/ Edward C.A. Forsberg, Jr.
Name:	Edward C.A. Forsberg, Jr.
Title:	SVP and Manager

By:	/s/ Nivedita Persaud
Name:	Nivedita Persaud
Title:	Vice President

COMMERZBANK AG, GROSSKUNDENCENTER REGION MITTE
as a Lender for Foreign Credit Instrument Facility

By:	/s/ R. Müller
Name:	R. Müller
Title:	Senior Vice President

By:	/s/ Manfred Peter
Name:	Manfred Peter
Title:	Vice President

MIZUHO CORPORATE BANK, LTD.
as a Lender

By:	/s/ Hidekatsu Take
Name:	Hidekatsu Take
Title:	Deputy General Manager

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By:	/s/ Yoshihiro Hyakutome
Name:	Yoshihiro Hyakutome
Title:	General Manager

SUNTRUST
as a Lender

By:	/s/ Frank Baker
Name:	Frank Baker
Title:	Manager Director

DNB NOR BANK ASA — NEW YORK BRANCH
as a Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	Vice President

THE GOVERNOR AND COMPANY OF
THE BANK OF IRELAND
as a Lender

By:	/s/ Barry Heraty
Name:	Barry Heraty
Title:	Authorised Signatory

By:	/s/ Paul Kelly
Name:	Paul Kelly
Title:	Authorised Signatory

COMERICA BANK
as a Lender

By:	/s/ Richard C. Hampson
Name:	Richard C. Hampson
Title:	Vice President

HSBC BANK USA,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ Jeffrey M. Henry
Name:	Jeffrey M. Henry
Title:	Vice President

LANDESBANK BADEN-WUERTTEMBERG
NEW YORK AND/OR CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Karen Richard
Name:	Karen Richard
Title:	Vice President and Head of Corporate Desk

By:	/s/ Annette Hirschle
Name:	Annette Hirschle
Title:	Senior Risk Manager

UBS LOAN FINANCE LLC
as a Lender

By:	/s/ David Julie
Name:	David Julie
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

UBS LIMITED
as a Lender

By:	/s/ A. Sudlow
Name:	A. Sudlow
Title:	Executive Director

By:	/s/ Graham Vance
Name:	Graham Vance
Title:	Managing Director

U S BANKNATIONAL ASSOCIATION
as a Lender

By:	/s/ John Chapman
Name:	John Chapman
Title:	Vice President

WESTLB AG NEW YORK BRANCH
as a Lender

By:	/s/ Peter Badura
Name:	Peter Badura
Title:	Managing Director

By:	/s/ Salvatore Battinelli
Name:	Salvatore Battinelli
Title:	Managing Director

ZURICH VERSICHERUNG AG (DEUTSCHLAND)
as a Lender

By:	/s/ Gerlinde Nagel
Name:	Gerlinde Nagel
Title:	Surety Officer

By:	/s/ Charles Villette
Name:	Charles Villette
Title:	Underwriter

DBS BANK LTD., LOS ANGELES AGENCY
as a Lender

By:	/s/ Andrew Ko
Name:	Andrew Ko
Title:	General Manager

NORTH FORK BANK
A DIVISION OF CAPITAL ONE, N.A.
as a Lender

By:	/s/ Enrico Panno
Name:	Enrico Panno
Title:	Vice President

TD BANKNORTH, N.A.
as Lender

By:	/s/ George Bacigalupo
Name:	George Bacigalupo
Title:	EVP

NORDEA BANK FINLAND PLC
NEW YORK and GRAND CAYMAN BRANCHES
as Lender

By:	/s/ Henrik M. Steffensen
Name:	Henrik M. Steffensen
Title:	Senior Vice President

By:	/s/ Gerald E. Chelius, Jr.
Name:	Gerald E. Chelius, Jr.
Title:	SVP Credit

INTESASANPAOLO S.P.A.
as Lender

By:	/s/ Carlo Persico
Name:	Carlo Persico
Title:	C.E.O. of Americas

By:	/s/ Robert Wurster
Name:	Robert Wurster
Title:	Senior Vice President

BANK OF CHINA, NEW YORK BRANCH
as Lender

By:	/s/ Xiaojing Li
Name:	Xiaojing Li
Title:	General Manager

THE BANK OF NEW YORK
as Lender

By:	/s/ Carl S. Tabacjar, Jr.
Name:	Carl S. Tabacjar, Jr.
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
as Lender

By:	/s/ David B. Gookin
Name:	David B. Gookin
Title:	Senior Vice President

MEGA INTERNATIONAL COMMERCIAL BANK
NEW YORK BRANCH as Lender

By:	/s/ Tsang-Pei Hsu
Name:	Tsang-Pei Hsu
Title:	Vice President & Deputy General Manager

TAIWAN BUSINESS BANK
as Lender

By:	/s/ Ben Chou
Name:	Ben Chou
Title:	V.P. & General Manager

BANK OF TAIWAN
as Lender

By:	/s/ Eunice Shiou-Jsu Yeh
Name:	Eunice Shiou-Jsu Yeh
Title:	SVP & General Manager

TAIWAN COOPERATIVE BANK
as Lender

By:	/s/ Po-Chang Ho
Name:	Po-Chang Ho
Title:	VP & General Manager

CHANG HWA COMMERCIAL BANK, LTD.,
NEW YORK BRANCH
as Lender

By:	/s/ Jim C.Y. Chen
Name:	Jim C.Y. Chen
Title:	VP & General Manager

NATIONAL BANK OF EGYPT,
NEW YORK BRANCH
as Lender

By:	/s/ William Cleary
Name:	William Cleary
Title:	Senior Vice President

FIRST COMMERCIAL BANK,
NEW YORK AGENCY
as Lender

By:	/s/ Milton Shine
Name:	Milton Shine
Title:	VP & General Manager

BANK OF HAWAII
as Lender

By:	/s/ Linda R. Ho
Name:	Linda R. Ho
Title:	Vice President

E. SUN COMMERCIAL BANK, LTD.
LOS ANGELES BRANCH
as Lender

By:	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	EVP & General Manager

TAIPEI FUBON COMMERCIAL BANK CO., LTD.
as Lender

By:	/s/ Robin S. Wu
Name:	Robin S. Wu
Title:	AVP & General Manager

BANK OF COMMUNICATIONS CO., LTD.
NEW YORK BRANCH
as Lender

By:	/s/ Shelley He
Name:	Shelley He
Title:	Deputy General Manager

Schedule 1.1A

Commitments

Lender	Domestic Revolving Commitments	Applicable Percentages	Global Revolving Commitments	Applicable Percentages	Term Loan Commitments	Applicable Percentages
Bank of America, N.A.	$6,950,617.28	1.737654321%	$38,032,474.50	19.016237252%	$56,228,864.73	7.497181965%
Deutsche Bank AG New York Branch	$27,826,086.96	6.956521739%	$13,913,043.48	6.956521739%	$52,173,913.04	6.956521739%
Deutsche Bank AG Deutschlandgeschaft Branch	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%
JP Morgan Chase Bank, N.A.	$17,787,976.38	4.446994096%	$22,907,675.79	11.453837896%	$50,869,565.22	6.782608696%
Citibank NA	$15,918,411.16	3.979602791%	$21,972,893.18	10.986446592%	$47,364,130.43	6.315217391%
Scotiabanc, Inc.	$0.00	0.000000000%	$0.00	0.000000000%	$47,364,130.43	6.315217391%
The Bank of Nova Scotia	$25,260,869.57	6.315217391%	$12,630,434.78	6.315217391%	$0.00	0.000000000%
Dresdner Bank AG New York Branch and Grand Cayman Branch	$20,869,565.22	5.217391304%	$10,434,782.61	5.217391304%	$39,130,434.78	5.217391304%
The Bank of Tokyo- Mitsubishi UFJ, Ltd. New York Branch	$18,478,260.87	4.619565217%	$9,239,130.43	4.619565217%	$34,646,739.13	4.619565217%
Calyon New York Branch	$18,478,260.87	4.619565217%	$9,239,130.43	4.619565217%	$34,646,739.13	4.619565217%
CommerzBank AG New York and Grand Cayman Branches	$18,478,260.87	4.619565217%	$9,239,130.43	4.619565217%	$34,646,739.13	4.619565217%
CommerzBank AG, Grosskundencenter Region Mitte	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%
Mizuho Corporate Bank, Ltd.	$17,608,695.65	4.402173913%	$0.00	0.000000000%	$22,010,869.57	2.934782609%

Lender	Domestic Revolving Commitments	Applicable Percentages	Global Revolving Commitments	Applicable Percentages	Term Loan Commitments	Applicable Percentages
Sumitomo Mitsui Banking Corporation	$17,608,695.65	4.402173913%	$0.00	0.000000000%	$22,010,869.57	2.934782609%
SunTrust Robinson Humphrey, Inc.	$11,739,130.43	2.934782609%	$5,869,565.22	2.934782609%	$22,010,869.57	2.934782609%
DNB Norbank ASa New York Branch	$11,739,130.43	2.934782609%	$5,869,565.22	2.934782609%	$22,010,869.57	2.934782609%
The Governor and Company of the Bank of Ireland	$11,739,130.43	2.934782609%	$5,869,565.22	2.934782609%	$22,010,869.57	2.934782609%
Comerica Bank	$8,695,652.17	2.173913043%	$4,347,826.09	2.173913043%	$16,304,347.83	2.173913043%
HSBC Bank USA, National Association	$8,695,652.17	2.173913043%	$4,347,826.09	2.173913043%	$16,304,347.83	2.173913043%
Landesbank Baden Wurttemberg	$8,695,652.17	2.173913043%	$4,347,826.09	2.173913043%	$16,304,347.83	2.173913043%
UBS Loan Finance LLC	$8,695,652.17	2.173913043%	$4,347,826.09	2.173913043%	$16,304,347.83	2.173913043%
UBS Limited	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%
US Bank National Association	$8,695,652.17	2.173913043%	$4,347,826.09	2.173913043%	$16,304,347.83	2.173913043%
WestLB AG New York Branch	$8,695,652.17	2.173913043%	$4,347,826.09	2.173913043%	$16,304,347.83	2.173913043%
Zurich Verisicherung AG	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%
DBS Bank Ltd	$13,043,478.26	3.260869565%	$0.00	0.000000000%	$16,304,347.83	2.173913043%
North Fork Bank, a Division of Capital One, N.A.	$17,777,777.78	4.444444444%	$0.00	0.000000000%	$22,222,222.22	2.962962963%
TD BankNorth, NA	$6,956,521.74	1.739130435%	$3,478,260.87	1.739130435%	$13,043,478.26	1.739130435%

Lender	Domestic Revolving Commitments	Applicable Percentages	Global Revolving Commitments	Applicable Percentages	Term Loan Commitments	Applicable Percentages
Nordea Bank Finland Plc., New York and Grand Cayman Braches	$6,086,956.52	1.521739130%	$3,043,478.26	1.521739130%	$11,413,043.48	1.521739130%
IntesaSanpaolo S.p.A.	$4,347,826.09	1.086956522%	$2,173,913.04	1.086956522%	$8,152,173.91	1.086956522%
Bank of China, New York Branch	$6,521,739.13	1.630434783%	$0.00	0.000000000%	$8,152,173.91	1.086956522%
The Bank of New York	$8,888,888.89	2.222222222%	$0.00	0.000000000%	$11,111,111.11	1.481481481%
PNC Bank, National Association	$5,217,391.30	1.304347826%	$0.00	0.000000000%	$6,521,739.13	0.869565217%
Mega International Commercial Bank	$5,217,391.30	1.304347826%	$0.00	0.000000000%	$6,521,739.13	0.869565217%
Taiwan Business Bank	$3,913,043.48	0.978260870%	$0.00	0.000000000%	$4,891,304.35	0.652173913%
Bank of Taiwan	$3,913,043.48	0.978260870%	$0.00	0.000000000%	$4,891,304.35	0.652173913%
Taiwan Cooperative Bank	$3,913,043.48	0.978260870%	$0.00	0.000000000%	$4,891,304.35	0.652173913%
Chang Hwa Commercial Bank Ltd., New York Branch	$2,608,695.65	0.652173913%	$0.00	0.000000000%	$3,260,869.57	0.434782609%
National Bank of Egypt, New York Branch	$4,444,444.44	1.111111111%	$0.00	0.000000000%	$5,555,555.56	0.740740741%
First Commercial Bank New York Agency	$2,608,695.65	0.652173913%	$0.00	0.000000000%	$3,260,869.57	0.434782609%
Bank of Hawaii	$4,444,444.44	1.111111111%	$0.00	0.000000000%	$5,555,555.56	0.740740741%

Lender	Domestic Revolving Commitments	Applicable Percentages	Global Revolving Commitments	Applicable Percentages	Term Loan Commitments	Applicable Percentages
E Sun Commercial Bank, Ltd. Los Angeles Branch	$2,608,695.65	0.652173913%	$0.00	0.000000000%	$3,260,869.57	0.434782609%
Taipei Fubon Commercial Bank Co., Ltd.	$2,608,695.65	0.652173913%	$0.00	0.000000000%	$3,260,869.57	0.434782609%
Bank of Communications Co., Ltd. New York Branch	$2,222,222.22	0.555555556%	$0.00	0.000000000%	$2,777,777.78	0.370370370%
Total	$400,000,000.00	100.000000000%	$200,000,000.00	100.000000000%	$750,000,000.00	100.000000000%

Lender	Foreign Credit Commitments	Applicable Percentage	Foreign Credit Instrument Issuing Commitments	Applicable Percentages
Bank of America, N.A.	$81,038,043.48	8.530320366%	$475,000,000.00	50.000000000%
Deutsche Bank AG New York Branch	$0.00	0.000000000%	$0.00	0.000000000%
Deutsche Bank AG Deutschlandgeschaft Branch	$66,086,956.52	6.956521739%	$475,000,000.00	50.000000000%
JP Morgan Chase Bank, N.A.	$64,434,782.61	6.782608696%	$0.00	0.000000000%
Citibank NA	$59,994,565.22	6.315217391%	$0.00	0.000000000%
Scotiabanc, Inc.	$0.00	0.000000000%	$0.00	0.000000000%
The Bank of Nova Scotia	$59,994,565.22	6.315217391%	$0.00	0.000000000%
Dresdner Bank AG New York Branch and Grand Cayman Branch	$49,565,217.39	5.217391304%	$0.00	0.000000000%
The Bank of Tokyo- Mitsubishi UFJ, Ltd. New York Branch	$43,885,869.57	4.619565217%	$0.00	0.000000000%
Calyon New York Branch	$43,885,869.57	4.619565217%	$0.00	0.000000000%
CommerzBank AG New York and Grand Cayman Branches	$0.00	0.000000000%	$0.00	0.000000000%
CommerzBank AG, Grosskundencenter Region Mitte	$43,885,869.57	4.619565217%	$0.00	0.000000000%
Mizuho Corporate Bank, Ltd.	$27,880,434.78	2.934782609%	$0.00	0.000000000%
Sumitomo Mitsui Banking Corporation	$27,880,434.78	2.934782609%	$0.00	0.000000000%
SunTrust Robinson Humphrey, Inc.	$27,880,434.78	2.934782609%	$0.00	0.000000000%
DNB Norbank ASa New York Branch	$27,880,434.78	2.934782609%	$0.00	0.000000000%
The Governor and Company of the Bank of Ireland	$27,880,434.78	2.934782609%	$0.00	0.000000000%
Comerica Bank	$20,652,173.91	2.173913043%	$0.00	0.000000000%
HSBC Bank USA, National Association	$20,652,173.91	2.173913043%	$0.00	0.000000000%
Landesbank Baden Wurttemberg	$20,652,173.91	2.173913043%	$0.00	0.000000000%
UBS Loan Finance LLC	$0.00	0.000000000%	$0.00	0.000000000%
UBS Limited	$20,652,173.91	2.173913043%	$0.00	0.000000000%

Lender	Foreign Credit Commitments	Applicable Percentage	Foreign Credit Instrument Issuing Commitments	Applicable Percentages
US Bank National Association	$20,652,173.91	2.173913043%	$0.00	0.000000000%
WestLB AG New York Branch	$20,652,173.91	2.173913043%	$0.00	0.000000000%
Zurich Versicherung AG	$50,000,000.00	5.263157895%	$0.00	0.000000000%
DBS Bank Ltd	$20,652,173.91	2.173913043%	$0.00	0.000000000%
North Fork Bank, a Division of Capital One, N.A.	$0.00	0.000000000%	$0.00	0.000000000%
TD BankNorth, NA	$16,521,739.13	1.739130435%	$0.00	0.000000000%
Nordea Bank Finland Plc., New York and Grand Cayman Braches	$14,456,521.74	1.521739130%	$0.00	0.000000000%
IntesaSanpaolo S.p.A.	$10,326,086.96	1.086956522%	$0.00	0.000000000%
Bank of China, New York Branch	$10,326,086.96	1.086956522%	$0.00	0.000000000%
The Bank of New York	$0.00	0.000000000%	$0.00	0.000000000%
PNC Bank, National Association	$8,260,869.57	0.869565217%	$0.00	0.000000000%
Mega International Commercial Bank	$8,260,869.57	0.869565217%	$0.00	0.000000000%
Taiwan Business Bank	$6,195,652.17	0.652173913%	$0.00	0.000000000%
Bank of Taiwan	$6,195,652.17	0.652173913%	$0.00	0.000000000%
Taiwan Cooperative Bank	$6,195,652.17	0.652173913%	$0.00	0.000000000%
Chang Hwa Commercial Bank Ltd., New York Branch	$4,130,434.78	0.434782609%	$0.00	0.000000000%
National Bank of Egypt, New York Branch	$0.00	0.000000000%	$0.00	0.000000000%
First Commercial Bank New York Agency	$4,130,434.78	0.434782609%	$0.00	0.000000000%
Bank of Hawaii	$0.00	0.000000000%	$0.00	0.000000000%
E Sun Commercial Bank, Ltd. Los Angeles Branch	$4,130,434.78	0.434782609%	$0.00	0.000000000%
Taipei Fubon Commercial Bank Co., Ltd.	$4,130,434.78	0.434782609%	$0.00	0.000000000%
Bank of Communications Co., Ltd. New York Branch	$0.00	0.000000000%	$0.00	0.000000000%
Total	$950,000,000.00	100.000000000%	$950,000,000.00	100.000000000%

Schedule 1.1B

Material Subsidiaries

Material Subsidiary	Jurisdiction of Organization
Balcke-Dürr GmbH	Germany
BRAN + LUEBBE GmbH	Germany
British Electronic Controls Limited (The)	United Kingdom
Flair Corporation	Delaware
General Signal (China) Co., Ltd.	China
General Signal Healthcare Management, Inc.	Delaware
General Signal UK Limited	United Kingdom
Johnson Pump AB	Sweden
Johnson Pump Industry AB	Sweden
Kodiak Partners II Corp.	Delaware
LDS Limited	United Kingdom
LDS Test and Measurement Limited	United Kingdom
Marley Company LLC (The)	Delaware
Marley Cooling Tower (Holdings) Limited	United Kingdom
Marley Engineered Products LLC	Delaware
Marley-Wylain Company (The)	Delaware
NEMA AirFin GmbH	Germany
Radiodetection Limited [UK]	United Kingdom
SPX Air Filtration Limited	United Kingdom
SPX Air Treatment Holdings PLC	United Kingdom
SPX Canada	Canada
SPX Canada Holdings I ULC	Canada
SPX Canada Limited Partnership	Canada
SPX Canada Partner II Co.	Canada
SPX Cooling Technologies Belgium S.A.	Belgium
SPX Cooling Technologies GmbH	Germany
SPX Cooling Technologies (Zhangjiakou) Co. Ltd.	China
SPX Europe GmbH	Germany
SPX Europe Holdings GmbH	Germany
SPX International e.G.	Germany
SPX International Holding GmbH	Germany

Material Subsidiary	Jurisdiction of Organization
SPX Process Equipment Limited	United Kingdom
SPX Sweden AB	Sweden
SPX (Tianjin) Cooling Technologies Co. Ltd.	China
SPX U.L.M. GmbH	Germany
Sre Electronics Limited	United Kingdom
U.D.I. Mauritius Limited	Mauritius
UD-RD Holding Company Limited	United Kingdom
United Dominion Industries Corporation	Canada
Valley Forge Technical Information Services, Inc.	Michigan
Waukesha Electric Systems, Inc.	Wisconsin

Schedule 1.1C

Foreign Credit Instrument Requirements

Part A.  Mandatory Requirements

Permitted Types of Instruments:

The Foreign Credit Instrument must qualify as a surety, a surety payable on first demand, a guarantee or stand-by letter of credit in favor of third parties, or, in case any Foreign Credit Instrument will be issued under foreign law, the foreign law equivalent of the said classification.

Standby Letters of Credit:

Standby Letters of Credit shall be issued subject to one of the following sets of rules, which shall apply thereto:  (a) the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500, (b) the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600, and (c) International Standby Practices 1998, International Chamber of Commerce Publication No. 590.  Such chosen rules shall also apply to the rights and obligations of the applicable Foreign Issuing Lender under this Agreement with respect to such Standby Letter of Credit, unless they are inconsistent with the terms of this Agreement, in which case the terms of this Agreement shall control.

Reference to Underlying Transaction:

The terms of a Foreign Credit Instrument must contain a narrative reference to what has been reported to the Foreign Issuing Lender about the underlying transaction but must not contain any confirmation with regard to facts of the underlying contract.

Purpose clause:	The terms of a Foreign Credit Instrument must contain a clearly worded purpose clause describing those of the relevant Borrower’s obligations that are covered by such Foreign Credit Instrument.

Payment obligation:	The payment obligation of a Foreign Issuing Lender must be worded as an irrevocable obligation to pay a specific maximum amount of money and not for specific performance of the underlying contract.

No conflict or inconsistency with applicable law and/or rules:

Any terms of a Foreign Credit Instrument must not conflict with, or be inconsistent with, applicable laws, regulations, rules, directions and rulings as well as all relevant decisions and rulings of any competent courts and any other competent authorities.

Excluded rules:	In no event shall the ICC Uniform Rules for Contract Guarantees, Publication No. 325, be applicable.

Expiry:	Each Foreign Credit Instrument must contain a provision stating when the obligation of the relevant Foreign Issuing Lender shall terminate (e.g.

specific expiration date, return of deed or release letter) or, if the required Foreign Credit Instrument does not provide for such a specific termination or expiry date, the Commercial Lifetime of such Foreign Credit Instrument shall fall within the Permitted Maturity.

Part B. Dispensable Requirements

Maturity/Demand:

The payment obligation of a Foreign Issuing Lender shall be determinable by reliance on the terms of the relevant Foreign Credit Instrument issued by it and, as the case may be, any other document simultaneously to be presented together with a demand.

Such payment obligation shall be conditional upon presentation of a demand for payment with or, as the case may be, without simultaneous presentation of other documents.

The terms of such Foreign Credit Instrument shall provide that receipt of a formally valid demand for payment has to be made to such Foreign Issuing Lender by the expiry date at the latest and confirm that thereafter no further demand shall be honored.

Transfers:	Transfer of rights and claims under any Foreign Credit Instrument shall expressly be subject to the prior written consent of the relevant Foreign Issuing Lender.

Governing Law:	The terms of each Foreign Credit Instrument shall provide for a choice of law clause.

Miscellaneous:	The terms of the Foreign Credit Instrument shall not provide for:

	•	a combination of more than three purposes;

	•	a Foreign Issuing Lender’s payment obligation to be dependent upon such Foreign Issuing Lender verifying the occurrence of events that are beyond such Foreign Issuing Lender’s control;

	•	any other terms and conditions that expose the Foreign Issuing Lender to risk unusual to Foreign Credit Instrument undertakings;

	•	an arbitration clause in respect of the payment obligation of the Foreign Issuing Lender.

2

Schedule 1.1D

ADDITIONAL CURRENCIES

Country	Currency
Australia	Australian Dollar (AUD)
Canada	Canadian Dollar (CAD)
Denmark	Danish Krona (DKK)
Japan	Yen (JPY)
New Zealand	New Zealand Dollar (NZD)
Sweden	Swedish Krona (SEK)
Switzerland	Swiss Franc (CHF)

SCHEDULE 2.5

JP MORGAN CHASE BANK AS ISSUING LENDER

LC#	Amount	Currency	Beneficiary	Expiration Date
SB204047	13,977.50	USD	Dongfang Boiler Group Co Ltd	October 15, 2007
SB206245	17,159.20	USD	The Babcock & Wilcox Company	March 31, 2008
SB206260	15,054.40	USD	The Babcock & Wilcox Company	March 31, 2008
SB206319	15,054.40	USD	The Babcock & Wilcox Company	March 31, 2008
SB206322	15,054.40	USD	The Babcock & Wilcox Company	March 31, 2008
SB206376	8,500.00	USD	Advanced Controls Pte Ltd	July 11, 2007
SB209126	4,080.00	USD	Sonatrach	November 30, 2007
SB209150	719,922.60	USD	PNC Bank, National Association	September 20, 2007
SB210152	233,194.00	USD	BBC World Service - JPMC UK	February 1, 2008
SB213313	2,623.50	USD	China Green Enterprise Limited	March 18, 2008
SB214384	3,000,000.00	USD	Bernard Burns	June 6, 2008
SB214484	7,425.00	USD	Antensan CES International GmbH	November 30, 2007
SB216363	62,200.00	USD	Mitsui Babcock Energy India	February 15, 2008
SB219360	100,362.50	USD	GS 505 Park LLC	November 15, 2007
SB219646	10,000,000.00	USD	The Travelers	November 26, 2007
SB219820	18,500.00	USD	Daewoo Shipbuilding & Marine	May 31, 2008
SB220250	1,526,760.00	USD	Australia & New Zealand Banking Group	December 31, 2007
SB220378	62,200.00	USD	Mitsui Babcock Energy Ltd.	September 30, 2007
SB221182	65,924.00	USD	Daewoo Shipbuilding & Marine	October 31, 2007
SB221572	39,609,129.00	USD	Pacific Employers Ins. Co.	January 10, 2008
SB223500	58,500.00	USD	County of Dane	April 1, 2008
SB224334	2,774,675.00	USD	ABN Amro Bank	May 31, 2008
SB225033	200,000.00	USD	Hartford Fire Insurance Company	April 30, 2008
SB225164	6,731.20	USD	Babcock & Wilcox	August 1, 2007
SB225909	16,634.00	USD	Fundacao Cultural Piratini Radio	October 10, 2007
SB226640	9,682.00	USD	Foster Wheel	September 25, 2007
SB227739	154,848.00	USD	Barclays Bank of Botswana Ltd	March 16, 2008
SB228487	1,785,921.00	USD	Continental Ins Co/National Fire Ins	August 1, 2007
SB228801	115,190.00	USD	Frederick County, Maryland	September 30, 2007
SB229154	86,002.70	USD	Hyundai Heavy Industries Co	September 30, 2007
SB230082	48,931.97	USD	Societe en Commandite Edifice le Soleil	April 30, 2008
SB230805	15,450.00	USD	Comision Nacional de Telecomunicacione	August 22, 2007
SB231123	500,000.00	USD	National Union Fire Insurance Co.	May 11, 2008
SB231336	37,933.70	USD	Companhia Vale Do Rio Doce	September 30, 2008
SB231593	80,000.00	USD	Brown County Landfill	December 13, 2007
SB232221	25,000.00	USD	Michigan Mutual Insurance Company	December 1, 2007
SB232634	100,000.00	USD	Hartford Fire Insurance Company	May 11, 2008
SB232882	82,145.00	USD	Doosan Heavy Industries	September 30, 2007
SB233609	6,665.10	USD	Foster Wheel North America Corp	August 1, 2008
SB235073	76,706.00	USD	Bank of Nova Scotia	August 30, 2007
SB239836	547,999.13	USD	Botas, Boru Hatlan ile Petrol Tasima	March 31, 2008
SB239996	145,254.40	USD	Hyundai Heavy Industries Co	March 31, 2008
SB241121	139,351.80	USD	Spectrum Management Authority	October 15, 2007
SB241291	16,703.48	USD	Mitsui Babcock Energy Ltd.	September 30, 2007
SB242456	51,888.00	USD	SNC Lavalin International	September 27, 2007
SB243527	45,074.45	USD	Marinha Do Brasil	November 30, 2007
SB245300	310,205.08	USD	State Bank of Hyderabad, India	August 31, 2007
SB245303	318,801.42	USD	State Bank of Hyderabad, India	January 31, 2008
SB245444	13,120.00	USD	NEM BV	November 30, 2008
SB245714	47,628.30	USD	Hanjin Heavy Industries & Construction	March 31, 2008
SB246713	48,175.84	USD	Minister of Finance, Oshawa Ontario	October 2, 2007
SB247736	67,162.45	USD	Detecon Al Saudia Co Ltd	September 22, 2007
SB249842	2,793.00	USD	Govt of India, Minister of Defense	March 31, 2008
SB249962	304,296.40	USD	The National Refinery Limited	September 30, 2008
SB250813	80,000.00	USD	Brownwood Regional Landfill	November 30, 2007
SB256008	1,934.56	USD	Hatch Ltd	December 16, 2007

SB256534	22,839.59	USD	Bechtel Overseas Corp	April 30, 2008
SB261350	11,056.40	USD	China Green Enterprise Limited	May 22, 2008
SB261379	23,936.00	USD	China Green Enterprise Limited	May 22, 2009
SB261648	89,360.25	USD	Bahwan Trading Co	December 31, 2008
SB262496	1,900.00	USD	China Petrochemical Int’l Co Ltd	April 30, 2008
SB262497	13,758.00	USD	Dongfang Boiler Group Co Ltd	June 30, 2008
SB263168	8,348.00	USD	Dongfang Boiler Group Co Ltd	June 30, 2008
SB266067	15,559.10	USD	Tech Union Development Intl Ltd	September 5, 2008
SB267056	9,500.00	USD	Hyundai Heavy Industries Co	April 15, 2009
SB267700	8,008.00	USD	CMPC Celulosa	June 30, 2007
SB267853	7,039.00	USD	Technip USA Corp	December 31, 2008
SB267856	11,899.00	USD	Dongfang Boiler Group Co Ltd	July 30, 2008
SB268348	76,846.80	USD	Petrofac International Ltd	May 13, 2008
SB269091	52,486.00	USD	Technip Italy SPA	December 31, 2008
SB273035	6,803.00	USD	Alstom Power Inc	September 30, 2008
SB273239	6,786.00	USD	Alstom Power Inc	September 30, 2008
SB273243	12,166.00	USD	Alstom Power Inc	September 30, 2008
SB275142	19,601.00	USD	Dongfang Boiler Group Co Ltd	August 11, 2008
SB275335	11,652.00	USD	Babcock & Wilcox	June 30, 2009
SB278334	40,666.23	USD	Kruger Energie Bromptonville Inc	December 6, 2007
SB281058	37,933.70	USD	Companhia Vale Do Rio Doce	September 30, 2008
SB282642	15,882.00	USD	Burns & McDonnell Engineering Co	September 12, 2007
SB283029	509,586.00	USD	Government of Israel	November 15, 2007
SB283110	28,300.00	USD	Daewoo Engineering & Construction Co Ltd	July 31, 2007
SB283111	79,102.80	USD	Petrofac International Ltd	May 13, 2008
SB283616	4,750.00	USD	Air Liqjuide (Wuxi) Industrial Gas Co Ltd	March 15, 2008
SB283617	15,419.00	USD	Dongfang Boiler Group Co Ltd	November 7, 2008
SB283644	28,300.00	USD	Daewoo Engineering & Construction Co Ltd	December 31, 2009
SB283663	5,998.00	USD	Air Liqjuide (Wuxi) Industrial Gas Co Ltd	February 18, 2008
SB285829	17,159.20	USD	The Babcock & Wilcox Company	May 16, 2011
SB285830	15,054.40	USD	The Babcock & Wilcox Company	November 16, 2011
SB288149	115,000.00	USD	The Babcock & Wilcox Company	December 30, 2009
SB288150	19,095.00	USD	Alstom Power Inc	June 30, 2010
SB288151	952,800.00	USD	Alunorte Alumina Do Norte Do Brasil SA	August 30, 2007
SB288746	249,612.12	USD	Minera Spence S.A.	October 6, 2008
SB289414	7,200.00	USD	Shenyang Brilliance Jinbei Automobile Co Ltd	August 4, 2007
SB291491	150,000.00	USD	Nepal Bank Limited	November 26, 2007
SB291494	1,950.00	USD	China Petrochemical Int’l Co Ltd	June 8, 2008
SB293862	97,910.00	USD	Shaw Stone & Webster Inc	January 23, 2009
SB294423	14,800,000.00	USD	California Dept of Toxic Substances Control	December 31, 2007
SB294713	1,429,200.00	USD	Alunorte Alumina Do Norte Do Brasil SA	July 31, 2007
SB297012	53,000.00	USD	Babcock & Wilcox	July 28, 2007
SB298670	558,403.00	USD	Sunoco Inc	December 4, 2007
SB299233	25,870.00	USD	Center Point Energy	November 29, 2008
SB299236	485,000.00	USD	Alunorte Alumina Do Norte Do Brasil SA	September 30, 2009
SB299951	25,941.15	USD	LG Constructors Inc	June 30, 2009
SB300607	5,175.00	USD	Air Liquide (Wuxi) Industrial Gas	June 20, 2008
SB301000	204,002.30	USD	Gemma Power Systems California Inc	December 31, 2007
SB302077	15,750.00	USD	Detecon Al Saudia Co Ltd	December 31, 2008
SB304618	17,500.00	USD	NEM BV	May 31, 2010
SB305159	17,500.00	USD	NEM BV	January 31, 2008
SB305384	14,463.00	USD	Technip USA Corp	December 31, 2009
SB305385	15,984.00	USD	Technip USA Corp	December 31, 2009
SB306570	278,266.05	USD	Pluspetrol International Inc	July 24, 2007
SB306575	233,500.00	USD	Yapi Ve Kredi Bankasi	June 30, 2008
SB306577	243,000.00	USD	Gurmat Elektrick Uretim AS	November 30, 2009
SB306833	60,188.57	USD	LG Constructors Inc	June 30, 2009
SB307500	64,500.00	USD	China Nuclear Power Engineering Co Ltd	September 16, 2009
SB308153	1,801.00	USD	Dongfang Boiler Group Co Ltd	February 1, 2009

SB309202	166,627.00	USD	NESMA Advanced Technology Co Ltd	May 29, 2008
SB309203	115,484.00	USD	Minera Spence S.A.	October 6, 2008
SB309625	38,126.86	USD	Delta-T Corporation	March 31, 2009
SB309995	199,000.20	USD	Hyundai Heavy Industries Co	October 31, 2007
SB309997	99,500.00	USD	Hyundai Heavy Industries Co	May 18, 2009
SB310011	12,037.50	USD	Rabigh Refining and Petrochemical Co	June 30, 2007
SB310016	12,037.50	USD	Rabigh Refining and Petrochemical Co	December 31, 2008
SB310455	41,663.10	USD	The Ministry of Communications & Info	August 15, 2007
SB310456	41,663.10	USD	The Ministry of Communications & Info	August 21, 2008
SB310561	53,114.00	USD	Technip USA Corp	December 31, 2010
SB311773	10,000.00	USD	Banque De L’Habitat - Agence Nat’l des Freq	July 28, 2007
SB312844	356,850.00	USD	Fuji Electric Corp of America	August 31, 2007
SB312845	356,850.00	USD	Fuji Electric Corp of America	September 1, 2010
SB313116	12,000.00	USD	Zambia National Broadcasting Corp	July 9, 2007
SB313384	70,000.00	USD	The Communications Authority	November 6, 2007
SB313549	173,122.95	USD	JPMC UK - BBC World Service	April 30, 2010
SB313834	10,000.00	USD	Banque De L’Habitat - Agence Nat’l des Freq	August 30, 2007
SB315264	8,980.00	USD	Amco Enterprises Inc	September 28, 2007
SB316282	212,150.00	USD	Arkansas River Power Authority	April 17, 2008
SB317328	49,476.00	USD	JPMC China - Ling Dong Nuclear Power	July 15, 2013
SB317361	49,067.00	USD	JPMC China - Ling Dong Nuclear Power	March 15, 2014
SB317403	17,950.70	USD	Temple University	September 22, 2007
SB321168	169,629.30	USD	Saudi Arabian Saipem Ltd	August 15, 2009
SB322041	10,000.00	USD	Nuclear Power Qinshan Joint Venture Co Ltd	July 7, 2007
SB322044	8,000.00	USD	Nuclear Power Qinshan Joint Venture Co Ltd	July 7, 2007
SB322046	8,000.00	USD	Nuclear Power Qinshan Joint Venture Co Ltd	July 7, 2007
SB325645	10,000.00	USD	Nuclear Power Qinshan Joint Venture Co Ltd	July 7, 2007
SB325647	324,263.00	USD	Nuclear Power Qinshan Joint Venture Co Ltd	July 7, 2007
SB326620	32,000.00	USD	SC Public Svc Authority - Santee Cooper	August 27, 2007
SB327238	3,957.40	USD	Chemical & Industrial Engineering Inc	May 30, 2008
SB328290	24,000.00	USD	JGC and S&B Joint Venture	October 6, 2007
SB330208	1,137,730.00	USD	LG Constructors Inc	June 30, 2009
SB330213	116,630.00	USD	Bateman Chile SA	December 29, 2008
SB331782	128,000.00	USD	Zambia National Broadcasting Corp	November 14, 2007
SB331783	51,200.00	USD	Zambia National Broadcasting Corp	March 14, 2009
SB331898	15,932.40	USD	Nebraska City Power Partners	November 1, 2009
SB332652	44,317.66	USD	Delta-T Corporation	June 30, 2008
SB336658	500,000.00	USD	Basic Bank Ltd - Bangladesh Telecomm	September 30, 2009
SB336661	500,000.00	USD	Basic Bank Ltd - Bangladesh Telecomm	September 30, 2009
SB337333	5,473.14	USD	Cerrey SA de CV	June 12, 2010
SB338523	11,378.00	USD	Additional Director, Central Power Research	July 27, 2007
SB338864	9,796.20	USD	Foster Wheeler North America Corp	December 31, 2010
SB340175	11,378.00	USD	Add’l Director - Central Power Research	July 20, 2007
SB340430	227,404.67	USD	Minnesota Pollution Control Agency	December 31, 2007
SB340432	15,325.00	USD	Sulzer Pompes France	May 31, 2010
SB340866	128,578.05	USD	BBC World Service - JPMC UK	April 17, 2008
SB346470	48,300.90	USD	Alcan	March 31, 2008
SB347365	1,132,500.00	USD	South Carolina Public Service Authority	August 31, 2007
SB348799	37,189.60	USD	Delta-T Corporation	August 31, 2007
SB348800	38,575.73	USD	Delta-T Corporation	December 31, 2007
SB348801	88,562.87	USD	Delta-T Corporation	June 30, 2008
SB348802	131,421.18	USD	Delta-T Corporation	June 30, 2008
SB348803	95,587.26	USD	Delta-T Corporation	March 31, 2008
SB348804	94,811.69	USD	Delta-T Corporation	March 31, 2008
SB348805	27,050.12	USD	Black and Veatch	June 12, 2008
SB348806	3,740.00	USD	Babcock & Wilcox	December 31, 2008
SB348814	1,364.00	USD	Babcock & Wilcox	December 31, 2008
SB391004	345,000.00	USD	Ohio Bureau of Workers’ Compensation	December 31, 2007
SB391427	8,000,000.00	USD	Travelers Indemnity Company	January 14, 2008

SB392889	11,725,000.00	USD	United States Fidelity and Guarantee Co.	January 1, 2008
SB393504	463,615.00	USD	Reliance National Indemnity Co.	January 29, 2008
SB613220	19,083.40	USD	Technip Italy SPA	March 31, 2008
SB617063	48,855.99	USD	Marinha Do Brasil	March 22, 2008
SB617685	562,500.00	USD	Gama Endustri Tesisleri Imalat	October 31, 2007
SB619909	14,520.84	USD	Premabergo Italiana	October 31, 2007
SB641545	57,634.10	USD	Gama Endustri Tesisleri Imalat	October 31, 2007
SB642235	16,975.00	USD	Tate & Lyle Sucralose Inc	January 22, 2008
SB643403	75,310.80	USD	Petrofac International Ltd	December 10, 2007
SB643404	21,360.00	USD	ABV Rock Group KB	January 31, 2008
SB643991	35,988.00	USD	HPD LLC	November 10, 2007
SB647514	13,977.50	USD	Dongfang Boiler Group Co Ltd	October 15, 2007
SB647516	13,977.50	USD	Dongfang Boiler Group Co Ltd	October 15, 2007
SB648089	42,416.00	USD	ICA Fluour Daniel S de RL de CV	December 31, 2007
SB648090	49,666.00	USD	Tech Union Development Intl Ltd	October 4, 2007
SB648143	17,694.15	USD	The Shaw Group Inc	November 1, 2007
SB649080	17,159.20	USD	The Babcock & Wilcox Company	August 22, 2008
TRT5276746	73,500.00	USD	ZHONGSHAN FOODSTUFFS & AQUATIC	September 30, 2007
TRT5277020	815,090.00	USD	YEI LI ELECTRICAL WORKS CO	June 30, 2008
TRT5278024	1,021,958.75	USD	HUSAN INDUSTRIAL COMPANY LTD	June 1, 2008
TRT64495791	77,250.00	USD	Dongguan Goldkey Import and Export	July 30, 2007
TRT64499108	300,000.00	USD	ZHONGSHAN FOODSTUFFS & AQUATIC	August 30, 2008

SCHEDULE 2.6A

FOREIGN TRADE FACILITY BANK GUARANTEES

Issuing Bank	Amount	Currency	Beneficiary	Borrowing Subsidiary
Bank of America N.A.	21,881,000.00	CNY	Shanghai Electric Power Generation Group, Shanghai, China	SPX Corporation
Bank of America N.A.	19,440,000.00	CNY	Shandong Electric Power Engineering Consulting Institute	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	22,380,000.00	CNY	Northwest Electric Power Engineering Contracting Corporation, Shannxi Province, China	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	14,994,604.00	CNY	China National Water Resources and Electric Power Materials and Equipment Shanghai Co., Ltd, Shanghai	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	21,835,000.00	CNY	Ningxia Datang International (Daba) Power Generation Co., Ltd. Ningxia Province, China	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	1,500,000.00	CNY	Henan Province International Trade Tendering Co., Ltd., Henan	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	2,350,000.00	CNY	Luoyang Xin’an Power Group Co., Ltd., Henan Province, China	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	10,630,000.00	CNY	Luoyang Xin’an Power Group Co., Henan Province, China	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	300,000.00	CNY	Jiangsu Suyuan Environmental Engineering Co. Ltd., Nanjing, China	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	250,000.00	CNY	INSIGMA M&E Engineering Co., Ltd., Zhe Jiang Province	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	254,276.50	SGD	M+W Zander (S) PTE. Ltd., Singapur	SPX Cooling Technologies GmbH
Bank of America N.A.	1,210.00	USD	Bayer Polymers (Shanghai) Company, Shanghai, China	SPX Cooling Technologies GmbH
Bank of America N.A.	218,000.00	USD	China National Water Resources and Electric Power Materials and Equipment Shanghai Co., Ltd., Shanghai	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	330,000.00	USD	Norscan - Tech Limited, c/o Trustnet (Cook Island) Limited, Central - Hongkong	SPX Cooling Technologies GmbH
Bank of America N.A.	21,000.00	USD	E and C Engineering Corporation, Taipei	SPX Cooling Technologies GmbH
Bank of America N.A.	40,300.00	USD	FORMOSA Heavy Industries Corp., Taipei, Taiwan	SPX Cooling Technologies GmbH
Bank of America N.A.	65,000.00	USD	Norscan-Tech Limited, Hongkong	SPX Cooling Technologies GmbH
Bank of America N.A.	32,500.00	USD	Norscan-Tech Limited, Hongkong	SPX Cooling Technologies GmbH
Bank of America N.A.	14,680.80	USD	Norscan-Tech Limited, Central Hong Kong	SPX Cooling Technologies GmbH
Bank of America N.A.	14,800.00	USD	Norscan-Tech Limited, Hong Kong	SPX Cooling Technologies GmbH
Bank of America N.A.	7,400.00	USD	Norscan-Tech Limited, Hongkong	SPX Cooling Technologies GmbH
Bank of America N.A.	80,000.00	USD	Wuhan Kaidi Electric Power Environmental Co., Ltd., Wuhan, P.R. China	SPX Corporation (China) Co. Ltd.
Bank of America N.A.	99,000.00	USD	CTCI Corporation, Taipei	SPX Cooling Technologies GmbH
Bank of China Ltd.	2,600,000.00	CNY	Shanxi International Bidding Co. Ltd., P.R. China	SPX Cooling Technologies GmbH
Bank of China Ltd.	32,925,200.00	CNY	Shaanxi Deyuan Fugu Energy Source Co. Ltd., Building A-11, Yudaohuacheng, No. 8 Fengchangyi Road, Xian, CN-710016, P.R. China	SPX Cooling Technologies GmbH
Bank of China Ltd.	1,332,500.00	CNY	ShanDong SanRong Environmental Protection Co. Ltd.,JiNan	Balcke-Dürr GmbH
Bank of China Ltd.	1,332,500.00	CNY	ShanDong SanRong Environmental Protection Co. Ltd.	Balcke-Dürr GmbH
Bank of China Ltd.	829,297.00	CNY	Hunan Jiaqing Environment Protection Equipment Co. Ltd.	Balcke-Dürr GmbH
Bank of China Ltd.	4,690,000.00	CNY	Huaneng Power International Inc., Beijing CN-100031	SPX Cooling Technologies GmbH
Bank of China Ltd.	7,133,000.00	CNY	Shanxi Luan Roanghai Electric Power generating Co. Ltd.	SPX Corporation (China) Co. Ltd.
Bank of China Ltd.	500,000.00	CNY	Shanxi Pingshuo Meiganshi Power Generation Co. Ltd., CN-0360020 Shuozhou, Shjanxi, P.R. China	SPX Corporation (China) Co. Ltd.
Bank of China Ltd.	2,500,000.00	CNY	Shanxi Zhaoguang Electric Power Generation Co., Ltd., Shanxi Province, China	SPX Corporation (China) Co. Ltd.
Bank of China Ltd.	800,000.00	CNY	China CNTC International Tendering Corporation, Kun Ming	SPX Corporation (China) Co. Ltd.
Bank of China Ltd.	760,000.00	CNY	China National Machinery IMP & EXP., Beijing, China	SPX Corporation (China) Co. Ltd.
Bank of China Ltd.	27,500.00	EUR	Dongfang Boiler Group Co. Ltd.	Balcke-Dürr GmbH
Bank of China Ltd.	17,480.00	EUR	China National Machinery and Equipment Import and Export Wuxi Co., Ltd.	Balcke-Dürr GmbH
Bank of China Ltd.	26,000.00	EUR	Wuhan Dafang Electronic and Machinery Co. Ltd. (WDF)	Balcke-Dürr GmbH
Bank of China Ltd.	75,000.00	EUR	Wuhan Dafang Electronic and Machinery Co. Ltd.	Balcke-Dürr GmbH
Bank of China Ltd.	62,500.00	EUR	Wuhan Dafang Electronic and Machinery Co. Ltd.	Balcke-Dürr GmbH
Bank of China Ltd.	33,548.59	USD	Good Equipment (Hongkong) Ltd., Beijing	Bran + Luebbe GmbH
Calyon	32,000.00	AED	Emirates Industrial Gas. Co., Dubai	SPX Cooling Technologies GmbH
Calyon	104,800.00	AED	Guardian Zoujaj International Float Glass Co. LLC (Guaradian Rak), Ras al Khaimah	SPX Cooling Technologies GmbH
Calyon	155,000.00	EUR	EDF-Agence Achats Thermique Les Collines de L.Arche	Balcke-Dürr GmbH
Calyon	32,700.00	EUR	CENTOCOR BIOLOGICS (IRELAND) LTD., County Cork	SPX Cooling Technologies GmbH
Calyon	21,800.00	EUR	Centocor Biologics (Ireland) Ltd, County Cork	SPX Cooling Technologies GmbH
Calyon	27,500.00	EUR	Bioenergieverbund Amstetten GmbH, A-9413 St. Gertraud	SPX Cooling Technologies GmbH
Calyon	28,000.00	EUR	Urbas Maschinenfabrik Ges.m.b.h., A-9100 Völkermarkt	SPX Cooling Technologies GmbH
Calyon	7,620.00	EUR	Von Roll Umwelttechnik AG	SPX Cooling Technologies GmbH
Calyon	10,450.00	EUR	R&Z Energie GmbH, St. Gertraud, Österreich	SPX Cooling Technologies GmbH
Calyon	113,540.00	EUR	L’Oreal Manufactoring UK Ltd., Mid Glamorgan, UK	Bran + Luebbe GmbH
Calyon	125,852.50	EUR	L’Oreal Inc., USA	Bran + Luebbe GmbH
Calyon	112,940.00	EUR	L’Oreal Saipo Industriale SPA	Bran + Luebbe GmbH
Calyon	280,000.00	EUR	Nuklearna Elektrarna Krsko d.o.o., Slovenien	SPX Cooling Technologies GmbH
Calyon	2,203,543.95	EUR	Mitsubishi Heavy Industries Ltd., Yokohama, Japan	Balcke-Dürr GmbH
Calyon	1,772,375.40	EUR	Mitsubishi Corporation (UK) Ltd., London	Balcke-Dürr GmbH
Calyon	97,750.00	EUR	M+W Zander Israel Ltd.	SPX Cooling Technologies GmbH
Calyon	11,257.20	EUR	Samsung Engineering Co. Ltd, Seoul, S. Korea	Bran + Luebbe GmbH

Calyon	130,912.96	EUR	Siemens Aktiengesellschaft, Erlangen	SPX Cooling Technologies GmbH
Calyon	98,184.72	EUR	Siemens Aktiengesellschaft, Erlangen	SPX Cooling Technologies GmbH
Calyon	56,924.60	EUR	Electrabel NV, B-1630 Linkebeek	Balcke-Dürr GmbH
Calyon	11,317.50	EUR	Foster Wheeler Energia Oy, FIN-78201 Varkaus	SPX Cooling Technologies GmbH
Calyon	27,500.00	EUR	Dongfang Boiler Group Co. Ltd., Zigong City, Sichuan, China	Balcke-Dürr GmbH
Calyon	33,075.00	EUR	L’Oreal Manufacturing UK Ltd., Mid Glamorgan CF 72 8 XW	Bran + Luebbe GmbH
Calyon	1,931,400.00	EUR	Hitachi Europe GmbH, Duesseldorf	Balcke-Dürr GmbH
Calyon	32,895.00	EUR	L’Oreal Saipo Industriale S.P.A., Settimo Torinese/Torino	Bran + Luebbe GmbH
Calyon	23,600.00	EUR	Dongfang Electric Corporation, 610036 Sichuan, China	Balcke-Dürr GmbH
Calyon	27,500.00	EUR	Dongfang Boiler Group Co. Ltd., Zigong, Sichuan Province, China	Balcke-Dürr GmbH
Calyon	27,500.00	EUR	Dongfang Boiler Group Co. Ltd., Zigong City, Sichuan	Balcke-Dürr GmbH
Calyon	27,500.00	EUR	Dongfang Boiler Group Co. Ltd., Zigong City, Sichuan	Balcke-Dürr GmbH
Calyon	8,930.00	EUR	GS Engineering & Construction, GS Yeokjeon Bldg., 537 Namdaemun-ro 5 Ga, Joong-Gu, Seoul, 100-722, South Korea	Bran + Luebbe GmbH
Calyon	3,630.00	EUR	GS Engineering & Construction, GS Yeokjeon Bldg., 537, Namdaemun-ro GA, Joong-Gu, Seoul, 100-722, South Korea	Bran + Luebbe GmbH
Calyon	50,634.00	EUR	Siemens Aktiengesellschaft, Erlangen	SPX Cooling Technologies GmbH
Calyon	36,768.75	EUR	L’Oreal USA Products Inc., Solon	Bran + Luebbe GmbH
Calyon	15,851.90	EUR	Electrabel NV, Brüssel, Belgium	Balcke-Dürr GmbH
Calyon	186,638.50	EUR	INA - INDUSTRIJA NAFTE D.D., Zagreb	SPX Cooling Technologies GmbH
Calyon	9,000.00	EUR	Zaklady Azotowe, W TarnowieMoscicach Spolka Akcyjna, Tarnow	Bran + Luebbe GmbH
Calyon	20,300.00	EUR	Uhde GmbH, Dortmund	Bran + Luebbe GmbH
Calyon	6,500.00	EUR	Samsung Engineering co. Ltd., Seoul	Bran + Luebbe GmbH
Calyon	172,550.00	EUR	Siemens Aktiengesellschaft, Erlangen	Nema Airfin GmbH
Calyon	69,020.00	EUR	Siemens Aktiengesellschaft, Erlangen	Nema Airfin GmbH
Calyon	86,238.00	EUR	HITAVEITA SUDURNESJA HF, Island	Balcke-Dürr GmbH
Calyon	12,420.00	EUR	Urbas Maschinenfabrik Ges.m.b.H., Völkermarkt, Österreich	Nema Airfin GmbH
Calyon	43,470.00	EUR	Bioenergiezentrum GmbH, St. Gertraud, Österreich	Nema Airfin GmbH
Calyon	22,080.00	EUR	Biomasse Heizkraftwerk Leiben GmbH, St. Gertraud	Nema Airfin GmbH
Calyon	1,413,720.00	EUR	Alstom Power Generation AG, Mannheim	SPX Cooling Technologies GmbH
Calyon	63,300.00	EUR	Alstom Power Centrales, Belfort Cedex	General Signal UK Ltd.
Calyon	5,900.00	EUR	URBAS Maschinenfabrik Ges. m.b.H., Völkermarkt	Nema Airfin GmbH
Calyon	46,536.60	EUR	Grundfos Management A/S, Bjerringbro, Denmark	Bran + Luebbe GmbH
Calyon	29,250.00	EUR	NEM bv, AD Leiden, Niederlande	General Signal UK Ltd.
Calyon	1,108.90	EUR	Mondial Contractors, Montplaisir, Tunesien	General Signal UK Ltd.
Calyon	38,500.00	EUR	Shell Eastern Petroleum (Pte) Ltd., Singapore	SPX U.L.M. GmbH
Calyon	172,550.00	EUR	Siemens AG, Erlangen	Nema Airfin GmbH
Calyon	69,020.00	EUR	Siemens AG, Erlangen	Nema Airfin GmbH
Calyon	9,050.45	GBP	Indian Oil Corporation Limited, Noida, India	Bran + Luebbe GmbH
Calyon	58,050.00	GBP	ARAMCO OVERSEAS CO.B.V.	SPX U.L.M. GmbH
Calyon	19,350.00	GBP	ARAMCO OVERSEAS CO.B.V.	SPX U.L.M. GmbH
Calyon	60,000.00	GBP	HM Customs and Excise, Southend-on-Sea, Essex	SPX U.L.M. GmbH
Calyon	100,000.00	GBP	HM Customs and Excise, Essex	SPX Cooling Technologies GmbH
Calyon	26,574.50	GBP	Origin energy Resources (KUPE) Ltd., Wellington	General Signal UK Ltd.
Calyon	88,500.75	GBP	Consorzio o/seas Bechtel/Technip It Khursaniyah Gas Plant Project, Rom	General Signal UK Ltd.
Calyon	3,866.10	GBP	Al Ahed Trading & Contracting Co. Ltd., Doha	SPX Process Equipment Limited
Calyon	2,105.26	GBP	Sinclair Stainless Fabrications Ltd., Norwich	SPX Process Equipment Limited
Calyon	88,500.75	GBP	Aramco Overseas Co. BV, AE Leiden, The Netherlands	General Signal UK Ltd.
Calyon	265,502.26	GBP	Aramco Overseas Co. B.V., Ae Leiden, Niederlande	General Signal UK Ltd.
Calyon	123,440.70	GBP	M W Kellogg Ltd., Greenford, Großbritannien	General Signal UK Ltd.
Calyon	63,931.90	GBP	Bharat Heavy Electricals Ltd., Chennai, India	General Signal UK Ltd.
Calyon	7,957.24	GBP	Bharat Heavy Electricals Ltd., Chennai, India	General Signal UK Ltd.
Calyon	15,731.00	GBP	ARAMCO OVERSEAS CO B.V., AE Leiden, Niederlande	General Signal UK Ltd.
Calyon	31,461.80	GBP	ARAMCO OVERSEAS CO B.V., Leiden, Niederlande	General Signal UK Ltd.
Calyon	222,363.90	GBP	JGC Corporation, Yokohama, Japan	General Signal UK Ltd.
Calyon	11,720.00	GBP	SK Engineering & Construction Co., Seoul	SPX Process Equipment Pte. Ltd.
Calyon	90,000.00	GBP	Petroconst SA, Constanza	General Signal UK Ltd.
Calyon	46,700.00	SGD	Keppel Fels Limited, Singapur	SPX Process Equipment Pte. Ltd.
Calyon	46,700.00	SGD	Keppels Fels Limited, Singapore	SPX Process Equipment Pte. Ltd.
Calyon	119,500.00	USD	Mitsubishi Heavy Industries, Ltd., Japan	SPX Cooling Technologies GmbH
Calyon	1,244,667.90	USD	Eastern Petrochemical Company, Saudi Arabien	SPX Cooling Technologies GmbH
Calyon	1,244,667.90	USD	Eastern Petrochemical Company, Saudi Arabien	SPX Cooling Technologies GmbH
Calyon	81,000.00	USD	Saudi Basic Industries Corporation, Riyadh	SPX U.L.M. GmbH
Calyon	204,492.75	USD	Yanbu National Petrochemical Company (YANSAB), Riyadh 11422, Kingdom of Saudi Arabia	SPX Cooling Technologies GmbH
Calyon	408,985.50	USD	Yanbu National Petrochemical Company (YANSAB), P.O. Box 5101, Riyadh 11422, Kingdom of Saudi Arabia	SPX Cooling Technologies GmbH
Calyon	283,500.00	USD	Yanbu National Petrochemical Company, Saudi Arabia	SPX U.L.M. GmbH
Calyon	204,492.75	USD	Yanbu National Petrochemical Company (YANSAB), Riyadh	SPX Cooling Technologies GmbH
Calyon	31,300.00	USD	Peremba Construction Sudan BHD, Shan Alam, Malaysia	General Signal UK Ltd.
Calyon	5,850.00	USD	Yanbu National Petrochemical Co., Riyadh, Saudi Arabia	General Signal UK Ltd.

Calyon	182,638.00	USD	Yanbu National Petrochemical Company, Saudi Arabien	General Signal UK Ltd.
Calyon	157,781.14	USD	Veco Engineering, Abu Dhabi	General Signal UK Ltd.
Calyon	552,233.98	USD	Veco Engineering, Abu Dhabi, V.A.E.	General Signal UK Ltd.
Calyon	16,114.50	USD	Reliance Industries Ltd., Mumbai, India	General Signal UK Ltd.
Calyon	11,800.00	USD	Guoxing Tendering Corporation Ltd., Haidian District	SPX Process Equipment Pte. Ltd.
Calyon	59,000.00	USD	Tokyo Engineering Korea Limited, Seoul	SPX Process Equipment Pte. Ltd.
Calyon	744,442.50	USD	Saudi Kayan Petrochemical Company, Surrey	SPX Cooling Technologies GmbH
Calyon	1,488,885.00	USD	Saudi Kayan Petrochemical Company, Surrey	SPX Cooling Technologies GmbH
Citibank N.A.	22,039,500.00	CNY	Shanxi Zhangshan Power Generation Co., Ltd., Beijing, China	SPX Corporation (China) Co. Ltd.
Citibank N.A.	25,748,000.00	CNY	Shanxi Zhaoguang Electric Power Co., Ltd., Huozhou City, Shanxi Province, China	SPX Corporation (China) Co. Ltd.
Citibank N.A.	12,090,000.00	CNY	Datang Environmental Technologies and Engineering Co., ltd., Beijing	SPX Corporation (China) Co. Ltd.
Citibank N.A.	13,226,000.00	CNY	Taiyuan Iron & Steel Co., Ltd, Taoyuan, China	SPX Corporation (China) Co. Ltd.
Citibank N.A.	24,721,900.00	CNY	Inner Mongolia CHD Tuyou Power Generation Co., Ltd., Goumen County Tumoteyou Qi Baotou City	SPX Corporation (China) Co. Ltd.
Citibank N.A.	13,053,000.00	CNY	Shanghai Electric Group Co. Ltd., Shanghai	SPX Corporation (China) Co. Ltd.
Citibank N.A.	25,748,000.00	CNY	Shanghai Electric Group Co., Ltd., Shanghai	SPX Corporation (China) Co. Ltd.
Commerzbank AG	16,999,934.00	CNY	Shanxi Electric Engineering	SPX Cooling Technologies GmbH
Commerzbank AG	580,000.00	EUR	RWE Biblis	Balcke-Dürr GmbH
Commerzbank AG	126,959.57	EUR	Stadtwerke Duesseldorf AG	Balcke-Dürr GmbH
Commerzbank AG	31,972.08	EUR	E.ON Kraftwerke GmbH	Balcke-Dürr GmbH
Commerzbank AG	24,360.00	EUR	E.ON Kraftwerke GmbH	Balcke-Dürr GmbH
Commerzbank AG	14,020.00	EUR	Stadtwerke Duesseldorf AG	Balcke-Dürr GmbH
Commerzbank AG	184,661.56	EUR	RWE Power Aktiengesellschaft	Balcke-Dürr GmbH
Commerzbank AG	83,300.70	EUR	EUROPEAN COMMISSION	Balcke-Dürr GmbH
Commerzbank AG	457,000.00	EUR	Electrabel S.A. - Production	Balcke-Dürr GmbH
Commerzbank AG	30,160.00	EUR	MAB Anlagenbau Austria	Balcke-Dürr GmbH
Commerzbank AG	15,000.00	EUR	Dongfang Electric Corporation	Balcke-Dürr GmbH
Commerzbank AG	49,000.00	EUR	Korea Cottrell Co. Ltd.	Balcke-Dürr GmbH
Commerzbank AG	112,754.00	EUR	S.A. Cofinimmo	SPX Cooling Technologies GmbH
Commerzbank AG	31,069.41	EUR	StoraEnso Langerbrugge NV	SPX Cooling Technologies GmbH
Commerzbank AG	143,000.16	EUR	GEA Energietechnik GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	4,872.00	EUR	ALSTOM Power Boiler GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	5,687.10	EUR	Baugesellschaft Walter	SPX Cooling Technologies GmbH
Commerzbank AG	8,190.00	EUR	Uhde GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	11,600.00	EUR	ALSTOM Power Boiler GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	12,760.00	EUR	ALSTOM Power Boiler GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	14,288.00	EUR	Südzucker	SPX Cooling Technologies GmbH
Commerzbank AG	94,839.43	EUR	Infra Leuna	SPX Cooling Technologies GmbH
Commerzbank AG	99,640.56	EUR	MAN B&W Diesel AG	SPX Cooling Technologies GmbH
Commerzbank AG	107,943.94	EUR	VAW Aluminium	SPX Cooling Technologies GmbH
Commerzbank AG	139,200.00	EUR	Basell Polyolefine GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	168,200.00	EUR	Basell Polyolefine GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	171,680.00	EUR	Braunschweigische	SPX Cooling Technologies GmbH
Commerzbank AG	179,800.00	EUR	Alstom Power Turbinen GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	179,800.00	EUR	Alstom Power Turbinen GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	237,091.16	EUR	E.ON Kraftwerke GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	307,400.00	EUR	Kraftwerk Mehrum GmbH	SPX Cooling Technologies GmbH
Commerzbank AG	10,141.99	EUR	Thyssen Umformtechnik +	SPX Cooling Technologies GmbH
Commerzbank AG	22,345.69	EUR	Amministrazine finanziaria	SPX Cooling Technologies GmbH
Commerzbank AG	5,400.00	EUR	Hamon Research-Cottrell Italia	SPX Cooling Technologies GmbH
Commerzbank AG	16,000.00	EUR	Polimeri Europa SPA	SPX Cooling Technologies GmbH
Commerzbank AG	16,000.00	EUR	POLIMERI Europa SPA	SPX Cooling Technologies GmbH
Commerzbank AG	109,948.21	EUR	ARBED Building Concepts S.A.	SPX Cooling Technologies GmbH
Commerzbank AG	271,100.00	EUR	Bechtel ENKA Holland VoF	SPX Cooling Technologies GmbH
Commerzbank AG	379,290.00	EUR	Caliqua AG Basel	SPX Cooling Technologies GmbH
Commerzbank AG	379,290.00	EUR	Caliqua AG Basel	SPX Cooling Technologies GmbH
Commerzbank AG	734,800.00	EUR	Duro Felguera S.A. Energia	SPX Cooling Technologies GmbH
Commerzbank AG	609,915.94	EUR	E.ON Ruhrgas AG, Essen	SPX Cooling Technologies GmbH
Commerzbank AG	1,387,650.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Commerzbank AG	1,196,250.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Commerzbank AG	1,359,810.00	EUR	RWE POWER AG, ESSEN	Balcke-Dürr GmbH
Commerzbank AG	56,500.00	EUR	Abener Energia, S.A., Sevilla	SPX Cooling Technologies GmbH
Commerzbank AG	9,520.88	EUR	Bühler AG, CH-9240 Uzwil	Balcke-Dürr GmbH
Commerzbank AG	20,248.90	EUR	Voestalpine Stahl GmbH, Linz	SPX Cooling Technologies GmbH
Commerzbank AG	486,454.00	EUR	Hitaveita Sudurnesja hf, Iceland	SPX Cooling Technologies GmbH
Commerzbank AG	20,000.00	EUR	Hauptzollamt Düsseldorf	SPX U.L.M. GmbH
Commerzbank AG	352,050.00	EUR	Standardkessel GmbH, 47138 Duisburg	SPX Cooling Technologies GmbH
Commerzbank AG	840.00	EUR	Daewoo Engineering Company, Songnam-City	Bran + Luebbe GmbH
Commerzbank AG	1,130.40	EUR	TOYO Engineering Corp., Seoul, South Korea	Bran + Luebbe GmbH
Commerzbank AG	36,738.75	EUR	L’Oreal Mexico, San Bernadino	Bran + Luebbe GmbH
Commerzbank AG	169,277.50	EUR	IHKW Industrieheizkraftwerk Andernach GmbH, Freiburg	SPX Cooling Technologies GmbH

Commerzbank AG	489,447.00	EUR	Vattenfall Europe Generation AG & Co. KG, 03185 Peitz	SPX Cooling Technologies GmbH
Commerzbank AG	83,300.00	EUR	Vattenfall Europe Berlin AG & Co. KG, Berlin	Balcke-Dürr GmbH
Commerzbank AG	272,588.78	EUR	RWE Power AG	SPX Cooling Technologies GmbH
Commerzbank AG	2,319,999.15	EUR	ALSTOM Power Centrales, Levallois Perret Cedex, Frankreich	SPX Cooling Technologies GmbH
Commerzbank AG	994,285.35	EUR	Alstom Power Centrales, Levallois Perret Cedex, Frankreich	SPX Cooling Technologies GmbH
Commerzbank AG	28,000.00	EUR	SRS Ecotherm GmbH, Salzbergen	Balcke-Dürr GmbH
Commerzbank AG	423,193.75	EUR	IHKW Industrieheizkraftwerk Andernach GmbH, Freiburg	SPX Cooling Technologies GmbH
Commerzbank AG	260,610.00	EUR	Papierfabrik Albbruck GmbH, Albbruck	Balcke-Dürr GmbH
Commerzbank AG	11,652.00	EUR	Daelim Industrial Co. Ltd., Seoul, Südkorea	Bran + Luebbe GmbH
Commerzbank AG	11,652.00	EUR	Daelim Industrial Co. Ltd., Seoul, Korea	Bran + Luebbe GmbH
Commerzbank AG	11,652.00	EUR	Daelim Industrial Co. Ltd., Seoul, Korea	Bran + Luebbe GmbH
Commerzbank AG	7,430.00	EUR	SK Engineering & Construction, Seoul, Südkorea	Bran + Luebbe GmbH
Commerzbank AG	7,430.00	EUR	SK Engineering & Construction, Seoul, Südkorea	Bran + Luebbe GmbH
Commerzbank AG	1,086.10	EUR	Egyptian Co. For Fertilizers, Giza, Egypt	Bran + Luebbe GmbH
Commerzbank AG	103,530.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Commerzbank AG	57,800.00	EUR	Dongfang Boiler Group Co., Ltd., Sichuan, China	Balcke-Dürr GmbH
Commerzbank AG	57,800.00	EUR	Dongfang Boiler Group Co., Ltd., Sichuang Province, China	Balcke-Dürr GmbH
Commerzbank AG	57,800.00	EUR	Dongfang Boiler Group Co., Ltd. Sichuan Province, China	Balcke-Dürr GmbH
Commerzbank AG	90,815.00	EUR	GEP UK Ltd., London, Grossbritannien	SPX Cooling Technologies GmbH
Commerzbank AG	33,320.00	EUR	SRS Ecotherm GmbH, Salzbergen	Balcke-Dürr GmbH
Commerzbank AG	19,658.00	EUR	Uhde GmbH, Bad Soden	Bran + Luebbe GmbH
Commerzbank AG	2,382,028.00	EUR	ThyssenKrupp Steel AG, Duisburg	Balcke-Dürr GmbH
Commerzbank AG	117,582.92	EUR	E.ON Ruhrgas AG, Essen	Nema Airfin GmbH
Commerzbank AG	174,890.18	EUR	Stadtwerke Düsseldorf AG, Düsseldorf	Balcke-Dürr GmbH
Commerzbank AG	24,161.40	EUR	MAN Ferrostaal AG, Essen	SPX U.L.M. GmbH
Commerzbank AG	73,400.00	EUR	OMV Gas GmbH, Wien	Nema Airfin GmbH
Commerzbank AG	71,400.00	EUR	Bernd Meinken, Haltern am See	SPX U.L.M. GmbH
Commerzbank AG	68,481.65	EUR	Vattenfall Europe Generation AG & Co. KG, Peitz	SPX Cooling Technologies GmbH
Commerzbank AG	48,600.00	EUR	Caliqua AG, Basel	Nema Airfin GmbH
Commerzbank AG	26,418.00	EUR	Ruhr Oel GmbH, Gelsenkirchen	Bran + Luebbe GmbH
Commerzbank AG	230,000.00	EUR	Von Roll Umwelttechnik AG, Zürich	SPX Cooling Technologies GmbH
Commerzbank AG	230,000.00	EUR	Von Roll Umwelttechnik AG, Zürich	SPX Cooling Technologies GmbH
Commerzbank AG	1,309,000.00	EUR	Vattenfall Europe Generation AG & Co. KG, Cottbus	Balcke-Dürr GmbH
Commerzbank AG	17,500.00	GBP	Technimont SPA	SPX Cooling Technologies GmbH
Commerzbank AG	27,700.00	GBP	Mitsubishi Corporation	SPX Cooling Technologies GmbH
Commerzbank AG	71,145.20	GBP	PCC (UK) Limited	SPX Cooling Technologies GmbH
Commerzbank AG	9,559.50	GBP	Smith & Nephew Medical Ltd., Hull, Grossbritannien	SPX Process Equipment Limited
Commerzbank AG	37,513.00	GBP	ENPPI, Cairo	SPX Process Equipment Limited
Commerzbank AG	101,600.00	SGD	M+W Zander - Samsung JV, Singapore	SPX Cooling Technologies GmbH
Commerzbank AG	302,500.00	USD	EDF International S.A.	SPX Cooling Technologies GmbH
Commerzbank AG	1,570,000.00	USD	Abener Energia Ingenieria y	SPX Cooling Technologies GmbH
Commerzbank AG	161,165.00	USD	Cooling Tower WA Pty. Ltd., WA 6100 Victoria Park	SPX Cooling Technologies GmbH
Commerzbank AG	780,000.00	USD	JGC Corporation, Yokohama	SPX Process Equipment Pte. Ltd.
Commerzbank AG	600,000.00	USD	JGC Corporation, Yokohama	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	22,600.00	AED	Jebel Ali Free Zone Authority	SPX Cooling Technologies GmbH
Deutsche Bank AG	670,000.00	AED	Trans Gulf Electro-Mechanical	SPX Cooling Technologies GmbH
Deutsche Bank AG	250,000.00	CHF	BHF-Bank Aktiengesellschaft, Frankfurt am Main	SPX Cooling Technologies GmbH
Deutsche Bank AG	6,901,619.50	CNY	Shanxi Jinneng Group Datong Thermal	SPX Cooling Technologies GmbH
Deutsche Bank AG	26,592,000.00	CNY	Shanxi Datang International	SPX Cooling Technologies GmbH
Deutsche Bank AG	7,728,800.00	CNY	China National Water Resources &	SPX Cooling Technologies GmbH
Deutsche Bank AG	56,391,268.50	CNY	BHF-Bank Aktiengesellschaft, Frankfurt am Main	SPX Cooling Technologies GmbH
Deutsche Bank AG	29,566,497.10	CNY	China National Water Resources & Electric Power Materials & Equipment Co., Ltd, (CWEME), Bejing, China	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,380.00	EUR	Linde-KCA-Dresden GmbH,	Bran + Luebbe GmbH
Deutsche Bank AG	766.94	EUR	zuständiges Hauptzollamt	Bran + Luebbe GmbH
Deutsche Bank AG	19,956.00	EUR	Du Pont Performance Coatings	Bran + Luebbe GmbH
Deutsche Bank AG	857.24	EUR	XSTRATA ZINK GMBH,	Bran + Luebbe GmbH
Deutsche Bank AG	525,503.10	EUR	Nopa, Nordisk Parfumerievarefabrik	Bran + Luebbe GmbH
Deutsche Bank AG	18,268.80	EUR	Lukoil Neftochim Bourgas AD	Bran + Luebbe GmbH
Deutsche Bank AG	7,974.40	EUR	El Nasil Co. for Intermediate	Bran + Luebbe GmbH
Deutsche Bank AG	6,670.00	EUR	Tecnicas Reunidas, S.A.	Bran + Luebbe GmbH
Deutsche Bank AG	53,805.83	EUR	Shanghai BASF Polyurethane	Bran + Luebbe GmbH
Deutsche Bank AG	2,036.20	EUR	Huntsman Polyurethanes Shanghai	Bran + Luebbe GmbH
Deutsche Bank AG	555.00	EUR	Shanghai Lianheng Isocyanate	Bran + Luebbe GmbH
Deutsche Bank AG	29,231.77	EUR	Uhde GmbH, Dortmund	Bran + Luebbe GmbH
Deutsche Bank AG	20,404.64	EUR	Uhde GmbH, Dortmund	Bran + Luebbe GmbH
Deutsche Bank AG	1,144.39	EUR	XSTRATA ZINK GmbH	Bran + Luebbe GmbH
Deutsche Bank AG	5,520.00	EUR	Linde-KCA-Dresden GmbH,	Bran + Luebbe GmbH
Deutsche Bank AG	81,295.41	EUR	Polski Konzern Naftowy SA	Bran + Luebbe GmbH
Deutsche Bank AG	18,444.00	EUR	Uhde GmbH	Bran + Luebbe GmbH
Deutsche Bank AG	16,978.46	EUR	Uhde GmbH, Dortmund	Bran + Luebbe GmbH
Deutsche Bank AG	16,978.46	EUR	Uhde GmbH, Dortmund	Bran + Luebbe GmbH
Deutsche Bank AG	16,978.69	EUR	Uhde GmbH, Dortmund	Bran + Luebbe GmbH

Deutsche Bank AG	9,224.70	EUR	Du Pont Performance Coatings	Bran + Luebbe GmbH
Deutsche Bank AG	8,351.10	EUR	M+W Zander Hungaria KFT,	Bran + Luebbe GmbH
Deutsche Bank AG	6,652.00	EUR	Du Pont Performance Coatings	Bran + Luebbe GmbH
Deutsche Bank AG	3,074.90	EUR	Du Pont Performance Coatings	Bran + Luebbe GmbH
Deutsche Bank AG	43,359.67	EUR	Uhde GmbH	Bran + Luebbe GmbH
Deutsche Bank AG	26,640.70	EUR	Kvaerner Process (Netherlands) BV	Bran + Luebbe GmbH
Deutsche Bank AG	2,360.34	EUR	Stadt Wegberg	Bran + Luebbe GmbH
Deutsche Bank AG	57,038.94	EUR	Linde KCA, Dresden GmbH	Bran + Luebbe GmbH
Deutsche Bank AG	4,578.87	EUR	Total Raffinerie Mitteldeutschland	Bran + Luebbe GmbH
Deutsche Bank AG	1,771.32	EUR	Xstrata Zink GmbH, Nordenham	Bran + Luebbe GmbH
Deutsche Bank AG	17,000.00	EUR	Uhde GmbH	Bran + Luebbe GmbH
Deutsche Bank AG	3,719.05	EUR	Sidi Kerir Petrochemicals Co.	Bran + Luebbe GmbH
Deutsche Bank AG	50,000.00	EUR	Ferrostaal AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	105,203.60	EUR	RWE Power AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	14,500.00	EUR	Babcock Industrierohr-	SPX Cooling Technologies GmbH
Deutsche Bank AG	14,500.00	EUR	Stahlwerke Bremen GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	32,552.50	EUR	Wingas GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	32,552.50	EUR	Wingas GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	199,500.00	EUR	Siemens AG Power Generation	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,040,500.00	EUR	Mitsubishi Corporation	SPX Cooling Technologies GmbH
Deutsche Bank AG	275,000.00	EUR	Von Roll Umwelttechnik AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	304,957.97	EUR	E.ON Ruhrgas AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	31,540.00	EUR	Wingas GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	84,100.00	EUR	EnBW Kraftwerke AG	Balcke-Dürr GmbH
Deutsche Bank AG	136,940.90	EUR	EnBW Kraftwerke AG	Balcke-Dürr GmbH
Deutsche Bank AG	40,017.91	EUR	E.ON Kraftwerke GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	25,636.00	EUR	DOMO Caproleuna GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	25,125.00	EUR	Foster Wheeler Energie GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	8,636.20	EUR	Shell Deutschland Oil GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	7,750.00	EUR	E.ON Kraftwerke GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	94,500.00	EUR	Holzindustrie Hunsrück	Balcke-Dürr GmbH
Deutsche Bank AG	36,550.00	EUR	Bandar Imam Petrochemical Co.	SPX Cooling Technologies GmbH
Deutsche Bank AG	437,076.40	EUR	RWE Power AG	Balcke-Dürr GmbH
Deutsche Bank AG	12,493.20	EUR	Spilling Energie Systeme GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	165,000.00	EUR	Xstrata Zink GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	16,240.00	EUR	Lurgi Lentjes Service GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	22,330.00	EUR	IAG Industrie-Anlagen Bau	SPX Cooling Technologies GmbH
Deutsche Bank AG	18,750.00	EUR	Siemens AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	24,143.01	EUR	Shell Deutschland Oil GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	210,000.00	EUR	Ansaldo Energia S.p.A.	SPX Cooling Technologies GmbH
Deutsche Bank AG	7,340.00	EUR	Kraftanlagen München GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	16,500.00	EUR	CASCO INDUSTRIES SAS	SPX Cooling Technologies GmbH
Deutsche Bank AG	307,500.00	EUR	Siemens AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	11,800.68	EUR	Polysius AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	9,400.00	EUR	VOEST-ALPINE Industrieanlagenbau	SPX Cooling Technologies GmbH
Deutsche Bank AG	12,760.00	EUR	KANZLER VERFAHRENSTECHNIK	SPX Cooling Technologies GmbH
Deutsche Bank AG	114,696.40	EUR	CNIM	SPX Cooling Technologies GmbH
Deutsche Bank AG	32,753.13	EUR	E.ON Kraftwerke GmbH	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,375,548.88	EUR	PCK Raffinerie GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	130,000.00	EUR	Electrabel S.A.	Balcke-Dürr GmbH
Deutsche Bank AG	299,280.00	EUR	GE Bayer Silicones GmbH & Co. KG, Leverkusen	Balcke-Dürr GmbH
Deutsche Bank AG	980,667.00	EUR	Orkuveita Rey Javikur Baerjarhalsi, Reykjavik	Balcke-Dürr GmbH
Deutsche Bank AG	24,000.00	EUR	Lenzing AG, Östereich	SPX Cooling Technologies GmbH
Deutsche Bank AG	32,182.00	EUR	Akzo Nobel Functional Chemicals B.V., Amersfoort	SPX Cooling Technologies GmbH
Deutsche Bank AG	2,547,417.72	EUR	RWE Rheinbraun AG, Köln	SPX Cooling Technologies GmbH
Deutsche Bank AG	27,500.00	EUR	Hangzhou Boiler Group Co. Ltd., Hangzhou	Balcke-Dürr GmbH
Deutsche Bank AG	406,000.00	EUR	Infracor GmbH, Marl	Balcke-Dürr GmbH
Deutsche Bank AG	1,181,946.20	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Deutsche Bank AG	6,928,488.97	EUR	BHF-Bank AG, Frankfurt/Main	SPX Cooling Technologies GmbH
Deutsche Bank AG	113,215.00	EUR	Kosmepol Sp. Zo.o., Kanie/Poland	Bran + Luebbe GmbH
Deutsche Bank AG	2,500.00	EUR	Samsung Engineering Co. Ltd., Seoul, Südkorea	Bran + Luebbe GmbH
Deutsche Bank AG	1,714.48	EUR	Xstrata Zink GmbH, Nordenham	Bran + Luebbe GmbH
Deutsche Bank AG	123,977.50	EUR	Procosa produtos de Belza Ltda., Brasilien	Bran + Luebbe GmbH
Deutsche Bank AG	299,932.50	EUR	VA Tech Hydro GmbH & Co., Wien, Austria	SPX Cooling Technologies GmbH
Deutsche Bank AG	60,000.00	EUR	Tecnicas Reunidas, S.A., Madrid	SPX Cooling Technologies GmbH
Deutsche Bank AG	75,000.00	EUR	ALSTOM Switzerland, Baden, Schweiz	SPX Cooling Technologies GmbH
Deutsche Bank AG	22,712.80	EUR	Mark-E Aktiengesellschaft, Hagen	Balcke-Dürr GmbH
Deutsche Bank AG	110,000.00	EUR	Biomasse-Heizkraftwerk Ilmenau GmbH (BHI GmbH)	SPX Cooling Technologies GmbH
Deutsche Bank AG	27,000.00	EUR	HOLMEN PAPER MADRID, S.L.	SPX Cooling Technologies GmbH
Deutsche Bank AG	12,448.70	EUR	Elektrabel NV, Brussel	Balcke-Dürr GmbH
Deutsche Bank AG	9,128.70	EUR	Elektrabel NV, Brussel	Balcke-Dürr GmbH
Deutsche Bank AG	30,242.40	EUR	Voest-Alpine Industrieanlagenbau GmbH & Co, Linz	SPX Cooling Technologies GmbH
Deutsche Bank AG	179,127.20	EUR	SASOL Solvents Germany GmbH	Bran + Luebbe GmbH

Deutsche Bank AG	11,500.00	EUR	Korea Cottrell Co., Ltd., Seoul	Balcke-Dürr GmbH
Deutsche Bank AG	556,612.50	EUR	Vattenfall Europe Waste to Energy GmbH, Hamburg	SPX Cooling Technologies GmbH
Deutsche Bank AG	8,251.60	EUR	Putkimaa Oy, Oulu, Finnland	Balcke-Dürr GmbH
Deutsche Bank AG	103,240.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Deutsche Bank AG	258,912.00	EUR	RWE Power AG, 45128 Essen	Balcke-Dürr GmbH
Deutsche Bank AG	672,800.00	EUR	SRS EcoTherm GmbH	Balcke-Dürr GmbH
Deutsche Bank AG	54,664.50	EUR	Statoil A/S Kalundborg Refinery	Balcke-Dürr GmbH
Deutsche Bank AG	38,419.20	EUR	L’Oreal Produktion Deutschland GmbH & Co. KG, Karlsruhe	Bran + Luebbe GmbH
Deutsche Bank AG	20,996.00	EUR	Linde AG, Dr. Carl-von-Linde-Str. 6-14, 82049 Hoellriegelskreuth	SPX Cooling Technologies GmbH
Deutsche Bank AG	99,990.00	EUR	Electrabel NV, Regentlaan 8, 1000 Brussel, Belgium	Balcke-Dürr GmbH
Deutsche Bank AG	40,300.00	EUR	Electrabel N.V., Regentlaan 8, 1000 Brussel, Belgien	Balcke-Dürr GmbH
Deutsche Bank AG	24,109.40	EUR	Van Kleef Holding Beschop B.V., Waardsedijk 59, 3425 TC Snelrewaard, Netherlands	SPX U.L.M. GmbH
Deutsche Bank AG	13,800.00	EUR	HPD Process Engineering, S.A., Avda. Neguri, 9-1, 48992 Getxo (Vizcaya) - Spain	SPX Cooling Technologies GmbH
Deutsche Bank AG	6,825.00	EUR	Sté Industrielle LESAFFRE, 137 Rue Gabriel Péri, BP 3029, F-59700 MARCQ EN Baroeul, France	SPX Cooling Technologies GmbH
Deutsche Bank AG	17,040.00	EUR	Air Liquide Austria GmbH, Sendnergasse 30, 2320 Schwechat	SPX Cooling Technologies GmbH
Deutsche Bank AG	75,750.00	EUR	CENTRAAL BTW-KANTOOR VOOR	Balcke-Dürr GmbH
Deutsche Bank AG	16,472.00	EUR	IAG Industrie-Anlagen-BAU Georgsmarienhütte GmbH, Georgsmarienhütte	SPX Cooling Technologies GmbH
Deutsche Bank AG	2,200,984.00	EUR	ThyssenKrupp Steel AG, Duisburg	Balcke-Dürr GmbH
Deutsche Bank AG	16,500.00	EUR	DOMO CAPROLEUNA GmbH, Leuna	Balcke-Dürr GmbH
Deutsche Bank AG	32,977.50	EUR	Kosmepol Sp z.o.o., PL 05-805 Kanie	Bran + Luebbe GmbH
Deutsche Bank AG	1,580.26	EUR	Linde-KCA-Dresden GmbH, Dresden	Bran + Luebbe GmbH
Deutsche Bank AG	6,300.00	EUR	Samsung Heavy Industries Co. Ltd, Gyungnam, Südkorea	Bran + Luebbe GmbH
Deutsche Bank AG	13,210.00	EUR	Atlas Copco Compresseurs S.A.S., Cergy Pontoise Cedex	SPX U.L.M. GmbH
Deutsche Bank AG	13,210.00	EUR	Atlas Copco Compresseurs S.A.S, Cergy Pontoise Cedex	SPX U.L.M. GmbH
Deutsche Bank AG	174,183.28	EUR	E.ON Ruhrgas AG, Essen	SPX Cooling Technologies GmbH
Deutsche Bank AG	16,472.02	EUR	Uhde GmbH, Bad Soden	Bran + Luebbe GmbH
Deutsche Bank AG	8,363.40	EUR	AE & E Inova, Zweigniederlassung Köln	SPX Cooling Technologies GmbH
Deutsche Bank AG	12,545.10	EUR	AE & E Inova, Zweigniederlassung Köln	SPX Cooling Technologies GmbH
Deutsche Bank AG	14,940.68	EUR	AE & E Inova, Zweigniederlassung Köln	SPX Cooling Technologies GmbH
Deutsche Bank AG	9,960.46	EUR	AE & E Inova, Zweigniederlassung Köln	SPX Cooling Technologies GmbH
Deutsche Bank AG	14,950.00	EUR	C.T. Andasol Uno Ute, C/Cardenal Marcelo Spinola 10, 28016 Madrid	SPX Cooling Technologies GmbH
Deutsche Bank AG	55,293.95	EUR	Megal-GmbH Mittel-Europäische Gasleitungsgesellschaft, Essen	SPX Cooling Technologies GmbH
Deutsche Bank AG	294,290.00	EUR	Prokon Nord Energiesystem GmbH, Leer	SPX Cooling Technologies GmbH
Deutsche Bank AG	6,391.80	EUR	S.A. Industria Celulosa Aragonesa (S.A.I.C.A.), Zaragoza	SPX Cooling Technologies GmbH
Deutsche Bank AG	7,615.00	EUR	S.A. Industrias Celulosa Aragonesa (S.A.I.C.A.), Zaragoza	SPX Cooling Technologies GmbH
Deutsche Bank AG	3,450.00	EUR	LG Chemical Ltd., Seosang-City, South Korea	Bran + Luebbe GmbH
Deutsche Bank AG	4,054.00	EUR	Hidroambiente, S.A.	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,931,175.00	EUR	MC Power Project Management, S.L., Madrid, Spanien	SPX Cooling Technologies GmbH
Deutsche Bank AG	21,485.52	EUR	Linde AG, Höllriegelskreuth	SPX Cooling Technologies GmbH
Deutsche Bank AG	5,300.00	EUR	GS E&C Corporation, Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	5,300.00	EUR	GS E&C Corp., Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	5,300.00	EUR	GS E&C Corporation, Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	4,000.00	EUR	Daelim Industrial Co. Ltd., Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	11,000.00	EUR	GS Engineering and Construction Corp., Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	252,860.00	EUR	Caliqua AG Brasil, Basel	SPX Cooling Technologies GmbH
Deutsche Bank AG	31,320.00	EUR	Saint-Gobain Isover G+H AG, Ludwigshafen	SPX Cooling Technologies GmbH
Deutsche Bank AG	6,380.00	EUR	Jünger + Gräter GmbH, Feuerfestbau, Schwetzingen	Balcke-Dürr GmbH
Deutsche Bank AG	8,671.58	EUR	Infraleuna Infrastruktur und Service GmbH, Leuna	SPX Cooling Technologies GmbH
Deutsche Bank AG	158,120.99	EUR	E.ON Ruhrgas AG, Essen	Nema Airfin GmbH
Deutsche Bank AG	225,960.00	EUR	Von Roll Umwelttechnik AG, Zürich	Balcke-Dürr GmbH
Deutsche Bank AG	40,000.00	EUR	Tate & Lyle Spain S.A., Zaragoza	SPX Cooling Technologies GmbH
Deutsche Bank AG	6,728.00	EUR	Saint-Gobain Isover G+H AG	SPX Cooling Technologies GmbH
Deutsche Bank AG	6,500.00	EUR	Ottilie Overkämping, Mönchengladbach	SPX U.L.M. GmbH
Deutsche Bank AG	14,110.00	EUR	Papelera Guipuzcoana de Zicunaga, S.A.	SPX Cooling Technologies GmbH
Deutsche Bank AG	7,037.00	EUR	Otto Luft- und Klimatechnik	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	6,530.00	EUR	Imtech Deutschland GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,363.25	EUR	Imtech Deutschland GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,376.94	EUR	Imtech Deuschland GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	6,555.20	EUR	Imtech Deutchland GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,379.20	EUR	Dräger Medical ANSY GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	732.04	EUR	Imtech Deutschland GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	929.25	EUR	Zimmer & Hälbig GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,066.35	EUR	W+S Wärme & Sanitär	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,147.68	EUR	Imtech Deutschland GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,893.00	EUR	Wunner GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	34,384.76	EUR	Dräger Medical ANSY GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,588.00	EUR	Caliqua-Bormann GmbH & Co. KG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	802.28	EUR	Phoenix AG	Atex Filter GmbH & Co. oHG

Deutsche Bank AG	2,378.00	EUR	Monsum GmbH Frankfurt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,490.31	EUR	LUWA GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,365.99	EUR	Monsum GmbH Frankfurt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,878.42	EUR	LTA Lufttechnische Anlagen GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,143.10	EUR	Phoenix AG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	999.60	EUR	Hans Schinabeck	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,110.57	EUR	Phoenix AG	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,000.00	EUR	Pleitz GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,671.52	EUR	Otto Luft- und Klimatechnik	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,613.05	EUR	Pleitz GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,712.00	EUR	Monsum GmbH Frankfurt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,303.95	EUR	Monsum GmbH Frankfurt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,832.69	EUR	Ga-tec Gebäude- u. Anlagentechnik	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,365.57	EUR	HKT GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,105.00	EUR	LTA Lufttechnische Anlagen GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,480.00	EUR	Firma Klima Schröder	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,636.91	EUR	HSE-Haustechnik GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	6,285.28	EUR	LST Luft-, Sanitär- Klimatechnik	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,630.24	EUR	LUKA	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,247.10	EUR	Karl Lausser GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	798.76	EUR	Ga-tec Gebäude- u. Anlagentechnik	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,167.06	EUR	Karl Lausser GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	8,117.57	EUR	Dräger Medical ANSY GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,457.34	EUR	HSK Gebäudetechnik GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,997.08	EUR	KTK Zentralheizungsbau GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	880.53	EUR	Berger & Co. Heizungs-, Klima	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,628.40	EUR	INTEC Versorgungstechnik GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	540.41	EUR	Suchfort Anlagenbau GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,045.06	EUR	INTEC Versorgungstechnik GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,559.76	EUR	Ga-tec Gebäude- u. Anlagentechnik	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,006.77	EUR	KTK Zentralheizungsbau GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,785.00	EUR	Ing. Carl Friedmann GmbH & Co.	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,600.00	EUR	Kliniken Uelzen und Bad Bevensen	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	28,000.00	EUR	Kab Takuma GmbH, Berlin	Nema Airfin GmbH
Deutsche Bank AG	1,985.31	EUR	Zimmer & Hälbig GmbH, Bielefeld	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,930.00	EUR	Solvay Infra GmbH, Bernburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	14,950.00	EUR	CT Andasol DOS UTE, Madrid, Spanien	SPX Cooling Technologies GmbH
Deutsche Bank AG	49,500.00	EUR	C.T.ANDASOL DOS UTE, Madrid, Spanien	SPX Cooling Technologies GmbH
Deutsche Bank AG	96,675.00	EUR	CT Andasol Dos Ute, Madrid, Spanien	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,165.00	EUR	SK Engineering + Construction, Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	1,308.86	EUR	Suchfort Anlagenbau Gm bH & Co., 37079 Göttingen	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	822.80	EUR	M+W Zander Gebäudetechnik GmbH, 04356 Leipzig	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,718.65	EUR	Zimmer + Hälbig GmbH, 33659 Bielefeld	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	508.50	EUR	Phoenix AG, 60386 Frankfurt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	251,450.00	EUR	Mitsubishi Heavy Industries Ltd., Yokohama 220-8401, Japan	Balcke-Dürr GmbH
Deutsche Bank AG	2,257,906.00	EUR	ThyssenKrupp Steel AG, 47166 Duisburg	Balcke-Dürr GmbH
Deutsche Bank AG	157,500.00	EUR	AREVA NP GmbH, Erlangen	SPX Cooling Technologies GmbH
Deutsche Bank AG	3,309.78	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,449.93	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,526.53	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,493.63	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,060.99	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,992.63	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	7,525.81	EUR	Axima GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,489.67	EUR	Axima GmbH, Stuttgart	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	43,434.97	EUR	Städtische Krankenhäuser Krefeld, Krefeld	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	8,523.34	EUR	Schenk & Plomer GmbH, Altheim/Essenbach	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,385.52	EUR	Schenk & Plomer GmbH, Altheim/Essenbach	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	568.59	EUR	Christoffers GmbH & Co. KG, Delmenhorst	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,423.99	EUR	Klimabau Gesellschaft f. Lufttechnische Anlagen mbH, Frankfurt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	572.81	EUR	Stangl GmbH, Halle	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,495.19	EUR	Stangl GmbH, Halle	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	14,589.24	EUR	Stangl GmbH, Halle	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,208.30	EUR	M+W Zander Gebäudetechnik GmbH, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	4,016.85	EUR	HiServ Gebäudedienstleistungen GmbH, Düsseldorf	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	9,896.54	EUR	HiServ Gebäudedienstleistungen GmbH, Düsseldorf	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,637.71	EUR	HiServ Gebäudedienstleistungen GmbH, Hannover	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,040.45	EUR	M+W Zander Gebäudetechnik GmbH, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,628.42	EUR	M+W Zander Gebäudetechnik GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,992.43	EUR	M+W Zander Gebäudetechnik GmbH, Rostock	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	762.34	EUR	M+W Zander Energie+Anlagen GmbH, Kulmbach	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	10,218.05	EUR	AE & E Inova GmbH, Köln	Nema Airfin GmbH
Deutsche Bank AG	13,463.32	EUR	Vestolit GmbH & Co. KG, Marl	Bran + Luebbe GmbH

Deutsche Bank AG	11,060.71	EUR	Krankenhaus Forchheim der Vereinigten Pfündnerstiftungen, Forchheim	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,663.35	EUR	L+K Luft-Klima-Anlagenbau GmbH & Co. KG, Münster	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,088.79	EUR	L+K Luft-Klima-Anlagenbau GmbH & Co. KG, Münster	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	780.36	EUR	Stulz GmbH, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	2,916.99	EUR	ABB Gebäudetechnik AG, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,549.44	EUR	ABB Gebäudetechnik AG, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	599.72	EUR	ABB Gebäudetechnik AG, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	731.84	EUR	J. Wolfferts GmbH, Berlin	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	3,758.53	EUR	J. Wolfferts GmbH, Berlin	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	591.15	EUR	J. Wolfferts GmbH, Köln-Porz-Eil	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	638.14	EUR	Max Schuster Wärme-Kälte-Klima GmbH & Co. KG, Neusäß	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,282.29	EUR	GTB Grundstücksgesellschaft mbH, Bad Neustadt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,638.81	EUR	GTB Grundstücksgesellschaft mbH, Bad Neustadt	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	357,376.04	EUR	E.ON Ruhrgas AG, Essen	Nema Airfin GmbH
Deutsche Bank AG	67,235.00	EUR	Babcock Borsig Service GmbH, Oberhausen	Nema Airfin GmbH
Deutsche Bank AG	734,514.65	EUR	Orkuveita Reykjavikur	Balcke-Dürr GmbH
Deutsche Bank AG	39,188.50	EUR	Chemoprojekt, A.S., Prag	Bran + Luebbe GmbH
Deutsche Bank AG	21,306.47	EUR	Sasol Solvents Germany GmbH, Moers	Nema Airfin GmbH
Deutsche Bank AG	31,744.44	EUR	Solvay Infra GmbH, Bernburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	461,529.60	EUR	RWE DEA AG	Nema Airfin GmbH
Deutsche Bank AG	54,621.00	EUR	Bayer Crop Science GmbH	Nema Airfin GmbH
Deutsche Bank AG	131,250.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Deutsche Bank AG	522,707.50	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Deutsche Bank AG	5,877.00	EUR	Ga-Tec Gebäude- u. Anlagentechnik GmbH, München	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,623.83	EUR	HiServ Gebäudedienstleistungen GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	7,664.12	EUR	Hager + Elsaesser GmbH, Stuttgart	SPX Cooling Technologies GmbH
Deutsche Bank AG	240,000.00	EUR	KAB Takuma GmbH, Berlin	SPX Cooling Technologies GmbH
Deutsche Bank AG	7,365.00	EUR	Hangzhou Steam Turbine Co. Ltd., Hangzhou, China	SPX U.L.M. GmbH
Deutsche Bank AG	8,032.50	EUR	Jacobs Projects GmbH, Köln	Nema Airfin GmbH
Deutsche Bank AG	12,136.70	EUR	Alstom Switzerland Ltd., Baden	General Signal UK Ltd.
Deutsche Bank AG	600.00	EUR	Käuffer & Co. GmbH, Mainz	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	15,082.00	EUR	ISKRA Avtoelektrika d.d., Sempeter	SPX U.L.M. GmbH
Deutsche Bank AG	31,421.95	EUR	BASF Aktiengesellschaft, Ludwigshafen	Nema Airfin GmbH
Deutsche Bank AG	879,000.00	EUR	Lakdhanavi Ltd., Colombo	Balcke-Dürr GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Deutsche Bank AG	153,000.00	EUR	Iberdrola Ingenieria y construccion, Erandio	SPX Cooling Technologies GmbH
Deutsche Bank AG	100,000.00	EUR	AB Radgjoef EFH, Reykjavik	Balcke-Dürr GmbH
Deutsche Bank AG	1,469,029.30	EUR	ORKUVEITA REYKFAVIKUR, Reykjavik, Island	Balcke-Dürr GmbH
Deutsche Bank AG	4,899.60	EUR	S.A. SNC-Lavalin Europe N.V., Bruxelles	SPX Cooling Technologies GmbH
Deutsche Bank AG	19,813.50	EUR	Bayer Materialscience AG, Leverkusen	SPX Cooling Technologies GmbH
Deutsche Bank AG	39,270.00	EUR	Raffinerie-KW-Betriebs GmbH, Essen	Balcke-Dürr GmbH
Deutsche Bank AG	26,775.00	EUR	Gontermann-Peipers GmbH, Siegen	SPX Cooling Technologies GmbH
Deutsche Bank AG	3,445.20	EUR	August Storck KG, Halle	SPX U.L.M. GmbH
Deutsche Bank AG	3,596.00	EUR	August Storck KG, Halle	SPX U.L.M. GmbH
Deutsche Bank AG	1,716.80	EUR	August Storck KG, Halle	SPX U.L.M. GmbH
Deutsche Bank AG	4,466.00	EUR	August Storck KG, Halle	SPX U.L.M. GmbH
Deutsche Bank AG	10,440.00	EUR	SMS Demag AG, Hilden	SPX U.L.M. GmbH
Deutsche Bank AG	499,133.60	EUR	Papierfabrik Palm GmbH & Co. KG, Aalen-Neukochen	Nema Airfin GmbH
Deutsche Bank AG	54,870.90	EUR	ThyssenKrupp Steel AG, Duisburg	Nema Airfin GmbH
Deutsche Bank AG	89,547.50	EUR	E.ON Kernkraft GmbH, Stadland	Balcke-Dürr GmbH
Deutsche Bank AG	7,475.00	EUR	Porr Deutschland GmbH, Berlin	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	6,225.49	EUR	AXIMA GmbH, Dresden	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,979.49	EUR	J. Wolfferts GmbH, Berlin	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	25,564.59	EUR	Noske-Kaeser GmbH, Hamburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	5,744.27	EUR	Airtec GmbH & Co. KG, Gronau	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	23,312.00	EUR	ADK Modulraum GmbH, Neresheim	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	28,452.00	EUR	Helmut Schuetz, Neuss	Balcke-Dürr GmbH
Deutsche Bank AG	290,000.00	EUR	SRS Eco Therm GmbH, Salzbergen	Balcke-Dürr GmbH
Deutsche Bank AG	99,000.00	EUR	Mollier d.o.o. Celje, Celje, Slowenien	Nema Airfin GmbH
Deutsche Bank AG	85,809.00	EUR	Dräger Medical Ansy GmbH	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	1,200.00	EUR	JP Elektroprivreda BIH d.d. Sarajevo, Kakanj	SPX Cooling Technologies GmbH
Deutsche Bank AG	11,084.23	EUR	Zimmer & Hälbig GmbH, Bielefeld	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	189,210.00	EUR	SRS Ecotherm GmbH, Salzbergen	Balcke-Dürr GmbH
Deutsche Bank AG	22,251.68	EUR	Hrvatska elektrorivreda d.d., Zagreb	Balcke-Dürr GmbH
Deutsche Bank AG	12,115.84	EUR	Hrvatska elektroprivreda d.d, Zagreb	Balcke-Dürr GmbH
Deutsche Bank AG	12,152.60	EUR	Heiztechnik Mühlhausen GmbH, Mülheim	Atex Filter GmbH & Co. oHG

Deutsche Bank AG	157,100.00	EUR	Klaus-Peter Bergmann GmbH, Schwelm	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	51,396.20	EUR	Alstom Switzerland Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	1,309,000.00	EUR	Vattenfall Europe Generation AG and Co. KG, Cottbus	Balcke-Dürr GmbH
Deutsche Bank AG	291,444.71	EUR	Kraftanlagen München GmbH, München	SPX Cooling Technologies GmbH
Deutsche Bank AG	17,350.20	EUR	Shell Deutschland Oil GmbH, Hamburg	Nema Airfin GmbH
Deutsche Bank AG	18,207.00	EUR	Siemens AG, Görlitz	Nema Airfin GmbH
Deutsche Bank AG	110,670.00	EUR	KME Germany GmbH, Osnabrück	SPX Cooling Technologies GmbH
Deutsche Bank AG	61,247.60	EUR	Tecnica Reunidas, S.A., Madrid	SPX Cooling Technologies GmbH
Deutsche Bank AG	10,250.00	EUR	Linde AG, Höllriegelskreuth	SPX Cooling Technologies GmbH
Deutsche Bank AG	290,000.00	EUR	Fri-Jado Polska sp.Z.o.o., Inwald, Polen	SPX U.L.M. GmbH
Deutsche Bank AG	13,030.50	EUR	AE & E Inova GmbH, Köln	Nema Airfin GmbH
Deutsche Bank AG	6,840.00	EUR	Bühler AG, Uzwil, Schweiz	SPX U.L.M. GmbH
Deutsche Bank AG	19,900.00	EUR	Bühler AG, Uzwil, Schweiz	SPX U.L.M. GmbH
Deutsche Bank AG	167,254.50	EUR	Bayerische Motoren Werke AG, München	SPX U.L.M. GmbH
Deutsche Bank AG	61,007.73	EUR	Bayerische Motoren Werke AG, München	SPX U.L.M. GmbH
Deutsche Bank AG	522,000.00	EUR	GS Engineering and Construction Corp., Seoul, Korea	SPX U.L.M. GmbH
Deutsche Bank AG	9,974.76	EUR	Siemens Elin Buildings & Infrastructure GmbH & Co., Wien, Österreich	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	8,025.00	EUR	Qatar Fertilizer Company (S.Q.A.), Qatar, Saudi Arabien	Balcke-Dürr GmbH
Deutsche Bank AG	198,000.00	EUR	Bechtel Overseas Corporation, Chonburi, Thailand	SPX U.L.M. GmbH
Deutsche Bank AG	10,341.00	EUR	MCE Anlagenbau Austria GmbH & Co., Wien, Österreich	Balcke-Dürr GmbH
Deutsche Bank AG	29,899.00	EUR	DAEWOO E+C Co. Ltd., Seoul	SPX U.L.M. GmbH
Deutsche Bank AG	29,899.00	EUR	DAEWOO E&C Co. Ltd., Seoul	SPX U.L.M. GmbH
Deutsche Bank AG	117,810.00	EUR	Raffinerie KW Betriebs GmbH, 45117 Essen	Balcke-Dürr GmbH
Deutsche Bank AG	7,578.05	EUR	Zimmer + Hälbig GmbH, 33659 Bielefeld	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	11,826.00	EUR	Alstom Switzerland Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	5,776.80	EUR	Alstom Switzerland Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	16,131.00	EUR	Alstom Switzerland Ltd., Badebn, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	36,501.30	EUR	Alstom Switzerland Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	7,074.70	EUR	Alstom Switzerland Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	37,689.00	EUR	Alstom Switzerland Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	36,004.15	EUR	Alstom (Switzerland) Ltd., Baden, Schweiz	General Signal UK Ltd.
Deutsche Bank AG	77,780.00	EUR	Alstom Power Centrales, Belfort Cedex, Frankreich	General Signal UK Ltd.
Deutsche Bank AG	26,500.00	EUR	Arcelor Laminados Zaragoza S.A., 50015 Zaragoza	SPX Cooling Technologies GmbH
Deutsche Bank AG	2,547.21	EUR	IVG Management GmbH + Co. Officereportfolio IV-KG	SPX U.L.M. GmbH
Deutsche Bank AG	513,143.26	EUR	OMV Refining & Marketing GmbH, Wien, Österreich	Balcke-Dürr GmbH
Deutsche Bank AG	74,639.00	EUR	Qatar Shell GTL Limited, St. George, Bermuda	SPX U.L.M. GmbH
Deutsche Bank AG	78,554.87	EUR	BASF Aktiengesellschaft, Ludwigshafen	Nema Airfin GmbH
Deutsche Bank AG	248,710.00	EUR	Uhde GmbH, Dortmund	Balcke-Dürr GmbH
Deutsche Bank AG	461,529.60	EUR	RWE Dea AG, Hamburg	Nema Airfin GmbH
Deutsche Bank AG	134,000.00	EUR	BASF Nederland B.V., PK De Meern, The Netherlands	SPX U.L.M. GmbH
Deutsche Bank AG	127,800.00	EUR	Disko Leasing GmbH, Düsseldorf	SPX U.L.M. GmbH
Deutsche Bank AG	727.90	EUR	China Petroleum & Construction (Group) Corporation, Beijing	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	13,250.40	EUR	GHI Hornos Industriales, S.L., Galdakano	SPX Cooling Technologies GmbH
Deutsche Bank AG	5,290.74	EUR	Solvay Infra GmbH, Bernburg	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	379.50	EUR	Prosernat, 92042 Paris La Defense	SPX U.L.M. GmbH
Deutsche Bank AG	117,582.92	EUR	E.ON Ruhrgas AG, Essen	Nema Airfin GmbH
Deutsche Bank AG	89,697.00	EUR	DAEWOO E&C Co., Ltd., Seoul	SPX U.L.M. GmbH
Deutsche Bank AG	14,949.50	EUR	DAEWOO E&C Co., Ltd., Seoul	SPX U.L.M. GmbH
Deutsche Bank AG	268,932.03	EUR	E.ON Ruhrgas AG, Essen	Nema Airfin GmbH
Deutsche Bank AG	38,984.40	EUR	SWM Service GmbH, Ratingen	Balcke-Dürr GmbH
Deutsche Bank AG	8,363.40	EUR	AE & E Inova GmbH, Köln	Nema Airfin GmbH
Deutsche Bank AG	867,500.00	EUR	Siemens AG, Erlangen	Balcke-Dürr GmbH
Deutsche Bank AG	1,548,487.50	EUR	Siemens AG, Erlangen	Balcke-Dürr GmbH
Deutsche Bank AG	43,200.00	EUR	TECNICAS REUNIDAS, S.A., Madrid	SPX U.L.M. GmbH
Deutsche Bank AG	3,100.00	EUR	Derives Resiniques et Terpeniques, Dax Cedex	SPX Cooling Technologies GmbH
Deutsche Bank AG	35,402.50	EUR	Solnhofer Portland Zementwerke GmbH & Co. KG, Solnhofen	Balcke-Dürr GmbH
Deutsche Bank AG	197,232.98	EUR	RWE Power AG, Essen	SPX Cooling Technologies GmbH
Deutsche Bank AG	272,588.78	EUR	RWE Power AG, Essen	SPX Cooling Technologies GmbH
Deutsche Bank AG	197,232.98	EUR	RWE Power AG, Essen	SPX Cooling Technologies GmbH
Deutsche Bank AG	7,220.00	EUR	UNIHA Wassertechnologie GmbH, Linz	SPX Cooling Technologies GmbH
Deutsche Bank AG	300,328.80	EUR	Siemens AG, Erlangen	Balcke-Dürr GmbH
Deutsche Bank AG	31,250.00	EUR	Danieli, Dabueka & C Officine, Buttrio	SPX U.L.M. GmbH
Deutsche Bank AG	83,771.47	EUR	Petrofac E&C International Ltd., Sharjah	SPX U.L.M. GmbH
Deutsche Bank AG	83,771.45	EUR	Petrofac E&C International Ltd., Sharjah	SPX U.L.M. GmbH
Deutsche Bank AG	3,555.37	EUR	ADK Modulraum GmbH, Neresheim	Atex Filter GmbH & Co. oHG
Deutsche Bank AG	45,000.00	EUR	Mr. G.Y.Hong, BL Process Co. Ltd., Seoul	Bran + Luebbe GmbH
Deutsche Bank AG	99,750.00	GBP	BHF-Bank Aktiengesellschaft, Frankfurt am Main	SPX Cooling Technologies GmbH
Deutsche Bank AG	280,318.50	GBP	Scottish Power Generation Ltd., Glasgow	SPX Cooling Technologies GmbH
Deutsche Bank AG	26,091.06	GBP	Eastern Bechtel Co. Ltd.	SPX U.L.M. GmbH
Deutsche Bank AG	2,905.00	GBP	Lars Enviro Private Limited, Nagpur	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	50,000.00	GBP	TPC Partnership-Procurement Administration Centre, Singapore	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	55,637.00	GBP	Bechtel France S.A.S., Paris, Frankreich	SPX Process Equipment Limited

Deutsche Bank AG	45,369.00	GBP	Bechtel France S.A.S., Paris, Frankreich	SPX Process Equipment Limited
Deutsche Bank AG	9,510.00	GBP	FWP Joint Venture, Singapore	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	7,620.00	GBP	Snamprogetti Limited, Hants, England	SPX U.L.M. GmbH
Deutsche Bank AG	45,369.00	GBP	Bechtel France S.A.S., Paris, Frankreich	SPX Process Equipment Limited
Deutsche Bank AG	55,637.00	GBP	Bechtel France S.A.S, Paris, Frankreich	SPX Process Equipment Limited
Deutsche Bank AG	27,722.00	GBP	Halliburton Brown & Root Ltd., on behalf of Halliburton West Africa Ltd., Surrey	SPX Process Equipment Limited
Deutsche Bank AG	19,525.00	GBP	Brown + Root Ltd., c/o Rockwater Ltd., Aberdeen	SPX Process Equipment Limited
Deutsche Bank AG	85,044.00	GBP	Kvaerner Oil & Gas a.s., Croydon, Grossbritannien	SPX Process Equipment Limited
Deutsche Bank AG	87,040.00	GBP	Kvaerner Oil and Gas Ltd., Croydon	SPX Process Equipment Limited
Deutsche Bank AG	1,387.00	GBP	Petronas Ammonia, Kuala Lumpur	SPX Process Equipment Limited
Deutsche Bank AG	326,952.00	GBP	Tecnicas Reunidas SA, Madrid, Spanien	General Signal UK Ltd.
Deutsche Bank AG	108,984.00	GBP	Tecnicas Reunidas SA, Madrid, Spanien	General Signal UK Ltd.
Deutsche Bank AG	12,747.45	GBP	Jubail Chemical Industries Co. Saudi Arabien	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	59,900.00	GBP	Sicon Oil & Gas Srl, Mailand, Italien	General Signal UK Ltd.
Deutsche Bank AG	6,375.22	GBP	Hindustan Petroleum Corporation Ltd., Mumbai, Indien	General Signal UK Ltd.
Deutsche Bank AG	3,666.98	GBP	EMDAD LLC, Abu Dhabi, V.A.E.	General Signal UK Ltd.
Deutsche Bank AG	21,160.00	GBP	Tecnicas Reunidas S.A., Spanien	General Signal UK Ltd.
Deutsche Bank AG	3,246.50	GBP	Guinard Pumps, Annecy Cedex, Frankreich	General Signal UK Ltd.
Deutsche Bank AG	21,736.50	GBP	Okano Trading Company Limited, Tokyo, Japan	General Signal UK Ltd.
Deutsche Bank AG	4,540.00	GBP	CTCI Corporation, Taiwan, R.O.C.	General Signal UK Ltd.
Deutsche Bank AG	5,225.60	GBP	Bechtel France SAS, Paris	General Signal UK Ltd.
Deutsche Bank AG	5,318.00	GBP	Bechtel France SAS, Paris	General Signal UK Ltd.
Deutsche Bank AG	186,034.70	GBP	Azerbaijan Interntl Operating Co., Azerbaijan	SPX Process Equipment Limited
Deutsche Bank AG	38,130.00	GBP	MEOS Establishment, Dubai	SPX Process Equipment Limited
Deutsche Bank AG	13,060,000.00	INR	BHF-Bank Aktiengesellschaft, Frankfurt am Main	SPX Cooling Technologies GmbH
Deutsche Bank AG	88,000.00	INR	Indian Oil Corporation Limited, Bihar, Indien	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	12,000,000.00	NOK	Tollregion Oslo og Akershus (Norwegian Customs and Excise Authority), Oslo	Balcke-Dürr GmbH
Deutsche Bank AG	52,635.00	SGD	German Centre for Industry and Trade PT. Ltd., Spore 609916	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	21,900.00	USD	GS Engineering & Construction Corp.	Bran + Luebbe GmbH
Deutsche Bank AG	21,900.00	USD	GS Engineering & Construction Corp.	Bran + Luebbe GmbH
Deutsche Bank AG	1,177,500.00	USD	Abener Energia Ingenieria y	SPX Cooling Technologies GmbH
Deutsche Bank AG	381,547.00	USD	China National Water Resources &	SPX Cooling Technologies GmbH
Deutsche Bank AG	768,600.00	USD	Yanbu National Petrochemical Company	SPX Cooling Technologies GmbH
Deutsche Bank AG	1,244,667.90	USD	Eastern Petrochemical Company	SPX Cooling Technologies GmbH
Deutsche Bank AG	3,461,063.60	USD	BHF-Bank Aktiengesellschaft, Frankfurt am Main	SPX Cooling Technologies GmbH
Deutsche Bank AG	260,000.00	USD	JGC Corporation, Nishi-Ku Yokohama	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	200,000.00	USD	JGC Corporation, Yokohama	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	352,649.80	USD	Eastern Bechtel Co. Ltd., London	SPX U.L.M. GmbH
Deutsche Bank AG	280,818.00	USD	Eastern Bechtel Company Ltd., Houston	SPX U.L.M. GmbH
Deutsche Bank AG	280,818.00	USD	Eastern Bechtel Co. Ltd., Houston, USA	SPX U.L.M. GmbH
Deutsche Bank AG	235,300.00	USD	Daewoo E & C Co. Ltd., Seoul 100-714	SPX Process Equipment Limited
Deutsche Bank AG	232,400.00	USD	Samsung Engineering Co., Ltd., Seoul	SPX Cooling Technologies GmbH
Deutsche Bank AG	235,300.00	USD	Daewoo E&C Co LTD., Seoul	SPX Process Equipment Limited
Deutsche Bank AG	74,900.00	USD	Petrofac International Ltd., Sharjah, UAE	General Signal UK Ltd.
Deutsche Bank AG	161,885.50	USD	BIS Enerji Elektrik Üretim A.S., Bursa, Türkei	SPX Cooling Technologies GmbH
Deutsche Bank AG	475,853.30	USD	China National Water Resources & Electric Power Materials & Equipment Co., Ltd., Bejing, China	SPX Cooling Technologies GmbH
Deutsche Bank AG	28,359.00	USD	Iranian Offshore Engineering + Construction Company (IOEC), Teheran	SPX Process Equipment Limited
Deutsche Bank AG	1,542,000.00	USD	Navoi Mining and Metallurgy Combinate, Navoi	SPX Process Equipment Limited
Deutsche Bank AG	1,210,500.00	USD	Taiwan Cogeneration Corporation, Taiwan	SPX Cooling Technologies GmbH
Deutsche Bank AG	36,000.00	USD	Huyndai Heavy Industries Co. Ltd., Ulsan, Korea	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	36,000.00	USD	Hyundai Heavy Industries Co. Ltd., Ulsan, Korea	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	9,680.00	USD	SK Engineering & Construction, Seoul, Korea	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	9,680.00	USD	SK Engineering & Construction, Seoul, Korea	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	842,454.00	USD	Eastern Bechtel Company Ltd., Houston, USA	SPX U.L.M. GmbH
Deutsche Bank AG	22,425.00	USD	Environmental Engineering Corp., Tokyo	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	14,710.00	USD	Vedanta Aluminium Ltd., Mumbai	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	119,000.00	USD	Toyo Engineering Korea Ltd, Seoul	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	119,000.00	USD	Toyo Engineering Korea Ltd., Seoul	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	29,420.00	USD	Vedanta Alumina Ltd., Mumbai	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	14,710.00	USD	Vedanta Alumina Ltd., Mumbai	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	75,001.90	USD	Hindalco Industries ltd, Kolkata	SPX Process Equipment Pte. Ltd.
Deutsche Bank AG	239,352.20	USD	DAEWOO E&C Co. Ltd., Seoul	SPX Process Equipment Limited
Dresdner Bank AG	250,000.00	CHF	Eidgenossenschaftl. Steuerverwaltung	Balcke-Dürr GmbH
Dresdner Bank AG	5,000.00	CHF	Eidgenossenschaftl. Steuerverwaltung	SPX U.L.M. GmbH
Dresdner Bank AG	449,820.67	CNY	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	453,724.00	CNY	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	512,225.00	CNY	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	512,225.00	CNY	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH

Dresdner Bank AG	449,820.67	CNY	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	453,724.00	CNY	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	449,820.67	CNY	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	512,225.00	CNY	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	512,225.00	CNY	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	3,644,000.00	CNY	Bejing Boqui Electric Power Sience	Balcke-Dürr GmbH
Dresdner Bank AG	340,800.00	CNY	Tsinghua Tongfang Environment Co. L	Balcke-Dürr GmbH
Dresdner Bank AG	21,623,576.00	CNY	China National Water Resources + El	SPX Cooling Technologies GmbH
Dresdner Bank AG	6,070,000.00	CNY	Beijing National NC Electric Power	SPX Cooling Technologies GmbH
Dresdner Bank AG	8,990,000.00	CNY	Certer Southern China Electric Powe	SPX Cooling Technologies GmbH
Dresdner Bank AG	22,523,576.00	CNY	China National Water Resources & El	SPX Cooling Technologies GmbH
Dresdner Bank AG	32,089,725.40	CNY	Guodian Hebei Longshan Power Co. Lt	SPX Cooling Technologies GmbH
Dresdner Bank AG	30,322,740.00	CNY	China National Water Resources & El	SPX Cooling Technologies GmbH
Dresdner Bank AG	27,858,700.00	CNY	China National Water Resources & El	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,930,000.00	CNY	Beijing Bit Weiye Technology Co. Ltd, Beijing	Balcke-Dürr GmbH
Dresdner Bank AG	803,000.00	CNY	Shandong San Rong Environmental Protection Engineering Co. Ltd., Jinan	Balcke-Dürr GmbH
Dresdner Bank AG	803,000.00	CNY	Shandong San Rong Environmental Protection Engineering Co. Ltd., Jinan	Balcke-Dürr GmbH
Dresdner Bank AG	1,024,450.00	CNY	Zhejiang Tianhong Material Trading Co. Ltd., Zhejiang	Balcke-Dürr GmbH
Dresdner Bank AG	22,297,338.60	CNY	China National Resources and Electric Power Materials and Equipment Co., Ltd., Beijing, P.R. China	SPX Cooling Technologies GmbH
Dresdner Bank AG	2,392,000.00	EUR	Siemens AG	Balcke-Dürr GmbH
Dresdner Bank AG	108,990.00	EUR	Siemens AG	Balcke-Dürr GmbH
Dresdner Bank AG	61,000.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	53,000.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	51,000.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	20,000.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	718,620.00	EUR	Babcock Hitachi Europe GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	354,960.00	EUR	Babcock Hitachi Europe GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	248,820.00	EUR	Babcock Hitachi Europe GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	65,598.00	EUR	Chr. Hansen GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	3,200.00	EUR	Puralube GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	11,456.02	EUR	M. Wallrabenstein GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	199,500.00	EUR	Siemens AG Power Generation	SPX Cooling Technologies GmbH
Dresdner Bank AG	15,764.40	EUR	Fernwärmeverbund Niederrhein Duisbu	SPX Cooling Technologies GmbH
Dresdner Bank AG	5,543.64	EUR	Polysius AG	SPX Cooling Technologies GmbH
Dresdner Bank AG	2,414.77	EUR	Linde - KAC - Dresden GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	114,077.88	EUR	Linde - KAC - Dresden GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	11,542.00	EUR	Linde - KAC - Dresden GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	31,320.00	EUR	Total Raffinerie Mitteldeutsche Gmb	Bran + Luebbe GmbH
Dresdner Bank AG	46,137.91	EUR	Mitsui & Co. Deutschland GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	23,617.36	EUR	PCK Raffinerie GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	15,000.00	EUR	Fisia Babcock Environment GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	174,000.00	EUR	Voith Siemens Hydro Kraftwerkstechn	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,220,320.00	EUR	Siemens AG	Balcke-Dürr GmbH
Dresdner Bank AG	1,554,400.00	EUR	Siemens AG	Balcke-Dürr GmbH
Dresdner Bank AG	375,000.00	EUR	Framatome ANP GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	1,125,000.00	EUR	Framatome ANP GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	500,000.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	369,075.58	EUR	Immobiliengesellschaft Carlos GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	8,054.13	EUR	Shanghai Lianheng Isocyanate Compa	Bran + Luebbe GmbH
Dresdner Bank AG	27,724.00	EUR	E.ON Kraftwerke GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	16,965.00	EUR	SWM Services Energie und Wasser Gmb	Balcke-Dürr GmbH
Dresdner Bank AG	118,341.27	EUR	Stadtwerke Düsseldorf	Balcke-Dürr GmbH
Dresdner Bank AG	60,000.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	32,702.49	EUR	E.ON Kraftwerke GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	37,700.00	EUR	Mibrag	Balcke-Dürr GmbH
Dresdner Bank AG	14,036.00	EUR	Stadtwerke Düsseldorf	Balcke-Dürr GmbH
Dresdner Bank AG	110,693.75	EUR	Stadtwerke Düsseldorf	Balcke-Dürr GmbH
Dresdner Bank AG	19,952.00	EUR	Shell Deutschland Oil GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	53,360.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	105,270.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	129,920.00	EUR	Babcock-Hitachi Europe GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	63,643.15	EUR	Stadtwerke Düsseldorf	Balcke-Dürr GmbH
Dresdner Bank AG	27,596.40	EUR	Mibrag	Balcke-Dürr GmbH
Dresdner Bank AG	1,714.48	EUR	Xstrata Zink GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	17,168.00	EUR	R+A Industrieanlagen GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	1,734.49	EUR	Xstrata Zink GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	1,714.19	EUR	Xstrata Zink GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	6,528.00	EUR	Uhde GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	15,395.52	EUR	Krupp-Uhde GmbH	Bran + Luebbe GmbH

Dresdner Bank AG	15,395.52	EUR	Krupp-Uhde GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	11,335.38	EUR	Lurgi Umwelt GmbH	Bran + Luebbe GmbH
Dresdner Bank AG	8,990.00	EUR	Uhde GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	7,308.00	EUR	Blohm + Voss Industrietechnik GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	296,800.00	EUR	Uhde GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	62,360.48	EUR	Vattenfall Europe Generation AG & C	SPX Cooling Technologies GmbH
Dresdner Bank AG	48,600.00	EUR	EKO Stahl GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	14,569.02	EUR	Reining Heisskühlung GmbH & Co. KG	SPX Cooling Technologies GmbH
Dresdner Bank AG	7,337.00	EUR	Nacap GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	171,809.60	EUR	Alstom Power Conversion GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	5,000.00	EUR	LG Engineering & Construction Corp.	SPX Cooling Technologies GmbH
Dresdner Bank AG	12,500.00	EUR	Voith Paper GmbH & Co KG	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,551.50	EUR	M + W Zander Gebäudetechnik GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	13,384.00	EUR	Voith Siemens Hydro Kraftwerkstechn	SPX Cooling Technologies GmbH
Dresdner Bank AG	6,692.30	EUR	Voith Siemens Hydro Kraftwerkstechn	SPX Cooling Technologies GmbH
Dresdner Bank AG	11,544.25	EUR	Blohm + Voss Industrietechnik GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	259,947.30	EUR	Südzucker Bioethanol GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	32,000.00	EUR	voestalpinestahl - Donawitz GmbH &	SPX Cooling Technologies GmbH
Dresdner Bank AG	2,269,000.00	EUR	EniPower S.P.A.	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,032,500.00	EUR	Foster Wheeler Italiana SPA	SPX Cooling Technologies GmbH
Dresdner Bank AG	50,920.00	EUR	Servizi SRL	SPX Cooling Technologies GmbH
Dresdner Bank AG	837,101.00	EUR	ENEL Spa	SPX Cooling Technologies GmbH
Dresdner Bank AG	272,000.00	EUR	Siemens S.A. (Division de Energia)	SPX Cooling Technologies GmbH
Dresdner Bank AG	23,170.60	EUR	OMV Aktiengesellschaft	SPX Cooling Technologies GmbH
Dresdner Bank AG	68,750.00	EUR	Vilnius Energija UAB	Balcke-Dürr GmbH
Dresdner Bank AG	770.00	EUR	Industrialexport S.A.	Bran + Luebbe GmbH
Dresdner Bank AG	29,000.00	EUR	Dongfang Electric Corporation	Balcke-Dürr GmbH
Dresdner Bank AG	17,000.00	EUR	Dongfang Electric Corporation	Balcke-Dürr GmbH
Dresdner Bank AG	23,600.00	EUR	Dongfang Electric Corporation	Balcke-Dürr GmbH
Dresdner Bank AG	23,600.00	EUR	Dongfang Electric Corporation	Balcke-Dürr GmbH
Dresdner Bank AG	22,900.00	EUR	SK Engineering & Construction Co.	Bran + Luebbe GmbH
Dresdner Bank AG	3,600.00	EUR	SK Engineering & Construction Co.	Bran + Luebbe GmbH
Dresdner Bank AG	1,350.00	EUR	SK Engineering & Construction Co.	Bran + Luebbe GmbH
Dresdner Bank AG	11,000.00	EUR	LG Engineering & Construction Corp.	Bran + Luebbe GmbH
Dresdner Bank AG	31,557.00	EUR	NCIC National Service Projects Orga	SPX Cooling Technologies GmbH
Dresdner Bank AG	27,600.00	EUR	NCIC National Service Projects Orga	SPX Cooling Technologies GmbH
Dresdner Bank AG	3,150.00	EUR	Shell Netherland Chemie B.V.	Bran + Luebbe GmbH
Dresdner Bank AG	1,032,500.00	EUR	Foster Wheeler Italiana SPA	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,211,600.00	EUR	Tarragona Power S.L. (TP)	SPX Cooling Technologies GmbH
Dresdner Bank AG	148,750.00	EUR	Hitaveita Sudurnesia hf	Balcke-Dürr GmbH
Dresdner Bank AG	11,499.25	EUR	OMV Refining & Marketing GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	10,000.00	EUR	Siemens AG	SPX Cooling Technologies GmbH
Dresdner Bank AG	24,500.00	EUR	AGRANA Zucker GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	15,500.00	EUR	VOEST-ALPINE Industrieanlagenbau Gm	SPX Cooling Technologies GmbH
Dresdner Bank AG	18,880.00	EUR	AXIMA Gebäudetechnik GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	3,400.00	EUR	PHP Mercus SP. Z.O.O.	Bran + Luebbe GmbH
Dresdner Bank AG	5,245.00	EUR	AMK Krakow S.A.	Bran + Luebbe GmbH
Dresdner Bank AG	125,000.00	EUR	Yara AB	Balcke-Dürr GmbH
Dresdner Bank AG	1,102.95	EUR	Suez Oil Processing Co.	Bran + Luebbe GmbH
Dresdner Bank AG	42,000.00	EUR	Pilkington PLC Invoice Processing D	SPX Cooling Technologies GmbH
Dresdner Bank AG	133,923.20	EUR	Jiangsu Jinyang Engery & Environmen	Balcke-Dürr GmbH
Dresdner Bank AG	3,033.40	EUR	Siegele + Eppele GmbH + Co. KG	SPX U.L.M. GmbH
Dresdner Bank AG	2,064,235.90	EUR	Siemens A/S, Oslo	Balcke-Dürr GmbH
Dresdner Bank AG	1,104,000.00	EUR	Siemens AG, Offenbach	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,172,250.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	11,542.00	EUR	Linde-KCA-Dresden GmbH, Dresden	Bran + Luebbe GmbH
Dresdner Bank AG	2,414.78	EUR	Linde-KCA-Dresden GmbH, Dresden	Bran + Luebbe GmbH
Dresdner Bank AG	96,048.00	EUR	Deutsche BP Aktiengesellschaft, Lingen	SPX Cooling Technologies GmbH
Dresdner Bank AG	35,496.00	EUR	Mibrag Industriekraftwerke GmbH and Co. KG, Theissen	Balcke-Dürr GmbH
Dresdner Bank AG	52,200.00	EUR	BKS Bio-Kraftwerk Schkölen GmbH, Schkölen	SPX Cooling Technologies GmbH
Dresdner Bank AG	10,000.00	EUR	UCD GmbH, Hülsstr. 6, 44625 Herne	SPX U.L.M. GmbH
Dresdner Bank AG	615,000.00	EUR	Siemens AG, 91058 Erlangen	SPX Cooling Technologies GmbH
Dresdner Bank AG	51,000.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	20,000.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	29,000.00	EUR	e-Glass AG, Osterweddingen	SPX Cooling Technologies GmbH
Dresdner Bank AG	115,370.76	EUR	Lenzing AG, Österreich	SPX Cooling Technologies GmbH
Dresdner Bank AG	38,715.00	EUR	Lenzing AG, Österreich	SPX Cooling Technologies GmbH
Dresdner Bank AG	24,640.80	EUR	Lenzing AG, Österreich	SPX Cooling Technologies GmbH
Dresdner Bank AG	64,032.00	EUR	Deutsche BP Aktiengesellschaft Erdöl-Raffinerie Emsland, Lingen	SPX Cooling Technologies GmbH
Dresdner Bank AG	284,200.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	10,490.66	EUR	Linde-KCA-Dresden GmbH, 01265 Dresden	Bran + Luebbe GmbH
Dresdner Bank AG	29,580.00	EUR	Südzucker AG Mannheim Ochsenfurt, 97199 Ochsenfurt	SPX Cooling Technologies GmbH
Dresdner Bank AG	6,090.00	EUR	Südzucker AG Mannheim/Ochsenfurt, 97199 Ochsenfurt	SPX Cooling Technologies GmbH

Dresdner Bank AG	71,920.00	EUR	Südzucker AG Mannheim/Ochsenfurt, 97199 Ochsenfurt	SPX Cooling Technologies GmbH
Dresdner Bank AG	48,546.00	EUR	Outokumpu Technology GmbH, 61440 Oberursel	SPX Cooling Technologies GmbH
Dresdner Bank AG	8,410.00	EUR	Moherlin GmbH, Stuttgart	SPX Cooling Technologies GmbH
Dresdner Bank AG	494,085.00	EUR	E.ON Benelux BV, NL-3009 AP Rotterdam	Balcke-Dürr GmbH
Dresdner Bank AG	5,278.00	EUR	Moehrlin GmbH, 70499 Stuttgart	SPX Cooling Technologies GmbH
Dresdner Bank AG	726.73	EUR	Mobilconm Austria AG and Co. KG, A-1020 Wien	SPX Cooling Technologies GmbH
Dresdner Bank AG	33,755.44	EUR	Projektgesellschaft Biomasse Kraftwerk Grossraeschen GmbH and Co. Betriebs KG	SPX Cooling Technologies GmbH
Dresdner Bank AG	5,109.20	EUR	Rashriya Chemicals&Fertilizers Ltd.	Bran + Luebbe GmbH
Dresdner Bank AG	202,300.00	EUR	Fisi Babcock Environment GmbH, 51643 Gummersbach	Balcke-Dürr GmbH
Dresdner Bank AG	27,878.28	EUR	Ludwig Pöttinger	LDS Test and Measurement GmbH
Dresdner Bank AG	11,166.62	EUR	Schoder Grundstücks GBR	LDS Test and Measurement GmbH
Dresdner Bank AG	2,879.24	EUR	Grundstücksverwaltungsgesellschaft Erlensee GBR	LDS Test and Measurement GmbH
Dresdner Bank AG	30,900.36	EUR	Deli Buero Center ZRT., Ungarn	Balcke-Dürr GmbH
Dresdner Bank AG	404,600.00	EUR	FISIA BABCOCK ENVIRONMENT GmbH, Gummersbach	Balcke-Dürr GmbH
Dresdner Bank AG	37,468.00	EUR	Mibrag Industriekraftwerke GmbH + Co. KG, 40002 Düsseldorf	Balcke-Dürr GmbH
Dresdner Bank AG	46,020.00	EUR	SIRTE OIL Company, c/o Mediterranean Oil Service GmbH, Düsseldorf	SPX Cooling Technologies GmbH
Dresdner Bank AG	17,931.00	EUR	Wesco Bau- und Grundstücksgesellschaft mbh & Co. KG	SPX U.L.M. GmbH
Dresdner Bank AG	2,550.00	EUR	Helmut Oster	SPX U.L.M. GmbH
Dresdner Bank AG	850,968.00	EUR	Von Roll Umwelttechnik AG, Zürich	Balcke-Dürr GmbH
Dresdner Bank AG	124,419.28	EUR	Siemens AG, Erlangen	Balcke-Dürr GmbH
Dresdner Bank AG	122,679.30	EUR	European Commission, DG Energy and Transport, B-1049 Brussels	Balcke-Dürr GmbH
Dresdner Bank AG	44,080.00	EUR	E.ON Kraftwerke GmbH, 30457 Hannover	Balcke-Dürr GmbH
Dresdner Bank AG	503,533.03	EUR	E.ON Ruhrgas AG, 45138 Essen	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,340.00	EUR	GEA Process Eng. (India) Ltd., 391350 Gujarat	Bran + Luebbe GmbH
Dresdner Bank AG	95,891.40	EUR	Deutsche Bank AG, Filiale Bremen	Balcke-Dürr GmbH
Dresdner Bank AG	63,150.00	EUR	Thermodyn, France	SPX Cooling Technologies GmbH
Dresdner Bank AG	28,000.00	EUR	KAB TAKUMA GmbH, Berlin	SPX Cooling Technologies GmbH
Dresdner Bank AG	348,000.00	EUR	Standardkessel GmbH, Duisburg	SPX Cooling Technologies GmbH
Dresdner Bank AG	14,501.16	EUR	Shell Deutschland Oil GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	75,052.00	EUR	Shell Deutschland Oil GmbH, Hamburg	SPX Cooling Technologies GmbH
Dresdner Bank AG	2,385,000.00	EUR	E.ON Kraftwerke GmbH, Hannover	Balcke-Dürr GmbH
Dresdner Bank AG	30,000.00	EUR	E.ON Kraftwerke GmbH, Hannover	Balcke-Dürr GmbH
Dresdner Bank AG	4,393,447.22	EUR	Linde AG, Pullach	SPX Cooling Technologies GmbH
Dresdner Bank AG	231,884.00	EUR	Metz Anlagentechnik GmbH, Berlin	SPX Cooling Technologies GmbH
Dresdner Bank AG	150,562.50	EUR	Prokon Nord Energiesysteme GmbH, Leer	SPX Cooling Technologies GmbH
Dresdner Bank AG	96,675.00	EUR	C.T. Andasol Uno Ute, Madrid	SPX Cooling Technologies GmbH
Dresdner Bank AG	925,100.00	EUR	RWE Power AG	Balcke-Dürr GmbH
Dresdner Bank AG	580,000.00	EUR	Standardkessel GmbH, Duisburg	SPX Cooling Technologies GmbH
Dresdner Bank AG	315,000.00	EUR	NV Huisvuilcentrale N-H, Alkmaar	SPX Cooling Technologies GmbH
Dresdner Bank AG	200,679.30	EUR	Kernkraftwerk Isar Verwaltungs GmbH, Essenbach	Balcke-Dürr GmbH
Dresdner Bank AG	344,952.00	EUR	Hitaveita Sudurnesia HF, Reykjanesbaer, Iceland	Balcke-Dürr GmbH
Dresdner Bank AG	586,800.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	704,160.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	185,000.00	EUR	Energetus Instalacoes Lda, Lisboa	SPX Cooling Technologies GmbH
Dresdner Bank AG	173,000.00	EUR	Energetus Instalacoes Lda, Lisboa	SPX Cooling Technologies GmbH
Dresdner Bank AG	48,750.00	EUR	RWE Power AG, Werne	Balcke-Dürr GmbH
Dresdner Bank AG	88,381.80	EUR	E.ON Benelux Holding B.V., Rotterdam	Balcke-Dürr GmbH
Dresdner Bank AG	593,920.00	EUR	Steag Saar Energie AG, Saarbrücken	Balcke-Dürr GmbH
Dresdner Bank AG	135,513.02	EUR	European Comission Directorate General for Energy and Transport, Brussels	Balcke-Dürr GmbH
Dresdner Bank AG	24,128.00	EUR	Kernkraftwerk Krümmel GmbH, Krümmel	Balcke-Dürr GmbH
Dresdner Bank AG	51,000.00	EUR	Kernkraftwerk Stade GmbH & Co. oHG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	8,300.00	EUR	Kernkraftwerk Stade GmbH & CO. KG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	7,750.00	EUR	Kernkraftwerk Stade GmbH + Co. oHG	Balcke-Dürr GmbH
Dresdner Bank AG	6,625.00	EUR	Kernkraftwerk Stade GmbH + Co. oHG	Balcke-Dürr GmbH
Dresdner Bank AG	556,920.00	EUR	FISIA BABCOCK ENVIRONMENT GmbH, Gummersbach	Balcke-Dürr GmbH
Dresdner Bank AG	36,956.20	EUR	Essent Energie Productie	Balcke-Dürr GmbH
Dresdner Bank AG	268,350.00	EUR	Von Roll, Zürich, Schweiz	Balcke-Dürr GmbH
Dresdner Bank AG	187,350.00	EUR	Von Roll, Zürich, Schweiz	Balcke-Dürr GmbH
Dresdner Bank AG	17,250.00	EUR	Kernkraftwerk Stade GmbH & Co. OHG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	30,000.00	EUR	Kernkraftwerk Stade GmbH & Co. OHG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	153,750.00	EUR	E.ON Benelux Holding B.V., Rotterdam, Niederlande	Balcke-Dürr GmbH
Dresdner Bank AG	49,532.00	EUR	swb Erzeugung GmbH & Co. KG, Bremen	Balcke-Dürr GmbH
Dresdner Bank AG	64,148.00	EUR	SWB Erzeugung GmbH & Co. KG, Bremen	Balcke-Dürr GmbH
Dresdner Bank AG	487,900.00	EUR	Hitachi Power Europe GmbH, 46049 Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	487,900.00	EUR	Hitachi Power Europe GmbH, 46049 Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	31,286.12	EUR	E.ON Benelux Holding BV, NL-3009 AP Rotterdam	Balcke-Dürr GmbH
Dresdner Bank AG	173,986.01	EUR	Siemens AG, 91058 Erlangen	Balcke-Dürr GmbH
Dresdner Bank AG	36,810.09	EUR	Siemens AG, 91058 Erlangen	Balcke-Dürr GmbH
Dresdner Bank AG	11,250.00	EUR	Kernkraftwerk Stade GmbH Co. oHG, 21683 Stade	Balcke-Dürr GmbH

Dresdner Bank AG	86,929.50	EUR	E.ON Kraftwerke GmbH, Hannover	Balcke-Dürr GmbH
Dresdner Bank AG	175,500.00	EUR	Scottishpower Generation Limited, Schottland	Balcke-Dürr GmbH
Dresdner Bank AG	18,750.00	EUR	Kernkraftwerk Stade GmbH & Co. OHG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	90,856.50	EUR	Vattenfall Europe Generation AG & Co. KG, Cottbus	Balcke-Dürr GmbH
Dresdner Bank AG	181,713.00	EUR	E.ON Kraftwerke GmbH, Hannover	Balcke-Dürr GmbH
Dresdner Bank AG	7,100.00	EUR	China National Machinery and Equipment Import and Export Co. Ltd., Wuxi	Balcke-Dürr GmbH
Dresdner Bank AG	533,120.00	EUR	RWE Power Aktiengesellschaft, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	1,423,537.50	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	360,000.00	EUR	E.ON Benelux Holding B.V., Rotterdam	Balcke-Dürr GmbH
Dresdner Bank AG	20,170.50	EUR	ThyssenKrupp Xervon Energy GmbH, Duisburg	Balcke-Dürr GmbH
Dresdner Bank AG	16,750.00	EUR	Foster Wheeler Energia GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	76,250.00	EUR	Foster Wheeler Energia GmbH	Balcke-Dürr GmbH
Dresdner Bank AG	310,590.00	EUR	Vattenfall Europe Berlin AG & Co. KG, Berlin	Balcke-Dürr GmbH
Dresdner Bank AG	64,500.00	EUR	Lenzing AG, Lenzing	SPX Cooling Technologies GmbH
Dresdner Bank AG	266,074.02	EUR	Austrian Energy and Environment AG and Co. KG	SPX Cooling Technologies GmbH
Dresdner Bank AG	367,000.00	EUR	Siemens AG Power Generation, Erlangen	Balcke-Dürr GmbH
Dresdner Bank AG	367,000.00	EUR	Siemens AG, Power Generation, Erlangen	Balcke-Dürr GmbH
Dresdner Bank AG	70,500.00	EUR	De Smet Engineers & Contractors S.A., La Hulpe	SPX Cooling Technologies GmbH
Dresdner Bank AG	720,000.00	EUR	E.ON Benelux Holding B.V., Rotterdam, Niederlande	Balcke-Dürr GmbH
Dresdner Bank AG	63,189.00	EUR	E.ON Kraftwerke GmbH, Hannover	Balcke-Dürr GmbH
Dresdner Bank AG	73,452.96	EUR	Electrabel Nederland n.v., Zwolle, Niederlande	Balcke-Dürr GmbH
Dresdner Bank AG	22,100.00	EUR	Dongfang Electric Corporation, Sichuan, China	Balcke-Dürr GmbH
Dresdner Bank AG	1,404,200.00	EUR	RWE Power Aktiengesellschaft, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	174,930.00	EUR	OMV Deutschland GmbH	SPX Cooling Technologies GmbH
Dresdner Bank AG	24,050.00	EUR	Dongfang Boiler Group Co., Ltd., Sichuan, China	Balcke-Dürr GmbH
Dresdner Bank AG	103,775.00	EUR	Thermodyn, Le Creusot, Frankreich	SPX Cooling Technologies GmbH
Dresdner Bank AG	71,400.00	EUR	CNIM-DSB Agence La Courneuve	Balcke-Dürr GmbH
Dresdner Bank AG	929,985.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	8,740.00	EUR	China National Machinery and Equipment Import and Export Wuxi Co., Ltd., China	Balcke-Dürr GmbH
Dresdner Bank AG	15,000.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	15,000.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	353,204.20	EUR	Siemens Aktiengesellschaft, Erlangen	Balcke-Dürr GmbH
Dresdner Bank AG	437,167.07	EUR	Kraftanlagen München GmbH, München	SPX Cooling Technologies GmbH
Dresdner Bank AG	589,350.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	44,030.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	187,545.00	EUR	E.ON Benelux bv, Rotterdam, Niederlande	Balcke-Dürr GmbH
Dresdner Bank AG	2,665,600.00	EUR	Vattenfall Europe Generation AG & Co. KG, Cottbus	Balcke-Dürr GmbH
Dresdner Bank AG	1,332,800.00	EUR	Vattenfall Europe Generation AG & Co. KG, Cottbus	Balcke-Dürr GmbH
Dresdner Bank AG	22,500.00	EUR	Kernkraftwerk Stade GmbH & Co. KG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	54,000.00	EUR	Kernkraftwerk Stade GmbH & Co. KG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	1,898,050.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	128,000.00	EUR	Standardkessel GmbH, 47138 Duisburg	Balcke-Dürr GmbH
Dresdner Bank AG	128,000.00	EUR	Standardkessel GmbH, 47138 Duisburg	Balcke-Dürr GmbH
Dresdner Bank AG	729,838.00	EUR	Ansaldo Energia SpA, I-16152 Genova	SPX Cooling Technologies GmbH
Dresdner Bank AG	398,888.00	EUR	STEAG Saar Energie AG, Saarbrücken	Balcke-Dürr GmbH
Dresdner Bank AG	28,900.00	EUR	Dongfang Boiler Group Co. Ltd., Sichuan Province China	Balcke-Dürr GmbH
Dresdner Bank AG	28,900.00	EUR	Dongfang Boiler Group Co., Ltd., Sichuan Province, China	Balcke-Dürr GmbH
Dresdner Bank AG	34,962.20	EUR	swb Erzeugung GmbH & Co. KG, Bremen	Balcke-Dürr GmbH
Dresdner Bank AG	823,200.00	EUR	Forsmarks Kraftgrupp Aktiebolag, Sweden	Balcke-Dürr GmbH
Dresdner Bank AG	511,975.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	511,975.00	EUR	Hitachi Europe GmbH, Oberhausen	Balcke-Dürr GmbH
Dresdner Bank AG	202,300.00	EUR	FISIA BABCOCK ENVIRONMENT GmbH, Gummersbach	Balcke-Dürr GmbH
Dresdner Bank AG	28,900.00	EUR	Dongfang Boiler Group Co. Ltd., Sichuan	Balcke-Dürr GmbH
Dresdner Bank AG	15,750.00	EUR	Kernkraftwerk Stade GmbH and Co. OHG, Stade	Balcke-Dürr GmbH
Dresdner Bank AG	1,394,977.50	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Dresdner Bank AG	742,560.00	EUR	Kernkraftwerk Krümmel GmbH & Co. OHG, Geesthacht	Balcke-Dürr GmbH
Dresdner Bank AG	53,440.93	EUR	Wuhan Dafang Electronic and Machinery Co., Ltd.	Balcke-Dürr GmbH
Dresdner Bank AG	31,120.22	EUR	Wuhan Dafang Electronic and Machinery Co., Ltd., Wuhan	Balcke-Dürr GmbH
Dresdner Bank AG	742,560.00	EUR	FISIA BABCOCK ENVIRONMENT GmbH, Gummersbach	Balcke-Dürr GmbH
Dresdner Bank AG	1,290.00	GBP	Mazagon Dock Limited	SPX U.L.M. GmbH
Dresdner Bank AG	1,700.00	GBP	Mazagon Dock Limited	SPX U.L.M. GmbH
Dresdner Bank AG	497,000.00	PLN	Elektrociplowina Warszawskie S.A.	Balcke-Dürr GmbH
Dresdner Bank AG	4,146,414.00	PLN	Vattenfall Heat Poland S.A.	Balcke-Dürr GmbH
Dresdner Bank AG	750,000.00	PLN	Zaklady Azotowe ‘Pulawy’ S.A., Polen	Balcke-Dürr GmbH
Dresdner Bank AG	70,000.00	PLN	Vattenfall Heat Poland S.A.	Balcke-Dürr GmbH
Dresdner Bank AG	251,832.40	PLN	Zaklad Elektroenergetyczny H. Cz. Elsen Sp. Z o.o., Czestochowa	Balcke-Dürr GmbH
Dresdner Bank AG	251,832.40	PLN	Zaklad Elektroenergetyczny H. Cz. Elsen Sp. Z o.o., Czestochowa	Balcke-Dürr GmbH
Dresdner Bank AG	110,000.00	PLN	Elektrocieplownia Bedzin SA, Bedzin, Polen	Balcke-Dürr GmbH
Dresdner Bank AG	35,560.56	PLN	Elsen Sp.z.o.o., Czestochowa, Polen	Balcke-Dürr GmbH
Dresdner Bank AG	109,850.00	PLN	Electrownia Polaniec Spolka, Zawada	Balcke-Dürr GmbH

Dresdner Bank AG	5,320.00	SGD	LG International (Singapore) Pte. Ltd.	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	134,393.33	USD	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	134,395.00	USD	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	137,690.00	USD	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	137,690.00	USD	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	134,393.33	USD	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	134,395.00	USD	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	134,393.33	USD	Guodian Zhenjiang Beilun Power Gene	Balcke-Dürr GmbH
Dresdner Bank AG	137,690.00	USD	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	137,690.00	USD	Zhejiang Tiandi Environmental Prote	Balcke-Dürr GmbH
Dresdner Bank AG	320,000.00	USD	Guoxin Tendering Company Ltd.	Balcke-Dürr GmbH
Dresdner Bank AG	184,000.00	USD	Shandong Machinery I/E Gruop Corp.	Balcke-Dürr GmbH
Dresdner Bank AG	1,458,459.50	USD	China National Water Resources + El	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,458,459.50	USD	China National Water Resources & El	SPX Cooling Technologies GmbH
Dresdner Bank AG	738,398.00	USD	China National Water Resources & El	SPX Cooling Technologies GmbH
Dresdner Bank AG	830,000.00	USD	China National Water Resources & El	SPX Cooling Technologies GmbH
Dresdner Bank AG	11,000.00	USD	Hyundai Petrochemical Co. Ltd.	Bran + Luebbe GmbH
Dresdner Bank AG	33,500.00	USD	Hyundai Petrochemical Co. Ltd.	Bran + Luebbe GmbH
Dresdner Bank AG	2,000.00	USD	LG Engineering & Construction Corp.	Bran + Luebbe GmbH
Dresdner Bank AG	40,000.00	USD	Shandong Sanrong Environmental Protection Engineering Co., Ltd, China	Balcke-Dürr GmbH
Dresdner Bank AG	45,000.00	USD	Shandong Sanrong Environmental Protection Engineering Co. Ltd., China	Balcke-Dürr GmbH
Dresdner Bank AG	45,000.00	USD	Shandong Sanrong Environmental Protection Engineering Co. Ltd., China	Balcke-Dürr GmbH
Dresdner Bank AG	100,800.00	USD	Guoxin Tendering Corp.Ltd., Beijing, China	Balcke-Dürr GmbH
Dresdner Bank AG	33,000.00	USD	ShanDong SanRong Environmental Protection Co., Ltd.	Balcke-Dürr GmbH
Dresdner Bank AG	33,000.00	USD	ShanDong SanRong Environmental Protection Co., Ltd.	Balcke-Dürr GmbH
Dresdner Bank AG	275,380.00	USD	Zhejiang Tianhong Material Trading Co. Ltd., Zhejiang	Balcke-Dürr GmbH
Dresdner Bank AG	408,985.50	USD	Yanbu national petrochemical company (yansab), p.o. box 5101, riyadh 11422, kingdom of saudi arabia	SPX Cooling Technologies GmbH
Dresdner Bank AG	1,005,428.00	USD	China National Water Resources and Electric Power Materials and Equipment Co., Ltd., Beijing, China	SPX Cooling Technologies GmbH
Dresdner Bank AG	68,670.00	USD	Tsinghua Tongfang Environment Co. Ltd., Haidan	Balcke-Dürr GmbH
Dresdner Bank AG	98,130.00	USD	Tsinghua Tongfang Environment Co., Ltd., Beijing	Balcke-Dürr GmbH
Dresdner Bank AG	99,000.00	USD	De Smet Engineer & Contractors s.a., La Hulpe, Belgium	SPX Cooling Technologies GmbH
Dresdner Bank AG	26,000.00	USD	GS Engineering & Construction Corp., Seoul	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	26,000.00	USD	GS Engineering & Construction Corp., Seoul, Korea	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	262,765.30	USD	Vedanta Alumina Ltd.	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	262,765.30	USD	Vedanta Alumina Ltd.	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	14,082.45	USD	China Petrochemical International Company Ltd.	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	6,999.90	USD	JGC Corporation	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	15,300.00	USD	Nikki Shoji Co. Ltd.	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	8,680.00	USD	Beijing SP Longyuan Environmental Protection Engineering Co. Ltd.	SPX Process Equipment Pte. Ltd.
Dresdner Bank AG	5,100.00	USD	Korea Cottrell Co. Ltd.	SPX Process Equipment Pte. Ltd.
Intesa Sanpaolo SPA	112,159.40	CHF	CERN, CH-1211 Geneve 23	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	13,000.00	EUR	Rosen Rosignano Energia SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	44,935.00	EUR	Enel Green Power SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	54,298.00	EUR	Technip Italy SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	777,000.00	EUR	VA TECH HYDRO	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	76,810.00	EUR	Borealis Polyethylene Oy	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	238,185.00	EUR	Union Banka D.D. Sarajevo	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	21,950.00	EUR	Outokumpu Technology GmbH	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	6,000.00	EUR	Enel Green Power SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	8,263.31	EUR	ENICHEM	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	13,000.00	EUR	Polimeri Europa SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	15,493.71	EUR	ENICHEM	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	16,000.00	EUR	Polimeria Europa SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	30,000.00	EUR	ENICHEM	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	231,000.00	EUR	Air Liquide Progetti Italia SRL	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	2,750.00	EUR	Alfa SRL	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	19,500.00	EUR	Proda SRL	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	10,000.00	EUR	Ismaele e Demetrio Magnani	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	6,972.17	EUR	Soc. Immobiliare Tirrena S.p.A.	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	4,075,000.00	EUR	Siemens Power Generation Anlagentechnik GmbH, A-1140 Wien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	41,194.30	EUR	Nobaria Sugar and Refining Company, Giza	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	29,400.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	274,400.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	30,500.00	EUR	Nuovo Pignone SPA, Firenze (FI), Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	25,330.00	EUR	Nuovo Pignone SPA, Firenze (FI), Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	39,200.00	EUR	Nuovo Pignone SPA, Firenze (FI), Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	54,000.00	EUR	Nuovo Pignone SPA, Firenze	Balcke-Dürr GmbH

Intesa Sanpaolo SPA	40,500.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	24,200.00	EUR	Consorzio Laziale Rifiuti, Roma	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	184,000.00	EUR	Technip Italy SPA, Rom	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	3,587.50	EUR	Nuovo Pignone Spa, Firenze	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	25,112.50	EUR	NUOVO PIGNONE SPA, Firenze, Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	37,000.00	EUR	Enel Produzione SPA, Milano	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	44,000.00	EUR	E. Giovi SRL, Roma, Italien	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	265,388.70	EUR	Nuovo Pignone SPA, Via F. Matteucci 2, 50127 Firenze (FI), Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	178,169.80	EUR	Nuovo Pignone SPA, Via F. Matteucci 2, 50127 Firenze (FI), Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	89,084.90	EUR	Nuovo Pignone SPA, Via F. Matteucci 2, 50127 Firenze (FI), Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	267,254.70	EUR	Nuovo Pignone SPA, Via F. Matteucci 2, 50127 Firenze (FI) Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	18,000.00	EUR	Nuovo Pignone SpA, 50127 Firenze (FI), Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	49,737.00	EUR	Nuovo Pignone SpA, 50127 Firenze	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	33,500.00	EUR	Nuovo Pignone SpA, 50127 Firenze	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	41,660.00	EUR	Voest-Alpine Industrieanlangenbau GmbH, A-4031 Linz	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	12,000.00	EUR	Pilkington Italia SPA, San Salvo	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	17,500.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	29,550.00	EUR	Nuovo Pignone SPA, Firenze (FI), Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	54,538.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	16,923.60	EUR	SET SPA, Milano	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	28,556.80	EUR	Dakalia Sugar Co., Cairo, Egypt	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	7,000.00	EUR	Enel Produzione S.p.A., Rom	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	39,200.00	EUR	Nuove Pignone SPA, Firenze (FI)	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	731,500.00	EUR	Cabot Italiana SPA, Ravenna	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	265,388.70	EUR	Nuovo Pignone SpA, Firenze	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	340,000.00	EUR	Enel Produzione SpA, Via Carducci	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	192,000.00	EUR	Nuovo Pignone SPA, Arona, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	42,800.00	EUR	Nuovo Pignone SPA, Firenze, Italy	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	5,800.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	6,800.00	EUR	Danieli Morgardshammar, S.A., Las Arenas	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	218,221.00	EUR	Nuovo Pignone SpA, 50127 Firenze (FI)	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	75,834.00	EUR	Total Petrochemical France, Priest Cedex	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	6,000.00	EUR	ENEL Produzione SPA	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	96,300.00	EUR	Nuovo Pignone SPA, Firenze	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	123,064.40	EUR	Nuovo Pignone S.p.A., Arona	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	22,280.00	EUR	Snamprogetti S.P.A., Italy	SPX U.L.M. GmbH
Intesa Sanpaolo SPA	11,140.00	EUR	Snamprogetti S.P.A., Donato Milanese, Italien	SPX U.L.M. GmbH
Intesa Sanpaolo SPA	11,000.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	14,298.50	EUR	Compagnie Thermique du Gol, Parigi, Italien	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	39,500.00	EUR	SAMIR Refinery Route Cotiere, Mohammedia, Morocco	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	58,470.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	37,600.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	551,250.00	EUR	Nuovo Pignone SPA, Firenze, Italien	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	87,369.88	EUR	Snamprogetti S.p.A., Donato Milanese, Italien	SPX U.L.M. GmbH
Intesa Sanpaolo SPA	23,715.00	EUR	Snamprogetti SPA, San Donato Milanese	SPX Cooling Technologies GmbH
Intesa Sanpaolo SPA	55,700.00	EUR	Snamprogetti S.P.A., Donato Milanese	SPX U.L.M. GmbH
Intesa Sanpaolo SPA	340,000.00	EUR	Ansaldo Energia, Genova	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	17,400.00	EUR	NUOVO PIGNONE SPA, FIRENZE	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	96,300.00	EUR	NUOVO PIGNONE SPA, Firenze	Balcke-Dürr GmbH
Intesa Sanpaolo SPA	160,482.00	GBP	Snamprogetti SPA, Milanese, Italy	General Signal UK Ltd.
Intesa Sanpaolo SPA	568,000.00	GBP	Snamprogetti S.P.A., Italien	General Signal UK Ltd.
Intesa Sanpaolo SPA	26,390.00	USD	Toledo Electrical & Mechanical Work, Abu Dhabi	SPX Cooling Technologies GmbH
JP Morgan Chase Bank N.A.	47,500.00	AED	Sensaire Services LLC, Dubai, VAE	SPX Cooling Technologies GmbH
JP Morgan Chase Bank N.A.	6,540,000.00	EUR	ALSTOM (Switzerland) ltd., Baden, Schweiz	SPX Cooling Technologies GmbH
JP Morgan Chase Bank N.A.	778,865.10	USD	YANBU National Petrochemical Company (YANSAB)	SPX Cooling Technologies GmbH
JP Morgan Chase Bank N.A.	51,445.50	USD	Eastern Petrochemical Co (Sharq), Keynes, England	General Signal UK Ltd.
JP Morgan Chase Bank N.A.	41,050.60	USD	Eastern Petrochemical Co. (Sharq), Keynes, England	General Signal UK Ltd.
JP Morgan Chase Bank N.A.	1,588,800.00	USD	Doosan Heavy Industries and Construction, Ltd., Kyungnam	SPX Cooling Technologies GmbH
KBC Bank N.V.	48,250.00	AED	GECO Mechanical and Electrical Ltd., Dubai	SPX Process Equipment Limited
KBC Bank N.V.	242,440.00	EUR	Uhde GmbH, Dortmund	Balcke-Dürr GmbH
KBC Bank N.V.	32,779.28	EUR	B&B Bioenergie GmbH, Pfaffenhofen	Balcke-Dürr GmbH
KBC Bank N.V.	17,016.62	EUR	R+A Industrieanlagenbau GmbH, Vechta	Bran + Luebbe GmbH
KBC Bank N.V.	127,500.00	EUR	L’Oreal USA Inc., Florence KY 41042, USA	Bran + Luebbe GmbH
KBC Bank N.V.	9,000.00	EUR	FISIA BABCOCK ENVIRONMENT GMBH	SPX Cooling Technologies GmbH
KBC Bank N.V.	148,480.00	EUR	Steag Saar Energie AG, Saarbrücken	Balcke-Dürr GmbH
KBC Bank N.V.	23,548.00	EUR	Babcock-Hitachi Europe GmbH, Oberhausen	SPX Cooling Technologies GmbH
KBC Bank N.V.	69,368.00	EUR	Deutsche BP Aktiengesellschaft Erdöl-Raffinerie Emsland, Lingen	SPX Cooling Technologies GmbH
KBC Bank N.V.	32,944.00	EUR	E.ON Ruhrgas AG, Essen	SPX Cooling Technologies GmbH
KBC Bank N.V.	6,670.00	EUR	M+W Zander Gebäudetechnik GmbH, Stuttgart	SPX Cooling Technologies GmbH
KBC Bank N.V.	16,500.00	EUR	MARTIN GmbH, München	SPX Cooling Technologies GmbH
KBC Bank N.V.	98,550.00	EUR	YARA Norge AS, Glomfjord, Norway	Balcke-Dürr GmbH
KBC Bank N.V.	32,016.00	EUR	Deutsche BP Aktiengesellschaft, Erdöl-Raffinerie-Emsland, Postfach 2360, 49803 Lingen	SPX Cooling Technologies GmbH

KBC Bank N.V.	20,289.33	EUR	OMV Deutschland GmbH, Haiminger Str. 1, 84489 Burghausen	SPX Cooling Technologies GmbH
KBC Bank N.V.	13,760.60	EUR	Leobersdorfer Maschinenfabrik AG, A-2544 Leobersdorf	SPX Cooling Technologies GmbH
KBC Bank N.V.	435.00	EUR	Amreya Petroleum Refining Co., Alexandria	Bran + Luebbe GmbH
KBC Bank N.V.	81,400.00	EUR	SNC-LAVALIN GULF CONTRACTORS, Abu Dhabi	SPX Cooling Technologies GmbH
KBC Bank N.V.	55,640.00	EUR	WUHAN DAFANG ELECTRONIC AND MACHINERY CO., LTD., Hubei, P.R.China	Balcke-Dürr GmbH
KBC Bank N.V.	68,474.60	EUR	SNC-Lavalin Gulf Contractors, Abu Dhabi	SPX Cooling Technologies GmbH
KBC Bank N.V.	37,263.00	EUR	L’Oreal USA Inc., Florence, USA	Bran + Luebbe GmbH
KBC Bank N.V.	36,206.25	EUR	Procosa Produtos de Belza Ltda., Sao Paulo, Brasilien	Bran + Luebbe GmbH
KBC Bank N.V.	3,211.42	EUR	Chemoprojekt a.s., Prag	Bran + Luebbe GmbH
KBC Bank N.V.	799,900.00	EUR	Hitachi Europe GmbH, Düsseldorf	SPX Cooling Technologies GmbH
KBC Bank N.V.	62,699.50	EUR	UHDE GmbH, Bad Soden	Bran + Luebbe GmbH
KBC Bank N.V.	367,862.50	EUR	Prokon Nord Energiesysteme GmbH, Leer	SPX Cooling Technologies GmbH
KBC Bank N.V.	17,000.00	EUR	ERCROS INDUSTRIAL, S.A., Barcelona	SPX Cooling Technologies GmbH
KBC Bank N.V.	22,000.00	EUR	Iberdrola Ingenieria y construccion, Riga	SPX Cooling Technologies GmbH
KBC Bank N.V.	10,471.00	EUR	Alstom Switzerland Ltd., Baden	General Signal UK Ltd.
KBC Bank N.V.	41,055.00	EUR	Vinnolit GmbH & Co. KG, Ismaning	Bran + Luebbe GmbH
KBC Bank N.V.	39,032.00	EUR	Urenco Deutschland GmbH, Gronau	Bran + Luebbe GmbH
KBC Bank N.V.	522,767.00	EUR	E.ON Kraftwerke GmbH, Hannover	SPX Cooling Technologies GmbH
KBC Bank N.V.	47,856.57	EUR	E.ON Kernkraft GmbH, Grafenrheinfeld	SPX Cooling Technologies GmbH
KBC Bank N.V.	50,000.00	EUR	Uhde GmbH, Bad Soden	Bran + Luebbe GmbH
KBC Bank N.V.	70,805.00	EUR	Alstom Power Generation AG, Mannheim	Balcke-Dürr GmbH
KBC Bank N.V.	1,300.00	EUR	Daelim Industrial Co. Ltd., Seoul, Korea	Bran + Luebbe GmbH
KBC Bank N.V.	5,960.00	EUR	Hyundai Enginee. & Constr. Co. Ltd., seoul	Bran + Luebbe GmbH
KBC Bank N.V.	5,960.00	EUR	Hyundai Enginee. & Constr. Co. Ltd., Seoul	Bran + Luebbe GmbH
KBC Bank N.V.	19,000.00	EUR	YARA Sluiskil B.V., Sluiskil, Niederlande	Balcke-Dürr GmbH
KBC Bank N.V.	41,055.84	EUR	Audi AG, Ingolstadt	Bran + Luebbe GmbH
KBC Bank N.V.	80,325.00	EUR	E.ON Kraftwerke GbmH, Hannover	SPX Cooling Technologies GmbH
KBC Bank N.V.	47,200.00	EUR	SNC-Lavalin Gulf Contractors L.L.C., Abu Dhabi, V.A.E.	SPX Cooling Technologies GmbH
KBC Bank N.V.	46,410.00	EUR	MAN Ferrostahl AG, Essen	Bran + Luebbe GmbH
KBC Bank N.V.	381,990.00	EUR	Hitachi Europe GmbH, Düsseldorf	Balcke-Dürr GmbH
KBC Bank N.V.	9,400.00	EUR	Samsung Engineering Co. Ltd., Seoul, Korea	Bran + Luebbe GmbH
KBC Bank N.V.	9,400.00	EUR	Samsung Engineering Co. Ltd., Seoul, Korea	Bran + Luebbe GmbH
KBC Bank N.V.	23,842.13	EUR	Hitachi Power Europe GmbH, Oberhausen	Balcke-Dürr GmbH
KBC Bank N.V.	41,132.00	EUR	KG für Vermögensverwaltung Garching GmbH & Co.	SPX U.L.M. GmbH
KBC Bank N.V.	225,000.00	EUR	Prayon S.A., Engis, Belgien	SPX Cooling Technologies GmbH
KBC Bank N.V.	54,870.90	EUR	ThyssenKrupp Steel AG, Duisburg	Nema Airfin GmbH
KBC Bank N.V.	75,317.90	EUR	S & W Müller Verwaltungs GbR, Ingolstadt	SPX U.L.M. GmbH
KBC Bank N.V.	58,131.50	EUR	Siemens AG, Erlangen	SPX Cooling Technologies GmbH
KBC Bank N.V.	38,500.00	EUR	Shell Eastern Petroleum (Pte) Ltd., Singapore	SPX U.L.M. GmbH
KBC Bank N.V.	1,375,000.00	EUR	Lankdhanavi Ltd., Colombo	SPX Cooling Technologies GmbH
KBC Bank N.V.	58,500.00	EUR	Scottish Power Generation Ltd., Glasgow	Balcke-Dürr GmbH
KBC Bank N.V.	700,000.00	EUR	Reservierung für Johnson Pumps/Belgien	Johnson Pump (Brussels) N.V.
KBC Bank N.V.	1,991.20	GBP	Western Desert Operating Petroleum, Alexandria, Egypt	SPX Process Equipment Limited
KBC Bank N.V.	6,930.00	SGD	Praj Industries Limited, Pune, India	SPX Process Equipment Pte. Ltd.
KBC Bank N.V.	46,700.00	SGD	Keppel Fels Limited, Singapore	SPX Process Equipment Pte. Ltd.
KBC Bank N.V.	68,348.00	USD	SNC-Lavalin Gulf Contractors, Abu Dhabi, V.A.E.	SPX Cooling Technologies GmbH
KBC Bank N.V.	19,500.00	USD	GE Engineering & Construction, GS Yeokjeon Bldg., Seoul	Bran + Luebbe GmbH
KBC Bank N.V.	20,000.00	USD	Arab Potash Company Ltd., Amman	SPX Process Equipment Limited
Zürich Versicherung AG	1,126,767.70	EUR	Linde AG, 82049 Pullach	SPX Cooling Technologies GmbH
Zürich Versicherung AG	15,428.00	EUR	Entis-Systemtechnik GmbH, Rennerod	SPX Cooling Technologies GmbH
Zürich Versicherung AG	6,496.00	EUR	Blohm + Voss Industrietechnik GmbH, Hamburg	SPX Cooling Technologies GmbH
Zürich Versicherung AG	30,530.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	13,914.20	EUR	Shell Deutschland Oil GmbH, Wesseling	SPX Cooling Technologies GmbH
Zürich Versicherung AG	46,052.00	EUR	Uhde GmbH, Dortmund	SPX Cooling Technologies GmbH
Zürich Versicherung AG	950,000.00	EUR	Kernkraftwerk Lippe-Ems GmbH, Lingen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	652,408.45	EUR	Kernkraftwerk Grundremmingen GmbH, Grundremmingen	Balcke-Dürr GmbH
Zürich Versicherung AG	9,628.00	EUR	Rotamill Anlagen- und Ventilatorenbau GmbH, Siegen	Balcke-Dürr GmbH
Zürich Versicherung AG	34,854.97	EUR	E.ON Kraftwerke GmbH, Hannover	Balcke-Dürr GmbH
Zürich Versicherung AG	94,670.00	EUR	BAMAG GmbH and Co. KG	Balcke-Dürr GmbH
Zürich Versicherung AG	148,944.00	EUR	Gemeinschaftskernkraftwerk Grohnde GmbH	Balcke-Dürr GmbH
Zürich Versicherung AG	258,475.95	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	79,460.00	EUR	Shell and DEA Oil GmbH, Rheinland Raffinerie Werk Wesseling	Balcke-Dürr GmbH
Zürich Versicherung AG	23,780.00	EUR	Babcock Borsig Service GmbH, Oberhausen	Bran + Luebbe GmbH
Zürich Versicherung AG	28,000.00	EUR	UBRAS MASCHINENFABRIK Ges.m.b.H., Völkermarkt	SPX Cooling Technologies GmbH
Zürich Versicherung AG	19,562.47	EUR	Reining Heisskühlung GmbH & Co. KG, Mülheim an der Ruhr	SPX Cooling Technologies GmbH
Zürich Versicherung AG	32,720.12	EUR	Wingas GmbH, Kassel	SPX Cooling Technologies GmbH
Zürich Versicherung AG	35,603.30	EUR	Wingas GmbH, Kassel	SPX Cooling Technologies GmbH
Zürich Versicherung AG	7,968.39	EUR	Metz Anlagentechnik GmbH	SPX Cooling Technologies GmbH
Zürich Versicherung AG	13,384.60	EUR	Voith Siemens Hydro Kraftwerkstechnik GmbH & Co. KG	SPX Cooling Technologies GmbH
Zürich Versicherung AG	22,026.08	EUR	Oschatz GmbH, Essen	SPX Cooling Technologies GmbH

Zürich Versicherung AG	13,384.60	EUR	Voith Siemens Hydro Kraftwerkstechnik GmbH + Co. KG, Heidenheim	SPX Cooling Technologies GmbH
Zürich Versicherung AG	13,384.60	EUR	Voith Siemens Hydro Kraftwerkstechnik GmbH & Co. KG, Hildesheim	SPX Cooling Technologies GmbH
Zürich Versicherung AG	8,600.00	EUR	FISIA Babcock Environment GmbH, Gummersbach	SPX Cooling Technologies GmbH
Zürich Versicherung AG	414,260.00	EUR	Nordostschweizerische Kraftwerke AG, Baden	Balcke-Dürr GmbH
Zürich Versicherung AG	1,734.20	EUR	Xstrata Zink GmbH, Nordenham	Bran + Luebbe GmbH
Zürich Versicherung AG	26,908.52	EUR	Kraftanlagen München GmbH, München	SPX Cooling Technologies GmbH
Zürich Versicherung AG	110,427.50	EUR	Prokon Nord Energiesysteme GmbH, Leer	SPX Cooling Technologies GmbH
Zürich Versicherung AG	18,177.20	EUR	R + A Industrieanlagenbau GmbH, Vechta	SPX Cooling Technologies GmbH
Zürich Versicherung AG	8,874.00	EUR	OSCHATZ GmbH, Essen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	7,980.00	EUR	Röhm GmbH & Co. KG, 64293 Darmstadt	SPX Cooling Technologies GmbH
Zürich Versicherung AG	6,264.00	EUR	Deutsches Elektronen-Synchrotron Desy, 22607 Hamburg	Bran + Luebbe GmbH
Zürich Versicherung AG	454,105.20	EUR	Vattenfall Europe Generation AG & Co. KG, Peitz	SPX Cooling Technologies GmbH
Zürich Versicherung AG	36,540.00	EUR	Röhm GmbH & Co. KG, Darmstadt	SPX Cooling Technologies GmbH
Zürich Versicherung AG	2,360.00	EUR	Samsung Engineering Co. Ltd., Seoul	Bran + Luebbe GmbH
Zürich Versicherung AG	87,452.40	EUR	ExxonMobil Production Deutschland GmbH, Hannover	SPX Cooling Technologies GmbH
Zürich Versicherung AG	23,084.00	EUR	SE Tylose GmbH + Co. KG, Rheingaustr. 190 - 196, 65203 Wiesbaden	Bran + Luebbe GmbH
Zürich Versicherung AG	23,780.00	EUR	Uhde GmbH, Bad Soden	Bran + Luebbe GmbH
Zürich Versicherung AG	5,742.00	EUR	Blohm+Voss Industrietechnik GmbH, Hamburg	SPX Cooling Technologies GmbH
Zürich Versicherung AG	11,774.00	EUR	ALSTOM Power Boiler GmbH, Stuttgart	SPX Cooling Technologies GmbH
Zürich Versicherung AG	17,661.00	EUR	ALSTOM Power Boiler GmbH, Stuttgart	SPX Cooling Technologies GmbH
Zürich Versicherung AG	35,322.00	EUR	Babcock-Hitachi Europe GmbH, Oberhausen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	52,200.00	EUR	BKS Bio-Kraftwerk Schkölen GmbH, Schkölen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	18,664.40	EUR	OMYA GmbH, Werk Burgberg, Giengen/Brenz	Bran + Luebbe GmbH
Zürich Versicherung AG	10,231.00	EUR	BBP Energy GmbH, Oberhausen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	12,702.00	EUR	Fernwärmeverbund Niederrhein Duisburg / Dinslaken GmbH & Co. KG, Dinslaken	SPX Cooling Technologies GmbH
Zürich Versicherung AG	18,560.00	EUR	Martin GmbH für Umwelt- und Energietechnik, München	SPX Cooling Technologies GmbH
Zürich Versicherung AG	665,600.00	EUR	ALSTOM (Switzerland) Ltd., Baden	SPX Cooling Technologies GmbH
Zürich Versicherung AG	5,626.00	EUR	MAN TURBO AG, Hermann-Blohm-Str. 5, 20457 Hamburg	SPX Cooling Technologies GmbH
Zürich Versicherung AG	115,301.44	EUR	E.ON Kernkraft GmbH, Kernkraftwerk Grafenrheinfeld, Postfach 7, 97506 Grafenrheinfeld	SPX Cooling Technologies GmbH
Zürich Versicherung AG	8,600.00	EUR	FISIA Babcock Environment GmbH, Gummersbach	SPX Cooling Technologies GmbH
Zürich Versicherung AG	12,400.00	EUR	CIMRIA SKET GmbH, 39120 Magdeburg	SPX Cooling Technologies GmbH
Zürich Versicherung AG	848,540.00	EUR	Uhde GmbH, Dortmund	Balcke-Dürr GmbH
Zürich Versicherung AG	1,035,650.00	EUR	Nordostschweizerische Kraftwerke AG, Parkstr. 23, 5401 Baden, Schweiz	Balcke-Dürr GmbH
Zürich Versicherung AG	69,600.00	EUR	Steag Aktiengesellschaft, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	24,940.00	EUR	Stadt Nürnberg	Balcke-Dürr GmbH
Zürich Versicherung AG	121,800.00	EUR	Henkel KGAA, Düsseldorf	Bran + Luebbe GmbH
Zürich Versicherung AG	25,000.00	EUR	Steag AG, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	921,850.00	EUR	Ruhr Oel GmbH, Gelsenkirchen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	437,146.00	EUR	RWE Power AG, Trier	Balcke-Dürr GmbH
Zürich Versicherung AG	32,219.00	EUR	Raffinerie-KW-Betriebs GmbH, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	10,208.00	EUR	Fisia Babcok Environment GmbH, 51643 Gummersbach	SPX Cooling Technologies GmbH
Zürich Versicherung AG	15,370.00	EUR	STAHLWERKE BREMEN GmbH, Bremen	SPX Cooling Technologies GmbH
Zürich Versicherung AG	5,950.00	EUR	MAN Turbo AG, Hamburg	SPX Cooling Technologies GmbH
Zürich Versicherung AG	76,768.80	EUR	Sasol Germany GmbH, 47443 Moers	Bran + Luebbe GmbH
Zürich Versicherung AG	779,520.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	448,000.00	EUR	RWE Power AG, Essen	Balcke-Dürr GmbH
Zürich Versicherung AG	17,661.00	EUR	Alstom Power Boiler GmbH, Stuttgart	SPX Cooling Technologies GmbH
Zürich Versicherung AG	11,774.00	EUR	Alstom Power Boiler GmbH, Stuttgart	SPX Cooling Technologies GmbH
Zürich Versicherung AG	660,620.00	EUR	Kraftwerk Mehrum GmbH, Hohenhameln	Balcke-Dürr GmbH
Zürich Versicherung AG	16,389.14	EUR	Bau- und Liegenschaftsbetrieb NRW, Dortmund	SPX Cooling Technologies GmbH
Zürich Versicherung AG	16,389.14	EUR	Bau- und Liegenschaftsbetrieb NRW, Dortmund	SPX Cooling Technologies GmbH
Zürich Versicherung AG	15,000.00	EUR	Fisia Babcok Environment GmbH, 51643 Gummersbach	SPX Cooling Technologies GmbH
Zürich Versicherung AG	124,094.49	EUR	Stadtwerke Düsseldorf AG, Düsseldorf	Balcke-Dürr GmbH
Zürich Versicherung AG	12,818.00	EUR	M + W Zander Gebäudetechnik GmbH, Bochum	SPX Cooling Technologies GmbH
Zürich Versicherung AG	66,085.37	EUR	Vattenfall Europe Generation AG & Co. KG, Peitz	SPX Cooling Technologies GmbH
Zürich Versicherung AG	921,850.00	EUR	Ruhr Oel GmbH, Gelsenkirchen	Nema Airfin GmbH
Zürich Versicherung AG	53,940.00	EUR	Sasol Solvents Germany GmbH, Moers	Nema Airfin GmbH
Zürich Versicherung AG	25,578.00	EUR	Wulff Deutschland GmbH, Husum	Nema Airfin GmbH
Zürich Versicherung AG	3,770.00	EUR	Hager + Elsaesser GmbH, Ruppmannstr. 22, 70565 Stuttgart	SPX Cooling Technologies GmbH
Zürich Versicherung AG	1,990.00	EUR	Hager + Elsaesser GmbH, Stuttgart	SPX Cooling Technologies GmbH
Zürich Versicherung AG	5,200.00	EUR	Fisia Babcock Environment GmbH, Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	196,040.00	EUR	Shell Deutschland Oil GmbH, Hamburg	Balcke-Dürr GmbH
Zürich Versicherung AG	153,318.07	EUR	Vattenfall Europe Generation AG & Co. KG, Peitz	SPX Cooling Technologies GmbH
Zürich Versicherung AG	43,344.50	EUR	Henkel KGAA	Bran + Luebbe GmbH
Zürich Versicherung AG	43,000.00	EUR	Linde AG, Pullach	Nema Airfin GmbH
Zürich Versicherung AG	55,000.00	EUR	voestalpine Stahl GmbH, Linz	SPX Cooling Technologies GmbH

Zürich Versicherung AG	154,048.36	EUR	BayernOil Raffineriegesellschaft mbH, Ingolstadt	Nema Airfin GmbH
Zürich Versicherung AG	184,787.13	EUR	BayernOil Raffineriegesellschaft mbH, Ingolstadt	Nema Airfin GmbH
Zürich Versicherung AG	23,000.00	EUR	Jacobs Netherland B.V., Leiden	Nema Airfin GmbH
Zürich Versicherung AG	7,500.00	EUR	Foster Wheeler Energia Oy, Varkaus	Nema Airfin GmbH
Zürich Versicherung AG	66,160.83	EUR	Linde AG, Pullach	Bran + Luebbe GmbH
Zürich Versicherung AG	38,377.50	EUR	E.ON Kernkraft GmbH, Stadland	Balcke-Dürr GmbH
Zürich Versicherung AG	654,500.00	EUR	Vattenfall Europe Generation AG und Co. KG, 03050 Cottbus	Balcke-Dürr GmbH
Zürich Versicherung AG	178,500.00	EUR	Vattenfall Europe Generation AG und Co. KG, 03050 Cottbus	Balcke-Dürr GmbH
Zürich Versicherung AG	49,875.00	EUR	Vattenfall Europe Hamburg AG, Hamburg	Balcke-Dürr GmbH
Zürich Versicherung AG	23,681.00	EUR	Fisia Babcok Environment , Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	42,000.00	EUR	Fisi Babcock Environment GmbH, 51643 Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	149,477.29	EUR	Stadtwerke Düsseldorf AG, Düsseldorf	Balcke-Dürr GmbH
Zürich Versicherung AG	23,681.00	EUR	Fisia Babcock Environment GmbH, Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	23,681.00	EUR	Fisia Babcock Environment GmbH, Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	13,927.17	EUR	Choren Fuel Freiberg GmbH + Co. KG	Nema Airfin GmbH
Zürich Versicherung AG	25,216.10	EUR	Fisia Babcock Environment GmbH	Nema Airfin GmbH
Zürich Versicherung AG	2,700,000.00	EUR	Siemens Power Generation Anlagentechnik GmbH, Wien	Balcke-Dürr GmbH
Zürich Versicherung AG	2,615,000.00	EUR	Siemens Power Generation Anlagentechnik GmbH, Wien	Balcke-Dürr GmbH
Zürich Versicherung AG	600,000.00	EUR	Siemens Power Generation Anlagentechnik GmbH, Wien	Balcke-Dürr GmbH
Zürich Versicherung AG	600,000.00	EUR	Siemens Power Generation Anlagentechnik GmbH, Wien	Balcke-Dürr GmbH
Zürich Versicherung AG	4,075,000.00	EUR	Siemens Power Generation Anlagentechnik GmbH, Wien, Österreich	Balcke-Dürr GmbH
Zürich Versicherung AG	33,750.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Nema Airfin GmbH
Zürich Versicherung AG	360,000.00	EUR	KAB Takuma GmbH, Berlin	SPX Cooling Technologies GmbH
Zürich Versicherung AG	353,430.00	EUR	Alstom Power Generation AG, Mannheim	SPX Cooling Technologies GmbH
Zürich Versicherung AG	308,096.71	EUR	BayernOil Raffineriegesellschaft mbH, Ingolstadt	Nema Airfin GmbH
Zürich Versicherung AG	256,747.26	EUR	BayernOil Raffineriegesellschaft mbH, Ingolstadt	Nema Airfin GmbH
Zürich Versicherung AG	8,000.00	EUR	Fisis Babcock Environment GmbH, Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	43,000.00	EUR	Linde AG, Pullach	SPX Cooling Technologies GmbH
Zürich Versicherung AG	20,527.50	EUR	MAN Turbo AG, Hamburg	Nema Airfin GmbH
Zürich Versicherung AG	9,812.00	EUR	Martin GmbH für Umwelt- und Energietechnik, München	Nema Airfin GmbH
Zürich Versicherung AG	790,041.00	EUR	Wingas GmbH, Kassel	SPX Cooling Technologies GmbH
Zürich Versicherung AG	6,711.60	EUR	MAN Turbo AG, Hamburg	Nema Airfin GmbH
Zürich Versicherung AG	307,978.55	EUR	BayernOil Raffineriegesellschaft mbH, Ingolstadt	Nema Airfin GmbH
Zürich Versicherung AG	369,574.25	EUR	BayernOil Raffineriegesellschaft mbH, Ingolstadt	Nema Airfin GmbH
Zürich Versicherung AG	27,965.00	EUR	Stadt Nürnberg, Nürnberg	Balcke-Dürr GmbH
Zürich Versicherung AG	79,000.00	EUR	Fisia Babcock Environment GmbH, Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	28,560.00	EUR	MAN TURBO AG, Hamburg	Nema Airfin GmbH
Zürich Versicherung AG	26,061.00	EUR	MAN Turbo AG, Hamburg	Nema Airfin GmbH
Zürich Versicherung AG	50,432.20	EUR	Fisia Babcock Environment GmbH, Gummersbach	Nema Airfin GmbH
Zürich Versicherung AG	15,470.00	EUR	MAN TURBO AG, Hamburg	Nema Airfin GmbH
Zürich Versicherung AG	19,397.00	EUR	MAN TURBO AG, Hamburg	Nema Airfin GmbH
Zürich Versicherung AG	26,625.00	EUR	Industrie du bois vielsalm & cie S.A., Vielsalm, Belgien	Nema Airfin GmbH
Zürich Versicherung AG	159,750.00	EUR	Industrie du bois Vielsalm & Cie S.A., Vielsalm, Belgien	Nema Airfin GmbH
Zürich Versicherung AG	1,355,410.00	EUR	Kraftwerk Mehrum GmbH, 31249 Hohenhameln/Mehrum,	Balcke-Dürr GmbH
Zürich Versicherung AG	80,067.17	EUR	Energieversorgung Offenbach AG, 63004 Offenbach	Balcke-Dürr GmbH
Zürich Versicherung AG	100,674.00	EUR	EPC Engineering Consulting GmbH, Rudolstadt	Nema Airfin GmbH
Zürich Versicherung AG	49,500.00	EUR	Foster Wheeler Energia OY, Varkaus, Finnland	Nema Airfin GmbH
Zürich Versicherung AG	23,734.55	EUR	CHOREN FUEL Freiberg GmbH & Co. KG, Freiberg	Nema Airfin GmbH
Zürich Versicherung AG	742,560.00	EUR	Kernkraftwerk Kümmel GmbH, Geesthacht	Balcke-Dürr GmbH
Zürich Versicherung AG	34,439.79	EUR	Wingas GmbH, Kassel	Nema Airfin GmbH
Zürich Versicherung AG	21,500.00	EUR	Linde AG, Pullach	Nema Airfin GmbH
Zürich Versicherung AG	11,067.00	EUR	Alstom Power Boiler GmbH, Stuttgart	Nema Airfin GmbH
Zürich Versicherung AG	199,920.00	EUR	E.ON Anlagenservice GmbH, Gelsenkirchen	Balcke-Dürr GmbH
Zürich Versicherung AG	35,105.00	EUR	Hitachi Power Europe GmbH, Oberhausen	Nema Airfin GmbH
Zürich Versicherung AG	213,000.00	EUR	Industrie du bois Vielsalm & Cie S.A., Vielsalm	Nema Airfin GmbH
Zürich Versicherung AG	315,231.00	EUR	Ruhr Oel GmbH, Gelsenkirchen	Nema Airfin GmbH
Zürich Versicherung AG	60,679.40	USD	JGC Corporation, Yokohama	SPX Process Equipment Pte. Ltd.

Schedule 2.6(g)

Obligations of Foreign Issuing Lenders

Booking:

Upon the execution of the instructions to issue a Foreign Credit Instrument, the relevant Foreign Issuing Lender shall debit the amount of the Foreign Credit Instrument to the internal Foreign Credit Instrument account of the relevant Borrower maintained by it. Execution in this context refers to handing over or sending the Foreign Credit Instrument to the beneficiary, the relevant Borrower or any third party nominated by such Borrower or instructing the Indirect Foreign Issuing Lender to issue a Foreign Credit Instrument.

Examination of
Documents:

Demands, statements and other documents which are to be presented under any Foreign Credit Instrument shall be examined by the relevant Foreign Issuing Lender with reasonable care to ascertain whether they appear on their face to conform to the terms of such Foreign Credit Instrument and (a) in the case of Foreign Credit Instruments subject to UCP 500, do not appear to be inconsistent with one another, and (b) in the case of Foreign Credit Instruments subject to UCP 600, the data in each document does not appear to conflict with data in that document, any other stipulated document or the Foreign Credit Instrument. Such Foreign Issuing Lender is entitled to treat documents transmitted by teletransmission (e.g. SWIFT-Messages) as originals.

Notice to the
Borrower:

Each Foreign Issuing Lender will inform the Foreign Trade Facility Agent and the relevant Borrower promptly of any debiting, reduction and reversal of a Foreign Credit Instrument issued by it as well as of the receipt of any documents (in particular payment demands) from a beneficiary or an Indirect Foreign Credit Instrument and are of relevance to such Borrower. Such Foreign Issuing Lender will make available the originals of such documents, upon request, to such Borrower to the extent that such Foreign Issuing Lender does not require them for the preservation of its rights or is not bound to keep them itself.

Reversal in the
Internal Foreign Credit
Instrument Account:

Each Foreign Issuing Lender shall reduce the amount of each Foreign Credit Instrument in its internal Foreign Credit Instrument account of the relevant Borrower maintained by it in accordance with Section 2.6(k).

Foreign Credit Instruments
under Paris Rules:

In case a Foreign Issuing Lender is instructed, and prepared to execute the instructions, that either a Foreign Credit Instrument (other than a Counter-Guarantee) or a Counter-Guarantee together with a corresponding Indirect Foreign Credit Instrument be expressly subject to the Uniform Rules for Demand Guarantees of the International Chamber of Commerce in Paris, (Publication No. 458) then the latter apply with respect to reversals of such Foreign Credit Instrument. Unless otherwise stipulated in such Foreign Credit Instrument, such Foreign Issuing Lender may then in case of an ‘extend or pay’ demand effect payment then calendar days after giving notice thereof to the relevant Borrower, unless such Borrower has instructed such Foreign Issuing Lender beforehand to extend such Foreign Credit Instrument and such Foreign Issuing Lender has accepted such instructions.

2

Schedule 2.6(k)

Procedures for Release of Foreign Credit Instruments

[Date]

Letter of Release

Re:  your                                   No.                                         , for

Dated:

in favor of:

by order of:

hereinafter the “Foreign Credit Instrument”

To:  [Foreign Issuing Lender]

Ladies and Gentlemen:

We hereby confirm that we have not assigned, transferred, encumbered or otherwise disposed of any of our rights or claims in connection with the captioned Foreign Credit Instrument or the underlying obligations secured by such Foreign Credit Instrument, and we are not aware that any third parties have claimed any rights with respect to such Foreign Credit Instrument or the underlying obligations.

We hereby irrevocably and unconditionally release and discharge you with legally binding and immediate effect from any and all obligations and liabilities in connection with the captioned Foreign Credit Instrument.

place and date	stamp and legally binding
signatures [of Beneficiary]

We hereby confirm that the signatures give on this document correspond to those deposited with us. The signatories are empowered to represent the company and to issue the above letter of release.

place and date	stamp and legally binding
signatures [of Beneficiary’s bank]

Schedule 2.6(m)

Form of Agreement for Joint Signature Foreign Credit Instruments

Agreement, dated as of                           , 20    , among [Foreign Issuing Lender], [Foreign Issuing Lender] and [Foreign Issuing Lender] (collectively, the “Joint Issuing Lenders”).

W I T N E S S E T H :

WHEREAS, the Joint Issuing Lenders are party to the Credit Agreement, dated as of September [    ], 2007 (the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”),                                (the “Requesting Borrower”), the other Foreign Subsidiary Borrowers party thereto (together with the Requesting Borrower and the Parent Borrower, the “Borrowers”), the Lenders (including the Joint Issuing Lenders) party thereto, Bank of America, N.A., as Administrative Agent, and the other agents party thereto;

WHEREAS, pursuant to Section 2.6 of the Credit Agreement, the Requesting Borrower has requested the issuance of a Joint Signature Foreign Credit Instrument in the form of a [type of Foreign Credit Instrument] to [name of beneficiary] (the “Beneficiary”) in the amount of                              (the “Joint Instrument”); and

WHEREAS, the Joint Issuing Lenders have appointed [name of relevant Joint Issuing Lender] to as act their Joint Foreign Trade Facility Agent (the “Joint Agent”) in accordance with Section 2.6(m)(ii) of the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Defined Terms: Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             Cooperation. Each party hereto shall use its commercially reasonable efforts to provide for an orderly administration of requests to issue or amend, or otherwise in respect of, the Joint Instrument.

3.             Obligations of the Joint Agent. In addition to the requirements set forth in Section 2.6(m) of the Credit Agreement, the Joint Agent hereby agrees to:

(a)           coordinate the instruction process in respect of the Joint Instrument by (i) representing the Joint Issuing Lenders in any related discussions with the Foreign Trade Facility Agent and/or the Requesting Borrower aimed at achieving final instruction and (ii) cooperating and consulting with the Joint Issuing Lenders accordingly;

(b)           coordinate the issuance and amendment processes in respect of the Joint Instrument by (i) representing the Joint Issuing Lenders in any related discussions with the Beneficiary, (ii) cooperating and consulting with the Joint Issuing Lenders accordingly and, to the extent necessary, with the Requesting Borrower in order to obtain such Requesting Borrower’s consent, (iii) drafting and negotiating the terms of the Joint Instrument in accordance with Annex I hereto and (iv) delivering the Joint Instrument to the Beneficiary;

(c)           if the Beneficiary demands payment under the Joint Instrument, coordinate among the Joint Issuing Lenders by (i) receiving from the Beneficiary, and promptly delivering to the Joint Issuing Lenders, such payment demand, (ii) informing the Requesting Borrower of such payment demand and, to the extent required by the Joint Instrument, obtaining such Requesting Borrower’s consent, (iii) cooperating and consulting with the Joint Issuing Lenders with respect to decisions relating to the Joint Instrument, (iv) representing the Joint Issuing Lenders in any related correspondence, discussions, honoring or dishonoring with respect to the Joint Instrument and (v) collecting the relevant proportional amounts from the Joint Issuing Lenders in the event any payment demand is honored;

(d)           coordinate the reduction, cancellation, expiry and release processes by (i) representing the Joint Issuing Lenders in any related discussions with the Beneficiary, (ii) cooperating and consulting with the Joint Issuing Lenders and the Requesting Borrower accordingly; and

(e)           receive, distribute and send any and all correspondence related to its aforesaid duties.

4.             Authorization of Joint Agent by Joint Issuing Lenders. Each Joint Issuing Lender hereby authorizes the Joint Agent to represent it in connection with all matters described under Section 3 above vis-à-vis the Beneficiary, the Requesting Borrower, the Administrative Agent, the Foreign Trade Facility Agent and the other Joint Issuing Lenders.

5.             Responsibility and Liability. (a) Each Joint Issuing Lender is severally responsible for promptly notifying the Requesting Borrower, pursuant to Section 2.6(h)(i) of the Credit Agreement, of any request for payment made in respect of the Joint Instrument. Each Joint Issuing Lender has made its own and independent assessment with respect to any risk related to the Joint Instrument and its respective obligations thereunder.

(b)           The Joint Agent shall be liable to each Joint Issuing Lender and vice versa only to the extent of its gross negligence or willful misconduct.

(c)           Each Joint Issuing Lender agrees to promptly provide all information received by it related to the Joint Instrument, including any demand for payment thereunder, to the Joint Agent for distribution to the other Joint Issuing Lenders, the Requesting Borrower and the Foreign Trade Facility Agent.

6.             Miscellaneous. (a) Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Joint Issuing Lender and the Joint Agent.

(b)           Sections 9.9 and 9.12 of the Credit Agreement shall be applicable mutatis mutandis.

(c)           This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF FOREIGN ISSUING LENDER], as
Joint Issuing Lender and Joint Agent

By
Name:
Title:

[NAME OF FOREIGN ISSUING LENDER], as
Joint Issuing Lender

By
Name:
Title:

[NAME OF FOREIGN ISSUING LENDER], as
Joint Issuing Lender

By
Name:
Title:

Annex I

to Schedule 2.6(m)

Joint Instrument Requirements

Each Joint Instrument shall:

1.             provide that any demand for payment shall be made by the Beneficiary to the Joint Agent, and any payment thereunder shall be made by each Joint Issuing Lender based on its pro rata share in the Joint Instrument.

2.             set forth the respective pro rata share of each Joint Issuing Lender in the Joint Instrument; and

3.             provide that each Joint Issuing Lender shall be severally liable to the Beneficiary only for its pro rata share in the Joint Instrument.

Daily Reports	Schedule 2.6(r)

1.

	Utilization	Facility	Available
Total Foreign Trade Facility incl. “open issues” incl. “blocked amounts”
Categories

I – Warranty Guarantees
II – Performance Guarantees
III – Advance Payment Guarantees
IV – Tender Guarantees
V – General Purpose Guarantees

Foreign Credit Instruments of

Category I with a remaining lifetime >48 months *
Category II with a remaining lifetime >48 months *
Category III with a remaining lifetime >48 months *
Category IV with a remaining lifetime >48 months *
Category V with a remaining lifetime >48 months *

* amounts also included in utilization of respective Category

Foreign Credit Instruments issued per Borrower	Utilization	open issues and blocked
details:
Borrower 1
Borrower 2

Foreign Credit Instruments per Foreign Issuing Lender	Utilization	fronting limit*	Available
details:
Foreign Issuing Lender 1
Foreign Issuing Lender 2

* Foreign Credit Instrument Issuing Commitment

2.             Inventory **

Reference Number of Foreign Trade Facility Agent	Foreign Issuing Lender	Blocked amount	Currency	Amount of Currency	Amount in USD	Type of Foreign Credit Instrument	Country of Beneficiary	Issuance Date	Fixed Expiry Date

Commercial Lifetime	Beneficiary	Borrowers’ Ref.	Borrower	Ref.-No. of Foreign Issuing Lender

**Captions that are not applicable for a Foreign Credit Instrument will be left blank.

3. activity report, substantially in the format below showing all issuances, amendments (if applicable) and cancellations

Reference Number of Foreign Trade Facility Agent	Foreign Issuing Lender	Blocked amount	Currency	Amount of Currency	Amount in USD	Type of Foreign Credit Instrument	Country of Beneficiary	Issuance Date	Fixed Expiry Date

Commercial Lifetime	Beneficiary	Borrowers’ Ref.	Borrower	Ref.-No. of Foreign Issuing Lender

2

Schedule 2.23

Foreign Subsidiary Borrowers

(a) Under Global Revolving Facility

Foreign Subsidiary Borrower	Jurisdiction of Organization
SPX Sweden AB	Sweden

(b) Under Foreign Trade Facility

Foreign Subsidiary Borrower	Jurisdiction of Organization
SPX Process Equipment Pty. Ltd.*	Australia
Johnson Pump (Brussels) N.V./S.A.	Belgium
SPX Cooling Technologies GmbH	Germany
Balcke-Dürr GmbH	Germany
NEMA AirFin GmbH	Germany
SPX U.L.M. GmbH	Germany
Bran + Luebbe GmbH	Germany
Atex-Filter GmbH & Co. OHG	Germany
LDS Test and Measurement GmbH	Germany
SPX Europe GmbH	Germany
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Process Equipment Pte. Ltd.	Singapore
DBT Technologies (Proprietary) Limited*	South Africa
General Signal UK Limited	United Kingdom
SPX Process Equipment Limited	United Kingdom

*Each of the Foreign Subsidiary Borrowers with an asterisk next to its name has not yet submitted a Borrowing Subsidiary Agreement to the Administrative Agent.  It is agreed that each such Subsidiary shall still be considered a Foreign Subsidiary Borrower under the Loan Documents as of the Effective Date but that such Foreign Subsidiary Borrower shall not be permitted to request a Foreign Credit Instrument or Joint Signature Foreign Credit Instrument unless and until within 45 days after the Effective Date a duly executed Borrowing Subsidiary Agreement and related documentation has been executed and delivered by such Foreign Subsidiary Borrower to the Administrative Agent and the Foreign Trade Facility Agent in accordance with the terms of Section 2.23.

Schedule 3.4

Disclosed Matters

None.

Schedule 3.12 - Subsidiaries

Subsidiary	Parent Borrower’s Direct and Indirect Ownership Interest (%)	Jurisdiction of Organization	Subsidiary Guarantor
997958 Ontario Inc.	100	Canada	No
Administraciones Directas Interactivas Especializadas, S.C.	100	Mexico	No
AIA Commercial, S.A.	67	Spain	No
Airflow Construction Limited	100	United Kingdom	No
AMCA/Monroe Holdings Corp.	100	Delaware	No
Advanced Test Products GmbH (f/k/a AMPROBE Europe GmbH)	100	Germany	No
Anglo-American Direct Tea Trading Company Limited (The)	100*	United Kingdom	No
Atex Filter GmbH & Co. OHG	100	Germany	No
Atex Filter Verwaltungsgesellschaft mbH	100	Germany	No
NESW 11 Limited (f/k/a Attack Engineering Limited)	100	United Kingdom	No
Automotive Diagnostics U.K. Limited	100	United Kingdom	No
Balcke-Dürr Austria GmbH	100	Germany	No
Balcke-Dürr GmbH	100	Germany	No
Balcke-Dürr Holding GmbH	100	Germany	No
Balcke-Duerr Italiana, S.r.l.	100	Italy	No
Balcke-Dürr Management GmbH	100	Germany	No
Balcke-Dürr Rothemühle Polska Sp. Z o.o.	100	Poland	No

BDT Limited	91	India	No
Best Power Technology Limited	99.99	Taiwan	No
Bicotest Limited	100	United Kingdom	No
Blackwall Warehousing Limited	100	United Kingdom	No
Bran+Luebbe	100	Norway	No
BRAN + LUEBBE Electronics GmbH & Co. KG	100	Germany	No
BRAN + LUEBBE Electronics Verwaltungs-GmbH	100	Germany	No
BRAN + LUEBBE GmbH	100	Germany	No
BRAN + LUEBBE Grundbesitz Gbr	100	Germany	No
Bran+Luebbe KK	100	Japan	No
Bran Luebbe Ltda.	99.8	Brazil	No
Bran+Luebbe Pty. Ltd.	99.99	Australia	No
British Electronic Controls Limited (The)	100	United Kingdom	No
Vokes-Air SAS (f/k/a Climavent SAS)	100	France	No
Consolidated Tea and Lands Company (India) Limited (The)	100*	United Kingdom	No
Consolidated Tea and Lands Company Limited (The)	100	United Kingdom	No
Corroless International Limited	100	United Kingdom	No
Cox Fluidpower Limited	100	United Kingdom	No
Coxmac Holdings Limited	100	United Kingdom	No
Cox’s Machinery Limited	100	United Kingdom	No
DBT Technologies (Pty) Ltd	74.9	South Africa	No
Deca S.r.L.	100	Italy	No
SPX Dehydration & Process Filtration B.V. (f/k/a Deltech B.V.)	100	Netherlands	No
Deltech Engineering Limited	100	United Kingdom	No
Dezurik International Limited	100	United Kingdom	No
Dezurik of Australia Proprietary Limited	100*	Australia	No

D.F. Bevan (Holdings) plc	100	United Kingdom	No
Dillroad Limited	100	United Kingdom	No
Dollinger Ireland Limited	100	Ireland	No
Dollinger World Limited	100	Ireland	No
Domestic Subsidiary Corporation	100	Delaware	No
Electrolocation Limited	100	United Kingdom	No
Engineering Analysis Associates, Inc.	100	Michigan	Yes
Eurogard BV	100	Netherlands	No
Fairbanks Morse Pump Corporation	100	Kansas	No
FCD (Canada) Inc.	100	Canada	No
Filter Supply and Manufacturing Company Limited	100	United Kingdom	No
Flair Corporation	100	Delaware	Yes
Flair Filtration Private Limited	100	India	No
Fluid Technologies, Inc.	100	Oklahoma	No
G.C. Evans (Holdings) Limited	100	United Kingdom	No
General Signal (China) Co., Ltd.	100	China	No
General Signal Enterprises	100	Ireland	No
General Signal Environmental Risk Management Company	100	Delaware	No
General Signal Europe Limited	100	United Kingdom	No
General Signal Healthcare Management, Inc.	100	Delaware	No
General Signal India Private Limited	100	India	No
General Signal Ireland B.V.	100	Netherlands	No
General Signal (S.E.G.) Asia Limited	99.8	Hong Kong	No
General Signal UK Limited	100	United Kingdom	No
General Signal Verwaltungsgesellschaft mbH i.L.	100	Germany	No
Granyte Surface Coatings (Southern) Limited	100	United Kingdom	No
Guangzhou Marley Balcke Cooling Technologies Co., Ltd.	100	China	No

SPX (Guangzhou) Cooling Technologies Co., Ltd. (f/k/a Guangzhou Marley Cooling Tower Co. Ltd.)	100	China	No
H. Sharp & Son Limited	100	United Kingdom	No
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	53.3	China	No
Hankison de México, S. de R.L. de C.V.	100	Mexico	No
Hankison (UK) Limited	100	United Kingdom	No
Heat, Insulation & Ventilation Co., Limited	100	United Kingdom	No
High Ridge Ireland Ltd.	100	Ireland	No
Hole Holdings Limited	100	United Kingdom	No
IBS Filtran Kunstoff-/Metallerzeugnisse GmbH	60	Germany	No
Industri-Filter AS	100	Denmark	No
NESW 14 Limited (f/k/a Interfilta Limited)	100	United Kingdom	No
Jack Hydraulics Limited	100	United Kingdom	No
JATEK, Limited	100	Japan	No
NESW 10 Limited (f/k/a Javelin Water Engineering Limited)	100	United Kingdom	No
Jeffes Engineering Limited	100	United Kingdom	No
Johnson Pompes s.a.r.l.	100	France	No
Johnson Pump AB	100	Sweden	No
Johnson Pumpen AG	100	Switzerland	No
Johnson Pump AS	100	Norway	No
Johnson Pump Brussels N.V./S.A.	100	Brussels	No
Johnson Pumpen GmbH	100	Germany	No
Johnson Pumper A/S	100	Denmark	No
Johnson Pump B.V.	100	Netherlands	No
Johnson Pump España SL	100	Spain	No
Johnson Pump (India) Ltd.	100	India	No
Johnson Pump Industrial AB	100	Sweden	No

Johnson Pump Industry AB	100	Sweden	No
Johnson Pump Italiana S.r.l.	100	Italy	No
Johnson Pump N.V./S.A.	100	Belgium	No
Johnson Pump Oy	100	Finland	No
Johnson Pump (Australia) Pty. Ltd.	100	Australia	No
Johnson Pump Svenska AB	100	Sweden	No
Johnson Pump Water B.V.	100	Netherlands	No
Johnson Pumps of America, Inc.	100	Delaware	No
Joseph Mason Limited	100	United Kingdom	No
Joseph Shakespeare & Co. Limited	100	United Kingdom	No
J.P. Pumps Limited	100	United Kingdom	No
Jurubatech Technologia Automotiva Ltda.	100*	Brazil	No
Kayex China Holdings, Inc.	100	Delaware	Yes
Kennedy Industrial Textiles Limited	100*	United Kingdom	No
Kennedy Wagstaff Limited	100	United Kingdom	No
Kent-Moore Brasil Indústria e Comércio Ltda.	100*	Brazil	No
Kent-Moore UK Limited	100	United Kingdom	No
Kodiak Partners Corp.	100	Delaware	No
Kodiak Partners II Corp.	100	Delaware	No
LDS Test and Measurement Inc.	100	Connecticut	No
LDS Test and Measurement LLC	100	Delaware	Yes
LDS Limited	100	United Kingdom	No
LDS Test and Measurement GmbH	100	Germany	No
LDS Test and Measurement Limited	100	United Kingdom	No
LDS Test and Measurement Sarl	100	France	No
Leeds & Northrup (France) S.A.R.L.	100*	France	No
Leeds & Northrup GmbH	100	Germany	No
Leeds & Northrup Italy, Srl	100	Italy	No
Leeds & Northrup Mexicana, S.A.	100*	Mexico	No
Leeds & Northrup S.A.	100	Spain	No

Lightnin (Europe) Limited	100	United Kingdom	No
Lightnin Mixers Limited	100	United Kingdom	No
SPX Process Equipment Pty Ltd. (f/k/a Lightnin Mixers Pty. Ltd.)	100	Australia	No
Löwener OTC Tool GmbH	100	Germany	No
Mactek Pty Limited	100	Australia	No
Marley Canadian Inc.	100	Canada	No
Marley Company LLC (The)	100	Delaware	Yes
Marley Cooling Tower Company (Europe) Limited	100	United Kingdom	No
Marley Cooling Tower Company (France) SNC	100	France	No
Marley Cooling Tower Company (U.K.) Limited	100	United Kingdom	No
Marley Cooling Tower (Holdings) Limited	100	United Kingdom	No
Marley Engineered Products LLC	100	Delaware	Yes
Marley Mexicana S.A. de C.V.	100	Mexico	No
Marley Services S.C.	100	Mexico	No
Marley Water-Line Sdn. Bhd.	51	Malaysia	No
Marley-Wylain Company (The)	100	Delaware	Yes
Mason Coatings plc	100	United Kingdom	No
McLeod Russel Clean Air Limited	100	United Kingdom	No
SPX Vokes Limited (f/k/a McLeod Russel International Limited)	100	United Kingdom	No
McLeod Russel Investments plc	100	United Kingdom	No
McLeod Russel Scandinavia AB	100	Sweden	No
McLeod Russel Service Apres Vente SARL	100	France	No
MCT Services LLC	100	Delaware	Yes
Methworth Limited	100	United Kingdom	No
M.R. Services Limited	100*	United Kingdom	No
MRH Filter Beteiligungsgesellschaft mbH	100	Germany	No
NEMA AirFin GmbH	100	Germany	No

NESW 1 Limited	100	United Kingdom	No
NESW 2 Limited	100	United Kingdom	No
NESW 3 Limited	100	United Kingdom	No
NESW 4 Limited	100	United Kingdom	No
NESW 5 Limited	100	United Kingdom	No
NESW 7 Limited	100	United Kingdom	No
NESW 8 Limited	100	United Kingdom	No
NESW 9 Limited	100	United Kingdom	No
Pearpoint Holdings Limited	100	United Kingdom	No
Pearpoint, Inc.	100	California	No
Pearpoint Limited	100	United Kingdom	No
Pearpoint Overseas Limited	100	United Kingdom	No
Platjohan AB	100	Sweden	No
Premium Coatings Limited	100	United Kingdom	No
P.S.D., Inc.	100	Ohio	Yes
Radiodetection Australia Pty Limited	100	Australia	No
Radiodetection B.V.	100	Netherlands	No
Radiodetection (Canada) Ltd.	100	Canada	No
Radiodetection (China) Limited	100*	Hong Kong	No
Radiodetection GmbH Ortungstechnik i.L.	100	Germany	No
Radiodetection Holdings Limited	100	United Kingdom	No
Radiodetection JV Sdn Bhd	100	Malaysia	No
Radiodetection Limited [Japan]	100	Japan	No
Radiodetection Limited [UK]	100	United Kingdom	No
Radiodetection Sarl	100	France	No
Radiodetection Sp z.o.o.	100	Poland	No
Radiodetection Srl [Italy]	100	Italy	No
Radiodetection Srl [Romania]	100	Romania	No
Reclean AB	100	Sweden	No
Ritch Engineering PTY Ltd	100	Australia	No

Scandfilter AB	100	Sweden	No
NESW 13 Limited (f/k/a Seasonmaster Air Conditioning Limited)	100	United Kingdom	No
Seldon & Co (Guildford) Limited	100	United Kingdom	No
Seldon (Refrigeration) Limited	100	United Kingdom	No
Span International Limited	100	Bahamas	No
Spore Holdings Limited	100	United Kingdom	No
Valley Forge (UK) Limited (f/k/a Spore Limited)	100	United Kingdom	No
SPX Air Filtration Limited	100	United Kingdom	No
SPX Dehydration & Process Filtration Canada Inc. (f/k/a SPX Air Treatment Canada Inc.)	100	Canada	No
SPX Air Treatment Holdings PLC	100	United Kingdom	No
SPX Air Treatment Limited	100	United Kingdom	No
SPX Air Treatment (Shanghai) Co. Ltd.	100	China	No
SPX At Netherlands B.V.	100	Netherlands	No
SPX Australia Pty., Ltd.	100	Australia	No
SPX Canada	100	Canada	No
SPX Canada Holdings I ULC	100	Canada	No
SPX Canada Holdings III ULC	100	Canada	No
SPX Canada Limited Partnership	100	Canada	No
SPX Canada Partner I Co.	100	Canada	No
SPX Canada Partner II Co.	100	Canada	No
SPX Cooling Technologies Australia Pty Limited	100	Australia	No
SPX Cooling Technologies (Beijing) Co. Ltd.	100	China	No
SPX Cooling Technologies Belgium S.A.	100	Belgium	No
SPX Cooling Technologies France SA	99.88	France	No
SPX Cooling Technologies GmbH	100	Germany	No
SPX Cooling Technologies Ibérica, S.L.	100	Spain	No
SPX Cooling Technologies Italia S.p.A.	100	Italy	No
SPX Cooling Technologies Malaysia Sdn Bhd	100	Malaysia	No

SPX Cooling Technologies, Inc.	100	Delaware	Yes
SPX Cooling Technologies Singapore Pte. Ltd.	100	Singapore	No
SPX Cooling Technologies UK Limited	100	United Kingdom	No
SPX Cooling Technologies (Zhangjiakou) Co. Ltd.	100	China	No
SPX Corporation (China) Co., Ltd.	100	China	No
SPX Corporation (Shanghai) Co., Ltd.	100	China	No
SPX CTS Italia S.r.l.	100	Italy	No
SPX de México, S.A. de C.V.	100	Mexico	No
SPX Europe GmbH	100	Germany	No
SPX Europe Holdings GmbH	100	Germany	No
SPX Filtran (Beijing) Automotive Engineered Products Co.	100	China	No
SPX Filtran (Beijing) Filtration System Company Ltd.	100	China	No
SPX Finance SARL	100	Luxembourg	No
SPX France S.R.L.	100*	France	No
SPX Holding Inc.	100	Connecticut	No
SPX Dehydration & Process Filtration GmbH (f/k/a SPX Hankinson International GmbH)	100	Germany	No
SPX Iberica S.A.	100	Spain	No
SPX International e.G.	99.5	Germany	No
SPX International Holding GmbH	100	Germany	No
SPX International Management LLC	100	Delaware	No
SPX International (Thailand) Limited	100	Thailand	No
SPX Italia S.r.l.	100	Italy	No
SPX Minnesota Properties, Inc.	100	Michigan	No
SPX Netherlands B.V.	100	Netherlands	No
SPX Process Equipment Limited	100	United Kingdom	No
SPX Process Equipment México, S.A. de C.V.	100	Mexico	No

SPX Process Equipment Pte. Ltd.	100	Singapore	No
SPX Receivables Company Limited	100	United Kingdom	No
SPX Receivables, LLC	100	Delaware	No
SPX Receivables II, LLC	100	Delaware	No**
SPX Risk Management Co.	84.98	Delaware	No
SPX (Schweiz) A.G.	100	Switzerland	No
SPX (Shanghai) Consulting Co., Ltd.	100	China	No
SPX Singapore Pte. Ltd.	100	Singapore	No
SPX Specialty Engineered Products (Shanghai) Co. Ltd.	100	China	No
SPX Sweden AB	100	Sweden	No
SPX (Tianjin) Cooling Technologies Co. Ltd.	100	China	No
SPX Transportation & Industrial Solutions (Suzhou) Co., Ltd.	100	China	No
SPX U.L.M. GmbH	100	Germany	No
SPX United Kingdom Limited	100	United Kingdom	No
SPX US Finance LLC	100	Delaware	No
SPX Valves & Controls (Shanghai) Co., Ltd.	100	China	No
Sre Electronics Limited	100	United Kingdom	No
TCI International, Inc.	100	Delaware	Yes
Telespec Limited	100	United Kingdom	No
Tigerholm Products AB	100	Sweden	No
Tip Top Industrial Limited	100	Hong Kong	No
Tiros Sdn. Bhd.	100	Malaysia	No
Tomal AB	100	Sweden	No
U.D.I. Finance Limited	100	Ireland	No
U.D.I. Mauritius Limited	100	Mauritius	No
UD-RD Holding Company Limited	100	United Kingdom	No
United Dominion Industries Corporation	100	Canada	No

Valley Forge Technical Information Services GmbH	100	Germany	No
Valley Forge Technical Information Services, Inc.	100	Michigan	Yes
Vibration Sales & Service Limited	100	United Kingdom	No
VL Churchill Limited	100	United Kingdom	No
Vokes Air AG	100	Switzerland	No
Vokes Air BV	100	Netherlands	No
NESW 12 Limited (f/k/a Vokes Air Filters Limited)	100	United Kingdom	No
Vokes Air GmbH	100	Austria	No
Vokes-Air Limited	100	United Kingdom	No
Vokes-Air Srl	100	Italy	No
Vokes Filtration (Pty) Ltd (South Africa)	100	South Africa	No
Vokes Limited	100	United Kingdom	No
Warren P S Limited	100	United Kingdom	No
Waukesha Electric Systems, Inc.	100	Wisconsin	Yes
WCB Mexico, S.A. de C.V.	100	Mexico	No
Weil-McLain (Shandong) Cast-Iron-Boiler Co., Ltd.	100	China	No
Wheway Corporate Services Limited	100	United Kingdom	No
Wheway Hampshire Limited	100	United Kingdom	No
Wheway plc	100	United Kingdom	No
Wheway Secretarial Services Limited	100	United Kingdom	No
Wilson Filters Limited	90.008	United Kingdom	No
W.P.H Cotton Limited	100	United Kingdom	No
W.P.H Papua New Guinea Plantations Limited	100	United Kingdom	No
W.T.H Investments Limited	100	United Kingdom	No
Wuxi Balcke Durr Technologies Company, Ltd.	100	China	No
XCel Erectors, Inc.	100	Delaware	Yes
Yantai Tip Top Industrial Co. Ltd.	100	China	No

SPX Technologies (Pty) Ltd. (f/k/a Ziton (Pty) Limited)	100	South Africa	No

* A de minimus amount of the outstanding shares of this company are held by a third party.

** This company is used from time to time for Qualifed Receivables Transactions, while not a party to such facilities at the Effective Date.

Schedule 3.16

UCC Filing Jurisdictions

Company Name	Jurisdiction of Organization
Engineering Analysis Associates, Inc.	Michigan
Flair Corporation	Delaware
General Signal Healthcare Management, Inc.	Delaware
Kayex China Holdings, Inc.	Delaware
Kodiak Partners II Corp.	Delaware
LDS Test and Measurement LLC	Delaware
Marley Engineered Products LLC	Delaware
MCT Services LLC	Delaware
P.S.D., Inc.	Ohio
SPX Cooling Technologies, Inc. (formerly Marley Cooling Technologies, Inc.)	Delaware
SPX Corporation	Delaware
TCI International, Inc.	Delaware
The Marley Company LLC	Delaware
The Marley—Wylain Company	Delaware
Valley Forge Technical Information Services, Inc. (formerly A.R. Brasch Marketing Inc.)	Michigan
Waukesha Electric Systems, Inc.	Wisconsin
XCel Erectors, Inc.	Delaware

Schedule 6.2

Existing Indebtedness

1.                                       General:

(a)                                  Business Purchasing Card Agreement between SPX Corporation and GE Capital Financial Corporation, entered into on December 22, 2004, covering a principal amount up to US$ 50,000,000.

(b)                                 A GBP 40,000,000 Guarantee made by SPX Corporation in favor of National Westminster Bank (Royal Bank of Scotland) in respect of credit banking facilities.

(c)                                  A CAD 20,000,000 Guarantee made by SPX Corporation in favor of The Bank of Nova Scotia in respect of the indebtedness and liabilities of SPX Canada (GP), a partnership of SPX Canada Partner I Co. and SPX Canada Partner II Co.

(d)                                 A SPX Corporation parent company guarantee in the amount of ZAR 55,000,000 to Standard Bank of South Africa in support of bank guarantees issued on behalf of various subsidiaries.

(e)                                  A Continuing Guaranty made by SPX Corporation in favor of Bank of America, N.A. in respect of the indebtedness and liabilities of various SPX subsidiaries in an aggregate amount not to exceed the equivalent of US$ 25,000,000.

(f)                                    SPX Cooling Technologies Australia Pty Limited is a party to a certain standby letter of credit amounting to approximately AUD 1,800,000 issued by JPMorgan Chase Bank, guaranteed by SPX Corporation, securing bank guarantees issued by Australia and New Zealand Bank.

(g)                                 Johnson Pump Orebro AB is a party to a credit facility with Nordea Bank AB for up to SEK 70,000,000.

(h)                                 Johnson Pump India Limited is a party to a credit facility with ICICI Bank Limited for up to Rs. 71,750,000 for (i) cash credit up to Rs. 35,000,000, (ii) bank guarantees up to Rs. 28,000,000, (iii) CMS up to Rs. 2,500,000, and (iv) derivatives up to Rs. 1,000,000.

(i)                                     Johnson Pump Water B.V. is a party to a credit facility with ABN AMRO Bank N.V. for up to EUR 4,200,000 for (i) overdrafts up to EUR 2,500,000, and (ii) contigent liabilities up to EUR 1,700,000.

(j)                                     Aktiebolaget Custos (SPX Sweden AB) is a party to a credit facility with Ostgota Enskilda Bank (Danske Bank A/S) for up to SEK 115,000,000.

(k)                                  A SPX Corporation parent company guarantee in the amount of US$ 8,000,000 to Bancomer SA Institution de Banca in support of lease obligations issued on behalf of SPX Material Handling de Mexico.

(l)                                     A SPX Corporation parent company guarantee in the amount of US$ 15,493,706.97 to San Paolo IMI Spa in support of a credit facility issued on behalf of UDI Italy SRL (Balcke-Duerr Italiana SRL).

(m)                               A SPX Corporation parent company guarantee in the amount of EUR 6,088,360 to Fortis Bank in support of a bank guarantees issued on behalf of Marley Cooling Tower.

2.                                       Various Land, Building and Equipment Leases

$3,975,200 remaining amount with Fastighets AB Klädeshandlaren and AB Sweden.

$946,700 remaining amount with General Electric Capital Corporation and the Marley Wylain Company.

$337,100 remaining amounts with Pee Dee Regional Development Corp. and the Marley Company LLC.

$144,600 remaining amounts with Winthrop Resources Corp. and Marley Engineered Products LLC.

$173,800 remaining amount with IKB Leasing GmbH and Cartool technische Entwicklungen GmbH.

Approximately $500,000 remaining amount for various capital lease obligations across multiple SPX divisions and subsidiaries.

3.                                       Various Surety Bonds

Reimbursement and related obligations with respect to surety bonds issued by multiple casualty and insurance companies for SPX Corporation in the amount of $225,540,576.34.

4.                                       Mortgage

Mortgage on 11th Street property in Rockford securing payment of $1,843,371 as of August 31, 2007 by SPX Corporation by June 1, 2008.  The mortgage is held by Guardian Life Insurance Co.

2

5.                                       LDS Test and Measurement Limited

LDS Test and Measurement Limited is a party to a credit facility with Barclays Bank Plc for (i) overdrafts up to $870,000 (BP 500,000) and (ii) bond, guarantees, letters of credit, and foreign cheque negotiations up to $1,100,000 (GBP 627,000).

3

Schedule 6.3

Existing Liens

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

SPX Corporation	Banc of America Leasing & Capital, LLC

Original: October 18, 2001 (11438485)

Amendment: July 17, 2002

(21956352)

Amendment: July 17, 2002

(restated collateral description) (21956501)

Continuation: July 13, 2006 (62417483)

Amendment: July 13, 2006

(change of name/address) (62417798)

Certain goods generally described as manufacturing equipment, and more particularly described in a Schedule A to Lease Schedule No. 35431-00001, between Fleet Capital Corporation and SPX Corporation, in which the Debtor now or hereafter has rights, and all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations.

SPX Corporation	Banc of America Leasing & Capital, LLC	Original: January 8, 2002 (20288864) Continuation: October 10, 2006 (63501509) Amendment: October 10, 2006 (change of name/address) (63501632)

Certain goods generally described as manufacturing equipment and more particularly described in a Schedule A to Lease Schedule No. 35431-00004, between Fleet Capital Corporation and SPX Corporation, in which the Debtor now or hereafter has rights, and all parts, accessories, accessions and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods; all accounts, chattel paper, and general intangibles which may now or hereafter exist arising from or related to SPX Corporation’s lease or rental of such goods to third parties, or otherwise resulting from the possession, use or operation of such goods by third parties, including instruments, investment property, deposit accounts, letter of credit rights, and supporting obligations arising thereunder or in connection therewith; together with proceeds of all of the foregoing.

SPX Corporation	Banc of America Leasing & Capital, LLC	Original: July 3, 2002 (21881741) Amendment: October 1, 2002 (collateral change) (22532905) Continuation: March 28, 2007 (2007 1153682) Amendment: March 28, 2007 (change of address) (2007 1154524)

Certain goods generally described as CNC Vehicle Turning Center, and more particularly described as 1 Model V60P New Olympia Vertical Turning Center, complete with all standard features and accessories (Serial # 0E-02-460), in which the Debtor now or hereafter has rights, and all parts, accessories, accessions, and attachments thereto, and all replacements, substitutions and exchanges (including trade-ins) for such goods; all accounts, chattel paper, and general intangibles which may now or hereafter exist arising from or related to Debtor’s lease or rental of such goods to third parties, or otherwise resulting from the possession, use or operation of such goods by third parties, including instruments, investment property, deposit accounts, letter of credit rights, and supporting obligations arising thereunder or in connection therewith; together with the

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

proceeds of all of the foregoing, including proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights, and supporting obligations.

SPX Corporation	Raymond Leasing Corporation	Original: July 26, 2002 (21997349)	1 Raymond 4 Directional S/N 24446 1-Exide Battery S/N RAF 137983 1-Exide Charger S/N AF66142

SPX Corporation	Ameritech Credit Corporation	Original: August 30, 2002 (22237679) Continuation: March 28, 2007 (2007 1151405)

All telecommunications and data equipment including but not limited to telephones, modems, private branch exchanges, switchboards, key service units, call distributors, call accounting systems, voice mail systems, software, cable and wiring and other customer premises equipment including all additions, upgrades and accessions thereto and all other Equipment and other items and rights, leased, licensed, or otherwise provided to Lessee under Lease No. 001-0015503-019, between Lessor and Lessee and all supplementary schedules, exhibits and attachments thereto, including without limitation the following: Moscow Emerald call accounting software and hardware expansion, Meridian Mail Upgrade, Option 61 upgrades, Carrier Remote.

SPX Corporation	Cupertino National Bank c/o Greater Bay Capital	Original: October 10, 2002 (22558405)

1-TCM Forklift, Model FCG15, S/N A12R01095; 1-TCM Forklift, Model FCG15, S/N A12R01096; 1-TCM Forklift, Model FCG15 S/N A12R01097; 1-TCM Forklift, Model FCG15F9, S/N A12R01098; 1-TCM Forklift Model FCG15F9, S/N A12R01099

SPX Corporation	Cupertino National Bank c/o Greater Bay Capital	Original: October 10, 2002 (22558413)	1-TCM Forklift, Model FCG25F9, S/N A12W03049; 1-TCM Forklift Model FCG25F9, S/N A12W03050; 1-TCM Forklift, Model FCG36N7T, S/N A28U00244.

SPX Corporation	Cupertino National Bank c/o Greater Bay Capital	Original: October 31, 2002 (22755803)	4-TCM Forklifts FCG25 s/n A12W3005, A12W3040, A12W3042, A12W3043

SPX Corporation	Toyota Motor Credit Corporation	Original: October 30, 2002 (22860868)	1 New Toyota 6HBW20 S/N 17938

SPX Corporation	Ameritech Credit Corporation	Original: January 13, 2003 (30091788)

All telecommunications and data equipment including but not limited to telephones, modems, private branch exchanges, switchboards, key service units, call distributors, call accounting systems, voice mail systems, software, cable and wiring and other customer premises equipment including all additions, upgrades, and accessions thereto and all other Equipment and other items and rights, leased, licensed, or otherwise provided to Lessee under Schedule No. 001-0015503-019, between Lessor and Lessee and all supplementary schedules, exhibits and attachments thereto, including without limitation the following: Carrier Remote, Meridian Mail Expands, Meridian Mail Upgrade, Option 61 Upgrade, Meridian 1 Opt. 61 Upgrade, Network Voice Proc., Software, adds, and all related peripherals.

SPX Corporation	IBM Credit Corporation	December 27, 2002 (30128861)	IBM Equipment Type 2105 3584 7040

SPX Corporation	De Lage Landen Financial Services	Original: January 8, 2003 (30229974) Amendment: April 11, 2003	All equipment of any make or manufacture, together with all accessories and attachments financed by or leased to Lessee by Lessor under Master Lease Agreement number

2

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

		(restated collateral description) (30958515)	293.

SPX Corporation	Ameritech Credit Corporation	Original: April 14, 2003 (30966815)

All telecommunications and data equipment including but not limited to telephones, modems, private branch exchanges, switchboards, key service units, call distributors, call accounting systems, voice mail systems, software, cable and wiring and other customer premises equipment including all additions, upgrades and accessions thereto and all other Equipment and other items and rights, leased, licensed, or otherwise provided to Lessee under Lease No. 001-2151100-001, between Lessor and Lessee and all supplementary schedules, exhibits and attachments thereto, including without limitation the following: Carrier Remote, Meridian Mail Expansion, Meridian Mail Upgrade, Option 61 Upgrade, Software/Hardware Update, Meridian 1, Network Voice Processor, ADDS Meridian 1 Option 61.

SPX Corporation	NMHG Financial Services, Inc.	April 21, 2003 (31024184)

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements and substitutions thereto and therefore and all proceeds, including insurance proceeds, thereof.

SPX Corporation	Toyota Motor Credit Corporation	April 9, 2003 (31043606)	1/Used Clark HWD30 S/N 1094-9361 1/New Exide Battery Cart E-BT-24-24FM #030703-1.

SPX Corporation	Calyon New York Branch, as Agent

Original: April 25, 2003 (31078123)

Amendment: January 25, 2005 (collateral change) (50274317)

Amendment: February 28, 2005 (change of address) (31078123)

Amendment: June 16, 2005

(collateral change) (51862144)

All right, title and interest of SPX Corporation, to and under all Receivables originated by it existing as of the close of business on the Business Day immediately prior to the date hereof [i.e., June 16, 2005] and all Receivables thereafter arising through and including the Facility Termination Date, together with the Related Security with respect to such Receivables and all Collections with respect thereto other than EST Receivables and AutoZone Receivables (as such terms are defined in the Receivables Purchase Agreement).

SPX Corporation	Toyota Motor Credit Corporation	June 9, 2003 (31805947)	1/New Toyota 68PU15 S/N 71061 1/New Exide Battery 12-E125-15 S/N RBD-178060 1/New Exide Charger WG3-12-1050 S/N AK72644

SPX Corporation	LaSalle National Leasing Corporation	July 28, 2003 (31941619)

The manufacturing equipment leased pursuant to that Equipment Schedule No. 1 dated as of June 27, 2003, between LaSalle National Leasing Corporation and Fenn Manufacturing Company, a division of United Dominion Industries, executed pursuant to that certain Master Lease Agreement dated as of June 26, 2003, between LaSalle National Leasing Corporation, as lessor, and SPX Corporation, as lessee, together with all accessions, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof.

SPX Corporation	GE Capital	August 22. 2003 (32189465)

2 Canon IR2200 copier systems, 1 Canon IR3300 copier system, Canon IR8500 copier system, Canon IR 5020 copier system, Canon IR3200 copier system, Canon IR3300I copier system, 2 Canon IR2000 copier systems, 3 Canon IR2010F copier systems, 1 Canon IR1060 copier system, 3 Canon IR2050P fax machines.

3

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

SPX Corporation	Toyota Motor Credit Corporation	October 10, 2003 (32649989)	2/New Toyota 7FBEU15 s/n 10770, 107502/New Exide Batteries 18-E85-17 s/n RBI-194727, RBI 1947262/New Exide Chargers WG3-18-680B s/n BG83377, BG83310.

SPX Corporation	American Packaging Capital	October 16, 2003 (32705062)	One Lantech Q-1000 Stretch Wrapper with options

SPX Corporation	De Lage Landen Financial Services	October 16, 2003 (32710377)	1 Crown SP3000 1A228898 2 Crown SP3000 1A228899.

SPX Corporation	Citicapital Technology Finance, Inc.	December 1, 2003 (3313669)	Altigen telephone Model: AltiTouch 390

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416172)	(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of September 5, 2003 between K-Lift and Debtor (b) Floor Scrubber; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416214)	(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of April 11, 2003 between K-Lift and Debtor (b) Motoman Robot; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416255)

(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of May 12, 2003 between The Robot Company and Debtor (b) Fanuc S-10 Robot; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416289)	(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of July 3, 2003 between ABB Inc and Debtor (b) ABB Robots; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporaiton	December 30, 2003 (33416339)	(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of May 16, 2003 between Yamazen USA Inc and Debtor (b) Machining Center; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416347)

(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of May 16, 2003 between Mazak Corporation and Debtor (b) Mazak Cariaxis 630-5M and Demo Integrex 300 IISY; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416438)

(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of May 16, 2003 between Brown & Sharp Aftermarket Services and Debtor (b) 775 CMM; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	December 30, 2003 (33416453)	(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of May 16, 2003 between RimRock Corp and Debtor (b) Motoman Robot; and (c) all proceeds thereof

SPX Corporation	CitiCapital Technology Finance	Original: January 5, 2004 (40012973)	Equipment description: Mexico Altisys, model: Altisys

SPX Corporation	CitiCapital Technology Finance	Original: January 7, 2004 (40034480)	Equipment description: Mexico Altisys, model: Altisys

SPX Corporation	Contech Division, Ervin Leasing Company	January 27, 2004 (40439002)	Equipment; Toshiba 7550 Copier, Toshiba 3550 Copier Serial: FB712821, PG732495

SPX Corporation	Greater Bay Bank N.A.	February 20, 2004 (40466161)

Certain equipment more fully described in Exhibit A to the financing statement, and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith

4

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment.

SPX Corporation	Lasalle National Leasing Corporation	March 2, 2004 (40591935)

The Branson IRAM 300 Laser Welding System s/n: 03R27002 equipment leased pursuant to the certain Equipment schedule No. Filtran-1 Dated as of March 2, 2004, executed pursuant to that certain Master Lease Agreement dated as of June 27, 2003.

SPX Corporation	Lasalle National Leasing Corporation	April 8, 2004 (40993172)

(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of June 11, 2003 between Radyne Corporation and Debtor (b) Radyne Induction Annealing System; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	April 8, 2004 (40993321)

(a) All right, title, and interest of debtor in, to and under that certain Purchase Order dated as of September 3, 2003 between Fanuc Robotics America Inc, Midwest Technology Inc, and ABB Inc and Debtor (b) Robotic Die Spray System, ABB Robot and Robotic Deburring,; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	April 8, 2004 (40993826)

The Wilson Air Compressor s/n: S160486 equipment leased pursuant to the certain Interim Rental Agreement dated March 17, 2004 executed pursuant to that certain Master Lease Agreement dated as of June 27, 2003.

SPX Corporation	Lasalle National Leasing Corporation	April 8, 2004 (40993875)

The Siemens telephone system equipment leased pursuant to the certain Equipment schedule No. Vance-1 Dated as of March 31, 2004, executed pursuant to that certain Master Lease Agreement dated as of June 27, 2003.

SFX Corporation	Lasalle National Leasing Corporation	April 8, 2004 (40994006)

(a) All right, title, and interest of debtor in, to and under various Purchase Order dated as of October 28, 2003, October 31, 2003, November 3 2007, between Mazak and Debtor (b) Mazak CNC machines; and (c) all proceeds thereof

SFX Corporation	Lasalle National Leasing Corporation	April 8, 2004 (40994055)	Used Mazak CNC Machines

SFX Corporation	FPC Funding II LLC	April 12, 2004 (41016312)	100 IBM NV M42 8/2.4 40GB 256MB XP100 IBM 256MB PC2100 DDR DIMM100 CDW Installing Custome PC Image 11+

SPX Corporation	Dell Financial Services	May 4, 2004 (41239856)	All computer equipment and peripherals referenced in that certain promissory note 30456720-0704 dated April 14 2004 (the Note).

SPX Corporation	Key Equipment Finance, a division of Key Corporate Capital Inc.	June 1, 2004 (41497348)

[Financing statement was filed solely for notice and precautionary purposes and its filing shall not be deemed evidence of any intention of the parties to create a security interest under the UCC or to enter into any transaction other than a true lease transaction.]

SPX Corporation	Key Equipment Finance a division of Key Corporate Capital Inc.	June 1, 2004 (41497363)

[Financing statement was filed solely for notice and precautionary purposes and its filing shall not be deemed evidence of any intention of the parties to create a security interest under the UCC or to enter into any transaction other than a true lease transaction.]

SPX Corporation	IOS Capital	June 21, 2004 (41817792)	Equipment leased under Product Schedule No/Agreement 3614810

5

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

SPX Corporation	Greater Bay Bank NA	August 26, 2004 (42462028)	1-Tennat Scrubber, Model 7400 S/N 7400-7102

SPX Corporation/ Edwards Systems Technology	General Electric Capital Corporation	Original: September 8, 2004 (42515429) Amendment: April 11, 2007 (delete name) (2007 1361921)

All accounts receivable for which Honeywell, Inc is the Account Debtor and which have been purchased from the debtor pursuant to the Purchase Agreement, dated as of 1/28/04 between the debtor and the Secured party.

SPX Corporation	Dell Financial Services, LP	September 24, 2004 (42692251)	All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 709460 dated February 12, 2004.

SPX Corporation	Ameritech Credit Corporation	September 27, 2004 (42704106)

Nortel Option 11C, Call Pilot 4 Voice Channels, CP2.0 CPE Base System, 8 Adv CC Analog & Digital Sets, IPE Server, Digital Line Cards, m3902 &m3904 tel sets, all with related peripherals, install and shipping.

SPX Corporation	IOS Capital	September 23, 2004 (42747568)	Equipment leased under Product Schedule No. 402 3907

SPX Corporation	Lasalle National Leasing Corporation	October 4, 2004 (42770024)

Interim financing: (a) All right, title, and interest of debtor in, to and under various Purchase Order 427595 dated as of December 22, 2003 between Tri-State Compressed Air and Debtor (b) Kaeser DSD200 Air Compressor; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	October 4, 2004 (42770107)

(a) All right, title, and interest of debtor in, to and under various Purchase Order 531422 dated as of December 15, 2003 between ABB Inc and Debtor (b) ABB Robot IRB 4400L; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	October 4, 2004 (42770149)

(a) All right, title, and interest of debtor in, to and under various Purchase Order 8107337 dated as of October 21, 2003 between Fanuc Robotics America and Debtor (b) GM Input Housing; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	October 4, 2004 (42770214)

(a) All right, title, and interest of debtor in, to and under various Purchase Order 625045, 623221, 623750, 624319, 623772, 623280 dated as of March 8, 2004,  October 17, 2003, November 25, 2003, January 16, 2004, December 1, 2003 and October 21, 2003, respectively, between ABB Inc, QSI Automation, Industrial Tool Inc, ABB Inc, ABB Inc, and ABB, respectively, and Debtor (b) Various load and unload equipment; and (c) all proceeds thereof

SPX Corporation	Lasalle National Leasing Corporation	October 4, 2004 (42770651)	Brown & Sharp Model 775 CAD s/n:10037018 leased pursuant to that Schedule No. FENN-1 dated as of August 31, 2004 executed pursuant to that certain Master Lease Agreement dated as of June 27, 2003.

SPX Corporation	Greatamerica Leasing Corporation	October 29, 2004 (43057017)	Various Konica Copiers, Printers, Fax Machines and All Products, Proceeds and Attachments.

SPX Corporation	Citibank N.A.	November 12, 2004 (43201482)	Accounts receivable from the Stanley Works Co. purchased by Citibank N.A. per the terms of the Supplier Agreement between SPX Corporation and Citibank N.A.

SPX Corporation	US Bancorp	November 30, 2004 (43350883)	Konica 7255 Copier FS-110M Finisher

SPX Corporation	Citicorp Vendor Finance	December 1, 2004 (43371251)	2 Konica 7145 Digital Copier Systems with Finishers and LCT bases

SPX Corporation	Lasalle National Leasing Corporation	January 21, 2005 (50260688)	The Global Vertical Coordinate Measuring Machine s/n:09046413 leased pursuant to that Schedule No.

6

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

FENN-2 dated as of November 22, 2004 executed pursuant to that certain Master Lease Agreement dated as of June 27.

SPX Corporation	Lasalle National Leasing Corporation	January 21, 2005 (50260720)	The manufacturing equipment leased pursuant to that Schedule No. Contech-4 dated as of December 23, 2004 executed pursuant to that certain Master Lease Agreement dated as of June 27, 2003.

SPX Corporation	Lasalle National Leasing Corporation	January 21, 2005 (50260803)

The Mazak Model Variaxis 630-5M-5 CNC vertical machining center s/n:164502, 158837 leased pursuant to that Schedule No. FENN-3 dated as of December 23, 2004 executed pursuant to that certain Master Lease Agreement dated as of June 27, 2003.

SPX Corporation	Baytree Leasing Corporation	January 26, 2005 (50310004)	Tramp Oil Terminator. OTC-2.

SPX Corporation	Toyota Motor Credit Corporation	February 8, 2005 (50436387)	1/New Toyota 7FBEU18 s/n 129891/New Exide Battery 18-E85-17 s/n RCK275046.

SPX Corporation	F-D-C Corporation	February 15, 2005 (50512997)	Kip Digital Printer. Manufacturer: KIP Model Number: 2053 STF Printer Serial Number: 6602050775 Scanner Serial Number 7751X01016 Stacker.

SPX Corporation	Dell Financial Services LP	February 22, 2005 (50569542)	All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 568675 dated January 25, 2005.

SPX Corporation	De Lage Landen Financial Services, Inc.	March 22, 2005 (50900366)

Minolt DI7210 31004050; Minolt DI7210 31004046; Minolt DI5510 31008030; Minolt DI5510 31008053; Minolt DI5510 31007503; Minolt C350 31112217; Minolt DI3510 31736403; Minolt DI3010 31718465; Minolt DI3010 31727091

SPX Corporation	Dell Financial Services LP	April 19, 2005 (51202812)	All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 577240 dated April 7, 2005.

SPX Corporation	JP Morgan Chase Bank	May 5, 2005 (51391581)

All account receivable which arise out of the sale of goods and services by the debtor (referred to as “Supplier”) to AutoZone, Inc, and all proceeds and other rights with respect to such accounts receivables.

SPX Corporation	Greater Bay Bank	August 11, 2005 (52499003)	4 TMC Forklifts FCG253HLSN# A47M00460SN# A47M00460SN# A47M00512SN# A47M00543SN# A47M00632

SPX Corporation	NMHG Financial Services	September 1, 2005 (52723873)

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefor; and all proceeds including insurance proceeds thereof.

SPX Corporation/ Marley Engineered Products	MC Machinery Systems, Inc.	October 4, 2005 (53069482)	One (1) Toyokoki Brand Press Brake System Model APB-3613W Serial #1441 with all standard features and optional accessories attached thereto (PB499).

SPX Corporation	Dell Financial Services, LP	October 26, 2005 (53337343)

All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 587762 dated July 28, 2005 and purchase order No. 589606 dated August 18, 2005.

SPX Corporation	Dell Financial Services, LP	December 2, 2005 (53721397)	All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 501106 dated November 17, 2005.

SPX Corporation	The Guardian Life Insurance Company of	Original: January 24, 2006 (60379420)	Ficture filing relating to a 164,700 sq. ft. warehouse property located at 5885 111th Street, Rockford, IL 61109

7

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

America

SPX Corporation	Dell Financial Services LP	February 2, 2006 (60394080)

All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 599364 dated November 3, 2005 and 503111 dated December 6, 2005 and 503331 dated December 8, 2005.

SPX Corporation	Greater Bay Bank N.A.	February 21, 2006 (60604389)	2-TCM Forklifts, Model FCG25, S/N A47M00773 & A47M008611-TCM Forklift, Model FCG36, S/N A28X00176

SPX Corporation	Dell Financial Services LP	May 5, 2006 (61533025)

All computer equipment and peripherals purchased by Debtor from Dell marketing LP pursuant to that certain Purchase order No. 518544 dated April 11, 2006 and 519877 dated April 21, 2006 and 711731 dated April 7, 2006.

SPX Corporation	IOS Capital	June 20, 2006 (62098895)	Equipment leased pursuant to Product Schedule No. 5757274.

SPX Corporation	IOS Capital	June 20, 2006 (62098903)	Equipment leased pursuant to Product Schedule No./Agreement No. 5757274B.

SPX Corporation	Toyota Motor Credit Corporation	Original: June 23, 2006 (62195980) Amendment: August 14, 2006 (change of address) (62927267)	1 – 2003 used Toyota Forklift Truck Model 7FBEU15 S/N 11285 Complete with Cascade Side Shifter, 42” forks, 171” 3-stage mast and C&D battery model 18C85-17 S/N 1H15502

SPX Corporation	Toyota Motor Credit Corporation	Original: July 10, 2006 (62395101) Amendment: August 14, 2006 (change of address) (62928034)	1 – 2002 used Toyota forklift truck model 5FBE18 s/n 35613 complete with cascade side shifter, 42” forks, 189” 3-stage mast and C&D Battery model 18v85-17 s/n 3V42231

SPX Corporation	F-D-C Corporation	July 19, 2006 (62489383)

Kip Digital printer, related supplies and any replacements or accessories to that equipment thereof. Manufacturer: KIP Model Number” 3002 STF Printer Serial Number: 10501221 Scanner Serial Number: Stacker

SPX Corporation	Greater Bay Bank N.A.	August 24, 2006 (62955623)	1- Genie Boom Truck Z30/20 s/n Z30N004179

SPX Corporation	Miller Tool & Die	Original: December 18, 2006 (64422648)	Tube die with horizontal mandrel for punching holes in stainless steel tubes.

SPX Corporation	Winthrop Resources Corporation	February 1, 2007 (2007 0448208)	Equipment contained on or subject to Lease Agreement Number SP121506 or Master Lease Schedule Number A.

SPX Corporation	Makino, Inc.	April 20, 2007 (2007 1484244)	One (1) Makino A51 Horizontal Machining center serial # 1143

SPX Corporation	Engel Canada Inc.	July 13, 2007 (2007 2642105)	One Engel Injection Molding Machine serial 154958.

P.S.D., Inc.	US Bancorp	Original: March 8, 2005 (OH00087033789)	1 Minolta DI5510 Copier System.

Waukesha Electric Systems, Inc.	Banc of America Leasing & Capital, LLC	Original: January 8, 2002 (020000822820) Continuation: October 10, 2006 (060014907021) Amendment: October 11, 2006 (change of name/address) (060014953527)

2 Superior Crane 75 Ton Crane, 75/15ton, 80’SPAN, s/n 13088-1, 13088-2; 2 Superior Crane 15 Ton Crane, 80’ SPAN, s/n 13089-1, 13089-2; 1 Superior Crane 10 Ton Crane, 80’SPAN, s/n 13090, 1 Drexel Fork lift truck 6000, sc66, s/n 917495-182; 1 Proxair Welder, s/n Kh374184; 1 Dewco Manual Air Power Tool; 1 Kalamazoo Cut off Saw, s/n 801014; 1 Cochrant Compressor Co. Air Dryer., s/n 8106-513597/4-026152; 1 Jones Radial Arm Saw, 20’, s/n 10810614; 1 Packaging

8

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

Corp. Hand Strapping Machines; 1 Mettler Scale, Crane Mounted; 2 Rental Service Corp Mec Man Lifts, s/n 20501183, 20501186; 1 Banner Tool & Engineering Ultra Sonic Cleaner; 1 Process Equipment Ultra Sonic Cleaner; 1 Rack; 1 Crane Lifting Beam; 2 Tulbill Pumps; 1 Professional Control Corp. Electric Controls; 1 Air Float Pallet; 1 Praxair Welders in Storage; 1 Tyco Electronics Crimp Dies; 1 Topper Industrial Fabricated Steel Structures, such as Dollies etc.; 1 Badger Meter Co. Controls; 1 Invensys Systems Vacuum Transucers; 1 Boggis Johnson PLC Cabinet; 2 Yale Equipment Co. Lift-A-Lots; 1 Elwell Parker Lift Truck 20,000# s/n 21570; 1 Faultless Nutting Large Wheeled Cart; 1 Jenson Equipment Co Pipe Working Machines; 1 Standard Electric Switch Gear; 1 Chicago Power Heat Exchanger Tube & Shell; 1 Systems Engineering Heating, Vacuum & Condensing unit for vapor Phase Operation; 1 Valves, Switches, tank & filter for Vapor Phase System; 1 Pyrex Sight Glass for Vapor Phase system; 1 Professional Control 16 Slot Racks for PLC Control; 1 Grant engineering 3” Kraissel Strainer Glass W/20 Mesh Basket; 2 Steel Tanks, 9’x27’x18”  for Dehydrating Core & Core Assembly; 1 Electric Motor Controller, Including SCR drives & Pressure Transmitter; 1 Paint Booth, Including Grates, Hose, Reels & H1 pots; 1 ASEA Brown Boveri Breakers for Capicitor Banks; 1 Allied Electronics & Other Electronic Parts for test Floor, Including Meters, Camra Balls  breakers Reactor; 1 Gilbert Capicitor Banks; 1 Kayto Engineering Motor Generator Set for Testing; 1 Measurements International Loss Measurements System; 1 Mid Atlantic & Remtron Lead winches & Frames; 1 Milwaukee High Lift Skyjack Personnell lift; 1 National Instruments Testing Controls Switches, Meter, Pro Scope, Probes, Disconnects; 1 Phenix Technologies Passoni Impulse Generator w/Impulse CTs; 1 Safety Fence For Test Floor; 1 Test Transformer w/ hushing Terminals, & Small Additional Transformer s/n 31333 & 110849; 1 Aurora Pumps, Valves, Controls; 1 Marley Cooling Tower; 1 Engineering Fabrics Pillow Tanks; 1 Wisconsin Lifting Equipment Spiders Stud & Legs; 1 Dewco Hydraulic Curlers & Pulse Tools; 1 Coil Conveyors etc.; 1 Grizzly Band Saw; 1 Test Floor Hose Reels; 1 UP-N-Atom Test Floor Rigging Rocks; 1 Nissan Fork Lift Trucks, 2,000#; 1 Yale Fork Lift Truck s/n A875B148204; 1 Yale Fork Lift Truck s/n A275B148554; 1 Yale Fork Lift Truck, Walk Behind s/n B189N029364; 1 Tooling including Crimp Dies & Heads Threaded Rods, Nut Runners, Crimper Handle, Bird Cages, Etc; 1 Up-N-Atom Scaffolding System; 1 SPX 60 ton Rigging Jacks; 1 Standard Electric Buss Duct Switch; 1 Small Simple Jacks; 1 International Pod Specialist tank; 1 Lift Caddy & Chains (4 legs) & Slips; 5 Expandable Mandrefts, s/n AR00013, AR00014, AR00056, AR00057, AR00058; 1

9

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

Portable Oil Processor , s/n AR0023; 1 Spacer Punching Line, s/n AR0017; 1 Spacer Spool Detectors Hydraulic Motor  Hydraulic Cylinder, s/nAR01009; 1 TH5104 Infrared Camera; 1 Maintenance Lathe including but not limited to: 6’3 Jaw Chuck, 8”3 Jaw Chuck, Build in Cootam System foot brake; 4 AR1007 Sub Arc Welders; 1 KT-850 Kinney Vacuum Pump; 1 Maxi Vision work Center; 1 Cover Welding Can; 3 Miller Electric SS Mig Welders; 1 Lead Crimping Equipment, s/n AR00025.

Waukesha Electric Systems, Inc.	Meridian Leasing Corporation	Original: October 18, 2002 (020018558229)

2 9476-940 Copier/Plotter/Scanner; 2 15-5-060312 internal Ethernet card; 1 Ioport-int internal I/O port; 2 cable 25 25’ cable; 1 94790 repro desk/scan station; 1 94410 scan tray; 1 foldjet folder (S/N 712086120420).

Waukesha Electric Systems, Inc.	Calyon, New York Branch, as Agent

Original: May 6, 2003 (030007526525)

Amendment: January 26, 2005 (050001330613)

Amendment: March 1, 2005 (change of name/address) (050003031613)

Amendment: June 17, 2005 (collateral change) (050009108523)

All right, title and interest of Waukesha, to and under all receivables originated by it existing as of the close of business on the business day immediately prior to June 17, 2005 and all receivables thereafter arising through and including the facility termination date, together with the related security with respect to such receivables and all collections with respect thereto.

Waukesha Electric Systems, Inc.	IOS Capital	Original: February 23, 2005 ()050002729626	Equipment leased pursuant to Product Schedule No./Agreement 4626381

Waukesha Electric Systems, Inc.	McGrath RentCorp	Original: April 7, 2005 (050005075219)	HIP/880PL – A New 80 KV DC Hipot asset #990392

Waukesha Electric Systems, Inc.	IOS Capital	Original: June 30, 2005 (050009779032)	Equipment leased pursuant to Product Schedule No./Agreement 4626381A

Waukesha Electric Systems, Inc.	IOS Capital	Original: January 20, 2006 (060001080716)	Equipment leased pursuant to Product Schedule No./Agreement 4626381B

Waukesha Electric Systems, Inc.	James Imaging Systems, Inc.	Original: April 3, 2006 (060004938125)	Various Toshiba copiers, printers, fax machines and all products, proceeds, and attachments.

Waukesha Electric Systems, Inc.	IOS Capital	Original: June 14, 2006 (060009142521)	Equipment leased pursuant to Product Schedule No./Agreement No. 4626381C

Waukesha Electric Systems, Inc.	IOS Capital	Original: July 21, 2006 (060011165317)	Equipment leased pursuant to Product Schedule No./Agreement No. 4626381D

Waukesha Electric Systems, Inc.	General Electric Capital Corp.	October 2, 2006 (060014551218)	All equipment leased to or financed for the Debtor by Secured Party under that certain Equipment Lease Agreement No. 4433520-001.

Waukesha Electric Systems, Inc.	Wisconsin Lift Truck Corp	October 21, 2006 (060015431317)	Two new prime mover model CSX40 counterbalanced walkie stacker s/n: csx4036271001 and csx4036271002.

Waukesha Electric Systems, Inc.	IOS Capital	April 25, 2007 (070005852828)	Equipment leased pursuant to Product Schedule No./Agreement No. 2052922

Pearpoint, Inc.	Barclays Bank PLC	September 23, 2002 (0226760375)

All of Debtor’s accounts and accounts receivable, and other rights of Debtor to payment of money no matter how evidenced, in each case whether presently existing or hereafter arising, now owned or hereafter acquired, all paper, instruments and other writings evidencing any such right and all payments received and goods repossessed or returned in connection therewith.

Fairbanks Morse	De Lage Landen	Original: June 8, 2004	1 MAHA N30 786494 2 MAHA N30 786236 including

10

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

Pump Corporation	Financial Services, Inc.	(92653964)	all components, additions, upgrades, attachments, accessions, substitutions, replacement and proceeds of the foregoing.

Fairbanks Morse Pump Corporation	De Lage Landen Financial Services, Inc.	Original: August 20, 2004 (92829713)

1 Nissan TNX30 TN01-720503 2 Nissan TNX30 TN01-720450 3 Nissan TNX30 TN01-720430 including all components, additions, upgrades, attachments, accessions, substitutions, replacement and proceeds of the foregoing.

SPX Receivables, LLC	Calyon New York Branch	Original: April 25, 2003 (31078115) Amendment: October 7, 2004 (42829291) Amendment: January 25, 2005 (50274150) Amendment: February 28, 2005 (50635970) Amendment: June 16, 2005 (51862136)

All right, title and interest of the Debtor in, to and under: (a)  the Purchase and Contribution Agreement, including, without limitation, (i) all rights of the Debtor to receive monies due or to become due under or pursuant to the Purchase and Contribution Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment or monies due or to become due under or pursuant to the Purchase and Contribution Agreement, (iii) all rights of the Debtor to receive proceeds of any insurance, indemnity or warranty with respect to the Purchase and Contribution Agreement, (iv) claims of the Debtor for damages arising out of or for breach of or default under the Purchase and Contribution Agreement, and (v) all rights of the Debtor to compel performance and otherwise exercise all remedies thereunder; (b) all Receivables, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments, and general intangibles owned by the Debtor and not otherwise purchased or scheduled to be purchased under the Receivables Purchase Agreement other than any EST Receivables or AutoZone Receivables; (c) the Lock-Box Accounts and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing any of the foregoing; and (d) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

SPX Receivables, LLC	GE Capital Commercial Services, Inc.	September 29, 2004 (42737072)	All Purchased Receivables, all Related Security, and all Collections thereof.

SPX Receivables, LLC	GE Capital Commercial Services, Inc.	September 29, 2004 (42734046)	All Purchased Receivables, all Related Security, and all Collections thereof.

SPX Receivables, LLC	Edwards Systems Technology, Inc.	January 25, 2005 (50273970)

All right, title, and interest of Debtor, to and under all EST Receivables (as defined in the Receivables Purchase Agreement) originated by it existing as of Receivable Cut-off Effective Date (as defined in the Receivables Purchase Agreement), together with the Related Security with respect to such EST Receivables and all Collections with respect thereto.

SPX Receivables, LLC	SPX Corporation	June 16, 2005 (51860445)

All right, title, and interest of Debtor, to and under all AutoZone Receivables originated by it existing as of June 16, 2005, together with the Related Security with respect to such AutoZone Receivables and all Collections with respect thereto.

SPX Receivables II, LLC	GE Capital Commercial Services, Inc.	December 30, 2003 (33424978)	(i) All of the Debtor’s accounts and other rights to payment (the “Purchased Accounts”) sold and assigned

11

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

from time to time by the Debtor to the Secured Party pursuant to the Receivables Purchase Agreement, dated as of December 30, 2003, among the Debtor, the Secured Party, and the other signatories thereto, and any Bill of Sale and Assignment executed and delivered pursuant thereto, (ii) all related instruments, chattel paper, documents, insurance proceeds, and general intangibles (including payment intangibles and all rights to payment); (iii) all proceeds thereof, including all property acquired with such proceeds; (iv) all of Debtor’s rights to any of Debtor’s goods which are related to Purchased Accounts, including returned or repossessed goods the sale of which gave rise to a Purchased Account; (v) all of Debtor’s right, title, security, guaranties, supporting obligations and letter of credit rights with respect to each Purchased Account, including all right to reclamation; and (vi) all sums to the credit of Debtor with Secured Party.

SPX Receivables II, LLC	Edwards Systems Technology, Inc.	January 25, 2005 (50273970)

All right, title, and interest of Debtor, to and under all EST Receivables (as defined in the Receivables Purchase Agreement) originated by it existing as of Receivable Cut-off Effective Date (as defined in the Receivables Purchase Agreement), together with the Related Security with respect to such EST Receivables and all Collections with respect thereto.

Flair Corporation	Greater Bay Bank N.A.	November 1, 2004 (43071638)

1) SP3020-30 Crown: sn 1A152254, and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment.

LDS Test and Measurement LLC	GE Capital Commercial Services, Inc.	Original: March 26, 2004 (40855041) Assignment: March 26, 2004 (40855116) Termination: March 23, 2005 (50911942)

(i) All of the Debtor’s accounts and other rights to payment (the “Purchased Accounts”) sold and assigned from time to time by the Debtor to the Secured Party pursuant to the Receivables Purchase Agreement, dated as of December 30, 2003, among the Debtor, the Secured Party, and the other signatories thereto, and any Bill of Sale and Assignment executed and delivered pursuant thereto, (ii) all related instruments, chattel paper, documents, insurance proceeds, and general intangibles (including payment intangibles and all rights to payment); (iii) all proceeds thereof, including all property acquired with such proceeds; (iv) all of Debtor’s rights to any of Debtor’s goods which are related to the Purchased Accounts, including returned or repossessed goods the sale of which gave rise to a Purchased Account; (v) all of Debtor’s right, title, security, guaranties, supporting obligations, and letter of credit rights with respect to each Purchased Account, including all right to reclamation; and (vi) all sums standing to the credit of Debtor with Secured Party.

The Marley	Winthrop Resources	Original: March 12, 2002	[Filing is only intended to make the true lease a matter of

12

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

Company	Corporation	(20848469) Continuation: January 31, 2007 (70396167)

public record.]

(a) Any and all of the assets and property, including but not limited to any and all of the hardware, equipment, furniture, fixtures, intangibles, licenses, and/or software contained on this filing (b) any and all of the assets and property, including but not limited to any and all of the hardware, equipment, furniture, fixtures, intangibles, licenses and/or software now or hereafter the subject of any lease agreement or lease schedule by and between the parties and (c) all accessories, attachments, additions, substitutions, and/or replacements of the foregoing listed in (a) and (b) above whether or not contained on this filing or any lease agreement or lease schedule by and between the parties.

The Marley Company	Winthrop Resources Corporation	April 10, 2003 (31052227)	Equipment referenced in Schedule A to Lease Agreement Number MA030889, Lease Schedule Number 008, consisting of IBM hardware and software.

The Marley Company	Toyota Motor Credit Corporation	October 24, 2003 (32825126)	(2) Two new Exide m/n 18-E85D-23 S/n RBF184169, RBF184172

The Marley Company	Winthrop Resources Corporation	November 3, 2003 (32945577)	1 9406-820: Upgrade for AS/400 (s/n 2WCFM) includes the following feature: Addition: f 2435: Model 820 Processor Removal: f 2395: Model 820 Processor

The Marley Company LLC	Toyota Motor Credit Corporation	January 28, 2004 (40443228)	(1) One battery m/n 18E085D27 s/n RBHI92945 (1) One battery m/n 18 85D-17 s/n RBK-200256

The Marley Company	Winthrop Resources Corporation	July 19, 2004 (42050641)	Equipment referenced in Schedule A to Lease Agreement Number MA030889, Lease Schedule Number 010R, consisting of IBM hardware and software.

The Marley Company	Winthrop Resources Corporation	October 13, 2005 (53238277)	Equipment referenced in Schedule A to Lease Agreement Number MA030889, Lease Schedule Number 011, consisting of IBM hardware and software.

Marley Engineered Products LLC	GE Capital Commercial Services, Inc.	Original : December 30, 2003 (33424259) Assignment : December 30, 2003 (33424374)

(i) All of the Debtor’s accounts and other rights to payment (the “Purchased Accounts”) sold and assigned from time to time by the Debtor to the Secured Party pursuant to the Receivables Purchase Agreement, dated as of December 30, 2003, among the Debtor, the Secured Party, and the other signatories thereto, and any Bill of Sale and Assignment executed and delivered pursuant thereto, (ii) all related instruments, chattel paper, documents, insurance proceeds, and general intangibles (including payment intangibles and all rights to payment); (iii) all proceeds thereof, including all property acquired with such proceeds; (iv) all of Debtor’s rights to any of Debtor’s goods which are related to the Purchased Accounts, including returned or repossessed goods the sale of which gave rise to a Purchased Account; (v) all of Debtor’s right, title, security, guaranties, supporting obligations, and letter of credit rights with respect to each Purchased Account, including all right to reclamation; and (vi) all sums standing to the credit of Debtor with Secured Party.

Marley Engineered Products LLC	MC Machinery Systems, Inc.	October 4, 2005 (53069482)	SPX Corporation/Marley Engineered Products LLC acknowledges that title to the Machine, One (1)

13

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

TOYOKOKI Brand Press Brake System Model APB-3613W serial #1441 with all standard features and optional accessories attached thereto (PB499), and all optional accessories attached thereto will remain with MC Machinery during the loaner period.

The Marley-Wylain Company	Marlin Leasing Corp.	March 22, 2005 (50888504)

(7) GESTETNER GDSC338 with PS540 Paper Bank. Fax Option 2238, s/n K0341200571. 615, 630, 587, 647, 641, 2039, (9) GESTETNER DSM635SP with RAC-25 Cabinet, Fax Option, s/n K2855000938, 930, 915, 893, 888, 937, 912, 889, 922, (1) GESTETNER G6002 with SR850 Finisher, s/n J4235000509, (1) SR990 Finisher

The Marley-Wylain Company	United Rentals (North America), Inc.	April 23, 2007 (71516938)	Eq#967698 Sullair Electric Compressor model LS-25S-250H s/n 200704180074

SPX Cooling Technologies, Inc.	Calyon New York Branch

Original: April 25, 2003 (31078149)

Amendment: July 2, 2004 (41853102)

Amendment: January 25, 2005 (50274200)

Amendment: February 28, 2005 (50635988)

Amendment: June 16, 2005 (51862169)

Amendment: November 22, 2005 (53626935)

All right, title, and interest of Debtor to and under all Receivables originated by it existing as of the close of business on the Business day immediately prior to June 16, 2005, and all Receivables thereafter arising through and including the Facility Termination Date, together with the Related Security with respect to such Receivables and all Collections with respect thereto.

SPX Cooling Technologies, Inc.	Shintech Louisiana, LLC	April 17, 2006 (61265834)

All of Debtor’s right, title, and interest in and to the materials purchased by or on behalf of Debtor in connection with the performance of Debtor’s work under that certain purchase order contract no. PQVCM-115024 covering cooling towers, dated January 12, 2006, by and between Debtor, as Fabricator, and Secured Party, including all additions, substitutions and replacements for and proceeds of the above, including all income and benefits resulting from any of the above, and all products and proceeds thereof.

SPX Cooling Technologies, Inc.	Shintech Louisiana, LLC	April 17, 2006 (61265818)

All of Debtor’s right, title, and interest in and to the materials purchased by or on behalf of Debtor in connection with the performance of Debtor’s work under that certain purchase order contract no. PQVCM-115023 covering cooling towers, dated January 12, 2006, by and between Debtor, as Fabricator, and Secured Party, including all additions, substitutions and replacements for and proceeds of the above, including all income and benefits resulting from any of the above, and all products and proceeds thereof.

SPX Cooling Technologies, Inc.	Shintech Louisiana, LLC	April 17, 2006 (61265826)

All of Debtor’s right, title, and interest in and to the materials purchased by or on behalf of Debtor in connection with the performance of Debtor’s work under that certain purchase order contract no. PQVCM-115025 covering cooling towers, dated January 12, 2006, by and between Debtor, as Fabricator, and Secured Party, including all additions, substitutions and replacements for and proceeds of the above, including all income and

14

Debtor	Secured Creditor	Date Filed and Filing Number	Collateral

benefits resulting from any of the above, and all products and proceeds thereof.

Marley Cooling Technologies, Inc. (former name of SPX Cooling Technologies, Inc.)	Thompson Tractor Co., Inc.	April 16, 2003 (30984388)

Two (2) New Kubota M4900SD tractor with LA1002 loader arms and forks, s/n 53068 & 52715; Two (2) Used Caterpillar TH83 Telehandler, s/n 3RN4054 & 3RN4075;  One (1) Club Car Pioneer 1200 Utility Carts WH 153, s/n 302532; One (1) Club Car Pioneer 1200 Utility Carts WH 156, s/n 302536; One (1) Club Car Pioneer 1200 Utility Carts WH 155, s/n 302533.  Proceeds of the Collateral are also covered.

15

Schedule 6.5

Existing Investments

Person in Which Parent Borrower has a Direct or Indirect Investment	Percent Ownership	Holder of Investment
Arrendador Korco, S.A. de C.V.	49%	AMCA/Brookfield International Sales Corporation
Beijing Marley XingYe Cooling Tower Co., Ltd	51%	Guangzhou Marley Cooling Tower Co.
Dezurik Japan Co. Ltd.	48%	SPX Corporation
EGS Electrical Group, LLC	44.5%	SPX Corporation: 40.24%, SPX Holding Inc.: 4.26%
Fairbanks Morse India Limited	35%	Fairbanks Morse Pump Corporation
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	53%	Kayex China Holdings, Inc.
L&N Products Pty Limited	50%	SPX Corporation
Menk USA LLC	33%	Waukesha Electric Systems, Inc.
Prepared Response, Inc.	22%	SPX Corporation
Rathi Brothers Pvt. Ltd.	1%	TBD — (Bran Luebbe U.K.)
Rathi Lightnin Mixers Pvt. Ltd.	50%	SPX Process Equipment Ltd (U.K.)
SPX Pension Trust Company Limited	50%	SPX United Kingdom Limited
TAPS, LLC	25%	SPX Corporation

Investments by the Parent Borrower and/or Wholly Owned Subsidiary Guarantors in Subsidiaries (that are not Wholly Owned Subsidiary Guarantors) in the aggregate amounts outstanding (and in the case of Investments consisting of Guarantees, in the maximum amounts) as of the Effective Date; it being acknowledged that a change in the form of Investment (e.g., debt (or guarantee) to equity, equity to debt (or guarantee) or equity to equity) or the applicable investee (e.g., Subsidiary in existence as of the Effective Date or subsequently formed or acquired) without increase in amount shall not be deemed an additional Investment under Section 6.5.

Schedule 6.11

Existing Restrictions

I.                                         Restrictions incurred by Johnson Pump (India) Limited pursuant to credit capital facilities dated May 5, 2006 with ICICI Bank.

II.                                     Restrictions incurred by SPX Technologies (Proprietary) Limited pursuant to Banking Facilities dated March 31, 2006 with The Standard Bank of South Africa Limited.

Exhibit A

GUARANTEE AND COLLATERAL AGREEMENT

made by

SPX CORPORATION

and certain of its Subsidiaries

in favor of

BANK OF AMERICA, N.A.,
as Administrative Agent

Dated as of September 21, 2007

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8.7	Counterparts	17
8.8	Severability	17
8.9	Section Headings	17
8.10	Integration	17
8.11	GOVERNING LAW	17
8.12	Submission To Jurisdiction; Waivers	17
8.13	Acknowledgements	18
8.14	Additional Guarantors and Grantors	18
8.15	Waiver of Jury Trial	18
8.16	Judgment Currency	18

SCHEDULES:

1                                          Guarantor Notice Addresses

2                                          Pledged Stock

3                                          Perfection of Liens

4                                          Jurisdiction of Organization; Organizational Identification Number; Chief Executive Office

ANNEXES:

1                  Form of Acknowledgement and Consent

2                  Form of Assumption Agreement

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 21, 2007, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of September 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX CORPORATION (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto (together with the Parent Borrower, the “Borrowers”), the Lenders, the Administrative Agent and DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as the Foreign Trade Facility Agent.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.   DEFINED TERMS

1.1          Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)          The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans, Reimbursement Obligations and Foreign Credit Reimbursement Obligations and

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all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans, Reimbursement Obligations and Foreign Credit Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Foreign Credit Instrument (including, without limitation, any such instrument listed on Part B of Schedule 2.6(a) to the Credit Agreement), any Lender Hedge Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the other Secured Parties that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

“Certificated Security”: as defined in Section 8-102(a)(4) of the New York UCC.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.2.

“Financial Asset”: as defined in Section 8-102(a)(9) of the New York UCC.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

“Guarantors”: the collective reference to each Grantor and any other Person that becomes a party hereto as a guarantor in accordance with the Credit Agreement.

“Issuers”: the collective reference to each issuer of any Pledged Stock.

“Lender Hedge Agreement”: any Hedging Agreement entered into by the Parent Borrower or any Guarantor and any Lender or Affiliate thereof.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of each Borrower, its Borrower Obligations and its Guarantor Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

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“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or directly held by, any Grantor while this Agreement is in effect; provided that (i) in no event shall the Capital Stock of a Foreign Subsidiary be Collateral or be required to be pledged or a security interest granted hereunder unless such Subsidiary is a Material Subsidiary that is directly owned by the Parent Borrower or a Domestic Subsidiary, (ii) in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be Collateral or be required to be pledged or a security interest granted hereunder, (iii) in no event shall the Capital Stock of any non-Wholly Owned Subsidiary be Collateral or be required to be pledged or a security interest granted hereunder by any Grantor to the extent, and only to the extent, the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Capital Stock is prohibited by the organizational or governing documents of such non-Wholly Owned Subsidiary, (iv) in no event shall the Capital Stock of any Receivables Entity be Collateral or be required to be pledged or a security interest granted hereunder by any Grantor to the extent, and only to the extent, the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Capital Stock is prohibited by the documentation relating to the Receivables sale, factoring or securitization to which such Receivables Entity is a party and (v) in no event shall the Capital Stock of any Foreign Subsidiary be Collateral or be required to be pledged or a security interest granted hereunder if such pledge or grant of a security interest would result in a violation of any laws, regulations or orders of any Governmental Authority be required to be pledged or a security interest granted hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Secured Parties”: the collective reference to the Administrative Agent, the Foreign Trade Facility Agent, the Lenders, and, in the case of any Lender Hedge Agreement or Specified Cash Management Agreement, any counterparty thereto that, at the time such Lender Hedge Agreement or Specified Cash Management Agreement, as applicable, was entered into, was a Lender or an Affiliate of a Lender.

“Security”: as defined in Section 8-102(a)(15) of the New York UCC.

“Securities Act”: the Securities Act of 1933, as amended.

1.2          Other Definitional Provisions. (a)   The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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SECTION 2.   GUARANTEE

2.1          Guarantee.

(a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent and the Secured Parties and their respective successors and permitted assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of its Borrower Obligations (other than in respect of Excluded Taxes); provided, however, that the Parent Borrower’s guarantee obligations under this Section 2 shall be limited to the guarantee of the prompt and complete payment and performance by each Foreign Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of its respective Borrower Obligations (other than in respect of Excluded Taxes).

(b)          Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)          Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)          The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full in cash, no Letter of Credit or Foreign Credit Instrument shall be outstanding (unless fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or 2.6(o)(iii), as applicable, of the Credit Agreement) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

(e)          The obligations of each Guarantor here under are those of a primary obligor, and not merely as a surety, and are expressly and wholly independent of (i) the Guarantor Obligations of each other Guarantor and (ii) the Borrower’s Obligations. No payment made by any of the Guarantors or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Guarantors or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of the payment of such Guarantor’s Obligation shall be deemed to modify, release or otherwise affect the liability of any other Guarantor hereunder, which shall, notwithstanding any such payment by such other Guarantor, remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit or Foreign Credit Instrument shall be outstanding and the Commitments are terminated. No partial payment of the Borrower Obligations made by the Borrower or received or collected by the Administrative Agent or any other Secured Party from the Borrower by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time shall be deemed to modify, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such partial payment by the Borrower, remain liable for the Borrower Obligations up to the maximum liability of such Guarantor

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hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit or Foreign Credit Instrument shall be outstanding and the Commitments are terminated.

2.2          Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3          No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by each Borrower on account of its respective Borrower Obligations are paid in full in cash, no Letter of Credit or Foreign Credit Instrument shall be outstanding (unless fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or 2.6(o)(iii), as applicable, of the Credit Agreement) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4          Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Administrative Agent, the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5          Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to the Borrower Obligations, except for such demands for payment and/or notices as are expressly specified in the Credit Agreement. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6          Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7          Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at Bank of America, N.A., Mail Code: NC1-001-04-39, One Independence Center, 101 N. Tryon Street, Charlotte, North Carolina 28255-0001, attention of Sally A. Bixby (Telecopy No. 704-719-8876, E-mail: sally.a.bixby@bankofamerica.com).

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SECTION 3.   GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all Pledged Stock and to the extent not otherwise included, all Proceeds of the Pledged Stock now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Foreign Trade Facility Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1          Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.2          Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

4.3          Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization and organizational identification number (if any) from such jurisdiction are specified on Schedule 4.

4.4          Pledged Stock.

(a)          The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

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(b)          All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)          Such  Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder.

(d)          Except as previously disclosed in writing to the Administrative Agent, none of the Pledged Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

SECTION 5.   COVENANTS

Each Grantor covenants and agrees with the Administrative Agent on behalf of the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash, no Letter of Credit or Foreign Credit Instrument shall be outstanding (unless fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or 2.6(o)(iii), as applicable, of the Credit Agreement) and the Commitments shall have terminated:

5.1          Delivery of Certificated Securities. If any amount payable in excess of $5,000,000 under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2          Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon or that could become a Lien upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or that could become a Lien upon the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in a Material Adverse Effect.

5.3          Maintenance of Perfected Security Interest; Further Documentation.

(a)          Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)          Such Grantor will furnish to the Administrative Agent and the other Secured Parties from time to time statements and schedules further identifying and describing any Collateral owned by such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)          At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving

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the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) of the Pledged Stock.

5.4          Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (a) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name.

5.5          Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a material adverse effect on the validity, enforceability, perfection or priority of the security interests created hereby.

5.6          Pledged Stock.

(a)          If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and promptly (but not later than the next Collateral Date) deliver the same to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, upon request of the Administrative Agent, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer and any distribution of capital made on or in respect of the Pledged Stock or distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, shall be paid over or delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent if required by the immediately proceeding sentence, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)          Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit

9

Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement (except pursuant to a transaction expressly permitted by the Credit Agreement) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof (other than in anticipation of a Disposition of Pledged Stock in a transaction expressly permitted by the Credit Agreement).

(c)          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly (but not later than the next Collateral Date) in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Pledged Stock issued by it and (iii) the terms of Sections 6.1(c) and 6.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 with respect to the Pledged Stock issued by it.

SECTION 6.   REMEDIAL PROVISIONS

6.1          Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.1(b), each Grantor shall be permitted to receive and use (free of the Lien under this Agreement) all cash dividends paid in respect of the Pledged Stock, to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken in violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)          If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(c)          Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) to the extent required hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

6.2          Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent on behalf of the Secured Parties specified in Section 6.1 with respect to dividends and payments in respect of Pledged Stock, if an Event of Default shall occur and be continuing, at the request of the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

6.3          Application of Proceeds. At such intervals as may be agreed upon by the Parent Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent and the Foreign Trade Facility Agent under the Loan Documents;

Second, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

Third, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Fourth, to (i) the payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Disbursements, Foreign Credit Disbursements and any other amounts then due and owing and remaining unpaid in respect of the Obligations and (ii) cash collateralize all outstanding Letters of Credit and Foreign Credit Instruments (unless already fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or 2.6(o)(iii), as applicable, of the Credit Agreement), pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; provided that (a) if any LC Disbursement or Foreign Credit Disbursement shall occur under any Letter of Credit or Foreign Credit Instrument for which cash collateral has been provided in accordance herewith, then such cash collateral shall be applied to the extent thereof to reimburse such LC Disbursement or Foreign Credit Disbursement, as applicable, (b) if any Letter of Credit or Foreign Credit Instrument for which cash collateral has been provided in accordance herewith shall expire

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without any pending drawing or terminate, then the cash collateral provided for such Letter of Credit or Foreign Credit Instrument, as applicable, shall be reallocated in accordance with the provisions of this Section in the order of priority determined under paragraphs First, Second, Third, Fourth and Fifth, as applicable, and (iii) if any Letter of Credit or Foreign Credit Instrument for which cash collateral has been provided in accordance herewith shall be amended to reduce the Face Amount thereof or if the Face Amount thereof shall otherwise be reduced in accordance with the terms and conditions of such Letter of Credit or Foreign Credit Instrument, and in either such event the remaining amount of cash collateral held for such Letter of Credit or Foreign Credit Instrument exceeds the amount of cash collateral required to be maintained in respect of such Letter of Credit or Foreign Credit Instrument in accordance with the Credit Agreement, then the excess amount of cash collateral held in accordance herewith for such Letter of Credit or Foreign Credit Instrument, as applicable, shall be reallocated in accordance with the provisions of this Section in the order of priority determined under paragraphs First, Second, Third, Fourth and Fifth, as applicable; and

Fifth, any balance of such Proceeds remaining after the Obligations shall have been paid in full in cash, no Letters of Credit or Foreign Credit Instruments shall be outstanding (unless fully cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.5(j) or 2.6(o)(iii), as applicable, of the Credit Agreement) and the Commitments shall have terminated shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.4          Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted under applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order specified in Section 6.3, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by

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applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder in accordance with the terms hereof and applicable law. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.5         Sales, Etc.. (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)          Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.6          Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 7.   THE ADMINISTRATIVE AGENT

7.1          Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

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(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii)          execute, in connection with any sale provided for in Section 6.4 or 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)          (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)          If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)          The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

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(d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with the terms hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2          Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3          Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4          Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.         MISCELLANEOUS

8.1          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2(b) of the Credit Agreement.

8.2          Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

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8.3          No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4          Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent and the Secured Parties to the extent any Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(b)          Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than Excluded Taxes) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)          Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement.

(d)          The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5          Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and permitted assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6          Set-Off. If an Event of Default shall have occurred and be continuing, each Guarantor hereby irrevocably authorizes the Administrative Agent and after obtaining the prior written consent of the Administrative Agent, each other Secured Party upon any amount becoming due and payable by any Borrower under the Credit Agreement (whether at the stated maturity, by acceleration or otherwise), without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in

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each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Secured Party hereunder, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

8.7          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9          Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10       Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

8.12       Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in New York County, the United States District Court for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or

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proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13       Acknowledgements. Each Guarantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)          neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

8.14       Additional Guarantors and Grantors. Each Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to Section 5.11 of the Credit Agreement shall become a Guarantor and, to the extent required by Section 5.11 of the Credit Agreement, a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto.

8.15       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16        Judgment Currency.

(a)           The Guarantors’ obligations hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the applicable Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the applicable Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other

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currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)           If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)           For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Agreement to be duly executed as of the date first above written.

GRANTORS:	SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

ENGINEERING ANALYSIS ASSOCIATES, INC.
a Michigan corporation

By:
Name:
Title:

KAYEX CHINA HOLDINGS, INC.
a Delaware corporation

By:
Name:
Title:

LDS TEST AND MEASUREMENT LLC
a Delaware limited liability company

By:
Name:
Title:

MARLEY ENGINEERED PRODUCTS LLC
a Delaware limited liability company

By:
Name:
Title:

MCT SERVICES LLC
a Delaware limited liability company

By:
Name:
Title:

P.S.D., INC.,
a Ohio corporation

By:
Name:
Title:

SPX COOLING TECHNOLOGIES, INC.
a Delaware corporation

By:
Name:
Title:

TCI INTERNATIONAL, INC.
a Delaware corporation

By:
Name:
Title:

THE MARLEY-WYLAIN COMPANY
a Delaware corporation

By:
Name:
Title:

VALLEY FORGE TECHNICAL INFORMATION SERVICES, INC.
a Michigan corporation

By:
Name:
Title:

WAUKESHA ELECTRIC SYSTEMS, INC.
a Wisconsin corporation

By:
Name:
Title:

XCEL ERECTORS, INC.
a Delaware corporation

By:
Name:
Title:

Annex 1 to

Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT***

1.             The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of September 21, 2007 (the “Agreement”), made by the Guarantors and Grantors parties thereto for the benefit of Bank of America, N.A., as Administrative Agent, on behalf of the Secured Parties. Capitalized terms are used herein as defined in the Agreement.

2.             The undersigned is an Issuer of Pledged Stock. The undersigned is not a Guarantor and is not a Grantor.

3.             The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties as follows:

(a)           The undersigned consents to the terms of Sections 5.6, 6.1, 6.5, 8.2 and 8.11 of the Agreement, insofar as such terms apply to the Pledged Stock issued by the undersigned, and will comply with such terms insofar as such terms are applicable to the Pledged Stock issued by the undersigned.

(b)           The undersigned will notify the Administrative Agent promptly (but not later than the next Collateral Date) in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement with respect to the Pledged Stock issued by the undersigned.

(c)           The terms of Sections 6.1(c) and 6.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 of the Agreement with respect to the Pledged Stock issued by the undersigned.

4.             Any obligations of the undersigned under this Acknowledgement and Consent are limited to the extent prohibited by applicable Requirements of Law.

[NAME OF ISSUER]

By:
Name:
Title:

***          This consent is necessary only with respect to any Issuer which is not also a Guarantor or Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Guarantor or Grantor.

Address for Notices:

Fax:

Annex 2 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                                , made by                                  , a                        [corporation] (the “Additional Grantor”),

in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, SPX CORPORATION (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto (together with the Parent Borrower, the “Borrowers”), the Lenders, the Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”) have entered into a Credit Agreement, dated as of September 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of September 21, 2007 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 2-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.             Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:

Name:

Title:

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

Annex 2-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

EXHIBIT B

[FORM OF]

CLOSING CERTIFICATE

I, the undersigned, do hereby certify that I am the duly elected and qualified [President/Executive Vice President/Chief Financial Officer] of [Name of Loan Party], a [corporation] organized and existing under the laws of [the State of]                                  (the “Company”) and do hereby certify on behalf of the Company that:

1.             This Certificate is furnished pursuant to the Credit Agreement, dated as of September 20, 2007, among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.             The following named individuals are elected or appointed officers of the Company, each holds the office of the Company set forth opposite his name and each such officer is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party. The signature written opposite the name and title of each such officer is his/her genuine signature.

Name(1)	Office	Signature

3.             Attached hereto as Exhibit A is a true, complete and certified copy of the Certificate of [Incorporation] [Formation] of the Company as in effect on the date hereof and as filed in the Office of the Secretary of State of [the State of]                        , together with all amendments thereto adopted through the date hereof.

4.             Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [limited liability company agreement], together with all amendments thereto, of the Company which [were] [was] duly adopted and [are] [is] in full force and effect on the date hereof.

5.             Attached hereto as Exhibit C is a true and correct copy of resolutions approving the execution, delivery and performance of the Credit Agreement and the other Loan Documents relating thereto, which were duly adopted on                     ,         [by unanimous written consent of the

(1)                                Include name, office and signature of each officer who will sign any Loan Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

[Board of Directors] [Managers] of the Company] [by a meeting of the [Board of Directors] [Managers] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the [Board of Directors] [Managers] of the Company which deal with the execution, delivery or performance of any of the Loan Documents to which the Company is party.

6.             On the date hereof, all of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied.

7.             On the date hereof, the representations and warranties [of each Loan Party] [of the Company](1) set forth in the Credit Agreement and in the other Loan Documents are true and correct with the same effect as though such representations and warranties had been made on the date hereof.

8.             On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof, or the issuance of any Letter of Credit or Foreign Credit Instrument to occur on the date hereof, as applicable.

9.             There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this        day of September, 2007.

[NAME OF LOAN PARTY]

By:
Name:
Title:

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

10.           [Name of Person making above certifications] is the duly elected and qualified [President/Executive Vice President/Chief Financial Officer] of the Company and the signature above is his genuine signature.

11.           The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5, 6, 7, 8 and 9 above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this        day of September, 2007.

[NAME OF LOAN PARTY]

By:
Name:
Title:

(1)                                The Parent Borrower brings down the representations and warranties for each Loan Party, and each other Loan Party brings down the representations and warranties made by it.

EXHIBIT C

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Parent Borrower:	SPX Corporation

4.                                       Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                       Credit Agreement:       Credit Agreement, dated as of September 20, 2007 by and among SPX Corporation, a Delaware corporation (as the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time party thereto (the “Foreign Subsidiary Borrowers” and together with the Parent Borrower, the “Borrowers”) the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent

6.                                       Assigned Interest:

Assignor[s](1)	Assignee[s](2)	Facility Assigned(3)	Aggregate Amount of Commitment/Loans for all Lenders(4)		Amount of Commitmen t/Loans Assigned		Percentage Assigned of Commitment/ Loans(5)
		_______________	$	_____________	$	_____________	_______________	%
		_______________	$	_____________	$	_____________	_______________	%
		_______________	$	_____________	$	_____________	_______________	%

[7.            Trade Date:                             ](6)

Effective Date:                         , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

(1)           List each Assignor, as appropriate.

(2)           List each Assignee, as appropriate.

(3)           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Loan Commitment”, etc.).

(4)           Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(5)           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(6)           To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

By:
Title:

[Consented to and](1) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:](2)

By:
Title:

(1)           To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(2)           To be added only if the consent of the Parent Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender, etc.) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

1.1.                              Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                              Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.4(b)(iv) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.4(b)(ii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

[FORM OF]
CERTIFICATE RE NON-BANK STATUS

Reference is made to that certain Credit Agreement dated as of September 20, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto, the financial institutions listed therein as Lenders, Bank of America, N.A., as Administrative Agent, Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent and the other agents party thereto. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [Name of Non-U.S. Person] (the “Lender”) is providing this certificate pursuant to subsection 2.19(e)(B) of the Credit Agreement. The Lender hereby represents and warrants that:

(i)                                   The Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate and it shall remain the sole beneficial owner of the Notes at all times during which it is the record holder of such Note.

(ii)                                The Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Lender represents and warrants that:

(a)                                  the Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)                                 the Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

(iii)                               The Lender meets all of the requirements under Code Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of Taxes on interest payments made to it under the Credit Agreement (i.e., no Borrower will be required to withhold any amounts under U.S. tax law with respect to such interest payments), including without limitation that it is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) or the Code) of the Parent Borrower and is not a controlled foreign corporation related to the Parent Borrower (within the meaning of Section 864(d)(4) of the Code).

(iv)                              The Lender shall promptly notify the Parent Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the     day of                                       ,      .

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT E

[FORM OF]
BORROWING SUBSIDIARY AGREEMENT(1)

BORROWING SUBSIDIARY AGREEMENT, dated as of                                                   20      (this “Agreement”), among [NAME OF FOREIGN SUBSIDIARY BORROWER], a                                                       (the “Subsidiary”), SPX CORPORATION, a Delaware corporation (the “Parent Borrower”), [DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”),] and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of September 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) from time to time parties thereto, the Lenders, the Administrative Agent and the Foreign Trade Facility Agent.

The parties hereto hereby agree as follows:

1.                                     Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                                     Pursuant to Section 2.23[(a)][(b)] of the Credit Agreement, the Parent Borrower hereby designates the Subsidiary as a Foreign Subsidiary Borrower in respect of the [Global Revolving Facility][Foreign Trade Facility] under the Credit Agreement.

3.                                     The Parent Borrower and the Subsidiary, jointly and severally, represent and warrant that the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof to the extent such representations and warranties relate to the Subsidiary and this Agreement.

4.                                     The Parent Borrower agrees that the guarantee of the Parent Borrower contained in the Guarantee and Collateral Agreement will apply to the obligations of the Subsidiary as a Foreign Subsidiary Borrower.

5.                                     For the avoidance of doubt, each party hereto acknowledges and agrees that (a) the Subsidiary shall not be liable for the Obligations of any other Loan Party and (b) the Obligations of the Subsidiary in respect of extensions of credit under the Credit Agreement shall not be secured by any assets of such Subsidiary.

6.                                     Upon execution of this Agreement by the Parent Borrower, the Subsidiary[, the Foreign Trade Facility Agent], the Administrative Agent and the Global Revolving Lenders, (a) the Subsidiary shall be a party to the Credit Agreement and shall be a Foreign Subsidiary Borrower and a Borrower, in each case under the [Global Revolving Facility] [Foreign Trade Facility], for all purposes thereof, and (b) the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

(1) The following agreement may be subject to adjustments that are customary for similar agreements entered into in the Foreign Subsidiary Borrower’s jurisdiction of organization or formation, provided that such adjustments are, in the reasonable opinion of counsel to such Borrower, required for the validity or enforceability of such agreement and are reasonably satisfactory to the Administrative Agent

7.                                     In the event of any inconsistency between the terms and conditions of the Credit Agreement and the terms and conditions of this Agreement, any form of [Letter of Credit] [Foreign Credit Instrument] application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the applicable [Foreign] Issuing Lender relating to any [Letter of Credit] [Foreign Credit Instrument], the terms and conditions of the Credit Agreement shall control.

8.                                     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

9.                                     This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

[SUBSIDIARY]

By:
Name:
Title:

SPX CORPORATION

By:
Name:
Title:

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH],
as Foreign Trade Facility Agent

By:
Name:
Title:]

BANKOF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Address for notices to Subsidiary:

EXHIBIT F

[FORM OF]
BORROWING SUBSIDIARY TERMINATION

BANK OF AMERICA, N.A.,

as Administrative Agent

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,

as Foreign Trade Facility Agent

]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of September 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

[The Parent Borrower hereby terminates the status and rights of                                      (the “Terminated Subsidiary Borrower”) as a Foreign Subsidiary Borrower under the Global Revolving Facility. [The Parent Borrower represents and warrants that no Letters of Credit issued for the account of the Terminated Subsidiary Borrower are outstanding as of the date hereof (other than Letters of Credit that have been cash collateralized in a manner consistent with the terms of Section 2.5(j) of the Credit Agreement), that no Loans made to the Terminated Subsidiary Borrower are outstanding as of the date hereof and that all Obligations payable by the Terminated Subsidiary Borrower in respect of interest and/or fees under the Global Revolving Facility (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Global Revolving Facility) and all LC Disbursements pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Parent Borrower acknowledges that the Terminated Subsidiary Borrower shall continue to be a Foreign Subsidiary Borrower under the Global Revolving Facility until such time as all Letters of Credit issued for the account of the Terminated Subsidiary Borrower shall have expired or terminated (or been cash collateralized in a manner consistent with the terms of Section 2.5(j) of the Credit Agreement), all Loans made to the Terminated Subsidiary Borrower shall have been prepaid and all amounts payable by the Terminated Subsidiary Borrower in respect of interest and/or fees under the Global Revolving Facility (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Global Revolving Facility) and all LC Disbursements pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to make further borrowings as a Foreign Subsidiary Borrower under the Global Revolving Facility or request further Letters of Credit.]]

[The Parent Borrower hereby terminates the status and rights of                                     (the “Terminated Subsidiary Borrower”) as a Foreign Subsidiary Borrower under the Foreign Trade Facility.

[The Parent Borrower represents and warrants that no Foreign Credit Instruments issued for the account of the Terminated Subsidiary Borrower are outstanding as of the date hereof (other than Foreign Credit Instruments that have been cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.6(o)(iv) of the Credit Agreement) and that all Obligations payable by the Terminated Subsidiary Borrower in respect of Foreign Credit Disbursements and/or fees under the Foreign Trade Facility (and, to the extent notified by the Foreign Trade Facility Agent, the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Foreign Trade Facility) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Parent Borrower acknowledges that the Terminated Subsidiary Borrower shall continue to be a Foreign Subsidiary Borrower under the Foreign Trade Facility until such time as all Foreign Credit Instruments issued for the account of the Terminated Subsidiary Borrower shall have expired or terminated (or been cash collateralized or otherwise supported in a manner consistent with the terms of Section 2.6(o)(iv) of the Credit Agreement) and all Obligations payable by the Terminated Subsidiary Borrower in respect of Foreign Credit Disbursements and/or fees under the Foreign Trade Facility (and, to the extent notified by Foreign Trade Facility Agent, the Administrative Agent or any Lender, any other amounts payable by the Terminated Subsidiary Borrower under the Foreign Trade Facility) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Subsidiary Borrower shall not have the right to request further Foreign Credit Instruments or other extensions of credit as a Foreign Subsidiary Borrower under the Foreign Trade Facility.]]

This Borrowing Subsidiary Termination shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Borrowing Subsidiary Termination may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Borrowing Subsidiary Termination by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Very truly yours,

SPX CORPORATION

By:
Title:

Acknowledged and Agreed:

[TERMINATED SUBSIDIARY BORROWER]

By:
Title:

EXHIBIT G

[FORM OF]
INCREMENTAL FACILITY ACTIVATION NOTICE

To:                              BANK OF AMERICA, N.A.,

as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement, dated as of September 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders from time to time parties thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

This notice is an Incremental Facility Activation Notice referred to in the Credit Agreement, and the Parent Borrower and each of the Lenders party hereto hereby notify you that:

1.                                       Each Lender party hereto agrees to [increase the amount of its [Domestic Revolving][Global Revolving][Foreign Credit] Commitment by $                          , such that its aggregate [Domestic Revolving][Global Revolving][Foreign Credit] Commitment is $                           ] [make an Incremental Term Loan in the amount set forth opposite such Lender’s name below under the caption “Incremental Term Loan Amount.”]

2.                                       The closing date for [such increase] [the Incremental Term Loan Facility] is                                    , 20      .

3.                                       [The Incremental Term Loan Maturity Date is                 , 20     .]

4.                                       [The proposed original issue discount, if any, for the Incremental Term Loan Facility is      %.]

[Each of the Lenders party hereto and the Parent Borrower hereby agrees that (a) the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto and (b) the Applicable Rate for this Incremental Term Loan shall be               .]

The undersigned [Chief Financial Officer][Vice President – Finance] of the Parent Borrower certifies as follows:

1.                                         I am the duly elected, qualified and acting [Chief Financial Officer][Vice President — Finance] of the Parent Borrower.

2.                                         I have reviewed and am familiar with the contents of this Incremental Facility Activation Notice.

3.                                         I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Parent Borrower during the accounting period ended                                   , 20      [insert most recent period for which financial statements

have been delivered]. Such review did not disclose the existence during or at the end of the accounting period covered by the Parent Borrower’s most recent financial statements delivered pursuant to Section 5.1(a) or (b) of the Credit Agreement, and I have no knowledge of the existence, as of the date of this Incremental Facility Activation Notice, of any Default or Event of Default, both on the date hereof and after giving pro forma effect to any Loans made pursuant to this Incremental Facility Activation Notice and the application of the proceeds therefrom.

4.                                         Attached hereto as Attachment 1 are the computations showing that after giving pro forma effect to the making of any such [increase][Incremental Term Loans], the Parent Borrower shall be in compliance with the financial covenants contained in Section 6.1 of the Credit Agreement as of the last day of the most recent period of four consecutive fiscal quarters of the Parent Borrower for which financial statements have been delivered pursuant to Section 5.1 (calculated as if such [increase in Commitments and any Loans thereunder had been made] [Incremental Term Loans had been incurred] on the first day of such period).

IN WITNESS WHEREOF, the undersigned have executed this Incremental Facility Activation Notice this                       day of                         , 20      .

Name:
Title: [Chief Financial Officer] [Vice President-Finance]

SPX CORPORATION

By:
Name:
Title:

[Amount of Commitment Increase]	[NAME OF LENDER]
[Incremental Term Loan Amount]
$	By:
Name:
Title:

CONSENTED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent

By
Name:
Title:

[Annex A to
Increased Facility Activation Notice

AMORTIZATION SCHEDULE]

Attachment 1 to
Increased Facility Activation Notice

[Set forth Compliance Calculations]

EXHIBIT H

[FORM OF]
NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT (this “New Lender Supplement”), dated                      , 200  , to the Credit Agreement, dated as of September 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders from time to time parties thereto, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and Deutsche Bank AG Deutschlandgeschäft Branch, as foreign trade facility agent (in such capacity, the “Foreign Trade Facility Agent”).

WITNESSETH:

WHEREAS, the Credit Agreement provides in Section 2.1(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Parent Borrower and the Administrative Agent [and the Foreign Trade Facility Agent](1) (which consent shall not be unreasonably withheld) by executing and delivering to the Parent Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.            The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Parent Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [a                                   Commitment of $                              ] [Incremental Term Loans of $                  ]

2.            The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without

(1) The consent of the Foreign Trade Facility Agent is required to add any new Lender under the Foreign Trade Facility.

limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(e) of the Credit Agreement.

3.            The address of the undersigned for notices for the purposes of the Credit Agreement is as follows:

4.            Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this day of
, 20 .

SPX CORPORATION

By
Name:
Title:

Accepted this day of
20 .

BANK OF AMERICA, N.A.,
as Administrative Agent

By
Name:
Title:

[DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH,
as Foreign Trade Facility Agent

By
Name:
Title:

EXHIBIT I

[FORM OF]
UTILIZATION REQUEST

From:      [Name of Borrower]

To:          Deutsche Bank AG Deutschlandgeschäft Branch

Trade Advisory

Königsallee 45-47

40212 Düsseldorf, Germany

Attn: Roland Stephan or Irmgard Kleinsteinberg

[Date]

Ladies and Gentlemen:

We refer to the Credit Agreement, dated as of September 20, 2007 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”), among SPX Corporation, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

We hereby give you notice that, pursuant to the Credit Agreement and upon the terms and subject to the conditions contained therein, we request the [issuance][amendment] of a Foreign Credit Instrument as specified below [and in substantially the form attached]:

(i)	Our reference:	[	]

(ii)	Type of Foreign Credit Instrument:(1)	[	]

(iii)	Beneficiary:*	[	]

(iv)	Obligor:	[	]

(v)	Face Amount: *	[	]

(vi)	Currency: *	[	]

(vii)	Expiry date: *	[	]

(viii)	Commercial Lifetime:*/**	[	]

(ix)	Reference to underlying transaction:	[	]

(x)	Foreign Credit Instrument deed to be delivered to:	[	]

(1) Not in case of an amendment.

**In case of any Foreign Credit Instrument that comprises more than one type of Foreign Credit Instrument the commercial lifetime for the different types to be included.

(xi)	Foreign Issuing Lender:	[	]

[In the case of an amendment:]

(xii)	Foreign Issuing Lender:	[	]

(xiii)	Reference No. of Foreign Issuing Lender:	[	]

(xiv)	Reference No. of Foreign Trade Facility Agent:	[	]

(xv)	Amendment details:	[	]

We confirm that, on and as of the date hereof, before and after giving effect to the issuance, amendment, renewal or extension, as applicable, of the Foreign Credit Instrument requested hereby, (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects and (b) no Default or Event of Default has occurred and is continuing.

[SPX CORPORATION][NAME OF FOREIGN SUBSIDIARY BORROWER]

By:
Name:
Title:

EXHIBIT J

[FORM OF]
DOMESTIC REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promise to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Loan from time to time made by the Lender to the Parent Borrower under that certain Credit Agreement dated as of September 20, 2007 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Parent Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of each Domestic Revolving Loan from the date of such Domestic Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Domestic Revolving Note is one of the Domestic Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Domestic Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Domestic Revolving Note and endorse thereon the date, amount and maturity of its Domestic Revolving Loans and payments with respect thereto.

The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Domestic Revolving Note.

THIS DOMESTIC REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT K

[FORM OF]
GLOBAL REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                                         or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Global Revolving Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement dated as of September 20, 2007 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto (together with the Parent Borrower, the “Borrowers”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each Borrower promises to pay interest on the unpaid principal amount of each Global Revolving Loan from the date of such Global Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Global Revolving Note is one of the Global Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Global Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Global Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Global Revolving Note and endorse thereon the date, amount and maturity of its Global Revolving Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Global Revolving Note.

THIS GLOBAL REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

[Foreign Subsidiary Borrower(s)]

By:
Name:
Title:

EXHIBIT L

[FORM OF]
SWINGLINE NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promises to pay to                          or registered assigns (the “Swingline Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swingline Loan from time to time made by the Swingline Lender to the Parent Borrower under that certain Credit Agreement dated as of September 20, 2007 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Swingline Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Swingline Note is the Swingline Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Swingline Loans made by the Swingline Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Swingline Lender may also attach schedules to this Swingline Note and endorse thereon the date, amount and maturity of its Swingline Loans and payments with respect thereto.

The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Swingline Note.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT M

[FORM OF]
TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Parent Borrower”), hereby promise to pay to                               or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Parent Borrower under that certain Credit Agreement dated as of September 20, 2007 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Parent Borrower, the Foreign Subsidiary Borrowers party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Parent Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of the Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of the Term Loan and payments with respect thereto.

The Parent Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term Note.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT N

[FORM OF]
COMPLIANCE CERTIFICATE

Financial Statement Date:                       , 20

To:          Bank of America, N.A., as Administrative Agent

Re:                               Credit Agreement dated as of September 20, 2007 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among SPX Corporation, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers party thereto (together with the Parent Borrower, the “Borrowers”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Deutsche Bank AG Deutschlandgeschäft Branch, as Foreign Trade Facility Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Financial Officer hereby certifies as of the date hereof that [he/she] is the                             of the Parent Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1.            Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 5.1(a) of the Credit Agreement for the fiscal year of the Parent Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.            Attached hereto as Schedule 1 are the unaudited financial statements required by Section 5.1(b) of the Credit Agreement for the fiscal quarter of the Parent Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and condition (financial or otherwise) of the Parent Borrower during the accounting period covered by the attached financial statements.

3.             A review of the activities of the Parent Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Parent Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 3.4 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.             The financial covenant analyses and calculation of Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                  , 20     .

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT O

[FORM OF]
FOREIGN ISSUING LENDER JOINDER AGREEMENT

THIS FOREIGN ISSUING LENDER JOINDER AGREEMENT (this “Agreement”) dated as of                        , 20     is among SPX CORPORATION, a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers identified on the signature pages hereto (the “Foreign Subsidiary Borrowers”), the Subsidiary Guarantors identified on the signature pages hereto (the “Subsidiary Guarantors”), [                             ] (the “New Foreign Issuing Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) party to the Credit Agreement (as hereafter defined) and DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as the Foreign Trade Facility Agent (in such capacity, the “Foreign Trade Facility Agent”).

WITNESSETH

WHEREAS the Parent Borrower, the Foreign Subsidiary Borrowers, the Lenders, the Foreign Trade Facility Agent and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.6(t) of the Credit Agreement, the Parent Borrower has the right to designate additional Foreign Issuing Lenders to provide additional Foreign Credit Instrument Issuing Commitments hereunder (an “Additional Foreign Credit Instrument Issuing Commitment”) and/or designate existing Foreign Issuing Lenders to provide an increase to its existing Foreign Credit Instrument Issuing Commitment (an “Increased Foreign Credit Instrument Issuing Commitment”); and

WHEREAS, the New Foreign Issuing Lender has agreed to provide a [$                  ] Foreign Credit Instrument Issuing Commitment under the Credit Agreement which is an [Additional Foreign Credit Instrument Issuing Commitment]  [Increased Foreign Credit Instrument Issuing Commitment] on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.             Commitment. The New Foreign Issuing Lender hereby agrees that from and after the date hereof the New Foreign Issuing Lender shall have a Foreign Credit Instrument Issuing Commitment of [$                    ] under the Credit Agreement. [The Parent Borrower, the Foreign Subsidiary Borrowers and the New Foreign Issuing Lender hereby acknowledge, agree and confirm that the New Foreign Issuing Lender shall from and after the date hereof be deemed to be a party to the Credit Agreement and a “Foreign Issuing Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Foreign Issuing Lender under the Credit Agreement and the other Loan Documents as if the New Foreign Issuing Lender had executed the Credit Agreement] [If such New Foreign Issuing Lender is already a party to the Credit Agreement, the Parent Borrower, the Foreign Subsidiary Borrowers and the New Foreign Issuing Lender hereby acknowledge, agree and confirm that the New Foreign Issuing Lender shall continue to have all of the rights and obligations of a Foreign Issuing Lender under the Credit Agreement and the other Loan Documents].

3.             Conditions Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a)           receipt by the Administrative Agent of this Agreement executed by the Parent Borrower, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the New Foreign Issuing Lender, the Foreign Trade Facility Agent and the Administrative Agent; and

(b)           receipt by the Administrative Agent of a certificate dated as of the date of the [Additional Foreign Credit Instrument Issuing Commitment]  [Increased Foreign Credit Instrument Issuing Commitment] from a Responsible Officer of the Parent Borrower, certifying that, before and after giving effect to the [Additional Foreign Credit Instrument Issuing Commitment]  [Increased Foreign Credit Instrument Issuing Commitment], (A) the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of the [Additional Foreign Credit Instrument Issuing Commitment]  [Increased Foreign Credit Instrument Issuing Commitment], except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (B) no Default or Event of Default shall have occurred and be continuing.

4.             Notices. The applicable address, facsimile number and electronic mail address of the New Foreign Issuing Lender for purposes of Section 9.1 of the Credit Agreement are as set forth in the administrative questionnaire delivered by the New Foreign Issuing Lender to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Foreign Issuing Lender in a notice to the Administrative Agent, the Foreign Trade Facility Agent and the Parent Borrower.

5.             Reaffirmation of Guarantee. Each Subsidiary Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement and (b) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor’s obligations under the Loan Documents.

6.             Schedule 1.1A. The parties hereto agree that Schedule 1.1A to the Credit Agreement is hereby deemed to be amended to reflect the [Additional Foreign Credit Instrument Issuing Commitment]  [Increased Foreign Credit Instrument Issuing Commitment] of the New Foreign Issuing Lender.

7.             Acknowledgment by Agents. Each of the Administrative Agent and the Foreign Trade Facility Agent hereby acknowledge and agree that the New Foreign Issuing Lender is reasonably acceptable to the Administrative Agent and the Foreign Trade Facility Agent.

8.             Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law).

9.             Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parent Borrower, the Foreign Subsidiary Borrowers, the Subsidiary Guarantors, the New Foreign Issuing Lender, the Foreign Trade Facility Agent and the Administrative Agent have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

SPX CORPORATION,
a Delaware corporation

By:
Name:
Title:

[FOREIGN SUBSIDIARY BORROWER(S)]

By:
Name:
Title:

[SUBSIDIARY GUARANTOR(S)]

By:
Name:
Title:

[NEW FOREIGN ISSUING LENDER]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

DEUTSCHE BANK AG DEUTSCHLANDGESCHÄFT BRANCH, as Foreign Trade Facility Agent

By:
Name:
Title:

By:
Name:
Title: